As filed with the Securities and Exchange Commission on November 3, 2004

                                                     Registration No. 333-119476


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------


                           MONMOUTH COMMUNITY BANCORP
             (Exact name of registrant as specified in its charter)

          New Jersey                           6711                    22-3757709
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)     Classification Code Number)    Identification No.)

                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                James S. Vaccaro
                Chairman of the Board and Chief Executive Officer
                           Monmouth Community Bancorp
                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

--------------------------------------------------------------------------------
          Paul T. Colella, Esq.                   Donna M. Conroy, Esq.
    Giordano, Halleran & Ciesla, P.C.         Frieri, Conroy & Lombardo, LLC
           125 Half Mile Road                       777 Walnut Avenue
              P.O. Box 190                      Cranford, New Jersey 07016
      Middletown, New Jersey 07748                    (908) 653-1441
             (732) 741-3900
--------------------------------------------------------------------------------

       Approximate date of commencement of proposed sale of the securities to the public:

 As soon as practicable after the effective date of this registration statement and satisfaction or waiver of all other conditions to the transactions described in the enclosed joint proxy statement/prospectus.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                         Calculation of Registration Fee


===============================================================================================================
   Title of each class of                       Proposed maximum      Proposed maximum
      securities to be       Amount to be      offering price per    aggregate offering         Amount of
        registered(1)       registered (2)          share(3)               price(3)        registration fee (4)
---------------------------------------------------------------------------------------------------------------
Common Stock, par              1,988,356             $23.63              $46,984,852            $5,952.44
value $0.01
---------------------------------------------------------------------------------------------------------------

Total                          1,988,356             $23.63              $46,984,852            $5,952.44
===============================================================================================================


(1) This registration statement relates to securities of the registrant issuable to holders of Allaire Community Bank common stock in connection with the agreement and plan of acquisition, dated as of June 30, 2004, between the registrant and Allaire Community Bank.

(2) Represents the maximum number of shares of the registrant's common stock, par value $.01 per share, to be issued in connection with the agreement and plan of acquisition.

(3) Estimated solely for the purpose of calculation of the registration fee, the proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the common stock of the registrant being registered hereunder are based upon, pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended, the average of the bid and asked price of the Allaire Community Bank common stock as of September 27, 2004, which is to be exchanged for the registrant's common stock pursuant to the agreement and plan of acquisition.


(4) The amount of the registration fee has been paid as follows: (a) $44.35 is being paid with this amendment no. 1 to the registration statement; and
      (b) $5,908.09 was previously paid in connection with the initial filing of the registration statement.


                            -------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

         [LOGO] Monmouth                  [LOGO] Allaire Community Bank
                Community Bancorp

               COMBINATION PROPOSED -- YOUR VOTE IS VERY IMPORTANT


      Monmouth Community Bancorp and Allaire Community Bank have agreed to combine as equals. The terms and conditions of the combination are set forth in the agreement and plan of acquisition entered into by Bancorp and Allaire as of June 30, 2004. In the combination, Bancorp will acquire all of the outstanding shares of Allaire common stock, increase the size of its board of directors to twelve directors and include on such board six members of Bancorp's current board of directors and six members of Allaire's current board of directors, and change its name to "Central Jersey Bancorp." In addition, following the consummation of the combination, it is contemplated that Monmouth Community Bank, National Association, the wholly-owned banking subsidiary of Bancorp, and Allaire will merge to form one banking entity under the name "Central Jersey Bank, National Association."

      In the combination, each share of Allaire common stock will be exchanged for one share of Bancorp common stock. It is anticipated that there will be approximately 3,849,081 shares of Bancorp common stock outstanding after the combination. Bancorp common stock is quoted on the NASDAQ SmallCap Market under the symbol "MCBK." Allaire common stock is quoted on the NASDAQ OTC Bulletin Board under the symbol "ALCY." On June 30, 2004, the reported last sale price for Bancorp common stock on the NASDAQ SmallCap Market was $19.79 per share, as adjusted to give effect to the 6 for 5 stock split effective as of July 15, 2004. See "Bancorp Stock Trading and Dividend Information," beginning on page 97.

      We cannot complete the combination unless the shareholders of Bancorp and the stockholders of Allaire approve the combination proposal. Each of us will hold a special meeting of our security holders to vote on the proposal to approve and adopt the agreement and plan of acquisition and the transactions contemplated therein. Your vote is very important. Whether or not you plan to attend your company's special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. The members of each board of directors unanimously recommend that you vote "FOR" the combination proposal. The dates, times and places of the special meetings are as follows:

------------------------------------------------------------------------------------
         BANCORP SHAREHOLDERS:                        ALLAIRE STOCKHOLDERS:

Thursday, December 16, 2004 at 9:00 a.m.    Thursday, December 9, 2004 at 10:30 a.m.
                Branches                           Breakers Hotel & Restaurant
      123 Monmouth Road (Route 71)                      1507 Ocean Avenue
   West Long Branch, New Jersey 07764             Spring Lake, New Jersey 07762
------------------------------------------------------------------------------------

      Please read this entire document carefully, including the section discussing risk factors beginning on page 37. No person has been authorized to give any information or make any representations other than those contained in this document, and, if given or made, such information or representations must not be relied upon as having been authorized by Bancorp or Allaire.

THE SECURITIES BANCORP IS OFFERING THROUGH THIS DOCUMENT ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY BANK REGULATORY AGENCY, OR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  This joint proxy statement/prospectus is dated November 5, 2004 and is first being mailed to shareholders of Bancorp and stockholders of Allaire on or about
                                November 9, 2004.

                           MONMOUTH COMMUNITY BANCORP
                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300

                          ----------------------------


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    To Be Held On Thursday, December 16, 2004


                          ----------------------------

To the Shareholders of Monmouth Community Bancorp:


      NOTICE IS HEREBY GIVEN, that a special meeting of shareholders of Monmouth Community Bancorp will be held at Branches, located at 123 Monmouth Road (Route
71), West Long Branch, New Jersey, on Thursday, December 16, 2004 at 9:00 a.m., local time, for the following purposes:

      1. To consider and vote on a proposal to approve and adopt the agreement and plan of acquisition, dated as of June 30, 2004, by and between Monmouth Community Bancorp and Allaire Community Bank, a commercial bank organized under the laws of the State of New Jersey, and the transactions contemplated therein. The agreement and plan of acquisition provides that, among other things:


            o Monmouth Community Bancorp and Allaire Community Bank will combine, as equals, in a strategic business combination;

            o each outstanding share of Allaire Community Bank common stock will be exchanged for one share of Monmouth Community Bancorp common stock;

            o the size of the board of directors of Monmouth Community Bancorp will be increased from ten to twelve directors and comprised of six members of Monmouth Community Bancorp's current board and six members of Allaire Community Bank's current board; and

            o contemporaneous with the closing of the business combination, the certificate of incorporation of Monmouth Community Bancorp will be amended to change the name of Monmouth Community Bancorp to "Central Jersey Bancorp."

      2. To transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof.


      Shareholders of record at the close of business on October 28, 2004 (i.e., the "record date"), are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.


      Whether or not you expect to attend the special meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid envelope. You may revoke your proxy either by written notice to Bancorp, attention Secretary, by submitting a new proxy dated as of a later date or in person at the special meeting. The members of the board of directors of Monmouth Community Bancorp unanimously recommend that you vote "FOR" the proposal to approve and adopt the agreement and plan of acquisition and the transactions contemplated therein.

      The accompanying joint proxy statement/prospectus contains a description of the terms and conditions of the proposed combination, a description of the business of each of Monmouth Community Bancorp and Allaire Community Bank, and certain other information, including information about your right to dissent from the combination. We urge you to read the entire document carefully, including the considerations discussed under the section captioned "Risks Related to the Combination," beginning on page 37.

                                        By: Order of the Board of Directors


                                        Anthony Giordano, III
                                        Secretary


Long Branch, New Jersey
November 9, 2004


--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING OF SHAREHOLDERS. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.
--------------------------------------------------------------------------------

                             ALLAIRE COMMUNITY BANK
                                 2200 Highway 35
                           Sea Girt, New Jersey 08750
                                 (732) 292-1600
                          ----------------------------


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    To Be Held On Thursday, December 9, 2004


                          ----------------------------

To the Stockholders of Allaire Community Bank:


      NOTICE IS HEREBY GIVEN, that a special meeting of stockholders of Allaire Community Bank will be held at 10:00 a.m., local time, at the principal offices of Allaire Community Bank, located at 2200 Highway 35, Sea Girt, New Jersey, on Thursday, December 9, 2004, which meeting will be immediately adjourned and, in order to better accommodate the stockholders, reconvened at 10:30 a.m., local time, at the Breakers Hotel & Restaurant, located at 1507 Ocean Avenue, Spring Lake, New Jersey, for the following purposes:

      1. To consider and vote on a proposal to approve and adopt the agreement and plan of acquisition, dated as of June 30, 2004, by and between Monmouth Community Bancorp and Allaire Community Bank, and the transactions contemplated therein. The agreement and plan of acquisition provides that, among other things:


            o Monmouth Community Bancorp and Allaire Community Bank will combine, as equals, in a strategic business combination;

            o each outstanding share of Allaire Community Bank common stock will be exchanged for one share of Monmouth Community Bancorp common stock;

            o the size of the board of directors of Monmouth Community Bancorp will be increased from ten to twelve directors and comprised of six members of Monmouth Community Bancorp's current board and six members of Allaire Community Bank's current board; and

            o contemporaneous with the closing of the business combination, the certificate of incorporation of Monmouth Community Bancorp will be amended to change the name of Monmouth Community Bancorp to "Central Jersey Bancorp."

      2. To transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof.


      Please be advised that the special meeting will be immediately adjourned and reconvened at 10:30 a.m., local time, at the Breakers Hotel & Restaurant, located at 1507 Ocean Avenue, Spring Lake, New Jersey. Therefore, any stockholder who is planning to attend the special meeting in person should be present at the adjourned meeting to be held 10:30 a.m., local time, at the Breakers Hotel & Restaurant on December 9, 2004.

      Stockholders of record at the close of business on November 4, 2004 (i.e., the "record date"), are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

      Whether or not you expect to attend the special meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid envelope. You may revoke your proxy either by written notice to Allaire Community Bank, Attention: Secretary, by submitting a new proxy dated as of a later date or in person at the special meeting. The members of the board of directors of Allaire Community Bank unanimously recommend that you vote "FOR" the proposal to approve and adopt the agreement and plan of acquisition and the transactions contemplated therein.

      The accompanying joint proxy statement/prospectus contains a description of the terms and conditions of the proposed combination, a description of the business of each of Allaire Community Bank and Monmouth Community Bancorp, and certain other information, including information about your right to dissent from the combination. We urge you to read the entire document carefully, including the considerations discussed under the section captioned "Risks Related to the Combination," beginning on page 37.

                                        By:  Order of the Board of Directors

                                        Robert S. Vuono
                                        Secretary


Sea Girt, New Jersey
November 9, 2004


--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE VOTING PROCEDURES FOR
    THE SPECIAL MEETINGS....................................................................1

SUMMARY.....................................................................................4

SELECTED CONSOLIDATED FINANCIAL DATA OF MONMOUTH
    COMMUNITY BANCORP .....................................................................20

SELECTED CONSOLIDATED FINANCIAL DATA OF ALLAIRE
    COMMUNITY BANK.........................................................................22

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
    FINANCIAL STATEMENTS ..................................................................24

COMPARATIVE PER SHARE DATA.................................................................35

RISKS RELATED TO THE COMBINATION...........................................................37

    Because the Market Price of Bancorp Common Stock May Fluctuate,
         You Cannot Be Sure of the Value of the Consideration That
         You Will Receive..................................................................37

    Bancorp May Fail to Realize the Anticipated Benefits of the Combination................37

    The Percentage Ownership in the Combined Organization of a Bancorp
         Shareholder and Allaire Stockholder Will Be Less Than the Percentage
         Ownership Interest of the Bancorp Shareholder in Bancorp and the Allaire
         Stockholder in Allaire............................................................38

    Future Results of the Combined Organization May Differ Significantly From the
         Pro Forma Financial Statements Included Elsewhere Herein..........................38

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................................39

THE MONMOUTH COMMUNITY BANCORP SPECIAL MEETING.............................................40

THE ALLAIRE COMMUNITY BANK SPECIAL MEETING.................................................42

INFORMATION ABOUT THE COMPANIES............................................................44

THE PROPOSED COMBINATION FOR CONSIDERATION AND VOTE BY
    BANCORP SHAREHOLDERS AND ALLAIRE STOCKHOLDERS..........................................47

    General ...............................................................................47
    Background of the Combination..........................................................47
    Recommendation of Allaire's Board of Directors and
        Reasons for the Combination........................................................53

    Opinion of Allaire's Financial Advisor.................................................53
    Recommendation of Bancorp's Board of Directors and
        Reasons for the Combination........................................................60
    Opinion of Bancorp's Financial Advisor.................................................60
    Consideration for the Combination......................................................69
    Procedure for the Exchange of Shares and the Certificates Representing the Shares......69
    Treatment of Allaire Stock Options.....................................................71
    Employee Matters.......................................................................71
    Interests of Directors and Officers in the Combination.................................71
    Governance of Combined Organization....................................................74
    Conduct of Business Pending the Combination............................................82
    Bancorp Stock Split....................................................................83
    Representations and Warranties.........................................................83
    Conditions to the Combination..........................................................84
    Regulatory Approvals Required for the Combination......................................85
    No Solicitation........................................................................87
    Termination; Amendment; Waiver.........................................................87
    Name of Organization After the Combination.............................................88
    Effects of the Combination.............................................................88
    Effective Date of the Combination......................................................89
    Public Trading Markets.................................................................89
    Fees and Expenses......................................................................89
    Material Federal Income Tax Consequences of the Combination............................90
    Resale of Bancorp Common Stock.........................................................92
    Accounting Treatment...................................................................92
    Dissenters' Rights of Bancorp Shareholders and Allaire Stockholders....................92
    Allaire Stock Trading and Dividend Information.........................................96
    Bancorp Stock Trading and Dividend Information.........................................97
    Comparison of Bancorp Shareholders' and Allaire Stockholders' Rights...................99
    Description of Capital Stock of Bancorp...............................................102

MANAGEMENT'S DISCUSSION AND ANALYSIS
    OR PLAN OF OPERATION OF BANCORP.......................................................103

    Critical Accounting Policies..........................................................103
    Overview..............................................................................104
    Results of Operations.................................................................105
    Financial Condition...................................................................115
    Liquidity and Capital Resources.......................................................127
    Guaranteed Preferred Beneficial Interest in Bancorp's
        Subordinated Debt.................................................................130
    Impact of Inflation...................................................................131
    Recent Accounting Pronouncements......................................................131

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
    CONDITION AND RESULTS OF OPERATION OF ALLAIRE.........................................132

    Critical Accounting Policies and Estimates............................................132
    Overview..............................................................................133

    Results of Operations.................................................................134
    Financial Condition...................................................................145
    Asset Quality.........................................................................150
    Liquidity and Capital Resources.......................................................153
    Interest Rate Sensitivity.............................................................155
    Commitments and Contingencies.........................................................157

ALLAIRE QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT
    MARKET RISK...........................................................................158

BUSINESS OF BANCORP.......................................................................159

    Business Strategy.....................................................................159
    Market Area...........................................................................160
    Services Offered......................................................................160
    Competition...........................................................................162
    Employees.............................................................................162
    Bancorp Operations....................................................................163
    Impact of Monetary Policies...........................................................163
    Description of Property...............................................................163
    Legal Proceedings ....................................................................165

BUSINESS OF ALLAIRE.......................................................................166

    Lending...............................................................................167
    Commercial and Construction Loans.....................................................167
    Installment and Consumer Loans........................................................168
    Investment Portfolio..................................................................168
    Deposits and Other Sources of Funds...................................................169
    Competition...........................................................................169
    Employees.............................................................................170
    Properties............................................................................170
    Legal Proceedings ....................................................................171

EXECUTIVE COMPENSATION OF MANAGEMENT OF CENTRAL JERSEY
    BANCORP...............................................................................172

    Executive Compensation of Current Bancorp Executive Officers who will be
        Executive Officers of Central Jersey Bancorp......................................172
    Option Grants by Bancorp in the Last Fiscal Year......................................173
    Year End Bancorp Option Values........................................................173
    Bancorp Directors' Compensation.......................................................174
    Certain Relationships and Related Party Transactions with Respect to Bancorp..........174
    Executive Compensation of Current Allaire Executive Officers who will be
        Executive Officers of Central Jersey Bancorp......................................176
    Compensation of Allaire Directors.....................................................177
    Certain Relationships and Related Party Transactions of Allaire.......................177

GOVERNMENT REGULATION.....................................................................178

PRINCIPAL SHAREHOLDERS OF BANCORP.........................................................187

    Security Ownership of Management of Bancorp...........................................187
    5% Shareholders of Bancorp............................................................190

PRINCIPAL STOCKHOLDERS OF ALLAIRE.........................................................192

LEGAL MATTERS.............................................................................194

EXPERTS...................................................................................194

WHERE YOU CAN FIND ADDITIONAL INFORMATION.................................................194

INDEX TO FINANCIAL STATEMENTS.............................................................F-1

                                   APPENDICES

A - AGREEMENT AND PLAN OF ACQUISITION DATED AS OF JUNE 30, 2004..............A-1

B - FAIRNESS OPINION OF JANNEY MONTGOMERY SCOTT LLC..........................B-1

C - FAIRNESS OPINION OF SANDLER O'NEILL & PARTNERS, L.P......................C-1

D - SECTIONS 14A:11-1 THROUGH 14A:11-11 OF THE NEW JERSEY BUSINESS
    CORPORATION ACT, "RIGHTS OF DISSENTING BANCORP SHAREHOLDERS".............D-1

E - SECTIONS 17:9A-360 THROUGH 17:9A-369 OF THE NEW JERSEY
    BANKING ACT OF 1948, AS AMENDED, "RIGHTS OF DISSENTING
    ALLAIRE STOCKHOLDERS"....................................................E-1

F - FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
    OF CENTRAL JERSEY BANCORP................................................F-1

G - FORM OF AMENDED AND RESTATED BY-LAWS OF CENTRAL JERSEY
    BANCORP..................................................................G-1

                              QUESTIONS AND ANSWERS
              ABOUT THE VOTING PROCEDURES FOR THE SPECIAL MEETINGS

Q:    WHAT DO I NEED TO DO NOW?


A: After you have carefully read this document, indicate on your proxy card how you want your shares to be voted, then sign and mail it in the enclosed, postage-paid envelope as soon as possible so that your shares may be represented and voted at the Bancorp special meeting or the Allaire special meeting, as the case may be. If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy card as a vote in favor of the proposal to approve and adopt the agreement and plan of acquisition and the transactions contemplated therein.


Q:    WHY IS MY VOTE IMPORTANT?

A: If you do not return your proxy card at or prior to the special meeting at which you are entitled to vote, it will be more difficult for Bancorp or Allaire, as the case may be, to obtain sufficient shareholder or stockholder representation to hold its special meeting. The combination must be approved by the holders of a majority of the outstanding shares of Bancorp common stock voted at the Bancorp special meeting, provided that a majority of the outstanding shares of Bancorp common stock entitled to vote at the Bancorp special meeting is present, in person or by proxy, and by the holders of two-thirds of the outstanding shares of Allaire common stock entitled to vote at the Allaire special meeting.

Q:    HOW DO I VOTE?

A: You can vote by mail. For this method you will need to complete, sign, date and return your proxy card in the postage prepaid envelope provided. You can also vote in person at your company's special meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker cannot vote on the combination proposal on your behalf without specific instructions from you. Your broker will vote your shares on the combination proposal only if you provide instructions on how to vote. You should follow the directions provided by your broker.

Q:    WHAT IF I FAIL TO INSTRUCT MY BROKER?

A: If you fail to instruct your broker how to vote your shares on the combination proposal and the broker submits an unvoted proxy, the resulting broker "non-vote" will be counted toward a quorum at your company's special meeting, but it will not be counted as a vote for or against the combination proposal.

Q:    I OWN SHARES OF BOTH ALLAIRE AND BANCORP. SHOULD I ONLY VOTE ONCE?


A: No. If you own shares of both companies, you will receive separate proxy cards: the blue proxy card is for the Allaire special meeting; the white proxy card is for the Bancorp special meeting. It is important that you vote at both meetings, so please complete, sign, date and return both cards as instructed.


Q:    CAN I ATTEND THE SPECIAL MEETING AND VOTE MY SHARES IN PERSON?

A: Yes. All shareholders and stockholders are invited to attend their company's special meeting. Shareholders and stockholders of record can vote in person at the special meeting at which they are entitled to vote. If a broker holds your shares in street name, then you are not the shareholder or stockholder of record and you must ask your broker how you can vote at the special meeting in person.


Q: IF I WANT TO ATTEND THE ALLAIRE SPECIAL MEETING, SHOULD I GO TO ALLAIRE'S PRINCIPAL OFFICES, LOCATED AT 2200 HIGHWAY 35, SEA GIRT, NEW JERSEY, AT 10:00 A.M. ON THURSDAY, DECEMBER 9, 2004?

A: No. In order for Allaire to comply with applicable state banking regulations, it must initially hold the special meeting at a branch office or in a municipality where it conducts business. However, if you wish to attend the special meeting, you should be present at the adjourned special meeting to be held 10:30 a.m., local time, at the Breakers Hotel & Restaurant, located at 1507 Ocean Avenue, Spring Lake, New Jersey, on Thursday, December 9, 2004.


Q:    CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. If you have not voted through your broker, there are three ways for you to revoke your proxy and change your vote.

            o First, you may send written notice to the secretary of your company stating that you would like to revoke your proxy.

            o     Second, you may complete and submit a new proxy card.

            o Third, you may vote in person at your company's special meeting.

      If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change your vote. Your last vote will be the vote that is counted.

Q: I AM AN ALLAIRE STOCKHOLDER. SHOULD I SEND IN MY ALLAIRE STOCK CERTIFICATES NOW?

A: No. You should not send in your stock certificates at this time. We will separately send you materials with instructions for exchanging your Allaire stock certificates for Central Jersey Bancorp stock certificates after the combination is consummated.

Q: I AM A BANCORP SHAREHOLDER. DO I NEED TO DO ANYTHING WITH MY BANCORP STOCK CERTIFICATES?

A: No. Bancorp shareholders will not exchange their certificates in the combination. The certificates currently representing shares of Bancorp common stock will represent an equal number of shares of Central Jersey Bancorp common stock after the combination.

Q:    WHEN DO YOU EXPECT TO COMBINE?

A: We are working toward completing the combination as quickly as possible. We expect to complete the combination by year end 2004. However, we cannot assure you when or if the combination will occur. We must first obtain the approvals of the shareholders of Bancorp and the stockholders of Allaire, as well as all necessary regulatory approvals.


Q: WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS DOCUMENT?


A: Bancorp shareholders should call James S. Vaccaro at (732) 571-1300 with questions or to obtain additional copies of this document. Allaire stockholders should call Carl F. Chirico at (732) 292-1600 with questions or to obtain additional copies of this document.

                                     SUMMARY

      This is a summary of certain information contained in this document regarding the proposed combination of Monmouth Community Bancorp and Allaire Community Bank and the special meetings to vote on the proposal to approve and adopt the agreement and plan of acquisition and the transactions contemplated therein. This summary does not contain all of the information that may be important to you. We urge you to carefully read the entire document, including the Appendices, before deciding how to vote.

                           THE BANCORP SPECIAL MEETING


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Date, Time and Place                    Bancorp  will hold its special  meeting of  shareholders
                                        on  Thursday,  December 16,  2004,  at 9:00 a.m.,  local
                                        time,  at Branches,  123 Monmouth Road  (Route 71), West
                                        Long Branch, New Jersey.
-------------------------------------------------------------------------------------------------
Record Date                             October 28, 2004
-------------------------------------------------------------------------------------------------
Shares Entitled to Vote                 1,860,725   shares  of   Bancorp   common   stock   were
                                        outstanding  on the record date and  entitled to vote at
                                        the Bancorp special meeting.
-------------------------------------------------------------------------------------------------
Purpose of the Special Meeting          To  consider  and vote on the  proposal  to approve  and
                                        adopt the  agreement and plan of  acquisition,  dated as
                                        of June 30,  2004,  by and  between  Bancorp and Allaire
                                        and   the   transactions   contemplated   therein.   The
                                        agreement and plan of acquisition  provides that,  among
                                        other things:  (a) Bancorp and Allaire will combine,  as
                                        equals, in a strategic  business  combination;  (b) each
                                        outstanding  share  of  Allaire  common  stock  will  be
                                        exchanged  for one share of Bancorp  common  stock;  (c)
                                        the size of the board of  directors  of Bancorp  will be
                                        increased from ten to twelve  directors and comprised of
                                        six members of Bancorp's  current  board and six members
                                        of  Allaire's  current  board;  and (d)  contemporaneous
                                        with  the  closing  of  the  business  combination,  the
                                        certificate of  incorporation of Bancorp will be amended
                                        to change Bancorp's name to "Central Jersey Bancorp."
-------------------------------------------------------------------------------------------------
Vote Required                           A  majority  of  the  shares  of  Bancorp  common  stock
                                        present,  in person or by proxy,  at the Bancorp special
                                        meeting  must  be  voted  in  favor  of the  combination
                                        proposal  for  it to be  approved.  A  majority  of  the
                                        outstanding  shares of  Bancorp  common  stock as of the
                                        record  date is  required  to be present in person or by
                                        proxy at the Bancorp  special  meeting in order for such
                                        special
-------------------------------------------------------------------------------------------------

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                                        meeting to be legally held.

                                        As of the  record  date,  the  directors  and  executive
                                        officers  of Bancorp and their  affiliates  beneficially
                                        owned  577,968  shares,  or  approximately  31%  of  the
                                        outstanding  shares,  of Bancorp  common stock,  and all
                                        such  persons  have  indicated  their  intention to vote
                                        their shares in favor of the combination proposal.

                                        As an  inducement  and  condition  for  Allaire to enter
                                        into  the  agreement  and plan of  acquisition,  each of
                                        Bancorp's   directors   and  certain  of  its  executive
                                        officers have agreed to vote their Bancorp  common stock
                                        in favor of the combination proposal.
-------------------------------------------------------------------------------------------------
The Bancorp Board Recommends You Vote   Bancorp's   directors  have  unanimously   approved  the
in Favor of the Combination Proposal    agreement and plan of acquisition  and the  transactions
                                        contemplated  therein  and  unanimously  recommend  that
                                        Bancorp   shareholders   vote   "FOR"  the   combination
                                        proposal.
-------------------------------------------------------------------------------------------------

                           THE ALLAIRE SPECIAL MEETING

-------------------------------------------------------------------------------------------------
Date, Time and Place                    In  order  to  comply  with  applicable   state  banking
                                        regulations,  Allaire  will  initially  hold its special
                                        meeting of stockholders  on Thursday,  December 9, 2004,
                                        at 10:00 a.m.,  local time, at the principal  offices of
                                        Allaire,  located  at 2200  Highway  35,  Sea Girt,  New
                                        Jersey. To better  accommodate  Allaire's  stockholders,
                                        the special  meeting will be  immediately  adjourned and
                                        reconvened  at 10:30 a.m.,  local time,  at the Breakers
                                        Hotel  &  Restaurant,  located  at  1507  Ocean  Avenue,
                                        Spring Lake,  New Jersey.  If you plan on attending  the
                                        special  meeting in person,  please go  directly  to the
                                        adjourned meeting at the Breakers Hotel.
-------------------------------------------------------------------------------------------------
Record Date                             November 4, 2004
-------------------------------------------------------------------------------------------------
Shares Entitled to Vote                 1,988,356   shares  of   Allaire   common   stock   were
                                        outstanding  on the record date and  entitled to vote at
                                        the Allaire special meeting.
-------------------------------------------------------------------------------------------------
Purpose of the Special Meeting          To  consider  and vote on the  proposal  to approve  and
                                        adopt the  agreement and plan of  acquisition,  dated as
                                        of June 30,  2004,  by and  between  Bancorp and Allaire
                                        and   the   transactions   contemplated   therein.   The
                                        agreement and
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                        plan of acquisition  provides that,  among other things:
                                        (a) Bancorp and Allaire will  combine,  as equals,  in a
                                        strategic  business  combination;  (b) each  outstanding
                                        share of Allaire  common stock will be exchanged for one
                                        share of Bancorp common stock; (c) the size of the board
                                        of directors  of Bancorp  will be increased  from ten to
                                        twelve   directors  and  comprised  of  six  members  of
                                        Bancorp's  current  board and six  members of  Allaire's
                                        current board; and (d) contemporaneous  with the closing
                                        of  the  business   combination,   the   certificate  of
                                        incorporation  of  Bancorp  will be  amended  to  change
                                        Bancorp's name to "Central Jersey Bancorp."
-------------------------------------------------------------------------------------------------
Vote Required                           Two-thirds of the  outstanding  shares of Allaire common
                                        stock entitled to vote on the combination  proposal must
                                        be voted in favor of the combination  proposal for it to
                                        be approved.

                                        As of the  record  date,  the  directors  and  executive
                                        officers  of Allaire and their  affiliates  beneficially
                                        owned  217,490  shares,  or  approximately  11%  of  the
                                        outstanding  shares,  of Allaire  common stock,  and all
                                        such  persons  have  indicated  their  intention to vote
                                        their shares in favor of the combination proposal.

                                        As an  inducement  and  condition  for  Bancorp to enter
                                        into  the  agreement  and plan of  acquisition,  each of
                                        Allaire's   directors   and  certain  of  its  executive
                                        officers have agreed to vote their Allaire  common stock
                                        in favor of the combination proposal.
-------------------------------------------------------------------------------------------------
The Allaire Board Recommends You Vote   Allaire's   directors  have  unanimously   approved  the
in Favor of the Combination Proposal    agreement and plan of acquisition  and the  transactions
                                        contemplated  therein  and  unanimously  recommend  that
                                        Allaire   stockholders   vote   "FOR"  the   combination
                                        proposal.
-------------------------------------------------------------------------------------------------

                                  THE COMPANIES


-------------------------------------------------------------------------------------------------
Bancorp                                 Monmouth Community  Bancorp,  a New Jersey  corporation,
                                        is the  bank  holding  company  for  Monmouth  Community
                                        Bank,  National  Association.  Monmouth  Community  Bank
                                        provides a full range of banking  services to individual
                                        and  business  customers  located  primarily  in coastal
                                        Monmouth  County,  New Jersey.  Monmouth  Community Bank
                                        has six full-service  branch facilities  located in Long
                                        Branch,  Spring Lake Heights,  Little  Silver,  Neptune,
                                        Neptune City and Ocean Grove,  New Jersey.  In addition,
                                        Monmouth  Community Bank  anticipates  opening a seventh
                                        branch  in  Long  Branch,  New  Jersey,  in the  fall of
                                        2004.  Monmouth  Community  Bank's  deposits are insured
                                        by  the  Federal  Deposit  Insurance   Corporation.   At
                                        September  30,  2004,  Bancorp  had  $251.6  million  in
                                        consolidated total assets.

                                        Bancorp's  principal  executive  offices  are located at
                                        627  Second  Avenue,  Long  Branch,  New  Jersey  07740.
                                        Bancorp's telephone number is (732) 571-1300.
-------------------------------------------------------------------------------------------------
Allaire                                 Allaire  Community  Bank,  a commercial  bank  organized
                                        under the laws of the State of New  Jersey,  is  engaged
                                        in  the  business  of  commercial  and  retail  banking.
                                        Allaire  offers  a wide  range  of  services,  including
                                        demand,  savings and time  deposits and  commercial  and
                                        consumer/installment   loans   to   individuals,   small
                                        businesses and not-for-profit  organizations principally
                                        in  Monmouth  County  and  Ocean  County,   New  Jersey.
                                        Allaire  has  seven   full-service   branch   facilities
                                        located in Wall Township,  Sea Girt, Manasquan,  Neptune
                                        City,  Point  Pleasant,  Bradley  Beach and Belmar,  New
                                        Jersey.   Allaire's   deposits   are   insured   up   to
                                        applicable   legal   limits  by  the   Federal   Deposit
                                        Insurance  Corporation.  At September 30, 2004,  Allaire
                                        had $206.2 million in consolidated total assets.

                                        Allaire's  principal  executive  offices  are located at
                                        2200 Highway 35, Sea Girt,  New Jersey 08750.  Allaire's
                                        telephone number is (732) 292-1600.
-------------------------------------------------------------------------------------------------

                                 THE COMBINATION


-------------------------------------------------------------------------------------------------
General Description                     Bancorp  and  Allaire  will  combine,  as  equals,  in a
                                        strategic  business  combination.   Each  share  of  the
                                        common   stock  of  Allaire   issued   and   outstanding
                                        immediately  prior to the combination shall be exchanged
                                        for the right to  receive  one share of  Bancorp  common
                                        stock.   Contemporaneous   with  the   closing   of  the
                                        combination,  the  size of the  board  of  directors  of
                                        Bancorp  will  be  increased  to  twelve  directors  and
                                        comprised of six members of Bancorp's  current board and
                                        six  members of  Allaire's  current  board,  and Bancorp
                                        will amend its  certificate of  incorporation  to change
                                        its name to  "Central  Jersey  Bancorp."  Following  the
                                        consummation of the combination,  it is the intention of
                                        Bancorp and Allaire  that  Monmouth  Community  Bank and
                                        Allaire will merge to form one banking  entity under the
                                        name "Central Jersey Bank, National Association."
-------------------------------------------------------------------------------------------------
Reasons for the Combination             Bancorp  and  Allaire   recognized   in  each  other  an
                                        opportunity   to  enter   into  a   strategic   business
                                        combination  with  a  local  banking  organization  with
                                        complimentary  values as well as a similar  culture  and
                                        business model.  Separately,  the boards of directors of
                                        Bancorp  and  Allaire  believe  that  such  a  strategic
                                        combination is fair to their  respective  equity holders
                                        and that the combined  entity will be better  positioned
                                        to serve their  depositors  and borrowers and to achieve
                                        future  success  than  if  each  organization   remained
                                        independent.

-------------------------------------------------------------------------------------------------
Consideration Payable to Allaire        Each  outstanding  share of Allaire  common stock (other
Stockholders                            than dissenting  shares and shares held in treasury,  if
                                        any, by  Allaire)  shall be  exchanged  for the right to
                                        receive one share of Bancorp  common  stock.  Because of
                                        the one-for-one  exchange ratio, no fractional shares of
                                        Bancorp common stock will result from the exchange.

                                        ALLAIRE  STOCKHOLDERS  SHOULD  NOT SEND IN  THEIR  STOCK
                                        CERTIFICATES   UNTIL  THEY  RECEIVE   INSTRUCTIONS  FROM
                                        BANCORP'S TRANSFER AGENT.
-------------------------------------------------------------------------------------------------
Opinion of Allaire's Financial          Janney  Montgomery  Scott,  LLC,   Allaire's   financial
Advisor                                 advisor,  issued  its  opinion  orally and in writing on
                                        June 30, 2004, to Allaire's  board of directors that, as
                                        of June 30,  2004,  and based  upon and  subject  to the
                                        matters  stated in its opinion,  from a financial  point
                                        of view, the  consideration to be paid by Bancorp in the
                                        combination
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                        with Allaire was fair to Allaire.

                                        A copy of the full text of Janney's opinion,  dated June
                                        30, 2004, which discusses the assumptions made,  factors
                                        considered and  limitations  upon the review  undertaken
                                        by Janney in  rendering  its  opinion,  is  included  as
                                        Appendix  B to this  document.  For  information  on how
                                        Janney  arrived at its opinion,  see page 53. Holders of
                                        Allaire  common stock are  encouraged to carefully  read
                                        Janney's  opinion in its entirety.  Janney  provided its
                                        opinion for the  information and assistance of Allaire's
                                        board of directors in connection with its  consideration
                                        of the  combination.  Janney's  opinion is not  intended
                                        to be and does not  constitute a  recommendation  to any
                                        holder of  Allaire  common  stock as to how such  holder
                                        should vote in connection with the combination.

                                        Pursuant to an  engagement  letter  between  Allaire and
                                        Janney,  Allaire agreed to pay Janney an advisory fee in
                                        the amount of  $100,000,  of which  $75,000  was paid to
                                        Janney at the time of the signing of the  agreement  and
                                        plan of  acquisition.  $25,000  of the  advisory  fee is
                                        payable upon completion of the combination.
-------------------------------------------------------------------------------------------------
Opinion of Bancorp's Financial          Sandler O' Neill & Partners,  L.P.,  Bancorp's financial
Advisor                                 advisor,  rendered its opinion  orally on June 30, 2004,
                                        subsequently  confirmed in writing,  to Bancorp's  board
                                        of directors  that, as of June 30, 2004,  and based upon
                                        and subject to the matters  stated in its opinion,  from
                                        a financial  point of view the  exchange  ratio was fair
                                        to Bancorp.

                                        A copy of the full text of Sandler  O' Neill's  opinion,
                                        dated June 30, 2004,  which  discusses  the  assumptions
                                        made,   factors  considered  and  limitations  upon  the
                                        review  undertaken  by Sandler  O'Neill in rendering its
                                        opinion,  is included  as  Appendix C to this  document.
                                        For  information  on how Sandler O' Neill arrived at its
                                        opinion,  see page 60.  Holders of Bancorp  common stock
                                        are  encouraged  to  carefully  read  Sandler O' Neill's
                                        opinion in its entirety.  Sandler O' Neill  provided its
                                        opinion for the  information and assistance of Bancorp's
                                        board of directors in connection with its  consideration
                                        of the  combination.  Sandler O' Neill's  opinion is not
                                        intended to be and does not constitute a  recommendation
                                        to any  holder of  Bancorp  common  stock as to how such
                                        holder should vote in connection with the combination.
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                        Pursuant to an  engagement  letter  between  Bancorp and
                                        Sandler  O'  Neill,  Bancorp  agreed to pay  Sandler  O'
                                        Neill a  transaction  fee in the amount of $100,000,  of
                                        which $75,000 was paid to Sandler  O'Neill in connection
                                        with  the  issuance  of  its  opinion.  $25,000  of  the
                                        transaction  fee  is  payable  upon  completion  of  the
                                        combination.
-------------------------------------------------------------------------------------------------
Dissenters' Rights for Bancorp          Under the New Jersey Business  Corporation  Act, holders
Shareholders                            of Bancorp  common  stock have the right to dissent from
                                        the  combination  and be paid  the  fair  value of their
                                        shares of Bancorp  common  stock.  To exercise the right
                                        to dissent from the combination,  a Bancorp  shareholder
                                        must not  vote  for the  approval  and  adoption  of the
                                        combination  proposal and must strictly  comply with all
                                        of  the  applicable   provisions  of  Sections  14A:11-1
                                        through   14A:11-11   of   the   New   Jersey   Business
                                        Corporation Act.

                                        We have  included a copy of  Sections  14A:11-1  through
                                        14A:11-11 of the New Jersey Business  Corporation Act as
                                        Appendix D to this document.
-------------------------------------------------------------------------------------------------
Dissenters' Rights for Allaire          Under The New Jersey  Banking  Act of 1948,  as amended,
Stockholders                            holders  of  Allaire  common  stock  have  the  right to
                                        dissent from the  combination and be paid the fair value
                                        of their  shares of Allaire  common  stock.  To exercise
                                        the right to dissent,  an Allaire  stockholder  must not
                                        vote for the approval  and  adoption of the  combination
                                        proposal  and  must  strictly  comply  with  all  of the
                                        applicable  provisions  of  Sections  17:9A-360  through
                                        17:9A-369  of The New  Jersey  Banking  Act of 1948,  as
                                        amended.

                                        We have  included a copy of Sections  17:9A-360  through
                                        17:9A-369  of The New  Jersey  Banking  Act of 1948,  as
                                        amended, as Appendix E to this document.
-------------------------------------------------------------------------------------------------
Material Federal Income Tax             Bancorp and Allaire have received an opinion of
Consequences of the Combination         corporate counsel to Bancorp, rendered on the basis of
                                        facts, representations of facts, covenants and
                                        assumptions set forth or referred to in such opinion,
                                        which such counsel has assumed to be consistent with
                                        those existing at the time the combination takes place,
                                        that the combination will be treated for United States
                                        federal income tax purposes as a "reorganization"
                                        within the meaning of Section 368(a) of the Internal
                                        Revenue Code of 1986, as amended.  If the combination
                                        is treated in this manner:

                                            o   no gain or loss will be recognized by Bancorp
                                                or
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                Allaire as a result of the combination;

                                            o   no gain or loss will be recognized by a
                                                stockholder of Allaire who exchanges all of
                                                his, her or its shares of Allaire common stock
                                                solely for shares of Bancorp common stock;

                                            o   the aggregate tax basis of the shares of the
                                                Bancorp common stock received by holders of
                                                Allaire common stock who exchange all of their
                                                Allaire common stock for shares of Bancorp
                                                common stock in the combination will be the
                                                same as the aggregate tax basis of the shares
                                                of Allaire common stock surrendered in exchange
                                                therefor;

                                            o   the holding period of the shares of Bancorp
                                                common stock received by an Allaire stockholder
                                                generally will include the holding period of
                                                the shares of Allaire common stock surrendered
                                                in exchange therefor;

                                            o   each dissenting Allaire stockholder receiving
                                                cash in exchange for his, her or its Allaire
                                                common stock will be treated as if he, she or
                                                it received such cash in redemption of his, her
                                                or its Allaire common stock, subject to the
                                                provisions of Section 302(b) of the Internal
                                                Revenue Code of 1986, as amended; the amount of
                                                such Allaire stockholder's recognized gain or
                                                loss will be the difference, if any, between
                                                (a) the amount of cash so received and (b) such
                                                stockholder's tax basis in the Allaire common
                                                stock exchanged; and such gain or loss would be
                                                capital gain or loss if the Allaire common
                                                stock was held as a capital asset, and would be
                                                long term if the holding period was more than
                                                one year; and

                                            o   each dissenting Bancorp shareholder receiving
                                                cash in exchange for his, her or its Bancorp
                                                common stock will be treated as if he, she or
                                                it received such cash in redemption of his, her
                                                or its Bancorp common stock, subject to the
                                                provisions of Section 302(b) of the Internal
                                                Revenue Code of 1986, as amended; the amount of
                                                such Bancorp shareholder's recognized gain or
                                                loss will be the difference, if any, between
                                                (a) the amount of cash so received and (b) such
                                                shareholder's tax basis in
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                                               the Bancorp common stock exchanged; and such gain
                                               or loss would be capital gain or loss if the
                                               Bancorp common stock was held as a capital asset,
                                               and would be long term if the holding period was
                                               more than one year.

                                        ALLAIRE   STOCKHOLDERS   ARE  URGED  TO  READ  THE  MORE
                                        COMPLETE  DESCRIPTION OF THE COMBINATION'S UNITED STATES
                                        FEDERAL  INCOME  TAX  CONSEQUENCES  ON PAGE  90,  AND TO
                                        CONSULT  THEIR OWN TAX  ADVISORS AS TO THE  SPECIFIC TAX
                                        CONSEQUENCES   OF  THE   COMBINATION   TO   THEM   UNDER
                                        APPLICABLE LAWS.
-------------------------------------------------------------------------------------------------
Treatment of Allaire Stock Options      The  outstanding  and  unexercised  options  to  acquire
                                        Allaire  common stock will be converted  into options to
                                        purchase  the same  number of shares of  Bancorp  common
                                        stock.  Following conversion,  the Allaire stock options
                                        will  be  subject  to  the  same  terms  and  conditions
                                        (including expiration date, vesting,  exercise price and
                                        exercise  provisions)  that applied to the options prior
                                        to the combination.
-------------------------------------------------------------------------------------------------
Treatment of Bancorp Stock Options      All  unvested  options to acquire  Bancorp  common stock
                                        outstanding  at the time  the  combination  takes  place
                                        shall vest,  and the holders  thereof may exercise their
                                        options at any time during the  original  term  provided
                                        for  exercise  as  set  forth  in the  respective  stock
                                        option agreements.
-------------------------------------------------------------------------------------------------
Reselling the Stock You Receive in      The shares of Bancorp  common  stock to be issued in the
the Combination                         combination  will be registered under the Securities Act
                                        of 1933,  as  amended.  Except as noted  below,  Allaire
                                        stockholders  may freely  transfer  those  shares  after
                                        they receive  them.  Allaire has  identified  certain of
                                        its directors,  executive officers and others who may be
                                        deemed  "affiliates" of Allaire,  and those persons have
                                        entered into agreements with Bancorp  restricting  their
                                        ability to transfer  the shares of Bancorp  common stock
                                        they will receive in the combination.
-------------------------------------------------------------------------------------------------
Differences in Shareholders' Rights     The rights of Bancorp's shareholders are governed by
                                        the New Jersey Business Corporation Act and Bancorp's
                                        certificate of incorporation and by-laws. The rights of
                                        Allaire's stockholders are governed by The New Jersey
                                        Banking Act of 1948, as amended, and Allaire's
                                        certificate of incorporation and bylaws.  There are
                                        differences
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                        between the respective charters and governing laws of
                                        Bancorp and Allaire that will affect the relative rights
                                        of Bancorp shareholders and Allaire stockholders. For
                                        example, under The New Jersey Banking Act of 1948, as
                                        amended, Allaire must obtain the affirmative vote of
                                        two-thirds of its outstanding shares for approval of a
                                        merger and certain other transactions. Bancorp is
                                        subject to the New Jersey Business Corporation Act,
                                        which requires only a majority vote of a quorum of its
                                        shareholders to approve a merger and most other
                                        transactions. In addition, Allaire's bylaws do not
                                        contain any indemnification provisions whereas the
                                        by-laws of Bancorp provides for indemnification of its
                                        officers, directors and other agents in certain
                                        situations. Further, Allaire's bylaws provide that the
                                        holders of 10% or more of the outstanding shares of
                                        Allaire's common stock may call a special meeting of
                                        stockholders whereas Bancorp's by-laws provide that only
                                        certain officers, or a majority of the members of its
                                        board of directors, may call a special meeting of the
                                        shareholders.

                                        Upon completion of the combination, Allaire
                                        stockholders will become Bancorp shareholders, and
                                        their rights will be governed by the New Jersey
                                        Business Corporation Act and Bancorp's certificate of
                                        incorporation and by-laws, as amended and restated to
                                        give effect to the terms and conditions of the
                                        combination.  We have included a copy of the form of
                                        the amended and restated certificate of incorporation
                                        of Central Jersey Bancorp as Appendix F to this
                                        document and a copy of the form of the amended and
                                        restated by-laws of Central Jersey Bancorp as Appendix
                                        G to this document.
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Interests of Allaire's and Bancorp's    Bancorp's   and   Allaire's   directors   and  executive
Directors and Officers in the           officers have interests in the  combination  that are in
Combination                             addition  to  their   interests  as   shareholders   and
                                        stockholders  of the  respective  entities.  The Bancorp
                                        and  Allaire  boards  of  directors   considered   these
                                        interests in deciding to approve the  agreement and plan
                                        of acquisition.

                                        Allaire  is party to an  employment  agreement  with Mr.
                                        Carl F.  Chirico,  the  President  and  Chief  Executive
                                        Officer of Allaire,  which agreement became effective on
                                        June 2,  2003,  and a change of control  agreement  with
                                        each of Messrs.  Robert S. Vuono,  Senior Executive Vice
                                        President,  Chief  Operating  Officer,  Chief  Financial
                                        Officer  and   Secretary  of  Allaire,   and  Robert  K.
                                        Wallace,   Executive  Vice  President  and  Senior  Loan
                                        Officer  of  Allaire,  each of which  agreements  became
                                        effective on March 26, 2003.

                                        Mr.  Chirico's  employment  agreement  provides  that he
                                        will be  employed  by  Allaire  as  President  and Chief
                                        Executive  Officer  for a term of  three  years.  If his
                                        employment  is  terminated  by  reason  of a  change  in
                                        control or he is not  employed by any  successor  entity
                                        to Allaire as such  successor's  entity's  President and
                                        Chief     Executive     Officer,     with    the    same
                                        responsibilities,  salary and  proximity  to his current
                                        residence,  then Mr.  Chirico is  entitled  to  receive,
                                        among  other  things,  18  months'  current  salary  and
                                        benefits,   including  life  insurance,   family  health
                                        insurance,  and the value of Allaire's  contributions to
                                        his 401(k) plan for such 18-month  period.  The right to
                                        receive   this   severance   payment  and   benefits  is
                                        conditioned upon Mr. Chirico's continued  employment and
                                        assistance   during  the  transition  period  until  the
                                        change in control transaction is complete.

                                        Upon completion of the combination,  Mr. Chirico will be
                                        the Vice  Chairman  of  Bancorp,  Allaire  and  Monmouth
                                        Community  Bank, but will not serve as the President and
                                        Chief Executive  Officer of any of these  organizations.
                                        Consequently,  Mr. Chirico will be eligible to receive a
                                        cash  payment of $319,185  and the  additional  benefits
                                        provided  under his existing  employment  agreement upon
                                        consummation  of the  combination.  The total  amount to
                                        be  paid  Mr.  Chirico  under  his  existing  employment
                                        agreement   will  be  payable   by   Bancorp   upon  the
                                        termination of Mr. Chirico's  employment with Bancorp or
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                        Mr.  Chirico's  election to become a part-time  employee
                                        of   Bancorp.   Such  amount  will  be  paid  in  annual
                                        installments not to exceed $100,000.  Further,  upon the
                                        termination  of Mr.  Chirico's  full-time  status  as an
                                        employee  of  Bancorp,  Bancorp  will  pay  the  cost of
                                        health care  coverage for Mr.  Chirico and his spouse to
                                        the same extent as it does for its  full-time  employees
                                        for the  remainder  of  their  lives.  Mr.  Chirico  and
                                        Bancorp will enter into an agreement  which will provide
                                        for  the  change  of  control   payments   and  benefits
                                        afforded to him in his agreement with Allaire.

                                        Both of Messrs.  Vuono and Wallace entered into separate
                                        agreements  with  Allaire  which  grant  each  of  these
                                        officers  certain  rights  in the  event of a change  in
                                        control of Allaire.  Under their respective  agreements,
                                        if  they  are  not  offered  comparable   employment  by
                                        Allaire's  successor for at least the same  compensation
                                        and  benefits and in close  proximity  to their  current
                                        homes,  pursuant to a written employment contract with a
                                        term of 18 months,  they will be entitled to a severance
                                        package  consisting  of 18  months'  current  salary and
                                        benefits,   including  life  insurance,   family  health
                                        insurance,  and the value of Allaire's  contributions to
                                        their 401(k) plans for such 18-month  period.  The right
                                        to  receive  this  severance  payment  and  benefits  is
                                        conditioned  upon such  officer's  continued  employment
                                        and assistance  during the  transition  period until the
                                        change  in  control  transaction  is  complete.  If  the
                                        contract between the officer and Allaire's  successor is
                                        terminated   without   cause  or  good   reason  by  the
                                        successor  or by the  officer  for any reason  within 18
                                        months  of  the  change  in   control,   the   officer's
                                        severance  package  will be  reduced  by the  amount  of
                                        months  that  the  officer   actually   worked  for  the
                                        successor,  but  shall  not be  reduced  to less than 12
                                        months' severance.

                                        Each of  Messrs.  Vuono  and  Wallace  will  be  offered
                                        change  of  control  agreements  by  Bancorp  containing
                                        terms  and  conditions   comparable  to  each  officer's
                                        current  change  of  control   agreement  with  Allaire.
                                        These change of control  agreements  will go into effect
                                        on  the  effective  date  of  the  combination.   It  is
                                        anticipated  that both  Messrs.  Vuono and Wallace  will
                                        enter  into  these  change of  control  agreements  with
                                        Bancorp.  Consequently,  in  the  event  either  Messrs.
                                        Vuono or  Wallace  elects to leave the employ of Bancorp
                                        within  18  months   of  the   effective   date  of  the
                                        combination  or is  terminated  without  cause  or  good
                                        reason  by  Bancorp,  he  will be  entitled  to up to 18
                                        months
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                        of  severance,  but not less  than 12  months of
                                        severance.

                                        The  officers  and  directors  of Bancorp who hold stock
                                        options to acquire  Bancorp  common  stock will  benefit
                                        from the  immediate  vesting of such options at the time
                                        when the combination takes place.
-------------------------------------------------------------------------------------------------
Governance of Combined Organization     Bancorp  and  Allaire   have  agreed   that,   when  the
                                        combination is complete,  George S. Callas,  Chairman of
                                        the Board of Allaire,  will serve as  Chairman,  Carl F.
                                        Chirico,   President  and  Chief  Executive  Officer  of
                                        Allaire,  will  serve  as Vice  Chairman,  and  James S.
                                        Vaccaro,   Chairman  and  Chief  Executive   Officer  of
                                        Bancorp  and  Monmouth  Community  Bank,  will  serve as
                                        Chief  Executive  Officer  and  President,  of  each  of
                                        Central Jersey Bancorp,  Allaire and Monmouth  Community
                                        Bank.  Richard O.  Lindsey,  President  of  Bancorp  and
                                        Monmouth  Community  Bank,  will serve as Executive Vice
                                        President and Chief  Lending  Officer of each of Central
                                        Jersey  Bancorp,  Allaire and Monmouth  Community  Bank.
                                        Robert S. Vuono, Senior Executive Vice President,  Chief
                                        Operating   Officer,   Chief   Financial   Officer   and
                                        Secretary  of  Allaire,   and  Anthony   Giordano   III,
                                        Executive Vice President and Chief Financial  Officer of
                                        Bancorp,  will  serve  in  the  same  capacities  of the
                                        combined  entities,  except that Mr.  Giordano,  and not
                                        Mr. Vuono,  will serve as Chief Financial Officer of the
                                        combined  entities.  Each  of the  Chairman  of  Central
                                        Jersey  Bancorp,  the  Vice-Chairman  of Central  Jersey
                                        Bancorp and the  President and Chief  Executive  Officer
                                        of Central  Jersey  Bancorp will serve in such  capacity
                                        for at least two years  following  the  consummation  of
                                        the combination, subject to certain conditions.

                                        The board of  directors of Central  Jersey  Bancorp will
                                        be  comprised  of  twelve  directors,  six of whom  were
                                        named by  Bancorp  and  chosen  from  Bancorp's  current
                                        board  of  directors  and  six of  whom  were  named  by
                                        Allaire  and  chosen  from  Allaire's  current  board of
                                        directors.  Each  committee of Central  Jersey  Bancorp,
                                        Allaire and Monmouth  Community  Bank will have an equal
                                        number of  representatives  from  Allaire and Bancorp at
                                        least through December 31, 2005.

-------------------------------------------------------------------------------------------------
Conditions to the Combination           Completion of the  combination is contingent on a number
                                        of conditions, including the following:
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                            o   the receipt of regulatory approval or
                                                non-objection from the New Jersey Department of
                                                Banking and Insurance, Federal Reserve Bank of
                                                New York and the Federal Deposit Insurance
                                                Corporation;

                                            o   the receipt of approval of the agreement and
                                                plan of acquisition from the shareholders of
                                                Bancorp and the stockholders of Allaire;

                                            o   the listing of the shares of Bancorp common
                                                stock to be issued to Allaire stockholders in
                                                the combination with the NASDAQ SmallCap Market;

                                            o   Bancorp's name change to "Central Jersey
                                                Bancorp;"

                                            o   no issuance of a stop order by the Securities
                                                and Exchange Commission suspending the
                                                effectiveness of the registration statement of
                                                which this document forms a part;

                                            o   completion of Bancorp's 6 for 5 stock split;

                                            o   the absence of any action, regulation or other
                                                matter that would enjoin, prohibit or adversely
                                                effect the combination;

                                            o   the obtainment of any necessary third party
                                                consents;

                                            o   the receipt of appropriate legal opinions from
                                                each company's counsel;

                                            o   the receipt of a tax opinion that the
                                                combination qualifies as a tax free exchange;

                                            o   the continuing accuracy of the representations
                                                and warranties contained in the agreement and
                                                plan of acquisition; and

                                            o   compliance, in all material respects, by both
                                                companies with all applicable covenants
                                                contained in the agreement and plan of
                                                acquisition.
-------------------------------------------------------------------------------------------------
Regulatory Approval                     The  combination is subject to the review of the Federal
                                        Deposit Insurance  Corporation,  the approval of the New
                                        Jersey  Department  of Banking  and  Insurance,  and the
                                        non-objection  of the Federal  Reserve Bank of New York.
                                        We have  filed,  or are in the  process of  filing,  the
                                        applications   and   notices   required  to  obtain  the
                                        necessary  regulatory  approval  and  waiver.  As of the
                                        date of this document,  we had not received the required
                                        approval and waiver.
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                        Approval  or  non-objection  by any  regulator  does not
                                        constitute  an  endorsement  of  the  combination  or  a
                                        determination that the terms of the combination are fair
                                        to  Bancorp   shareholders   or  Allaire   stockholders.
                                        Further, as a national  association,  Monmouth Community
                                        Bank is regulated  and  supervised  by the Office of the
                                        Comptroller of the Currency. It is the intent of Bancorp
                                        and Allaire  that as soon as is  reasonably  practicable
                                        following the combination,  Monmouth  Community Bank and
                                        Allaire will merge to form a combined  national  banking
                                        subsidiary under the name "Central Jersey Bank, National
                                        Association."  The combined  bank will be regulated  and
                                        supervised  by  the  Office  of the  Comptroller  of the
                                        Currency. See page 87.

-------------------------------------------------------------------------------------------------
Terminating the Agreement and Plan of   The  agreement  and  plan of  acquisition  provides  for
Acquisition                             several  ways in which the board of  directors of either
                                        Bancorp or Allaire may  terminate the agreement and plan
                                        of  acquisition  prior  to  the  effective  time  of the
                                        combination.  Among other ways,  the  agreement and plan
                                        of acquisition may be terminated:

                                            o   by the mutual written consent of the boards of
                                                directors of Bancorp and Allaire;

                                            o   if the combination shall not have occurred on
                                                or prior to December 31, 2004;

                                            o   in the event of an inaccuracy of any
                                                representation or warranty or a material breach
                                                by the other party of any covenant or agreement
                                                contained in the agreement and plan of
                                                acquisition which cannot be or has not been
                                                cured within a specified time period;

                                            o   in the event any consent of any regulatory
                                                authority required for consummation of the
                                                combination shall have been denied by final
                                                nonappealable action;

                                            o   in the event the stockholders of Allaire or the
                                                shareholders of Bancorp fail to vote their
                                                approval of the agreement and plan of
                                                acquisition and the transactions contemplated
                                                therein; or

                                            o   if Allaire or Bancorp fails to hold its special
                                                meeting of equity holders to vote on the
                                                agreement and plan of acquisition within sixty
                                                days of this registration statement filed in
                                                connection with the
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                combination being declared effective by the
                                                Securities and Exchange Commission.
-------------------------------------------------------------------------------------------------
Termination Fee                         Either  party  will  be  required  to pay  the  other  a
                                        termination   fee  in  the  amount  of  $1,500,000  plus
                                        reimbursement  for certain  costs and expenses if, among
                                        other  things,  the  board of  directors  of such  party
                                        terminates  the  agreement and plan of  acquisition  and
                                        abandons  the  combination  as a result of  receiving  a
                                        written  legal opinion from counsel  detailing  that the
                                        acceptance of another  acquisition  transaction (as such
                                        term  is   defined   in  the   agreement   and  plan  of
                                        acquisition)  and  terminating the agreement and plan of
                                        acquisition  is required in order for the party's  board
                                        of directors to comply with its  fiduciary  duties under
                                        applicable laws of the State of New Jersey.
-------------------------------------------------------------------------------------------------
Amending the Agreement and Plan of      The agreement and plan of acquisition  may be amended by
Acquisition                             the  written  consent of Bancorp and Allaire at any time
                                        prior to the  completion  of the  combination.  However,
                                        under  applicable  law, an  amendment  that  reduces the
                                        amount  or  value,   or   changes   the  form  of,   the
                                        consideration  payable to Allaire stockholders cannot be
                                        made  following  adoption of the  agreement  and plan of
                                        acquisition  by  Allaire   stockholders   without  their
                                        approval.
-------------------------------------------------------------------------------------------------
Purchase Accounting Treatment of the    Bancorp will account for the  combination  as a purchase
Combination                             for financial reporting purposes.

-------------------------------------------------------------------------------------------------

                     SELECTED CONSOLIDATED FINANCIAL DATA OF
                           MONMOUTH COMMUNITY BANCORP


      The following selected consolidated financial data of Bancorp and Monmouth Community Bank as of and for the years ended December 31, 1999 through 2003 are derived from the audited financial statements of Bancorp and Monmouth Community Bank. The Bancorp selected consolidated financial data as of June 30, 2004 and for the six months ended June 30, 2004 and 2003 are derived from financial statements that have not been audited by independent accountants. However, in the opinion of management, the selected consolidated financial data for such periods includes all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the data. Operating results for the six months ended June 30, 2004 are not necessarily indicative of results that may be expected for the entire year ending December 31, 2004. The selected consolidated financial data as of and for the years ended December 31, 2003 and 2002, and as of June 30, 2004 and for the six months ended June 30, 2004 and 2003, should be read in conjunction with the consolidated financial statements of Bancorp and the related notes thereto and management's discussion and analysis thereof appearing elsewhere in this document.


        MONMOUTH COMMUNITY BANCORP - Summarized Statements of Operations

                    (in thousands, except per share amounts)

                                         Six Months Ended                        Year Ended
                                             June 30,                           December 31,
                                       ------------------    ---------------------------------------------------
                                         2004       2003       2003       2002       2001       2000       1999
                                       -------    -------    -------    -------    -------    -------    -------
Interest and dividend income           $ 5,448    $ 4,477    $ 9,111    $ 8,275    $ 6,543    $ 4,645    $ 2,137
Interest expense                         1,310      1,391      2,612      2,789      2,703      1,809        890
                                       -------    -------    -------    -------    -------    -------    -------
Net interest income                      4,138      3,086      6,499      5,486      3,840      2,836      1,247
Provision for loan losses                  128         23        150        373        211        291        334
Net interest income after provision
for loan losses                          4,010      3,063      6,349      5,113      3,629      2,545        913
                                       -------    -------    -------    -------    -------    -------    -------
Other income                               412        390        780        661        440        361        199
Other non-interest expenses,
  including salaries and  employee
  benefits, professional and
  application fees, occupancy
  expenses, etc.                         3,431      3,093      6,325      4,920      3,531      2,653      1,800
                                       -------    -------    -------    -------    -------    -------    -------
Income/(Loss) before income taxes          991        360        804        854        538        253       (688)
Income taxes                               381        144        322         70          1         --         --
                                       -------    -------    -------    -------    -------    -------    -------
Net income/(loss)                          610        216        482        784    $   537    $   253    $  (688)
                                       =======    =======    =======    =======    =======    =======    =======

Net income/(loss) per share*
  Basic                                $  0.33    $  0.12    $  0.26    $  0.54    $  0.40    $  0.19    $ (0.77)
  Diluted                              $  0.31    $  0.11    $  0.25    $  0.53    $  0.40    $  0.19    $ (0.77)

* All per share amounts have been restated to reflect the 5% stock distributions paid on December 31, 2003, 2002, 2001 and 2000 and the 6 for 5 stock split for shareholders of record on July 15, 2004.

             MONMOUTH COMMUNITY BANCORP - Summarized Balance Sheets
                                 (in thousands)

                                                  At                                      At
                                               June 30,                               December 31,
                                              ---------     ----------------------------------------------------------------
                                                 2004          2003          2002         2001          2000          1999
                                              ---------     ---------     ---------    ---------     ---------     ---------
Assets:
Cash and due from banks                       $  10,264     $   9,689     $   8,880    $   3,798     $   4,750     $   2,968
Federal funds sold                               11,080         4,675         7,500        9,900         9,300         8,300
Investment securities held to maturity           17,928        15,079        25,539       27,289        15,339        10,097
Investment securities available for sale,
  at market value                                77,875        68,196        44,791       12,679         3,007            --
Loans held for sale                                  --            --           302          269            --            --
Loans, net                                      133,004       115,805        89,026       61,612        46,944        28,524
Premises and equipment                            2,021         2,171         1,638        1,300           804           851
Other assets                                      3,362         2,037         1,559        1,177           661           354
Due from broker                                      --         4,961            --           --            --            --
                                              ---------     ---------     ---------    ---------     ---------     ---------
Total assets                                  $ 255,444     $ 222,613     $ 179,537    $ 118,024     $  80,805     $  51,094
                                              =========     =========     =========    =========     =========     =========
Liabilities and Shareholders' Equity:s
Deposits                                      $ 221,549     $ 207,234     $ 164,007    $ 108,892     $  72,352     $  43,651
Accrued expenses and other liabilities              294           480           599          240           167           124
Borrowings                                       14,000            --            --           --            --            --
Subordinated debentures                           5,155            --            --           --            --            --
                                              ---------     ---------     ---------    ---------     ---------     ---------
Total liabilities                               240,998       207,714       164,606      109,132        72,519        43,775
                                              ---------     ---------     ---------    ---------     ---------     ---------
Shareholders' equity:
Common stock                                         19            19            18           13            13            12
Additional paid-in capital                       15,239        15,238        14,764        9,516         9,517         8,804
Accumulated other comprehensive
  (loss)/income                                  (1,422)         (358)          149           70            --            --
Retained earnings (accumulated deficit)             610            --            --         (707)       (1,244)       (1,497)
                                              ---------     ---------     ---------    ---------     ---------     ---------
Total shareholders' equity                       14,446        14,899        14,931        8,892         8,286         7,319
                                              ---------     ---------     ---------    ---------     ---------     ---------
Total liabilities and shareholders' equity    $ 255,444     $ 222,613     $ 179,537    $ 118,024     $  80,805     $  51,094
                                              =========     =========     =========    =========     =========     =========

                     SELECTED CONSOLIDATED FINANCIAL DATA OF
                             ALLAIRE COMMUNITY BANK


      The following selected consolidated financial data of Allaire as of and for the years ended December 31, 1999 through 2003 are derived from the audited financial statements of Allaire. The Allaire selected consolidated financial data as of June 30, 2004 and for the six months ended June 30, 2004 and 2003 are derived from financial statements that have not been audited by independent accountants. However, in the opinion of management, the selected consolidated financial data for such periods includes all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the data. Operating results for the six months ended June 30, 2004 are not necessarily indicative of results that may be expected for the entire year ending December 31, 2004. The selected consolidated financial data as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001, and as of June 30, 2004 and for the six months ended June 30, 2004 and 2003, should be read in conjunction with the consolidated financial statements of Allaire and the related notes thereto and management's discussion and analysis thereof appearing elsewhere in this document.


            ALLAIRE COMMUNITY BANK - Summarized Statements of Income

                    (in thousands, except per share amounts)

                                        Six Months Ended                         Year Ended
                                            June 30,                            December 31,
                                       ------------------    ---------------------------------------------------
                                         2004       2003       2003       2002       2001       2000       1999
                                       -------    -------    -------    -------    -------    -------    -------
Interest and dividend income           $ 5,001    $ 4,367    $ 9,113    $ 7,379    $ 5,263    $ 4,192    $ 3,071
Interest expense                           901        934      1,807      1,653      1,571      1,248      1,005
                                       -------    -------    -------    -------    -------    -------    -------
Net interest income                      4,100      3,433      7,306      5,726      3,692      2,944      2,066
Provision for loan losses                   65        115        185        275        203         81        106
                                       -------    -------    -------    -------    -------    -------    -------
Net interest income after provision
for loan losses                          4,035      3,318      7,121      5,451      3,489      2,863      1,960
                                       -------    -------    -------    -------    -------    -------    -------
Other income                               307        366        683        420        303        199        141
Other non-interest expenses,
  including salaries and  employee
  benefits, professional and
  application fees, occupancy
  expenses, etc.                         2,982      2,558      5,323      4,375      3,541      2,400      1,885
                                       -------    -------    -------    -------    -------    -------    -------
Income before income taxes               1,360      1,126      2,481      1,496        251        662        216
Income taxes                               505        405        879        562         97         32          0
                                       -------    -------    -------    -------    -------    -------    -------
Net income                             $   855    $   721    $ 1,602    $   934    $   154    $   630    $   216
                                       =======    =======    =======    =======    =======    =======    =======
Net income per share - Basic*          $  0.43    $  0.37    $  0.81    $  0.47    $   .08    $  0.32    $  0.16
Net income per share - Diluted*        $  0.39    $  0.33    $  0.73    $  0.45    $   .08    $  0.32    $  0.16

* All per share amounts have been restated to reflect the stock distributions effected on June 7, 2004, April 24, 2002, May 21, 2001, September 29, 2000 and February 28, 1999, and the 3 for 2 stock split effected on February 11, 2003.

               ALLAIRE COMMUNITY BANK - Summarized Balance Sheets

                                 (in thousands)

                                               At                                       At
                                            June 30,                               December 31,
                                           ---------     ---------------------------------------------------------------
                                              2004          2003          2002         2001         2000          1999
                                           ---------     ---------     ---------    ---------    ---------     ---------
Assets:
Cash and due from banks                    $   9,605     $   7,149     $   5,547    $   4,576    $   3,715     $   1,854
Federal funds sold                             6,925           100         8,920        5,145       10,020         9,711
Investment securities held to maturity        12,100        12,550         8,056           --           --            --
Investment securities available for
  sale, at market value                       52,940        46,609        36,930       23,778       10,163         9,288
Loans held for sale                               --            --            --           --           --            --
Loans, net                                   116,530       108,235        90,270       63,659       42,536        34,512
Premises and equipment                         2,436         2,529         2,703        2,755        1,750         1,025
Other assets                                   5,425         4,848         1,307          668          495           352
                                           ---------     ---------     ---------    ---------    ---------     ---------
Total assets                               $ 205,961     $ 182,020     $ 153,733    $ 100,581    $  68,679     $  56,742
                                           =========     =========     =========    =========    =========     =========
Liabilities and Stockholders' Equity:
Deposits                                   $ 190,178     $ 157,458     $ 140,029    $  88,935    $  57,219     $  46,177
Borrowings                                     1,500        10,250            --           --           --            --
Accrued expenses and other liabilities           349           384           991          248          249           373
                                           ---------     ---------     ---------    ---------    ---------     ---------
Total liabilities                            192,027       168,092       141,020       89,183       57,468        46,550
                                           ---------     ---------     ---------    ---------    ---------     ---------
Stockholders' equity:
Common stock                                   6,571         6,258         6,246        5,948        5,665         5,395
Additional paid-in capital/                    6,511         5,157         5,142        5,315        5,542         5,812
Accumulated other comprehensive
   (loss)/income                                (872)          (22)          392           11          (22)         (411)
Retained earnings (accumulated deficit)        1,724         2,535           933          124           26          (604)
                                           ---------     ---------     ---------    ---------    ---------     ---------
Total stockholders' equity                    13,934        13,928        12,713       11,398       11,211        10,192
                                           ---------     ---------     ---------    ---------    ---------     ---------
Total liabilities and stockholders'
equity                                     $ 205,961     $ 182,020     $ 153,733    $ 100,581    $  68,679     $  56,742
                                           =========     =========     =========    =========    =========     =========

               UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

      The following unaudited pro forma combined condensed consolidated balance sheet combines the historical balance sheets of Bancorp and Allaire, giving effect to the consummation of the combination as of June 30, 2004. The following unaudited pro forma combined condensed consolidated statements of income for the year ended December 31, 2003, and the six months ended June 30, 2004, give effect to the combination as if such transaction had become effective on January 1, 2003 and January 1, 2004, respectively. The combination will be accounted for using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements.

      The pro forma financial statements included herein are presented for information purposes only. They include various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the combination had been consummated on the date or at the beginning of the period indicated or which may be obtained in the future. The fair value adjustments contained in the pro forma financial statements are preliminary estimates based on data as of June 30, 2004. Final fair value adjustments will be determined as of the closing date of the combination and could differ significantly. These statements and accompanying notes should be read together with the historical financial statements, including the notes thereto, appearing elsewhere herein.

      We anticipate that the combination will provide the combined company with financial benefits including cost savings and enhanced revenue opportunities. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect benefits of expected cost savings or revenue opportunities and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

                          BANCORP COMBINED WITH ALLAIRE
               UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                                  BALANCE SHEET

                                  June 30, 2004
                          (In thousands, except ratios)

                                                                        Pro Forma Adjustments        Bancorp/Allaire
                                         Bancorp        Allaire       -------------------------         Pro Forma
                                        Historical     Historical       Debits          Credits         Combined
                                        ---------      ---------      ---------        ---------        ---------
Assets:
Cash and due from banks                 $  10,264      $   9,605      $      --        $     400(3)     $  19,469
Federal funds sold                         11,080          6,925             --               --           18,005
Securities:
    Available-for-sale                     77,785         52,940             --               --          130,725
    Held-to-maturity                       17,928         12,100             --              465(2C)       29,563
                                        ---------      ---------      ---------        ---------        ---------
      Total securities                     95,713         65,040             --              465          160,288
                                        ---------      ---------      ---------        ---------        ---------

Loans:
    Held-for-sale                              --            296             --               --              296
    Held-for-investment                   134,510        117,389            602(2C)           --          252,501
Less:  Allowance for loan losses            1,506          1,155             --               --            2,661
                                        ---------      ---------      ---------        ---------        ---------
          Net loans                       133,004        116,530            602               --          250,136
                                        ---------      ---------      ---------        ---------        ---------

Goodwill                                       --             --         27,845(2)            --           27,845
Identifiable intangibles                       --             --          3,612(2D)           --            3,612
Premises & equipment                        2,021          2,436            350(2C)           --            4,807
Bank owned life insurance                      --          3,174             --               --            3,174
Other assets                                3,362          2,251            963(3)         1,228(2C)        5,348
                                        ---------      ---------      ---------        ---------        ---------
      Total assets                      $ 255,444      $ 205,961      $  33,372        $   2,093        $ 492,684
                                        =========      =========      =========        =========        =========

Liabilities:
Deposits:
    Demand                              $  31,191      $  44,091      $      --        $      --        $  75,282
    Savings                                19,632         56,425             --               --           76,057
    NOW & money market                     96,357         34,403             --               --          130,760
    Time                                   74,369         55,259             --               15(2C)      129,643
                                        ---------      ---------      ---------        ---------        ---------
      Total deposits                      221,549        190,178             --               15          411,742
                                        ---------      ---------      ---------        ---------        ---------
Federal funds purchased &
    collateralized borrowings              14,000          1,500              3(2C)           --           15,497
Subordinated debentures                     5,155             --             --               --            5,155
Accrued expenses & other liabilities          294            349             --              852(3)         1,495
                                        ---------      ---------      ---------        ---------        ---------

      Total liabilities                 $ 240,998      $ 192,027      $       3        $     867        $ 433,889
                                        =========      =========      =========        =========        =========

Shareholders' Equity:
Common stock                                   19          6,571          6,571(2B)           20(2A)           39
Additional paid-in-capital                 15,239          6,511          6,511(2B)       44,329(2A)       59,568
Retained earnings                             610          1,724          1,724(2B)           --              610
Accumulated other comprehensive loss       (1,422)          (872)            --              872(2B)       (1,422)
                                        ---------      ---------      ---------        ---------        ---------
      Total shareholders' equity           14,446         13,934         14,806           45,221           58,795
                                        ---------      ---------      ---------        ---------        ---------
      Total liabilities and
      shareholders' equity              $ 255,444      $ 205,961      $  14,809        $  46,088        $ 492,684
                                        =========      =========      =========        =========        =========

                                       Bancorp             Allaire           Bancorp/Allaire
                                      Historical          Historical        Pro Forma Combined
                                  ------------------  -------------------  --------------------
Tier 1 Leverage Ratio                    8.29%               7.61%                 7.99%
Tier 1 Risk-Based Capital Ratio         12.44%              10.68%                11.62%
Total Risk-Based Capital Ratio          13.39%              11.51%                12.51%

            See "Notes to the Unaudited Pro Forma Combined Condensed
                       Consolidated Financial Statements"

                          BANCORP COMBINED WITH ALLAIRE
     UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      For the Year Ended December 31, 2003
                  (In thousands, except for per share amounts)

                                                                       Pro Forma Adjustments        Bancorp/Allaire
                                         Bancorp       Allaire      ---------------------------        Pro Forma
                                        Historical    Historical      Debits          Credits          Combined
                                        ----------    ----------    ----------       ----------       ----------
Interest Income:
Loans                                   $    6,438    $    6,542    $      201(4)    $       --       $   12,779
Securities                                   2,533         2,516            --              155(4)         5,204
Federal funds sold and other                   140            55            --               --              195
                                        ----------    ----------    ----------       ----------       ----------
    Total interest income                    9,111         9,113           201              155           18,178
                                        ----------    ----------    ----------       ----------       ----------
Interest Expense:
Savings, NOW & money market deposits         1,330           723            --               --            2,053
Time deposits                                1,282         1,057            --                8(4)         2,331
Federal funds purchased &
    collateralized borrowings                   --            27             3(4)            --               30
    Total interest expense                   2,612         1,807             3                8            4,414
                                        ----------    ----------    ----------       ----------       ----------
    Net interest income                      6,499         7,306           204              163           13,764
Provision for loan losses                      150           185            --               --              335
                                        ----------    ----------    ----------       ----------       ----------
    Net interest income after
      provision for loan losses              6,349         7,121           204              163           13,429
                                        ----------    ----------    ----------       ----------       ----------
Non-Interest Income:
Service charges on deposit accounts            656           354            --               --            1,010
Gain on the sale of available
     for sale securities                        76           120            --               --              196
Gain on the sale of loans held
     for sale                                   13            --            --               --               13
Other                                           35           209            --               --              244
                                        ----------    ----------    ----------       ----------       ----------
      Total non-interest income                780           683            --               --            1,463
                                        ----------    ----------    ----------       ----------       ----------
Non-Interest Expense:
Salaries and employee benefits               3,185         2,652            --               --            5,837
Occupancy expenses                             792           932             6(4)            --            1,730
Other operating expenses                     2,348         1,739            --               --            4,087
Amortization of identifiable
    intangibles                                 --            --           527(4)            --              527
                                        ----------    ----------    ----------       ----------       ----------
      Total non-interest expense             6,325         5,323           533               --           12,181
                                        ----------    ----------    ----------       ----------       ----------

Income before income taxes                     804         2,481           737              163            2,711
Provision for income taxes                     322           879           251               55            1,005
                                        ----------    ----------    ----------       ----------       ----------
      Net income                        $      482    $    1,602    $      486       $      108       $    1,706
                                        ==========    ==========    ==========       ==========       ==========
Earnings Per Share on:
    Basic                               $      .26    $      .81            --               --       $      .45
    Diluted                             $      .25    $      .73            --               --       $      .42
Weighted Average Shares Outstanding:
    Basic                                1,860,588     1,968,731        Note 6           Note 6        3,829,319
    Diluted                              1,916,981     2,187,555        Note 6           Note 6        4,104,536

            See "Notes to the Unaudited Pro Forma Combined Condensed
                       Consolidated Financial Statements"

                          BANCORP COMBINED WITH ALLAIRE
     UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME

                     For the Six Months Ended June 30, 2004
                  (In thousands, except for per share amounts)

                                                                       Pro Forma Adjustments        Bancorp/Allaire
                                         Bancorp       Allaire      ---------------------------        Pro Forma
                                        Historical    Historical      Debits          Credits          Combined
                                        ----------    ----------    ----------       ----------       ----------
Interest Income:
Loans                                   $    3,836    $    3,448    $      101(4)    $       --            7,183
Securities                                   1,581         1,543            --               78(4)         3,202
Federal funds sold and other                    31            10            --               --               41
                                        ----------    ----------    ----------       ----------       ----------
    Total interest income                    5,448         5,001           101               78           10,426
                                        ----------    ----------    ----------       ----------       ----------
Interest Expense:
Savings, NOW & money market deposits           606           345            --               --              951
Time deposits                                  632           522            --                4(4)         1,150
Federal funds purchased &
    collateralized borrowings                   72            34             2(4)            --              108
                                        ----------    ----------    ----------       ----------       ----------
    Total interest expense                   1,310           901             2                4            2,209
                                        ----------    ----------    ----------       ----------       ----------
    Net interest income                      4,138         4,100           103               82            8,217
Provision for loan losses                      128            65            --               --              193
                                        ----------    ----------    ----------       ----------       ----------
    Net interest income after
      provision for loan losses              4,010         4,035           103               82            8,024
                                        ----------    ----------    ----------       ----------       ----------
Non-Interest Income:
Service charges on deposit accounts            394           167            --               --              561
Gain on the sale of available
     for sale securities                        --            11            --               --               11
Other                                           18           129            --               --              147
                                        ----------    ----------    ----------       ----------       ----------
      Total non-interest income                412           307            --               --              719
                                        ----------    ----------    ----------       ----------       ----------
Non-Interest Expense:
Salaries and employee benefits               1,746         1,464            --               --            3,210
Occupancy expenses                             400           527             3(4)            --              930
Other operating expenses                     1,285           916            --               --            2,201
Amortization of identifiable
    intangibles                                 --            --           264(4)            --              264
Combination related costs                       --            75            --               --               75
                                        ----------    ----------    ----------       ----------       ----------
      Total non-interest expense             3,431         2,982           267               --            6,680
                                        ----------    ----------    ----------       ----------       ----------

Income before income taxes                     991         1,360           370               82            2,063
Provision for income taxes                     381           505           126               28              788
                                        ----------    ----------    ----------       ----------       ----------
      Net income                        $      610    $      855    $      244       $       54       $    1,275
                                        ==========    ==========    ==========       ==========       ==========

Earnings Per Share on:
    Basic                               $      .33    $      .43            --               --       $      .33
    Diluted                             $      .31    $      .39            --               --       $      .31
Weighted Average Shares Outstanding:
    Basic                                1,860,685     1,971,361        Note 6           Note 6        3,832,046
    Diluted                              1,952,666     2,187,041        Note 6           Note 6        4,139,707

            See "Notes to the Unaudited Pro Forma Combined Condensed
                       Consolidated Financial Statements"

                        NOTES TO THE UNAUDITED PRO FORMA
              COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.

      The combination will be accomplished through the exchange of one share of Bancorp's common stock for each outstanding share of common stock of Allaire. It is anticipated that the combination will be completed by the year-end 2004.

      Allaire's estimated fair value adjustments for securities, loans, premises, deposits, borrowings and stock options were determined by the management of Bancorp with the assistance of certain investment banking and consulting firms. Bancorp's actual fair value adjustments, where appropriate, will be determined as of the combination date and will be amortized or accreted into income to produce a level yield over the expected life or term of the underlying asset or liability. The resulting premiums and discounts for purposes of the Pro Forma Financial Statements, where appropriate, are being amortized and accreted into income as more fully described in Notes 4 and 5.

      Deferred tax assets and liabilities were recorded to reflect the tax consequences associated with differences between the tax basis and book basis of the assets acquired and liabilities assumed, using an effective tax rate of 34% with the exception of $2.6 million related to the fair value of qualified stock options. Bancorp's and Allaire's actual effective tax rates for the twelve months ended December 31, 2003 and for the six months ended June 30, 2004 were 40.05% and 35.43%, respectively, and 38.45% and 37.13%, respectively. Bancorp calculated an expected pro forma combined effective tax rate of 37.07% and 38.20% based on the basis of federal, state and local statutory tax rates in effect at December 31, 2003 and June 30, 2004, respectively.

      Certain reclassifications have been made to Allaire's historical financial information in order to conform to Bancorp's financial information.

Note 2.

      A reconciliation of the excess consideration paid by Bancorp over Allaire's net assets acquired ("Goodwill") is as follows (in thousands):

Cost to Acquire Allaire:                             Note
Bancorp common stock issued                          (2A)                             $ 39,309

Cash paid for transaction costs, net of taxes (*)     (3)                                  962
    consideration paid for Allaire                                                    --------
                                                                                        40,271

Allaire Net Assets at Fair Value:
Allaire stockholders' equity at June 30, 2004        (2B)     $ 13,934
                                                              --------
    Subtotal                                                              $ 13,934

Fair value adjustments:
Securities held to maturity                          (2C)         (465)
Loans                                                (2E)          602
Premises (**)                                        (2C)          350
Time deposits                                        (2F)          (15)
Collateralized borrowings                            (2C)            3
Allaire stock options                                (2C)       (5,040)
                                                              --------
Fair value adjustments                                          (4,565)
Tax effect of fair value adjustments (*)                          (673)
                                                              --------

    Total adjustment to net assets acquired                                  3,892
                                                                          --------
Adjusted net assets acquired                                                            10,042
                                                                                      --------
    Subtotal                                                                            30,229

Core deposit intangible                              (2D)                    3,612
Tax effect of core deposit intangible (*)                                   (1,228)
                                                                          --------
Net core deposit intangible                                                              2,384
                                                                                      --------
    Estimated goodwill recognized                                                       27,845
                                                                                      ========

----------

(*) Assumed effective tax rate of 34%, except for $2.6 million in qualified stock option fair value adjustments for which no tax impact was recognized.

(**)  Includes fair value adjustment to land of $190,000.

      Purchase accounting adjustments were estimated as follows:

      A. Issuance of 1,971,361 shares of Bancorp's common stock at $19.94 (average of closing price of Bancorp's common stock from June 28, through July 2, 2004) for Allaire's 1,971,361 outstanding shares of common stock. These pro forma adjustments include $20,000 to common stock and $39.3 million to additional paid in capital.

      B. Elimination of Allaire's stockholders' equity at June 30, 2004, including accumulated other comprehensive loss which represents the reversal of the unrealized loss on available-for-sale securities (net of a $449,000 deferred tax asset).

      C. Actual fair value adjustments reflect the allocation of the acquisition cost to assets acquired and liabilities assumed based on their fair values.

      D. Core deposit intangible is an identifiable asset representing the economic value of the acquired deposit base, calculated as the present value benefit of funding operations with the acquired deposit base as compared to using an alternative wholesale funding source. Bancorp retained an independent valuation firm to assist in the core deposit intangible valuation. The related premium is being amortized over its estimated useful life of 10 years on an accelerated basis.

      E. Yield adjustments to reflect the difference between portfolio yields and market rates as of June 30, 2004 for loans acquired in the combination. The adjustments were calculated using present value analysis applied to the loan portfolio. Loans were segregated into pools of similar loans. Cash flow was projected using the loan data plus estimates of prepayment speeds. The resulting cash flow was discounted to present value using risk adjusted discount rates applied to each pool of loans. The difference between carrying value and the present value of future cash flows was the yield adjustment. The yield adjustments are amortized into expense on an accelerated basis over the estimated lives or repricing periods of the loans.

      F. Yield adjustments to reflect the difference between portfolio yields and market rates as of June 30, 2004 for time deposits acquired in the combination. Yield adjustments were calculated using present value analysis. Cash flow each month was the difference between projected interest costs of the remaining deposit base and hypothetical costs calculated using market rates based on a survey of competitors' rates. Cash flow was discounted to present value using market rates for similar deposits. The yield adjustments are the aggregate present value of the difference. The yield adjustments are accreted into income on an accelerated basis over the estimated lives of the acquired time deposits.

Note 3.

      Transaction and direct acquisition costs associated with the combination are estimated to be approximately $1.3 million and are included in the unaudited pro forma combined condensed consolidated balance sheet as a component of Goodwill (See Note 2 above). A summary of these costs, based on Bancorp's and Allaire's preliminary estimates, are as follows:

          Merger related compensation and severance            $   852
          Professional fees                                        400
                                                               -------
          Total pre-tax transaction costs                        1,252
          Less:  related tax benefit                              (290)
                                                               -------
          Estimated transaction costs, net of taxes            $   962
                                                               =======

      Professional fees include investment banking, legal and other professional fees and expenses associated with the combination and are not tax deductible. Combination related compensation and severance costs include employees' severance, compensation arrangements and related employee benefit expenses.

      Combination-related costs incurred by Allaire are expensed as incurred and totaled $75,000 for the six months ended June 30, 2004. These costs have not been included in the above pro forma adjustments as they are reflected as a reduction to Allaire's stockholders' equity at June 30, 2004. All other expenses incurred by Bancorp were capitalized or expensed as incurred, based on the nature of the costs and Bancorp's accounting policies for these costs.

Note 4.

      The following table summarizes the actual fair value adjustments included on the unaudited pro forma combined condensed consolidated balance sheet and the impact of amortizing and/or accreting the respective adjustments into expense or income over their estimated useful lives:

                                                                   Twelve
                                                                Months Ended        Six Months
                                                                 December 31,     Ended June 30,
                                                                    2003              2004
                                 Premiums/    Estimated Life    Amortization/     Amortization/
          Category              (Discounts)      In Years        (Accretion)       (Accretion)
----------------------------    -----------   --------------    -------------     --------------
Securities held to maturity      $  (465)             5           $  (155)          $   (78)
Loans                                602              5               201               101
Buildings                            160             25                 6                 3
Time deposits                        (15)             3                (8)               (4)
Collateralized borrowings              3              1                 3                 2
Core deposit intangible            3,612             10               527               264
                                 -------                          -------           -------
Total                            $ 3,897                          $   574           $   288
                                 =======                          =======           =======

      The sum of the years digits method has been utilized for the adjustments above with the exception of the premium recorded on buildings, which will be recognized using the straight-line method and the core deposit intangible which is being amortized on an accelerated basis. Bancorp has determined that the sum of the years digits method approximates the level yield method, which will be utilized for securities held to maturity, loans, time deposits and borrowings when the fair value adjustments are recorded.

Note 5.

      The following table summarizes the impact of the amortization/ (accretion) of the fair value adjustments made in connection with the combination on Bancorp's results of operations for the following years, assuming such transaction had been effected on January 1, 2003:

    Projected Future Amounts                                                               Net Decrease in
For the Years Ended December 31,     Core Deposit Intangible      Net Amortization       Income Before Taxes
--------------------------------     -----------------------      ----------------       -------------------
2003                                        $   527                   $   47                  $   574
2004                                            481                       38                      519
2005                                            439                       31                      470
2006                                            400                       24                      424
2007                                            365                       15                      380
2008 and Thereafter                           1,400                      130                    1,530

The estimated average useful life of the core deposit intangible was 10 years and is being amortized utilizing the accelerated basis determined in preparing the valuation analysis.

Note 6.

      For the twelve months ended December 31, 2003, basic and fully diluted weighted average common stock and common stock equivalents outstanding were determined by adding Bancorp's historical weighted average number of shares of common stock and common stock equivalents and the 2,187,555 shares assumed to be issued to Allaire's stockholders under the terms of the agreement and plan of acquisition (1,968,731 weighted average shares of common stock outstanding plus 218,824 weighted average common stock equivalents utilizing the treasury stock method for the twelve months ended December 31, 2003).

      For the six months ended June 30, 2004, basic and fully diluted weighted average common stock and common stock equivalents outstanding were determined by adding Bancorp's historical weighted average number of shares of common stock and common stock equivalents and the 2,187,041 shares assumed to be issued to Allaire's stockholders under the terms of the agreement and plan of acquisition (1,971,361 weighted average shares of common stock outstanding plus 215,680 weighted average common stock equivalents utilizing the treasury stock method for the six months ended June 30, 2004).

                           COMPARATIVE PER SHARE DATA
                                   (Unaudited)

      The following table shows certain historical and pro forma per share financial information for Bancorp and Allaire. The pro forma combined net income and dividend per share information gives effect to the combination as if it had become effective at the beginning of the periods presented. Book value per share data is as of the date presented. The pro forma data assumes that the combination is accounted for using the purchase method of accounting. This information is based on, and should be read together with, the historical financial information that has been presented in prior filings with the Securities and Exchange Commission and the pro forma financial information that appears elsewhere in this document. See "Where You Can Find Additional Information" on page 194 and "Unaudited Pro Forma Combined Condensed Consolidated Financial Statements" on page 24.

      The pro forma financial information is not necessarily indicative of results that would have occurred had the combination been completed on the dates indicated or that may be obtained in the future.

-------------------------------------------------------------------------------------------
                                                         At or For the      At or For the
                                                       Six Months Ended      Year Ended
                                                         June 30, 2004    December 31, 2003
                                                       ----------------   -----------------
-------------------------------------------------------------------------------------------
Bancorp Common Stock:
-------------------------------------------------------------------------------------------
Net Income per Share:
-------------------------------------------------------------------------------------------
    Basic:
-------------------------------------------------------------------------------------------
       Historical                                          $  0.33             $  0.26
-------------------------------------------------------------------------------------------
       Bancorp/Allaire Pro Forma(1)                           0.33                0.45
-------------------------------------------------------------------------------------------
    Diluted
-------------------------------------------------------------------------------------------
       Historical                                             0.31                0.25
-------------------------------------------------------------------------------------------
       Bancorp/Allaire Pro Forma(1)                           0.31                0.42
-------------------------------------------------------------------------------------------
Cash Dividends Declared per Common Share(2)
-------------------------------------------------------------------------------------------
       Historical                                             0.00                0.00
-------------------------------------------------------------------------------------------
       Bancorp/Allaire Pro Forma                              0.00                0.00
-------------------------------------------------------------------------------------------
Book Value Per Share at Period End:
-------------------------------------------------------------------------------------------
    Stated:
-------------------------------------------------------------------------------------------
       Historical                                             7.76                8.01
-------------------------------------------------------------------------------------------
       Bancorp/Allaire Pro Forma(3)                           15.34                n/a
-------------------------------------------------------------------------------------------
    Tangible:
-------------------------------------------------------------------------------------------
       Historical                                             7.76                8.01
-------------------------------------------------------------------------------------------
       Bancorp/Allaire Pro Forma(3)                           7.13                 n/a
-------------------------------------------------------------------------------------------
Allaire Common Stock:
-------------------------------------------------------------------------------------------
Net Income per Share:
-------------------------------------------------------------------------------------------
    Basic:
-------------------------------------------------------------------------------------------
       Historical                                             0.43                0.81
-------------------------------------------------------------------------------------------
       Bancorp/Allaire Equivalent Pro Forma(4)                0.33                0.45
-------------------------------------------------------------------------------------------
    Diluted:
-------------------------------------------------------------------------------------------
       Historical                                             0.39                0.73
-------------------------------------------------------------------------------------------
       Bancorp/Allaire Equivalent Pro Forma(4)                0.31                0.42
-------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                                    At or For the        At or For
                                                     Six Months          the Twelve
                                                        Ended           Months Ended
                                                    -----------------------------------
                                                    June 30, 2004     December 31, 2003
---------------------------------------------------------------------------------------
Cash Dividends Declared per Common Share:
---------------------------------------------------------------------------------------
         Historical                                      0.00               0.00
---------------------------------------------------------------------------------------
         Bancorp/Allaire Equivalent Pro Forma            0.00               0.00
---------------------------------------------------------------------------------------
Book Value Per Share at Period End:
---------------------------------------------------------------------------------------
    Stated:
---------------------------------------------------------------------------------------
         Historical                                      7.07               7.07
---------------------------------------------------------------------------------------
         Bancorp/Allaire Equivalent Pro Forma           15.34                n/a
---------------------------------------------------------------------------------------
    Tangible:
---------------------------------------------------------------------------------------
         Historical                                      7.07               7.07
---------------------------------------------------------------------------------------
         Bancorp/Allaire Equivalent Pro Forma            7.13                n/a
---------------------------------------------------------------------------------------

----------

(1) The Bancorp/Allaire pro forma combined net income per share amounts are calculated by (a) totaling the historical net income of Bancorp plus Allaire's net income with pro forma adjustments and (b) dividing the resulting amounts by the average pro forma combined shares of Bancorp and Allaire, giving effect to the combination. The average pro forma combined shares of Bancorp and Allaire equals the historical basic and diluted average shares of Bancorp plus the historical basic and diluted average shares of Allaire. The pro forma net income per share amounts do not take into consideration any cost savings or revenue enhancement opportunities that may be realized as a result of the combination.

(2) The Bancorp/Allaire pro forma combined stated and tangible book values per share amounts are calculated by totaling the historical stated and tangible shareholders' equity of Bancorp and giving effect to the combination and dividing the resulting amounts by the pro forma combined shares of Bancorp, giving effect to the combination.

(3) The Bancorp/Allaire equivalent pro forma amounts are calculated by multiplying the corresponding Bancorp/Allaire pro forma amounts by an exchange ratio of one for one.

                        RISKS RELATED TO THE COMBINATION


IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS DOCUMENT, INCLUDING THE MATTERS ADDRESSED UNDER THE CAPTION "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS," YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO VOTE FOR THE COMBINATION PROPOSAL.


Because the Market Price of Bancorp Common Stock May Fluctuate, You Cannot Be Sure of the Value of the Consideration That You Will Receive.


      Upon completion of the combination, each share of Allaire common stock will be exchanged for one share of Bancorp common stock. The value of the Bancorp common stock to be received by Allaire stockholders will be based on the price of Bancorp common stock at the completion of the combination. Any change in the price of Bancorp common stock prior to completion of the combination will affect the value of the consideration that an Allaire stockholder will receive upon completion of the combination. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Bancorp's business, operations and prospects, and regulatory considerations. Many of these factors are beyond Bancorp's control. Accordingly, at the time of the special meetings, Allaire stockholders will not necessarily know or be able to calculate the value of the Bancorp common stock they will receive upon completion of the combination. Please note, however, that at the time this document is mailed to the stockholders of Allaire, Janney will confirm its opinion that the combination is fair to the stockholders of Allaire based on its analyses on June 30, 2004, as updated to the date of mailing.

Bancorp May Fail to Realize the Anticipated Benefits of the Combination.

      The success of the combination will depend on, among other things, the combined entity's ability to realize anticipated cost savings and to combine the operations of Monmouth Community Bank and Allaire in a manner that does not materially disrupt the existing customer relationships of Monmouth Community Bank or Allaire or result in decreased revenues from any loss of customers. If Bancorp is not able to successfully achieve these objectives, the anticipated benefits of the combination may not be realized fully or at all or may take longer to realize than expected.


      Monmouth Community Bank and Allaire have operated and, for a period after the completion of the combination, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of the ongoing business of Monmouth Community Bank and Allaire or inconsistencies in standards, controls, procedures and policies that would adversely affect the combined bank's ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the combination. In addition, the larger combined organization will have to compete with larger banks and financial institutions for accounts and loans now accessible to the larger combined organization through increased lending limits, as well as with smaller community banks for accounts and loan traditionally attracted to small community banks such as the pre-combination Bancorp and Allaire, which could adversely affect the combined organization's ability to realize the anticipated benefits of the combination.

The Percentage Ownership in the Combined Organization of a Bancorp Shareholder and Allaire Stockholder Will Be Less Than the Percentage Ownership Interest of the Bancorp Shareholder in Bancorp and the Allaire Stockholder in Allaire.


      The percentage ownership interest of each Bancorp shareholder in Bancorp will be diluted by the issuance of the 1,988,356 shares of Bancorp common stock to the Allaire stockholders for their shares of Allaire common stock. Similarly, the percentage ownership interest in the combined organization by an Allaire stockholder will be approximately fifty percent less than the percentage ownership interest the Allaire stockholder had in Allaire prior to the combination. This means that a shareholder of Bancorp and a stockholder of Allaire will have less voting interest in the combined organization then they had in their respective organizations prior to the combination.


Future Results of the Combined Organization May Differ Significantly From the Pro Forma Financial Statements Included Elsewhere Herein.

      We anticipate that the combination will provide the combined organization with financial benefits including cost savings and enhanced revenue opportunities. The pro forma information included elsewhere herein, while helpful in illustrating the financial characteristics of the combined organization under one set of assumptions, does not reflect benefits of expected cost savings or revenue opportunities and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined organization would have been had Bancorp and Allaire been combined during the periods presented.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This document contains or incorporates by reference a number of forward-looking statements regarding the financial condition, results of operations and business of Bancorp and Allaire, and may include statements for the period following the completion of the combination. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Those statements could be affected by known and unknown risks, uncertainties and other factors that may cause Bancorp's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

      The ability of Bancorp and Allaire to predict results or the actual effects of their plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, the following:

      o Difficulties in obtaining required shareholder, stockholder and regulatory approvals for the combination;

      o Increases in competitive pressure among financial institutions or from non-financial institutions;

      o     Changes in the interest rate environment;

      o     Changes in deposit flows, loan demand or real estate values;

      o     Changes in accounting principles, policies or guidelines;

      o     Legislative or regulatory changes;

      o Changes in general economic conditions, either nationally or in some or all of the operating areas in which the combined company will be doing business, or conditions in securities markets or the banking industry;

      o A materially adverse change in the financial condition of Bancorp or Allaire;

      o The level and timeliness of realization, if any, of expected cost savings from the combination;

      o Difficulties related to the consummation of the combination and the integration of the operations of Bancorp and Allaire;

      o     Lower than expected revenues following the combination; and

      o Other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting operations, pricing and services.


      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we, nor any other persons assume responsibility for the accuracy and completeness of such statements. Except to the extent required by applicable law or regulation, we are under no duty to update any of the forward-looking statements after the date of this document.

                 THE MONMOUTH COMMUNITY BANCORP SPECIAL MEETING

      This section contains information for the holders of Bancorp common stock, par value $0.01 per share, regarding the special meeting of shareholders which Bancorp has called in order for its shareholders to consider and vote on the proposal to approve and adopt the agreement and plan of acquisition and the transactions contemplated therein.


      Together with this document, Bancorp is also sending you notice of the Bancorp special meeting of shareholders and a form of proxy that is being solicited by Bancorp's board of directors. The Bancorp special meeting will be held at 9:00 a.m., local time, on Thursday, December 16, 2004 at Branches, located at 123 Monmouth Road (Route 71), West Long Branch, New Jersey.


Record Date


      The board of directors of Bancorp has fixed the close of business on October 28, 2004 as the record date for the determination of its shareholders entitled to notice of and to vote at the Bancorp special meeting.


Solicitation of Proxies

      It is important that the shares of Bancorp common stock held by each holder thereof are represented at the Bancorp special meeting, whether or not the holder of the shares of Bancorp common stock plans to attend the Bancorp special meeting in person and regardless of the number of shares held by him, her or it. To ensure that the shares of Bancorp common stock held by the Bancorp shareholders are represented at the Bancorp special meeting, we urge each Bancorp shareholder to complete, sign, date and return the proxy card received by him, her or it in the postage prepaid envelope provided to the Bancorp shareholder. By giving a proxy, a Bancorp shareholder will be ensuring that his, her or its shares of Bancorp common stock will be represented and voted at the Bancorp special meeting in accordance with the instructions of the Bancorp shareholder. If a Bancorp shareholder attends the Bancorp special meeting, he, she or it may vote in person even if the Bancorp shareholder has previously submitted a proxy by following the procedure for revocation provided below.

      Shareholders of Bancorp may revoke the authority granted by their execution of proxies at any time before the effective exercise of such proxies by filing written notice of such revocation with the secretary of Bancorp. Presence at the Bancorp special meeting does not, in and of itself, revoke the proxy. Also, any grant of a proxy subsequent to an earlier grant of a proxy, revokes the earlier proxy. All shares of Bancorp common stock represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted "FOR" the proposal to approve and adopt the agreement and plan of acquisition and the transactions contemplated therein. Neither the board of directors nor management of Bancorp is aware, to date, of any matter being presented at the Bancorp special meeting other than the consideration and adoption of the combination proposal.

      Proxies for use at the Bancorp special meeting are being solicited by the board of directors of Bancorp. The cost for preparing, assembling and mailing the proxy materials is to be borne by Bancorp. It is not anticipated that any compensation will be paid for soliciting proxies, and Bancorp does not intend to employ specially engaged personnel in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of Bancorp, without additional compensation, may solicit proxies personally or by telephone, telegraph, facsimile transmission or special letter.

Voting Rights and Vote Required


      Shareholders of record at the close of business on October 28, 2004 are entitled to one vote for each share of Bancorp common stock then held by them. As of that date, Bancorp had 1,860,725 shares of its common stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Bancorp common stock entitled to be voted at the Bancorp special meeting is necessary to constitute a quorum at such meeting. Abstentions and broker non-votes will be counted as shares present and entitled to be voted at the Bancorp special meeting for the purpose of determining the existence of a quorum.


      A majority of the outstanding shares of Bancorp common stock voted at the Bancorp special meeting at which a quorum is present must be voted in favor of the combination proposal for it to be approved.

      All votes will be tabulated by the inspector of election appointed at the Bancorp special meeting who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates.

Recommendation of the Board of Directors

      The members of the board of directors of Bancorp have unanimously approved the agreement and plan of acquisition and the transactions contemplated therein. The board has determined that the agreement and plan of acquisition and the transactions contemplated therein are advisable and in the best interests of Bancorp and its shareholders and recommends that you vote "FOR" the proposal to approve and adopt the agreement and plan of acquisition and the transactions contemplated therein. See "The Proposed Combination For Consideration and Vote by Bancorp Shareholders and Allaire Stockholders - Recommendation of Bancorp's Board of Directors and Reasons for the Combination" on page 60 for a more detailed discussion of the recommendation of Bancorp's board of directors.

                   THE ALLAIRE COMMUNITY BANK SPECIAL MEETING

      This section contains information for the holders of Allaire common stock, par value $3.33333 per share, regarding the special meeting of stockholders which Allaire has called in order for its stockholders to consider and vote on the proposal to approve and adopt the agreement and plan of acquisition and the transactions contemplated therein.


      Together with this document, Allaire is also sending you notice of the Allaire special meeting of stockholders and a form of proxy that is being solicited by Allaire's board of directors. In order to comply with applicable state banking regulations, the Allaire special meeting will be held at 10:00 a.m., local time, on Thursday, December 9, 2004, at the principal offices of Allaire, located at 2200 Highway 35, Sea Girt, New Jersey. To better accommodate Allaire's stockholders, the special meeting will be immediately adjourned and reconvened at 10:30 a.m., local time, at the Breakers Hotel & Restaurant, located at 1507 Ocean Avenue, Spring Lake, New Jersey. If you plan on attending the Allaire special meeting in person, please go directly to the adjourned meeting at the Breakers Hotel.


Record Date


      The board of directors of Allaire has fixed the close of business on November 4, 2004 as the record date for the determination of its stockholders entitled to notice of and to vote at the Allaire special meeting.


Solicitation of Proxies

      It is important that the shares of Allaire common stock held by each holder thereof are represented at the Allaire special meeting, whether or not the holder of the shares of Allaire common stock plans to attend the Allaire special meeting in person and regardless of the number of shares held by him, her or it. To ensure that the shares of Allaire common stock held by the Allaire stockholders are represented at the Allaire special meeting, we urge each Allaire stockholder to complete, sign, date and return the proxy card received by him, her or it in the postage prepaid envelope provided to the Allaire stockholder. By giving a proxy, an Allaire stockholder will be ensuring that his, her or its shares of Allaire common stock will be represented and voted at the Allaire special meeting in accordance with the instructions of the Allaire stockholder. If an Allaire stockholder attends the Allaire special meeting, he, she or it may vote in person even if the Allaire stockholder has previously submitted a proxy by following the procedure for revocation provided below.

      Stockholders of Allaire may revoke the authority granted by their execution of proxies at any time before the effective exercise of such proxies by filing written notice of such revocation with the secretary of Allaire. Presence at the Allaire special meeting does not, in and of itself, revoke the proxy. Also, any grant of a proxy subsequent to an earlier grant of a proxy, revokes the earlier proxy. All shares of Allaire common stock represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted "FOR" the proposal to approve and adopt the agreement and plan of acquisition and the transactions contemplated therein. Neither the board of directors nor management of Allaire is aware, to date, of any matter being presented at the Allaire special meeting other than the consideration and adoption of the combination proposal.

      Proxies for use at the Allaire special meeting are being solicited by the board of directors of Allaire. The cost for preparing, assembling and mailing the proxy materials is to be borne by Allaire. It is not anticipated that any compensation will be paid for soliciting proxies, and Allaire does not intend to employ specially engaged personnel in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of Allaire, without additional compensation, may solicit proxies personally or by telephone, telegraph, facsimile transmission or special letter.

Voting Rights and Vote Required


      Stockholders of record at the close of business on November 4, 2004 are entitled to one vote for each share of Allaire common stock then held by them. As of that date, Allaire had 1,988,356 shares of its common stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to be voted at the Allaire special meeting is necessary to constitute a quorum at the Allaire special meeting. However, regardless of how many shares of Allaire common stock are present, in person or by proxy, at the special meeting, if less than two-thirds of the outstanding shares of Allaire common stock are voted in favor of the combination proposal, the combination proposal will not be approved. Abstentions and broker non-votes will be counted as shares present and entitled to be voted at the Allaire special meeting for the purpose of determining the existence of a quorum.


      As set forth above, two-thirds of the outstanding shares of Allaire common stock entitled to vote on the combination proposal must be voted in favor of the combination proposal for it to be approved, regardless of how many shares of Allaire common stock are present, in person or by proxy, at the special meeting.

      All votes will be tabulated by not less than one nor more than three judges of election appointed by the Allaire board of directors who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates.

Recommendation of the Board of Directors

      The members of the board of directors of Allaire have unanimously approved the agreement and plan of acquisition and the transactions contemplated therein. The board has determined that the agreement and plan of acquisition and the transactions contemplated therein are advisable and in the best interests of Allaire and its stockholders and recommends that you vote "FOR" the proposal to approval and adopt the agreement and plan of acquisition and the transactions contemplated therein. See "The Proposed Combination For Consideration and Vote by Bancorp Shareholders and Allaire Stockholders - Recommendation of Allaire's Board of Directors and Reasons for the Combination" on page 53 for a more detailed discussion of the recommendation of Allaire's board of directors.

                         INFORMATION ABOUT THE COMPANIES

Monmouth Community Bancorp
627 Second Avenue
Long Branch, New Jersey 07740
(732) 571-1300


      Monmouth Community Bancorp is a single-bank holding company headquartered in Long Branch, New Jersey. Bancorp was incorporated in New Jersey on March 7, 2000, and became an active bank holding company on August 31, 2000 through the acquisition of Monmouth Community Bank, National Association. Monmouth Community Bank, which commenced operations on July 28, 1998, provides a full range of banking services to individual and business customers located primarily in coastal Monmouth County, New Jersey. Monmouth Community Bank has six full-service branch facilities located in Long Branch, Spring Lake Heights, Little Silver, Neptune, Neptune City and Ocean Grove, New Jersey. Monmouth Community Bank has entered into a land lease agreement and received the required regulatory approvals to open a seventh branch in the Ursula Plaza Shopping Center, 444 Ocean Boulevard, Long Branch, New Jersey. Monmouth Community Bank anticipates commencing operations at this branch in the autumn of 2004.


      Monmouth Community Bank offers a full range of retail and commercial banking services to its customers, including checking accounts, savings accounts, money market accounts, certificates of deposit, installment loans, real estate mortgage loans, commercial loans, wire transfers, money orders, traveler's checks, safe deposit boxes, night depository, federal payroll tax deposits, bond coupon redemption, bank by mail, direct deposit, automated teller services, and telephone and internet banking. Monmouth Community Bank has debit card, merchant card and international services available to its customers through correspondent institutions.

      Monmouth Community Bank is a national association chartered by the Office of the Comptroller of the Currency, and its deposits are insured by the Federal Deposit Insurance Corporation. As a community bank, Monmouth Community Bank's emphasis is on providing a broad range of financial products and services to individual consumers, small businesses and professionals in its market area. When a customer's loan requirements exceed Monmouth Community Bank's lending limit, Monmouth Community Bank seeks to arrange such loans on a participation basis with other financial institutions. In addition, Monmouth Community Bank may participate in loans originated by other financial institutions.

      In 2001, Monmouth Community Bank converted from a state-chartered bank to a national association chartered by the Office of the Comptroller of the Currency. The activities permitted by the national association charter and the Office of the Comptroller of the Currency's regulatory parameters and oversight are believed by Bancorp's board of directors to be more consistent with the strategic initiatives of Monmouth Community Bank.

Allaire Community Bank
2200 Highway 35
Post Office Box 440
Sea Girt, New Jersey  08750
(732) 292-1600

      Allaire Community Bank engages in the business of commercial and retail banking. As a community bank, Allaire offers a wide range of services including demand, savings and time deposits and commercial and consumer/installment loans to individuals, small businesses and not-for-profit organizations principally in Monmouth County and Ocean County, New Jersey. Allaire also offers its customers numerous banking products such as safety deposit boxes, a night depository, wire transfers, money orders, travelers checks, automated teller machines, direct deposit, federal payroll tax deposits, telephone and internet banking as well as merchant card and international services through its correspondent institutions. Allaire conducts its operations through its main office located in Wall Township (Sea Girt Post Office), New Jersey, a branch office in Manasquan, New Jersey which opened in April, 1998, a branch office in Neptune City, New Jersey which opened in November, 2000, a branch office in Point Pleasant, New Jersey which opened in January, 2001, a branch office in Bradley Beach, New Jersey which opened in August, 2001, a branch office in Belmar, New Jersey which opened in November, 2002, and its newest branch office in the Shop Rite in Wall Township (Manasquan Post Office), New Jersey, which opened in July, 2004. Allaire also is currently seeking municipal approvals for another branch location at the intersection of Route 34 and Hurley Pond Road, Wall, New Jersey. Allaire is a New Jersey-chartered bank and the Federal Deposit Insurance Corporation insures its deposits up to applicable legal limits.

      Allaire commenced operations in May, 1997. The board of directors and management of Allaire are focused on positioning Allaire to be the dominant bank in the market surrounding its initial primary location. Staff training and superior customer service level guidelines have been established by Allaire, with progress and results continuously monitored by its management. Marketing efforts are focused on product structure and pricing, with delivery coordinated with enhanced components of personal service and responsiveness. Attention to customer service in a growing market is the center point of all activities.

      The banking industry trends, present in Allaire's immediate market, continue to be characterized by the purchase of long standing local banks by organizations with distant management control. This trend generally includes branch location closures and staffing cutbacks, which have enhanced the market's acceptance of the local focus of Allaire in the Sea Girt and surrounding markets. This led to the opening of its branch locations in Manasquan, New Jersey in April, 1998, Neptune City, New Jersey in November, 2000, Point Pleasant, New Jersey in January, 2001, Bradley Beach, New Jersey in August, 2001, Belmar, New Jersey in November, 2002 and its newest location at the Shop Rite in Wall Township, New Jersey which opened in July, 2004. Allaire also is currently seeking municipal approvals for a new branch to be located at the intersection of Route 34 and Hurley Pond Road, Wall, New Jersey. In addition, Allaire is considering additional new branch locations. However, there can be no assurances that Allaire will be successful in opening future branches.

      Allaire is guided by certain important principles--maintaining a community focus in a growing market, rigorous control of asset quality, capitalizing on current market dynamics, maximizing the advances of technology to fully utilize the efficiencies available, emphasizing local transaction account and loan generation, building a sales and service culture to fit the growing environment and attracting highly experienced personnel with proven professional capabilities.

                            THE PROPOSED COMBINATION
             FOR CONSIDERATION AND VOTE BY BANCORP SHAREHOLDERS AND
                              ALLAIRE STOCKHOLDERS


THE DESCRIPTION OF THE COMBINATION AND THE AGREEMENT AND PLAN OF ACQUISITION CONTAINED IN THIS DOCUMENT DESCRIBES THE MATERIAL TERMS OF THE COMBINATION AND RELATED AGREEMENT; HOWEVER, IT DOES NOT PURPORT TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMBINATION AGREEMENT. WE HAVE ATTACHED A COPY OF THE COMBINATION AGREEMENT AS APPENDIX A. WE ENCOURAGE YOU TO READ THE COMBINATION AGREEMENT.


General


      This document is being furnished to the shareholders of Monmouth Community Bancorp and the stockholders of Allaire Community Bank for use at their respective special meetings. The purpose of the special meetings is to consider and vote on the proposal to approve and adopt the agreement and plan of acquisition, dated as of June 30, 2004, by and between Bancorp and Allaire, and the transactions contemplated therein, which provides that, among other things, Bancorp and Allaire will combine, as equals, in a strategic business combination, each outstanding share of Allaire common stock will be exchanged for one share of Bancorp common stock, the size of the board of directors of Bancorp will be increased from ten to twelve directors and comprised of six members of Bancorp's current board and six members of Allaire's current board, and, contemporaneous with the closing of the business combination, the certificate of incorporation of Bancorp will be amended to change Bancorp's name to "Central Jersey Bancorp."


Background of the Combination

      Discussions concerning a strategic business alliance between Bancorp and Allaire initially commenced in April, 2003. On April 10, 2003, Mr. Carl F. Chirico, President and Chief Executive Officer of Allaire, and Mr. Robert S. Vuono, Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary of Allaire, met with Mr. James S. Vaccaro, Chairman and Chief Executive Officer of Bancorp, to discuss banking philosophies and the landscape of community banking in the Monmouth County, New Jersey area. At this meeting, these executive officers and directors of Allaire and Bancorp recognized that their respective organizations shared many of the same business and operational philosophies. Messrs. Chirico, Vuono and Vaccaro also discussed at this meeting possible mutually beneficial business arrangements between the two banking organizations. It was decided that each organization would consider possible business arrangements with the other and that Messrs. Chirico, Vuono and Vaccaro would meet in the future to explore such possible arrangements.

      On June 10, 2003, Messrs. Chirico, Vuono and Vaccaro met to discuss possible business arrangements between Allaire and Bancorp, including whether a business combination between Allaire and Bancorp would be beneficial to both organizations. Recognizing that the growth of their franchises through new branch openings was limited due to the saturation in their markets of banking establishments, Messrs. Chirico, Vuono and Vaccaro determined that a business combination between Allaire and Bancorp would allow for greater market penetration and operational capability through increased efficiencies and a greater lending limit within a relatively short time period. It was also determined that the similar operating philosophies of Allaire and Bancorp should facilitate the integration of the operations of the two organizations into a combined organization.

      On July 15, 2003, Messrs. Chirico, Vuono and Vaccaro met to further explore a potential business combination. At this meeting, it was decided that representatives from the boards of directors of Allaire and Bancorp should meet to continue preliminarily discussions with respect to any business combination involving Allaire and Bancorp.

      On July 24, 2003, Mr. Vaccaro informed the board of directors of Bancorp of the potential interest of Allaire in exploring a business combination with Bancorp. At this meeting of the Bancorp board of directors, Mr. Vaccaro recommended that certain board members meet with representatives from Allaire to further explore potential business combination scenarios. On August 14, 2003, Messrs. Chirico, Vuono and Vaccaro met to plan the meetings to be held between representatives of the respective boards of directors of Allaire and Bancorp. Shortly thereafter, on August 27, 2003 and September 18, 2003, Messrs. Chirico, Vuono and Vaccaro conducted business meetings with a select number of board members from each organization to discuss financial and governance issues with respect to any potential business combination. The members of the Allaire board of directors participating in such meetings were Mr. George S. Callas, Mr. Carl
F. Chirico, Mr. James P. Dugan and Mr. Robert S. Vuono, and the members of the Bancorp board of directors participating in such meetings were Mr. John A. Brockriede, Mr. James S. Vaccaro, Mr. Harold M. Miller, Sr. and Mr. Mark G. Solow.

      On September 24, 2003, the Allaire board of directors was informed of the status of the recent meetings with Bancorp with respect to a potential business combination. At this meeting of the Allaire board of directors, the members of the Allaire board also discussed the outstanding financial and governance issues that needed to be resolved prior to moving forward with any business combination.

      On September 25, 2003, Mr. Vaccaro provided a full overview to Bancorp's board of directors regarding business combination discussions with Allaire. At this meeting of the Bancorp board of directors, Mr. Vaccaro discussed a number of outstanding issues that required resolution if any business combination transaction was to move forward. These issues involved the consideration to be offered by Bancorp to the Allaire stockholders for their shares of Allaire common stock and governance issues concerning the combined organization.

      Based on the inability of Allaire and Bancorp to resolve a number of governance and financial issues, the initial business combination discussions between the two organizations terminated in early October, 2003.

      On March 26, 2004, Mr. Vaccaro and Messrs. Chirico and Vuono met to reevaluate the unresolved issues with respect to a potential business combination. At this meeting, Messrs. Chirico, Vuono and Vaccaro reviewed the unresolved issues and whether such issues could be addressed satisfactorily to both parties. On March 30, 2004, Mr. Vaccaro once again met with

Messrs. Chirico and Vuono to further discuss various business combination scenarios and to outline the unresolved issues with respect to the proposed business combination involving Bancorp and Allaire. The outstanding issues related to financial aspects of the transaction and the governance of the combined organization. Specifically, representatives of Allaire were insistent on a transaction that would result in each share of Allaire common stock being exchanged for one share of Bancorp common stock. In addition, governance issues as they relate to the composition of the prospective board of directors of the combined organization were discussed. Recognizing that the proposed business combination would result in the governance of the combined organization being shared equally by Allaire and Bancorp representatives, the representatives of Bancorp and Allaire also discussed how to address stalemate situations. Shortly after this meeting, the representatives of Allaire and Bancorp reported to their respective boards of directors that preliminary business combination discussions had recommenced between the organizations.

      On April 5, 2004, Mr. Vaccaro and Mr. Vuono spoke regarding the above mentioned financial and governance aspects of the proposed transaction, neither of which had been successfully negotiated before that date.

      On April 12, 2004, Mr. Vaccaro and Bancorp board members, John A. Brockriede and Mark G. Solow, met with Messrs. Chirico, Vuono and Allaire's Chairman of the Board, George S. Callas. At this meeting, the entire concept of merger of equals and the creation of a larger community bank enterprise was discussed in detail. The financial terms of the proposed business combination were reviewed as well as the proposed governance and management structure of the combined organization. In addition, at this meeting, it was tentatively agreed, pending full board review and approval, that Mr. Callas would serve as Chairman of the Board, Mr. Chirico would serve as Vice-Chairman of the Board, and Mr. Vaccaro would serve as President and Chief Executive Officer of the combined organization. In addition, in terms of consideration, a one for one exchange (one share of Allaire common stock to be exchanged for one share of Bancorp common stock after giving effect to a 6 for 5 stock split of Bancorp common stock) was agreed to by the parties, subject to the board approval of each party and the receipt of appropriate fairness opinions. Subsequent to this meeting, both parties agreed that each party should provide a complete update of the negotiated business combination to its board of directors.

      On April 20, 2004, Mr. Vaccaro met with the executive committee of the board of directors of Bancorp to provide an update of the on-going discussions with respect to the proposed business combination transaction that was being negotiated with Allaire. Subsequent to the meeting of the executive committee, on April 29, 2004, the Bancorp board of directors was provided with an update by Mr. Vaccaro of the negotiations with respect to the proposed business combination. At this Bancorp board meeting, the directors of Bancorp unanimously agreed to continue to pursue and negotiate a business combination transaction with Allaire. The Bancorp board also authorized entering into a confidentiality agreement with Allaire, the commencement of due diligence and the retention of an investment banking firm for purposes of rendering financial advice and a fairness opinion in connection with any business combination involving Allaire.

      At the meeting of the Allaire board of directors held on April 28, 2004, Messrs. Chirico and Vuono informed the Allaire board of directors of the status of the negotiations with Bancorp with respect to the proposed business combination. At this Allaire board meeting, the Allaire board voted to continue to pursue the proposed business combination and, in connection therewith, authorized the execution and delivery of a confidentiality agreement with Bancorp and the commencement of a due diligence review of Bancorp.

      On May 4, 2004, a confidentiality agreement jointly prepared by counsel for Bancorp and counsel for Allaire was executed by Mr. Chirico, on behalf of Allaire, and Mr. Vaccaro, on behalf of Bancorp, as well as Mr. Vuono and Anthony Giordano III, the Executive Vice President, Chief Financial Officer and Secretary of Bancorp. On May 7, 2004, Messrs. Chirico, Vuono and Vaccaro met to continue to negotiate governance and organizational issues with respect to the combined organization. Between May 11 and June 1, select representatives from Bancorp and Allaire performed due diligence on their counterparts. The due diligence reviews focused on operating issues, potential risk components, philosophy, policy and procedures, regulatory issues, outsourcing contracts, compliance, audit, balance sheet components (credit, investment, deposits) and human resource issues. On May 12, 2004, Mr. Chirico met with the executive committee of the Allaire board to provide an update with respect to the proposed business combination.

      On May 19, 2004, Messrs. Chirico and Vuono and legal counsel for Allaire met with Messrs. Vaccaro and Giordano and legal counsel for Bancorp. The meeting took place at the offices of corporate counsel for Bancorp. At this meeting, the preliminarily terms and conditions of the proposed business combination to be included in a formal agreement relative thereto were discussed and a draft timeline for the prospective transaction was finalized.

      On May 24, 2004, Messrs. Callas, Chirico and Vuono met with Janney Montgomery Scott LLP, an investment banking firm, with respect to the possible engagement of Janney to serve as financial advisor to Allaire in connection with the proposed business combination being negotiated with Bancorp. At this meeting, Janney and the representatives of Allaire reviewed Bancorp's historical financial performance and the possible effects of a business combination between Bancorp and Allaire.

      On May 26, 2004, the board of directors of Allaire reviewed the proposed terms and conditions of the business combination and the due diligence findings with respect to Bancorp. The Allaire board also reviewed the terms of engagement with respect to the possible engagement of Janney to serve as financial advisor to Allaire with respect to the proposed business combination and render a fairness opinion in connection therewith. At this Allaire board meeting, the Allaire board authorized the engagement of Janney and the preparation of definitive agreements with respect to the proposed business combination. Janney was formally engaged to act as financial advisor to Allaire on May 28, 2004.

      At the meeting of the Bancorp board of directors held on May 27, 2004, Mr. Vaccaro presented a comprehensive overview of the due diligence process and findings with respect to Allaire and the terms and conditions of the proposed business combination with Allaire. He also discussed the engagement letter by which Sandler O-Neill & Partners, L.P. proposed to be engaged as Bancorp's financial advisor. Mr. Vaccaro stated that the engagement letter was fully reviewed by the executive committee of the Bancorp board on May 18, 2004 and that the executive committee recommended approval. Following significant discussions, the Bancorp board of directors unanimously approved engaging Sandler O'Neill as financial advisor. Sandler O'Neill was formally engaged to act as financial advisor to Bancorp on May 28, 2004.

      The respective board of directors of Bancorp and Allaire met jointly for an evening of introduction and discussion on June 16, 2004. The purpose of this meeting was to further build the relationship between the two organizations.

      On June 18, 2004, Mr. Chirico met with certain loan review and compliance management consultants with respect to Bancorp. Inasmuch as these consultants had also provided advice to Bancorp on various banking matters, Bancorp consented to the meeting of the consultants with Mr. Chirico. At this meeting, Mr. Chirico and the consultants reviewed potential issues with respect to the integration of the operations of the two banking organizations.

      On June 23, 2004, the board of directors of Allaire met to discuss the business combination and any outstanding issues relating thereto. Counsel for Allaire provided an overview of the pertinent provisions and discussed their effect on Allaire as combined. In addition, counsel discussed the ramifications of unequal representation of the members of each board at the bank levels. Counsel also explained to the board the requirement of voting agreements and irrevocable proxies and the board's agreement to recommend the transaction to the Allaire stockholders. Counsel discussed the board's fiduciary responsibility with respect to the transaction and advised the board members that they would be getting an updated version of the agreement and plan of acquisition for review and that they could ask any questions they may have with respect to such materials and the terms and conditions of the combination to legal counsel or Janney, Allaire's financial advisor. In addition, the terms and conditions of the definitive agreement were discussed at length. Representatives of Janney provided their preliminary report and discussed with the board their findings regarding the fairness of the combination to the stockholders of Allaire. The Janney representatives answered questions of the board and discussed the impact that increasing or decreasing Bancorp stock prices during the time period from the execution of the agreement and plan of acquisition to the final closing of the combination would have on the fairness of the consideration being offered by Bancorp to Allaire stockholders. The Janney representatives discussed the overall reasoning of the fairness opinion and the factors involved in reaching the conclusions therein. In addition, Allaire's loan review and compliance management consultants provided a report with respect to potential operational integration issues regarding the proposed business combination. The Allaire board concluded that the proposed combination would give both institutions a greater market share and a better opportunity for future growth and expansion in the Monmouth County area.

      On June 24, 2004, Bancorp held a meeting of its board of directors, which was attended by representatives of the investment-banking firm Sandler O'Neill and counsel to Bancorp. Representatives from Sandler O'Neill provided a comprehensive presentation to the board of directors. They spoke in detail on the issues of stock and franchise valuation, company pro forma analysis, comparable peer group analysis, deposit growth and composition comparisons, net interest margin, and overall valuation models for both Bancorp and Allaire. The Sandler

O'Neill representatives stated their belief that the proposed transaction should be significantly accretive to Bancorp's earnings per share. Sandler O'Neill also noted that, based upon the proposed one for one stock exchange (after giving effect for the prospective 6 for 5 stock split), it believed that it would be able to render an opinion that the exchange ratio was fair to Bancorp from a financial point of view. Mr. Vaccaro advised the members of Bancorp's board of directors that they would receive an updated version of the agreement and plan of acquisition, schedules and voting agreement within the next few days. He explained the board's fiduciary duty with respect to the proposed transaction. Mr. Vaccaro continued by advising the Bancorp board members that they should direct any questions that arise from their comprehensive review of the transaction materials to Bancorp's legal counsel, financial advisor or management. At this meeting, it was preliminarily agreed that based upon the terms and conditions of the proposal, Bancorp would enter into the agreement of plan of acquisition on June 30, 2004.

      On June 28, 2004, a meeting was held at the offices of counsel to Bancorp and attended by Messrs. Chirico and Vuono from Allaire, Messrs. Vaccaro and Giordano from Bancorp and Allaire's and Bancorp's respective counsel. At this meeting, final business combination issues were discussed and the initial draft of the press release concerning the proposed business combination was drafted.

      On June 29, 2004, a meeting was held with counsel to Bancorp and counsel to Allaire to review the final draft of the agreement and plan of acquisition and related documents. The meeting was attended by Messrs. Chirico and Vuono from Allaire and Messrs. Vaccaro and Giordano from Bancorp.

      On June 30, 2004, at a board of directors meeting of Bancorp, attended by representatives of counsel to Bancorp and Sandler O'Neill (via voice communication), Sandler O'Neill orally delivered its opinion as to the fairness to Bancorp, from a financial point of view, of the exchange ratio in the proposed business combination and representatives of counsel to Bancorp discussed with the Bancorp board any remaining legal issues. After the legal discussion ended, each of the members of the board of directors of Bancorp voted in favor of entering into the agreement and plan of acquisition with Allaire and consummating the transactions contemplated therein.

      Also on June 30, 2004, the board of directors of Allaire met to discuss and vote on a proposal to approve the agreement and plan of acquisition. At this meeting, counsel to Allaire provided a final report on the status and contents of all transaction documents. Representatives of Janney, Allaire's financial advisor, reviewed certain terms of the transaction, gave their fairness opinion presentation and delivered Janney's written opinion that the combination consideration, as of June 30, 2004, was fair to the Allaire stockholders from a financial point of view. These representatives discussed peer group analysis, deposit growth potential, asset quality, evaluation of the both franchises individually and combined, including the net interest margins of both entities and their performance over the last two years. After such presentation and consultation with Allaire's legal counsel, the members of Allaire's board of directors unanimously approved the combination with Bancorp contemplated by the agreement and plan of acquisition and authorized its execution by Allaire's senior officers.

Recommendation of Allaire's Board of Directors and Reasons for the Combination

      The board of directors of Allaire has exercised tremendous effort in the development and implementation of Allaire's strategic plan to continually increase market share in the Monmouth County, New Jersey area and thus increase stockholder value. Over the course of Allaire's existence, implementation of this strategic plan has resulted in consistent growth and branch expansion. However, in light of the current market place conditions, as well as the time constraints of branch expansion, the Allaire board also has considered the option of growth through the combination with another institution which would not only complement Allaire's already existing footprint, but also enhance its products, services and customer capabilities.

      With the assistance of Allaire's financial advisors, the Allaire board explored the option of a combination with another institution. The Allaire board considered several factors when identifying combination candidates, including the geographic areas covered by such candidates and the compatibility of such candidates with Allaire's existing banking and operational philosophy as well as the compatibility of such candidates' management and board with Allaire's management and board. After completing a review of several candidates and other growth opportunities, the Allaire board determined that a combination with an institution of equal size and stature in the community served by Allaire was the most effective and best option for continued growth. Based on this determination, the Allaire board believed that Bancorp would be a good candidate for a combination. After reviewing the proforma analysis of the proposed combination of Allaire and Bancorp, the Allaire board determined that a combination would be beneficial to both institutions and their respective shareholders/stockholders.

      The members of the board of directors of Allaire have unanimously approved the agreement and plan of acquisition and the transactions contemplated therein. The Board has determined that the agreement and plan of acquisition and the transactions contemplated therein are advisable and in the best interests of Allaire and its stockholders and recommends that you vote "FOR" the proposal to approve and adopt the agreement and plan of acquisition and the transactions contemplated therein.

Opinion of Allaire's Financial Advisor

      Pursuant to the terms of its agreement with Allaire, Janney Montgomery Scott LLC was retained by Allaire to act as its financial advisor in connection with a possible business combination with Bancorp. Allaire selected Janney because of Janney's knowledge of, experience with, and reputation in the financial services industry. Janney agreed to assist Allaire in analyzing, structuring, negotiating and effecting a possible combination. Janney, as part of its investment banking business, is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

      Allaire's board considered and approved the agreement and plan of acquisition at the June 30, 2004 board meeting. Janney delivered to the board its preliminary opinion on June 23, 2004, and its written opinion on June 30, 2004, that as of June 30, 2004, the combination consideration was fair to Allaire's stockholders from a financial point of view.

      The full text of Janney's opinion is attached as Appendix B to this document. Allaire's stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Janney in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion.


      Janney's opinion speaks only as of the date of the opinion. The opinion was directed to the Allaire board of directors and addresses only the fairness, from a financial point of view, of the consideration offered in the combination. It does not address the underlying business decision of Allaire to proceed with the combination or any other aspect of the combination and does not constitute a recommendation to any Allaire stockholder as to how such stockholder should vote at the Allaire special meeting on the combination or any related matter.

      In rendering its opinion, Janney has, among other things:

      (a) reviewed the historical financial performances, current financial positions and general prospects of Allaire and Bancorp;

      (b) considered the proposed financial terms of the combination and examined the projected consequences of the combination with respect to, among other things, market value, earnings and tangible book value per share of the Bancorp common stock;

      (c) to the extent deemed relevant, analyzed selected public information of certain other banks and bank holding companies and compared Allaire and Bancorp from a financial point of view, to these other banks and bank holding companies;

      (d) reviewed the historical market price ranges and trading activity performance of common stock of Allaire and Bancorp;

      (e) reviewed publicly available information such as annual reports and filings with the Securities and Exchange Commission ;

      (f) discussed with certain members of senior management of Allaire and Bancorp the strategic aspects of the combination, including estimated cost savings from the combination and other matters relevant to the future performance of the combined entity;

      (g)   reviewed the agreement and plan of acquisition; and

      (h) performed such other analyses and examinations as Janney deemed necessary.

      In performing its review and in rendering its opinion, Janney has relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Allaire or Bancorp or their respective representatives or that was otherwise reviewed by Janney, and has assumed such accuracy and completeness for purposes of rendering its opinion. Janney has further relied on the assurances of management of Allaire and Bancorp that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Janney has not been asked to and has not undertaken any independent verification of any of such information and Janney does not assume any responsibility or liability for the accuracy or completeness thereof. Janney did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Allaire or Bancorp or any of their subsidiaries, or the collectibility of any such assets, nor has Janney been furnished with any such evaluations or appraisals. Janney did not make any independent evaluation of the adequacy of the allowance for loan losses of Allaire or Bancorp or any of their subsidiaries nor has Janney reviewed any individual credit files and has assumed that their respective allowance for loan losses are adequate to cover such losses and will be adequate on a pro forma basis.

      The earnings projections for Allaire and Bancorp used by Janney in certain of its analyses were based upon discussions with management and internal financial projections in the case of both Allaire and Bancorp. The financial projections provided by the management of Allaire and Bancorp were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as other estimates used by Janney in its analyses, were based on numerous variables and assumptions that are inherently uncertain, and accordingly, actual results could vary materially from those set forth in such projections.

      In performing its analyses, Janney also made numerous assumptions with respect to industry performance, business, economic and market conditions and various other matters, many of which cannot be predicted and are beyond the control of Allaire, Bancorp and the combined company. The analyses performed by Janney are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Janney prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Allaire board on June 30, 2004. In addition, the Janney opinion was among several factors taken into consideration by the Allaire board of directors in making its decision to approve the agreement and plan of acquisition and the combination.

      The following is a summary of the material analyses performed by Janney and presented to the Allaire board on June 30, 2004. The summary is not a complete description of all the analyses underlying Janney's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Janney believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. The financial analyses summarized below include information presented in a tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses.

      Summary of Proposal. Janney reviewed the financial terms of the proposed transaction. Based upon the closing price of Bancorp's common stock of $21.67 on June 23, 2004, and since 100% of the consideration will be paid in Bancorp common stock, Janney calculated an implied transaction value of $21.67 per share. These figures do not give effect to the 5% stock distribution made by Allaire in May, 2004 to its stockholders of record. Based upon Allaire's financial information as of and for the twelve months ended March 31, 2004, Janney calculated the following ratios:

      Transaction Ratios
      ------------------

      Transaction price / LTM EPS                             27.3x
      Transaction price / Est. 2004 EPS                       24.7x
      Transaction price / Tangible book value per share        292%
      Transaction price / Stated book value per share          292%
      Tangible Book Premium / Core Deposits (1)               21.3%

      (1)   Assumes Allaire's total core deposits are $155 million.

      For purposes of Janney's analyses, earnings per share were based on fully diluted earnings per share, and the aggregate transaction value was approximately $48 million, based upon 2.0 million shares of Allaire common stock outstanding and including the intrinsic value of options to purchase approximately 369,881 shares with a weighted average exercise price of $8.28.

      Stock Trading History. Janney reviewed the history of the reported trading prices and volume of Bancorp common stock and the relationship between the movements in the prices of Bancorp's common stock and Allaire's common stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, and the NASDAQ Bank Index. During the one-year period ended June 29, 2004, Allaire's common stock underperformed each of the indices to which it was compared while Bancorp's common stock outperformed each of the indices.

                One-Year Stock Performance of Bancorp and Allaire
                -------------------------------------------------

                               Beginning Index Value        Ending Index Value
                                   June 27, 2003               June 29, 2004
                              -----------------------     ----------------------
Allaire                               100.00%                     104.14%
Nasdaq Bank Index                     100.00%                     117.96%
S&P 500 Index                         100.00%                     116.39%

                               Beginning Index Value        Ending Index Value
                                   June 27, 2003               June 29, 2004
                              -----------------------     ----------------------
Bancorp                               100.00%                     159.18%
Nasdaq Bank Index                     100.00%                     117.96%
S&P 500 Index                         100.00%                     116.39%

      Selected Peer Group Analyses. Janney compared the financial performance and market performance of Allaire and Bancorp to those of a group of New Jersey community banks and bank holding companies with assets between $100 and $400 million. The companies included in the peer group were:

      o     1st Colonial Bancorp

      o     1st Constitution Bancorp

      o     Absecon Bancorp

      o     Advantage Bank

      o     Allaire Community Bank

      o     BCB Bancorp Inc

      o     Boardwalk Bank

      o     Brunswick Bancorp

      o     Community Bank of Bergen County

      o     Cornerstone Bank

      o     Elmer Bancorp Inc.

      o     Hilltop Community Bank

      o     Hopewell Valley Community Bank

      o     Monmouth Community Bancorp

      o     Parke Bank

      o     Penn Bancshares

      o     Somerset Hills Bancorp

      o     Sterling Bank

      o     Sussex Bancorp

      o     Town Bank of Westfield

      o     Two River Community Bank

      For purposes of such analysis, the financial information used by Janney was as of and for the twelve months ended March 31, 2004. Stock price information was as of June 29, 2004. Certain financial data prepared by Janney, and as referenced in the tables presented below, may not correspond to the data presented in Allaire's and Bancorp historical financial statements, as a result of the different periods, assumptions and methods used by Janney to compute the financial data presented.

      The results of this analysis are summarized in the following table:

                                                                               New Jersey Peer
                                                      Allaire      Bancorp      Group Median
                                                     ---------    ---------   ----------------
Total Assets (in millions)                              $189          $237           $203
Tangible equity/tangible assets                         7.74%         6.57%          8.99%
Loans/assets                                            60.7%         51.6%          60.7%
Loans/deposits                                          66.7%         56.6%          72.7%
Borrowings/assets                                        0.8%          2.2%           1.7%
Non-performing assets for more than 90 days/assets        --%         0.02%          0.06%
Loan loss reserve/Non-performing assets for more
  than 90 days                                            NM%           NM%        220.29%
Return on average total assets                          0.96%         0.31%          0.76%
Return on average shareholders' equity                 12.24%         4.35%          6.13%
Net interest margin                                     4.81%         3.49%          3.88%
Efficiency ratio                                       66.87%        83.55%         72.27%
Noninterest income/average assets                       0.35%         0.34%          0.33%
Noninterest expense/average assets                      3.16%         3.04%          3.04%
Price/last twelve months earnings per share             22.8x           NMx          22.7x
Price/tangible book value per share                    242.3%        288.2%         162.7%
Dividend yield                                            --%           --%            --%

      Discounted Cash Flow Analysis. Janney estimated the present value of Allaire's common stock based on a continued independence scenario by estimating the future stream of earnings of Allaire over the period beginning September 2004 and ending in December 2009. Based on discussions with Allaire's management an earnings growth rate of 12.5% was used to project earnings. To approximate the terminal value of Allaire's common stock at December 31, 2009, Janney applied price/earnings multiples ranging from 14.0x to 22.0x and multiples of tangible book value ranging from 125% to 225%. The dividend income streams and terminal values were then discounted to present values using discount rates ranging from 8.0% to 12.0%. The discount rates were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Allaire common stock. This analysis indicated an implied range of values from $12.31 to $23.42 when applying the price/earnings multiples and $9.88 to $21.53 when applying multiples of tangible book value.

      Janney also estimated the present value of the combined company's common stock by estimating the future stream of earnings of the combined company over the period beginning September 2004 and ending in December 2009. Based on discussions with management, an earnings growth rate of 15.0% was used to project earnings. To approximate the terminal value of combined company's common stock at December 31, 2009, Janney applied price/earnings multiples ranging from 15.0x to 23.0x and multiples of tangible book value ranging from 185% to 285%. The dividend income streams and terminal values were then discounted to present values using discount rates ranging from 8.0% to 12.0%. The discount rates were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of combined company's common stock. This analysis indicated an implied range of values from $14.80 to $27.22 when applying the price/earnings multiples and $15.69 to $28.99 when applying multiples of tangible book value.

      In connection with the discounted cash flow analysis performed, Janney considered and discussed with Allaire's board how the present value analysis would be affected by changes in the underlying assumptions, including variations with respect to the growth rate of assets and net income. Janney noted that the discounted cash flow analysis is a widely used valuation methodology but noted that it relies on numerous assumptions that must be made, and the results thereof are not necessarily indicative of the actual values or expected values of Allaire or combined company common stock.

      Contribution Analysis. Janney reviewed the relative contributions to be made by Allaire and Bancorp to the pro form combined company, based on financial information at and for the twelve months ended March 31, 2004. This analysis indicated that the implied contributions to the combined company were as follows:

                                               Allaire        Bancorp
                                             -----------    -----------
     Market Cap                                 46.8%          53.2%
     Assets                                     44.4%          55.6%
     Loans, net of allowance                    48.4%          51.6%
     Total Deposits                             44.3%          55.7%
     Total Equity                               48.4%          51.6%
     Net Income (proj. 2004)                    60.9%          39.1%

      Financial Impact Analysis. Janney performed a pro forma combination analysis that combined projected balance sheet and income statement information of Bancorp and Allaire. Certain assumptions regarding acquisition adjustments and cost savings were used to calculate the financial impact that Bancorp would have on certain projected financial results. This analysis indicated that the pro forma combined company's earnings per share is expected to be slightly lower as compared to Allaire's stand alone earnings per share projections within the first twelve months of combined operations. This analysis also indicated that the pro forma combined company's book value per share and tangible book value per share is expected to be higher as compared to Allaire's stand alone book value per share and tangible book value per share within the first twelve months of combined operations. This analysis was based in part on internal projections provided by Bancorp's and Allaire's management team. The actual results achieved by the combined company may vary from the projected results, and the variation may be material.

      Janney has acted as financial advisor to Allaire in connection with the combination and will receive a fee for its services, a portion of which is contingent upon the consummation of the combination. Allaire will pay Janney a $100,000 advisory fee, of which Janney was paid $75,000 at the time of signing the agreement and plan at acquisition. In addition, Allaire has agreed to reimburse certain of Janney's reasonable out-of-pocket expenses incurred in connection with its engagement and has also agreed to indemnify Janney for certain liabilities arising out of rendering its opinion. In addition, in the ordinary course of Janney's business as a broker-dealer, Janney may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Allaire or Bancorp for its own account or for the accounts of its customers.

Recommendation of Bancorp's Board of Directors and Reasons for the Combination

      The board of directors of Bancorp has always engaged in strategic deliberations regarding its existing franchise and the appropriate manner to expand and increase its market share in order to enhance shareholder value. The Bancorp board thoroughly discussed a number of strategic options to expand and increase Bancorp's market share, including organic growth and strategic alliances. While organic growth has always been pursued by Bancorp through selective branch openings, the Bancorp board of directors recognized that the market in which Monmouth Community Bank is operating has become somewhat "overcrowded" with banking institutions. When assessing strategic direction, it became apparent over a period of time that pursuing a combination with a viable banking institution in either complementary or contiguous markets should be pursued. Additionally, certain operating and geographic criteria for a potential business combination were reviewed.

      After a period of time performing independent due diligence, it was determined that Allaire fit the developed criteria in terms of its franchise and corporate value system. In addition, market based pricing which would be required to potentially consummate a transaction would result in a combined entity whose attributes were consistent with the strategic mandate to add value to all of its shareholders.

      The members of the board of directors of Bancorp have unanimously approved the agreement and plan of acquisition and the transactions contemplated therein. The board has determined that the agreement and plan of acquisition and the transactions contemplated therein are advisable and in the best interests of Bancorp and its shareholders and recommends that you vote "FOR" the proposal to approve and adopt the agreement and plan of acquisition and the transactions contemplated therein.

Opinion of Bancorp's Financial Advisor

      By letter dated May 12, 2004, Bancorp retained Sandler O'Neill to act as its financial advisor in connection with a possible business combination with Allaire. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with combinations and acquisitions and other corporate transactions.

      Sandler O'Neill acted as financial advisor to Bancorp in connection with the proposed combination and participated in certain aspects of the negotiations leading to the agreement and plan of acquisition. At the June 30, 2004 meeting of the board of directors of Bancorp at which Bancorp's board considered and approved the agreement and plan of acquisition, Sandler O'Neill delivered to the board its oral opinion, subsequently confirmed in writing that, as of June

30, 2004, the exchange ratio was fair to Bancorp from a financial point of view. The exchange ratio and Sandler O'Neill's analyses as set forth below each give effect to the 6 for 5 stock split distributed on July 30, 2004 to shareholders of record of Bancorp as of July 15, 2004.


      The full text of Sandler O'Neill's opinion is attached as Appendix C to this document. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge Bancorp shareholders to read the entire opinion carefully in connection with their consideration of the proposed business combination.


      Sandler O'Neill's opinion speaks only as of the date of the opinion. The opinion was directed to the Bancorp board and is directed only to the fairness of the exchange ratio to Bancorp from a financial point of view. It does not address the underlying business decision of Bancorp to engage in the combination or any other aspect of the combination and is not a recommendation to any Bancorp shareholder as to how such shareholder should vote at the Bancorp special meeting with respect to the combination or any other matter.

      In connection with rendering its opinion, Sandler O'Neill reviewed and considered, among other things:

      (1)   the agreement and plan of acquisition;

      (2) certain publicly available financial statements and other historical financial information of Bancorp that Sandler O'Neill deemed relevant;

      (3) certain audited financial statements and other historical financial information of Allaire that Sandler O'Neill deemed relevant;

      (4) internal financial projections for Bancorp for the years ending December 31, 2004 through 2007 prepared by and reviewed with management of Bancorp;

      (5) internal financial projections for Allaire for the years ending December 31, 2004, through 2008 prepared by and reviewed with management of Allaire;

      (6) the pro forma financial impact of the combination on Bancorp and Allaire, based upon assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by the managements of Bancorp and Allaire and the relative pro forma ownership of the shareholders of Bancorp and Allaire in the combined company;

      (7) the relative contributions of assets, liabilities, equity and earnings of Bancorp and Allaire to the resulting institution;

      (8) the publicly reported historical price and trading activity for Bancorp's and Allaire's common stock, including a comparison of certain financial and stock market information for Bancorp and Allaire with similar publicly available information for certain other companies the securities of which are publicly traded;


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

      (9) the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

      (10) the current market environment generally and the banking environment in particular; and

      (11) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

      Sandler O'Neill also discussed with certain members of senior management of Bancorp the business, financial condition, results of operations and prospects of Bancorp and held similar discussions with certain members of senior management of Allaire regarding the business, financial condition, results of operations and prospects of Allaire.

      In performing its reviews and analyses and in rendering its opinion, Sandler O'Neill assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it and further relied on the assurances of management of Bancorp and Allaire that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Sandler O'Neill was not asked to and did not independently verify the accuracy or completeness of any of such information and it did not assume any responsibility or liability for the accuracy or completeness of any of such information. Sandler O'Neill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of Bancorp or Allaire or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it did not make an independent evaluation of the adequacy of the allowance for loan losses of Bancorp or Allaire, nor did it review any individual credit files relating to Bancorp or Allaire. With Bancorp's consent, Sandler O'Neill assumed that the respective allowances for loan losses for both Bancorp and Allaire were adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Sandler O'Neill did not conduct any physical inspection of the properties or facilities of Bancorp or Allaire.

      Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the agreement and plan of acquisition and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the agreement and plan of acquisition are not waived. Sandler O'Neill also assumed, with Bancorp's consent, that there has been no material change in Bancorp's and Allaire's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to them, that Bancorp and Allaire will remain as going concerns for all periods relevant to its analyses, and that the combination will qualify as a tax-free reorganization for federal income tax purposes. With Bancorp's consent, Sandler O'Neill relied upon the advice Bancorp received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the combination and the other transactions contemplated by the agreement and plan of acquisition.

      In rendering its opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O'Neill's comparative analyses described below is identical to Bancorp or Allaire and no transaction is identical to the combination. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or combination transaction values, as the case may be, of Bancorp or Allaire and the companies to which they are being compared.

      The earnings projections used and relied upon by Sandler O'Neill for Bancorp and Allaire in its analyses were based upon internal financial projections furnished by management of Bancorp and Allaire, respectively. With respect to such financial projections and estimates and all projections of transaction costs, purchase accounting adjustments and expected cost savings relating to the combination, Bancorp's and Allaire's management confirmed to Sandler O'Neill that they reflected the best currently available estimates and judgments of such management of the future financial performance of Bancorp and Allaire, respectively, and Sandler O'Neill assumed for purposes of its analyses that such performances would be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based. These projections, as well as the other estimates used by Sandler O'Neill in its analyses, were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections.

      In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Bancorp, Allaire and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Bancorp board at the board's June 30, 2004 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of Bancorp's common stock or Allaire's common stock or the prices at which Bancorp's common stock or Allaire's common stock may be sold at any time.

      Summary of Proposal. Sandler O'Neill reviewed the financial terms of the proposed transaction based upon an implied transaction value of $24.14 per share. The aggregate transaction value was approximately $54 million, based upon approximately 1.97 million of Allaire's fully diluted shares outstanding plus the value of outstanding options to purchase 388,375 shares of Allaire common stock calculated using the implied transaction value per share less a weighted average exercise price of $7.91 per share. Sandler O'Neill noted that the transaction value represented a 34.11% premium over the June 28, 2004 closing price of Allaire's common stock. These figures give effect to the 5% stock distribution made by Allaire in June, 2004.

      Stock Trading History. Sandler O'Neill reviewed the history of the reported trading prices and volume of Bancorp's common stock and Allaire's common stock and the relationship between the movements in the prices of Bancorp's common stock and Allaire's common stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the NASDAQ Bank Index, the Standard & Poor's Bank Index and the weighted average performance (based upon market capitalization) of a composite peer group of publicly traded commercial banks for Bancorp and Allaire selected by Sandler O'Neill. The institutions included in the peer group for Bancorp and Allaire are identified under "Comparable Company Analysis" below (except that Elmer Bancorp, Inc. and Stewardship Financial Corporation were excluded from the peer group for purposes of this analysis). During the period beginning on June 25, 2003 and ending June 28, 2004, Bancorp's common stock generally underperformed its peer group and each of the indices to which it was compared for the last six months of 2003 and generally performed above its peer group and those indices from the beginning of 2004 through June 28, 2004. During the period beginning June 25, 2001 and ending June 28, 2004, Bancorp's common stock generally outperformed its peer group and each of the indices to which it was compared.

                           Bancorp's Stock Performance
                           ---------------------------

                                  Beginning Index Value       Ending Index Value
                                      June 25, 2003             June 28, 2004
                                      -------------             -------------
Bancorp                                  100.00%                    153.24%
Bancorp peer group                       100.00                     131.82
NASDAQ Bank Index                        100.00                     118.39
S&P Bank Index                           100.00                     114.70
S&P 500 Index                            100.00                     116.20


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

                                  Beginning Index Value       Ending Index Value
                                      June 25, 2003             June 28, 2004
                                      -------------             -------------
Bancorp                                  100.00%                    222.38%
Bancorp peer group                       100.00                     189.52
NASDAQ Bank Index                        100.00                     139.61
S&P Bank Index                           100.00                     117.61
S&P 500 Index                            100.00                      93.60

      During the period beginning on June 25, 2003 and ending June 28, 2004, Allaire's common stock generally performed below its peer group and each of the indices to which it was compared. During the period beginning June 25, 2001 and ending June 28, 2004, Allaire's common stock generally outperformed its peer group and each of the indices to which it was compared (after mid-2002).

                           Allaire's Stock Performance
                           ---------------------------

                                  Beginning Index Value       Ending Index Value
                                      June 25, 2003             June 28, 2004
                                      -------------             -------------
Allaire                                  100.00%                    108.00%
Allaire peer group                       100.00                     131.82
NASDAQ Bank Index                        100.00                     118.39
S&P Bank Index                           100.00                     114.70
S&P 500 Index                            100.00                     116.20

                                  Beginning Index Value       Ending Index Value
                                      June 25, 2001             June 28, 2004
                                      -------------             -------------
Allaire                                  100.00%                    191.56%
Allaire peer group                       100.00                     189.52
NASDAQ Bank Index                        100.00                     139.61
S&P Bank Index                           100.00                     117.61
S&P 500 Index                            100.00                      93.60

      Comparable Company Analysis. Sandler O'Neill used publicly available information to compare selected financial and market trading information for Bancorp, Allaire and a group of financial institutions selected by Sandler O'Neill. The peer group consisted of the following publicly traded commercial banks located in the State of New Jersey with total assets between $162.5 million and $440.1 million:

      SVB Financial Services, Inc.            Shrewsbury Bancorp
      Stewardship Financial Corp.             BCB Bancorp, Inc.
      Sterling Bank                           Sussex Bancorp
      Boardwalk Bank                          Community Bank of Bergen County
      Parke Bank                              Elmer Bancorp, Inc.
      Somerset Hills Bancorp                  Two River Community Bank
      Penn Bancshares, Incorporated


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

      The analysis compared publicly available financial and market trading information for Bancorp, Allaire and the median data for the peer group for the four-year period ended March 31, 2004 and the high, low, mean and median data for Bancorp, Allaire and the peer group as of and for the twelve months ended March 31, 2004. The table below compares the data for Bancorp, Allaire and the median data for the Peer Group as of and for the twelve-month period ended March 31, 2004 (or in cases where March data was not available, the twelve-months ended December 31, 2003), with pricing data as of June 25, 2004.

                            Comparable Group Analysis
                            -------------------------

                                          Bancorp       Allaire     Peer Group
                                         ---------     ---------   ------------

Total assets (in millions)                $237.3        $189.2         $242.3

Tangible equity/tangible assets             6.57%         7.74%          8.99%

Return on average assets                    0.31%         0.99%          0.93%

Return on average equity                    4.46%        12.71%         10.41%

Price/tangible book value per share       273.53%       235.52%        177.57%

Price/LTM earnings per share               67.07x        22.15x         22.78x

Market Capitalization (in millions)         $42.6         $34.5          $37.1

      Discounted Dividend Stream and Terminal Value Analysis. Sandler O'Neill performed an analysis that estimated the future stream of after-tax dividend flows of Bancorp through December 31, 2007 under various circumstances, assuming Bancorp's projected dividend stream and that Bancorp performed in accordance with earnings per share projections reviewed with management. To approximate the terminal value of Bancorp common stock at December 31, 2007, Sandler O'Neill applied price/earnings multiples ranging from 12.5x to 25x and multiples of tangible book value ranging from 150% to 300%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Bancorp common stock. As illustrated in the following tables, this analysis indicated an imputed range of values per share of Bancorp common stock of $8.23 to $20.39 when applying the price/earnings multiples and $9.95 to $24.67 when applying multiples of tangible book value. The closing price of Bancorp common stock on June 28, 2004 was $24.14.

                          Earnings Per Share Multiples
                          ----------------------------

     Discount Rate    12.5x     15.0x      17.5x      20.0x     22.5x      25.0x
     -------------    -----     -----      -----      -----     -----      -----
          9.0%        10.19     12.23      14.27      16.31     18.35      20.39
         10.0%         9.83     11.79      13.76      15.73     17.69      19.66
         11.0%         9.48     11.38      13.27      15.17     17.06      18.96
         12.0%         9.15     10.97      12.80      14.63     16.46      18.29
         13.0%         8.83     10.59      12.36      14.12     15.89      17.65
         14.0%         8.52     10.22      11.93      13.63     15.34      17.04
         15.0%         8.23      9.87      11.52      13.16     14.81      16.46


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

                     Tangible Book Value Per Share Multiples
                     ---------------------------------------

     Discount Rate    150%      180%       210%       240%       270%      300%
     -------------    ----      ----       ----       ----       ----      ----
          9.0%        12.33     14.80      17.27      19.74     22.20      24.67
         10.0%        11.89     14.27      16.65      19.03     21.41      23.78
         11.0%        11.47     13.76      16.06      18.35     20.64      22.94
         12.0%        11.07     13.28      15.49      17.70     19.92      22.13
         13.0%        10.68     12.81      14.95      17.09     19.22      21.36
         14.0%        10.31     12.37      14.43      16.49     18.56      20.62
         15.0%         9.95     11.95      13.94      15.93     17.92      19.91

      Sandler O'Neill performed a similar analysis that estimated the future stream of after-tax dividend flows of Allaire through December 31, 2007 under various circumstances, assuming Allaire performed in accordance with the earnings per share projections furnished by Allaire management. To approximate the terminal value of Allaire common stock at December 31, 2007, Sandler O'Neill applied price/earnings multiples ranging from 12.5x to 25x and multiples of tangible book value ranging from 150% to 300%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Allaire common stock. As illustrated in the following tables, this analysis indicated an imputed range of values per share of Allaire common stock of $9.44 to $22.77 when applying the price/earnings multiples and $11.05 to $26.67 when applying multiples of tangible book value. The implied transaction value of the combination as calculated by Sandler O'Neill was $24.14 per share.

                          Earnings Per Share Multiples
                          ----------------------------

     Discount Rate    12.5x      15.0x     17.5x     20.0x      22.5x      25.0x
     -------------    -----      -----     -----     -----      -----      -----
          9.0%        11.39     13.66     15.94      18.22      20.49      22.77
         10.0%        11.03     13.23     15.44      17.64      19.85      22.06
         11.0%        10.68     12.82     14.96      17.09      19.23      21.37
         12.0%        10.35     12.42     14.50      16.57      18.64      20.71
         13.0%        10.04     12.04     14.05      16.06      18.07      20.07
         14.0%         9.73     11.68     13.62      15.57      17.52      19.46
         15.0%         9.44     11.33     13.21      15.10      16.99      18.88

                     Tangible Book Value Per Share Multiples
                     ---------------------------------------

     Discount Rate     150%       180%      210%      240%       270%       300%
     -------------     ----       ----      ----      ----       ----       ----
          9.0%        13.33      16.00     18.67     21.34      24.00      26.67
         10.0%        12.92      15.50     18.08     20.66      23.25      25.83
         11.0%        12.51      15.02     17.52     20.02      22.52      25.03
         12.0%        12.13      14.55     16.98     19.40      21.83      24.25
         13.0%        11.75      14.11     16.46     18.81      21.16      23.51
         14.0%        11.40      13.68     15.96     18.24      20.52      22.80
         15.0%        11.05      13.27     15.48     17.69      19.90      22.11


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

      In connection with its analyses, Sandler O'Neill considered and discussed with the Bancorp Board how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to net income. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

      Contribution Analysis. Sandler O'Neill reviewed the relative contributions to be made by Bancorp and Allaire to the combined institution based on financial information of both companies as of or for the twelve months ended March 31, 2004. The percentage of pro forma shares owned was determined using the exchange ratio of 1.00. This analysis indicated that the implied contributions to the combined entity were as follows:

                              Contribution Analysis
                              ---------------------

                                                   Allaire        Bancorp
                                                   -------        -------

             Net loans                              48.4%          51.6%

             Total assets                           44.4%          55.7%
             Deposits                               44.3%          55.7%
             Borrowings                             22.5%          77.5%

             Total equity                           48.4%          51.6%

             Last twelve months' net income         72.2%          27.8%

             Market capitalization (1)              46.8%          53.2%

             Pro forma ownership                    51.9%          48.1%

----------
(1)   Based upon closing stock prices as of June 28, 2004.

      Pro Forma Combination Analysis. Sandler O'Neill analyzed certain potential pro forma effects of the combination, assuming the following: (1) the combination closes in the fourth quarter of 2004, (2) 100% of the Allaire shares of common stock are exchanged for Bancorp common stock at an exchange ratio of 1.00, after giving effect to Bancorp's 6 for 5 stock split, (3) earnings per share projections for Bancorp remain consistent with internal financial projections for 2004 through 2007, (4) earnings per share projections for Allaire consistent with internal financial projections for 2004 through 2008,
(5) purchase accounting adjustments, charges and transaction costs associated with the combination and cost savings determined by the senior managements of Bancorp and Allaire. The analysis indicated that for the year ending December 31, 2005 (the first full year following completion of the combination), the combination would be significantly accretive to Bancorp's projected earnings per share and, that at December 31, 2004 (the assumed closing date of the combination), the combination would be dilutive to tangible book value per share. The analysis also indicated that, from the point of view of a shareholder of Allaire, at December 31, 2005, the combination would be dilutive to projected earnings per share and, at December 31, 2004, would be dilutive to tangible book value per share. In connection with its pro forma analyses, Sandler O'Neill considered and discussed with the Bancorp board of directors how the analyses would be affected by changes in the underlying assumptions, including variations with respect to the amount of the net balance sheet mark. The actual results achieved by the combined company may vary from projected results and the variations may be material.

      Bancorp has agreed to pay Sandler O'Neill a transaction fee of $100,000 in connection with the combination. $75,000 of that fee was paid to Sandler O'Neill at the time of the issuance of its opinion. The remainder of the transaction fee is payable and contingent upon consummation of the combination. Bancorp has also agreed to reimburse certain of Sandler O'Neill's reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

      Sandler O'Neill has in the past provided other investment banking services to Bancorp and received compensation for such services and may provide, and receive compensation for, such services in the future, including during the pendency of the combination. In the ordinary course of its business as a broker-dealer, Sandler O'Neill may purchase securities from and sell securities to Bancorp and Allaire and their respective affiliates and may actively trade the debt and/or equity securities of Bancorp and Allaire and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Consideration for the Combination


      In the combination, each outstanding share of Allaire common stock (other than dissenting shares and shares held in treasury by Allaire, if any) shall be exchanged for the right to receive one share of common stock of Bancorp. In order to achieve a one-for-one exchange ratio between shares of Allaire common stock and shares of Bancorp common stock, Bancorp effected a 6 for 5 stock split for holders of record on July 15, 2004. Because of the one-for-one exchange ratio, no fractional shares of Bancorp common stock will result from the combination.


      Allaire stockholders and Bancorp shareholders have the right to dissent from the combination and to receive payment in cash for the fair value of their shares of Allaire common stock or Bancorp common stock, as applicable. See page 92.

Procedure for Exchange of Shares and the Certificates Representing the Shares


      At or prior to the combination, Bancorp will deposit with Registrar and Transfer Company, the exchange agent engaged for the combination, the certificates representing the shares of Central Jersey Bancorp common stock to be issued in exchange for outstanding shares of Allaire common stock. As soon as practicable after the combination, Registrar and Transfer Company will mail to each holder of record of one or more Allaire stock certificates a letter of transmittal and instructions for surrendering their Allaire certificates in exchange for certificates representing the shares of Central Jersey Bancorp common stock to be received in the combination.

      Upon surrendering his, her or its certificates representing shares of Allaire common stock, together with the signed letter of transmittal, an Allaire stockholder shall be entitled to receive, as applicable, (a) a certificate representing the number of shares of Central Jersey Bancorp common stock to which such Allaire stockholder shall have become entitled, and (b) a check representing the amount of any dividends or distributions, without interest, which may be payable with respect to such shares of Central Jersey Bancorp common stock. Until an Allaire stockholder surrenders his, her or its Allaire stock certificates for exchange after completion of the combination, such Allaire stockholder will not be paid dividends or other distributions declared with respect to Central Jersey Bancorp common stock. All surrendered Allaire stock certificates will be cancelled as of the effective time of the combination, and there will be no further transfers of Allaire common stock, other than to settle transfers that occurred prior to the effective time.

      If any certificate representing shares of Central Jersey Bancorp common stock is to be issued in a name other than that in which the Allaire stock certificate surrendered for exchange is registered, it will be a condition to the issuance of such shares of Central Jersey Bancorp common stock that the surrendered certificate be properly endorsed or otherwise in proper form for transfer, and that the person requesting such exchange shall either (a) pay to Registrar and Transfer Company in advance any transfer or other taxes required because of the issuance of a certificate in any name other than that of the registered holder of the certificate surrendered, or (b) establish to the satisfaction of Registrar and Transfer Company that the tax has been paid or is not payable.


      If an Allaire stockholder's stock certificate has been lost, stolen or destroyed, the stockholder will be required to prove ownership of the certificate and that it was lost, stolen or destroyed before such Allaire stockholder will receive any consideration for such shares. Upon request, Registrar and Transfer Company will send an Allaire stockholder instructions on how to provide evidence of ownership and the procedure for obtaining replacement certificates. Such process may require the payment of a fee.


      Any portion of the shares of Central Jersey Bancorp common stock made available to Registrar and Transfer Company that remains unclaimed by Allaire stockholders for one year from the closing date of the combination shall be returned to Central Jersey Bancorp. Any Allaire stockholders who have not exchanged their shares of Allaire common stock in accordance with the agreement and plan of acquisition before that time may look only to Central Jersey Bancorp for delivery of the shares of Central Jersey Bancorp common stock, and payment of any unpaid dividends and distributions on the Central Jersey Bancorp common stock deliverable in respect of their Allaire common stock, without interest. In the event an Allaire stockholder does not properly claim the shares of Central Jersey Bancorp common stock he, she or it is entitled to receive in the combination within certain state statutory time periods, such shares may become subject to applicable abandoned property, escheat or similar laws. None of Bancorp, Allaire, Registrar and Transfer Company or any other person will be liable to any former Allaire stockholder for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

Treatment of Allaire Stock Options


      Each option to purchase shares of Allaire common stock outstanding and unexercised immediately prior to the combination will be converted into an option to purchase the same number of shares of Central Jersey Bancorp common stock. The per share exercise price for Central Jersey Bancorp common stock issuable upon the exercise of the converted Allaire stock options will be equal to the exercise price per share of Allaire common stock at which an Allaire stock option was exercisable immediately prior to the combination, except that any necessary adjustments to incentive stock options shall be made so that such awards comply with applicable provisions of the Internal Revenue Code of 1986, as amended.


      Following conversion, the Allaire stock options will be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) that applied to the options prior to the effective time of the combination, but taking into account any changes to the options, including acceleration of the options, if any, that may apply to the Allaire stock options by reason of the combination.

      Bancorp will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the agreement and plan of acquisition to any holder of Allaire stock options any amount that Bancorp is required to deduct and withhold under any provision of federal, state, local or foreign tax law. Any withheld amounts will be treated for all purposes of the agreement and plan of acquisition as having been paid to the Allaire stock option holder from whom the amount was withheld by Bancorp.

Employee Matters

      After the closing of the combination, Bancorp intends to form a joint committee with equal representatives of Allaire and Bancorp in order to solicit recommendations to management concerning the types of benefits that may be offered to employees of both companies consistent with the types of benefits offered in the industry or marketplace. Until Allaire and Bancorp implement their joint employee benefit plans, the existing employee benefit plans of each of Bancorp and Allaire shall remain in effect. Allaire and Bancorp will recognize the tenure of Allaire employees, and will honor and assume the liabilities arising out of Allaire's employees' rights and credit Allaire employees in respect of accrued paid time off and time accrued for illness, for purposes of determining benefits available to employees under Allaire's or Bancorp's employee benefit plans subsequent to the closing date of the combination.

Interests of Directors and Officers in the Combination

      Bancorp's and Allaire's directors and executive officers have interests in the combination that are in addition to their interests as shareholders and stockholders of the respective entities. The Bancorp and Allaire boards of directors considered these interests in deciding to approve the agreement and plan of acquisition and the transactions contemplated therein.

      Employment and Change of Control Agreements. Allaire is party to an employment agreement with Mr. Carl F. Chirico, the President and Chief Executive Officer of Allaire, which agreement became effective on June 2, 2003, and a change of control agreement with each of

Messrs. Robert S. Vuono, Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary of Allaire, and Robert K. Wallace, Executive Vice President and Senior Loan Officer of Allaire, each of which agreements became effective on March 26, 2003.

      Mr. Chirico's employment agreement provides that he will be employed by Allaire as President and Chief Executive Officer for a term of three years. If his employment is terminated by reason of a change in control or he is not employed by any successor entity to Allaire as its President and Chief Executive Officer, with the same responsibilities, salary and proximity to his current residence, then Mr. Chirico is entitled to receive, among other things, 18 months' current salary and benefits, including life insurance, family health insurance, and the value of Allaire's contributions to his 401(k) plan for such 18-month period. The right to receive this severance payment and benefits is conditioned upon Mr. Chirico's continued employment and assistance during the transition period until the change in control transaction is complete.


      Upon completion of the combination, Mr. Chirico will be the Vice Chairman of Bancorp, Allaire and Monmouth Community Bank, but will not serve as the President and Chief Executive Officer of any of these organizations. Consequently, Mr. Chirico will be eligible to receive a cash payment of $319,185 and the additional benefits provided under his existing employment agreement upon consummation of the combination. The total amount to be paid Mr. Chirico under his existing employment agreement will be payable by Bancorp upon the termination of Mr. Chirico's employment with Bancorp or Mr. Chirico's election to become a part-time employee of Bancorp. Such amount will be paid in annual installments not to exceed $100,000. Further, upon the termination of Mr. Chirico's full-time status as an employee of Bancorp, Bancorp will pay the cost of health care coverage for Mr. Chirico and his spouse to the same extent as it does for its full-time employees for the remainder of their lives. Mr. Chirico and Bancorp will enter into an agreement which will provide for the change of control payments and benefits afforded to him in his agreement with Allaire.


      Both of Messrs. Vuono and Wallace entered into separate agreements with Allaire which grant each of these officers certain rights in the event of a change in control of Allaire. Under their respective agreements, if they are not offered comparable employment by Allaire's successor for at least the same compensation and benefits and in close proximity to their current homes, pursuant to a written employment contract with a term of 18 months, they will be entitled to a severance package consisting of 18 months' current salary and benefits, including life insurance, family health insurance, and the value of Allaire's contributions to their 401(k) plans for such 18-month period. The right to receive this severance payment and benefits is conditioned upon such officer's continued employment and assistance during the transition period until the change in control transaction is complete. If the contract between the officer and Allaire's successor is terminated without cause or good reason by the successor or by the officer for any reason within 18 months of the change in control, the officer's severance package will be reduced by the amount of months that the officer actually worked for the successor, but shall not be reduced to less than 12 months' severance.


      Each of Messrs. Vuono and Wallace will be offered a change of control agreement by Bancorp containing terms and conditions comparable to each officer's current change of control agreement with Allaire. These change of control agreements will go into effect on the effective date of the combination. It is anticipated that both Messrs. Vuono and Wallace will enter into these change of control agreements with Bancorp. Consequently, in the event either Messrs. Vuono or Wallace elects to leave the employ of Bancorp within 18 months of the effective date of the combination or is terminated without cause or good reason by Bancorp, he will be entitled to up to 18 months of severance, but not less than 12 months of severance.

      Vesting of Bancorp Stock Options. All unvested options to acquire Bancorp common stock outstanding immediately before the combination shall vest, and the holders thereof may exercise their options at any time during the original term provided for exercise as set forth in the respective stock option agreements.


      Summary of Payments and Benefits. The following table summarizes, for the current executive officers and/or directors of Allaire and Bancorp, the estimated value of payments and benefits, the payment of which is contingent on, or accelerated by, the combination:

                                                              Employment/
                                                               Change in         Value of
                                                                Control       Options Vesting
                                                               Agreements       Upon Closing         Total
                                                              ------------   -----------------    ------------
Allaire's Current Executive Officers (1)

Carl F. Chirico(2)                                             $  420,069        $        0        $  420,069
Robert S. Vuono                                                   232,131                 0           232,131
Robert K. Wallace                                                 199,662                 0           199,662
                                                               ----------        ----------        ----------
   Total                                                       $  851,862        $        0        $  851,862
                                                               ==========        ==========        ==========

Bancorp's Current Executive Officers and Directors (3)(4)

James G. Aaron                                                 $        0        $   51,122        $   51,122
Mark R. Aikins                                                          0            51,122            51,122
Nicholas A. Alexander                                                   0            51,122            51,122
John A. Brockreide                                                      0            51,122            51,122
Anthony Giordano III                                                    0            37,562            37,562
Richard O. Lindsey                                                      0            52,644            52,644
John F. McCann                                                          0            51,122            51,122
Harold M. Miller, Jr                                                    0            51,122            51,122
Carmen M. Penta                                                         0            51,122            51,122
Mark G. Solow                                                           0            51,122            51,122
James S. Vaccaro                                                        0           127,672           127,672
                                                               ----------        ----------        ----------

   Total                                                       $        0        $  626,854        $  626,854
                                                               ==========        ==========        ==========

(1) All of Allaire's outstanding stock options vested prior to the combination.

(2) Includes $100,884 attributable to the present value of the estimated cost of the estimated cost of health benefits to be provided to Mr. Chirico and his spouse for the remainder of their lives.

(3) The table does not include Bancorp's outstanding stock options that have vested or are expected to vest according to their ordinary vesting schedule prior to the combination. Values calculated on the basis of the difference between the combination consideration of $19.94 per share and the exercise price of the options.

(4) All amounts set forth in this table have been adjusted to give effect to the 6 for 5 stock split effected by Bancorp as of July 15, 2004.

      Indemnification. Pursuant to the agreement and plan of acquisition, Bancorp has agreed that, for a period of six years after the effective time of the combination, it will indemnify, defend and hold harmless each person entitled to indemnification from Allaire prior to the combination against all liability arising out of actions or omissions occurring at or prior to the effective time of the combination, to the same extent and subject to the conditions set forth in Allaire's certificate of incorporation or bylaws, in each case as in effect as of the date of the agreement and plan of acquisition.

      Directors' and Officers' Insurance. Bancorp has agreed, pursuant to the agreement and plan of acquisition, to use its best efforts to maintain Allaire's existing directors' and officers' liability insurance policy in effect for a period of six years after the effective time of the combination. Bancorp is permitted to substitute policies with at least the same coverage and amounts and containing no less favorable terms and conditions, or, with Allaire's consent, substitute any other policy, with respect to claims arising from facts or events which occurred prior to the effective time of the combination and covering persons who are currently covered by such insurance. Bancorp is not required to spend more than 150% of the annual premium payments that Allaire pays on its current policy.

Governance of Combined Organization

      We have set forth below the individuals who will be the directors and executive officers of the combined organization and other governance matters.


      Increase of Size of Bancorp Board; Composition of Central Jersey Bancorp Board. As a result of the combination between Bancorp and Allaire, the board of directors of Bancorp will be increased from ten to twelve directors and comprised of six nominees chosen from Bancorp's current board of directors and six nominees chosen from Allaire's current board of directors. Bancorp's nominees are James G. Aaron, Esq., Nicholas A. Alexander, C.P.A., John A. Brockriede, John F. McCann, Mark G. Solow and James S. Vaccaro. Allaire's nominees are George S. Callas, Carl F. Chirico, M. Claire French, William H. Jewett, Paul A. Larson, Jr. and Robert S. Vuono.

      The name, age, current principal occupation or employment and biographical information of each person nominated to serve as a member of the board of directors of Central Jersey Bancorp following the combination are set forth below:

Name                              Age     Principal Occupation or Employment
----                              ---     ----------------------------------
James G. Aaron, Esq.              59      Partner of Ansell, Zaro, Grimm & Aaron

Nicholas A. Alexander, C.P.A.     65      Retired Partner of KPMG LLP

John A. Brockriede                69      Vice Chairman of the Board of Bancorp
                                          and Monmouth Community Bank and
                                          President of Monmouth Enterprises

George S. Callas                  72      Chairman of the Board of Allaire and
                                          President of Allaire Capital Corp.

Carl F. Chirico                   63      President and Chief Executive Officer
                                          of Allaire

M. Claire French                  66      County Clerk, Monmouth County, New
                                          Jersey

William H. Jewett                 74      Vice Chairman of the Board of Allaire
                                          and an Ordained Minister

Paul A. Larson, Jr.               54      President of Larson Ford

John F. McCann                    66      Retired Group President of Salomon
                                          Smith Barney
Mark G. Solow                     56      Co-founder of GarMark Advisors, L.L.C.


James S. Vaccaro                  48      Chairman of the Board and Chief
                                          Executive Officer of Bancorp and
                                          Monmouth Community Bank


Robert S. Vuono                   54      Senior Executive Vice President, Chief
                                          Operating Officer, Chief Financial
                                          Officer and Secretary of Allaire

      There are no family relationships among the nominees for director of Central Jersey Bancorp. None of the nominees for director of Central Jersey Bancorp are directors of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange

Act of 1934, as amended, or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

      James G. Aaron is a Partner in the law firm of Ansell, Zaro, Grimm & Aaron located in Ocean Township, New Jersey. Mr. Aaron Chairs the firm's Commercial Litigation, Municipal Law and Bankruptcy Practice Department. Mr. Aaron is licensed to practice law in the State of New Jersey, the United States District Court for the District of New Jersey and the United States District Court for the Eastern District of New York. Mr. Aaron also is licensed to practice before the United States Court of Claims. Mr. Aaron presently serves as the city attorney for the City of Long Branch, as redevelopment counsel for the City of Asbury Park and is a member of the Monmouth County and New Jersey State Bar Associations. Mr. Aaron formerly served on the Advisory Board of the Jersey Shore Bank and has represented Colonial First National Bank, Midlantic/Merchants National Bank, Commerce Bank, Fidelity Union Bank and Monmouth County National Bank. Mr. Aaron also formerly served as a member of the Board of Directors of Medi-Hut Co., Inc. He is a member of the Hollywood Golf Club and a member of Temple Beth Miriam, where he previously served on the Board of Trustees. Mr. Aaron received his B.A. degree from Dickinson College in Carlisle, Pennsylvania and his law degree from New York University School of Law. Mr. Aaron resides in West Long Branch, New Jersey. Mr. Aaron has served as a member of the Boards of Directors of Monmouth Community Bank and Bancorp since their inception.

      Nicholas A. Alexander retired as a partner of KPMG LLP in 1995. Mr. Alexander's career with KPMG spanned a total of 35 years. He is a certified public accountant in the State of New Jersey, a member of The American Institute of Certified Public Accountants, and a member of the New Jersey State Society of Certified Public Accountants. Mr. Alexander received his undergraduate degree in accounting from King's College. Mr. Alexander resides in Rumson, New Jersey. Mr. Alexander has served as a member of the Boards of Directors of Monmouth Community Bank and Bancorp since their inception.

      John A. Brockriede is Vice Chairman of the Board of Monmouth Community Bank and Bancorp and is a local businessman who has owned and participated in various businesses in the Long Branch area for over 40 years. His business holdings include ownership and operation of two fast food restaurants; six apartment buildings encompassing 331 living units; an automobile agency; two shopping centers; commercial offices; and a self-storage facility. Mr. Brockriede also has over twenty-five years of banking experience, having been one of the founders of Jersey Shore Bank. Mr. Brockriede also served as a director of Jersey Shore Bank and its successor banks, National State Bank and Constellation Bancorp. He is a past director and president of Deal Golf and Country Club where he also served as Chairman of the House Committee, and is Chairman of the Building Committee for St. Michael's Church. Mr. Brockriede is also a member of the Board of Trustees of Monmouth Medical Center and the Board of Directors of the Juvenile Diabetes Research Foundation. Mr. Brockriede resides in Long Branch, New Jersey and serves as a Commissioner of the Long Branch Sewerage Authority. Mr. Brockriede has served as a member of the Boards of Directors of Monmouth Community Bank and Bancorp since their inception.

      George S. Callas is the Chairman of the Board of Allaire and is a retired businessman, governmental official and educator. Mr. Callas has owned, operated and participated in various businesses for over 40 years, including businesses associated with parking lots, restaurants, nursing homes, real estate and wireless T.V. stations. He assisted in the organization of Allaire State Bank, located in Wall Township, New Jersey, and served as the Vice Chairman of the Board of Directors and Vice President of such bank. Mr. Callas served as a member of the Board of Directors of National Community Bank of New Jersey. Mr. Callas also served in the Department of Community Affairs of the State of New Jersey and as the former Business Administrator of the City of New Brunswick and the Township of Jackson, former Director of the Monmouth County Employment and Training Agency, former Executive Director of the New Jersey State Senate, and former head of the Business Advocacy Division of the [New Jersey] Department of Commerce and Economic Development. Mr. Callas was also an educator of science, math and high school history at Woodbridge High School and a college instructor in economics, political science and public administration at Seton Hall University. Mr. Callas was involved in many civic groups throughout his career. He resides in Brielle, New Jersey. Mr. Callas has served as a member of the Board of Directors of Allaire since its inception. At Allaire, Mr. Callas is the Chairman of the Building, Nominating and Merger/Acquisition Committees and he also serves on the Executive, Asset/Liability, Advertising, Investment, Audit, Loan, Personnel and Ethics Committees.

      Carl F. Chirico has served as the President and Chief Executive Officer of Allaire since its inception. Mr. Chirico has over forty years of banking experience. From 1993 through 1996, he served as the Southern Regional President of the Bank of New York (N.J.) National Community Division. In 1966, Mr. Chirico joined National Community Bank of N.J., and served in various capacities with such organization through 1993, including Branch Manger, Commercial Credit Officer, Regional Administrator and as First Senior Vice President and Senior Zone Officer for Central and Southern, New Jersey. He is the Treasurer of the Dr. Joseph Clayton Scholarship Fund and is a member of The 200 Club of Monmouth County. Mr. Chirico is a former member of the Monmouth/Ocean Development Council, the Hamilton Economic Development Council, the Old Bridge Development Council and the Spring Lake Rotary Club. He also previously served as a Director and Chairman of the Monmouth County Private Industry Council and as a member of the Board of Directors of the American Heart Association, Monmouth County Division. Mr. Chirico graduated from the Consumer School of Banking at the University of Virginia in 1979. Mr. Chirico resides in Toms River, New Jersey. He has served as a member of the Board of Directors of Allaire since its inception. At Allaire, Mr. Chirico is the Chairman of the Asset/Liability and Ethics Committees and he is also a member of the Executive, Investment, Loan, Nominating, Advertising, Building and Merger/Acquisition Committees.

      M. Claire French has served at all levels of government. She currently serves as the Monmouth County Clerk and served as the former Vice Chairman of the State Local Finance Board from 1996 to 2002. Mrs. French presided over the Monmouth County Improvement Authority from 1986 to 1996 and served as the Mayor of Wall Township or as Committee Woman thereof from 1979 to 1986. She is a member of the Meridian Hospital System Board of Directors where she serves as Chair of the Government and Community Relations Committee. She is active in many of the Chambers of Commerce located in Ocean and Monmouth Counties,

New Jersey, and is Treasurer of the Route 34 Business Group. Mrs. French served on both the Wall Township and Monmouth County Planning Boards and was President of her State Association of Constitutional Officials. She was a charter member of the Wall Township Foundation for Educational Excellence and was a former Regional Director for the Bank of New York. Mrs. French and her husband Robert own French Contracting Company and reside in Wall Township. She has served as a member of the Board of Directors of Allaire since 1997.

      William H. Jewett is the Vice Chairman of the Board of Directors of Allaire. He is has been the President of Ecumenical Capital, Brielle, New Jersey since 1995. He was C.F.O. of the Synod of the Mid-Atlantics and the Synod Foundation for fourteen years (1978 to 1992), Treasurer of the New Jersey Council of Churches for twelve years (1978 to 1990), and Chairman of Development for the Classis of New Brunswick for six years (1971 to 1977). He is a past President of Synod of the Mid-Atlantics, the Classis of New Brunswick and the Shore Area Council of Churches. He was elected Chaplain of the New Jersey State Senate for three terms, and served as Chairman of the Juvenile Conference Committee of the Domestic Relations Court of Monmouth County. He is a life member of the Association of Individual Investors, and is active in Rotary International. Reverend Jewett resides in Brielle, New Jersey. Reverend Jewett earned his M.B.A. at the Wharton School of Finance and Commerce, University of Pennsylvania and his Master of Divinity at New Brunswick Theological Seminary (Rutgers). He has served as a member of the Board of Directors of Allaire since its inception. At Allaire, Reverend Jewett is the Chairman of Allaire's Executive, Investment and Stock Option Committees and he also serves on the Asset/Liability, Loan, Audit, Ethics, Advertising, Nominating, Building, Merger/Acquisition and Personnel Committees.

      Paul A. Larson, Jr. is the President of Larson Ford -Suzuki, Lakewood, New Jersey and Chairman of the New Jersey Coalition of Automotive Retailers. He is the past President of the Ocean County Auto Dealers Associations, the past President and Director of Shore Area YMCA, a former member of the Summit Bank Advisory Board, and past President of the New Jersey Employers Association. He also served as Treasurer, Secretary and Membership Chairman at Manasquan River Golf Club and Secretary for the Haystack Club. Mr. Larson has volunteered much of his time as: a member of the Wall Township Board of Adjustment; a Vice President of Shelter Inc.; the SME Chairman for the Thunderbird District of the Monmouth County Boy Scouts; a member of the Lakewood Athletic Foundation, a Vice President of the Wall Foundation for Educational Excellence and the Treasurer of the Wall Township Football Club. He earned his degree in Business Administration from Northwood University, Michigan. Mr. Larson resides in Wall Township, New Jersey. He has served as a member of the Board of Directors of Allaire since its inception. At Allaire, Mr. Larson is the Chairman of the Bank's Loan and Audit Committees, and he also serves on the Executive (as a rotating member) and Personnel Committees.

      John F. McCann is recently retired from a 29-year career in the securities industry, most recently with Salomon Smith Barney where he served in various capacities including Group President and Senior Executive Vice President. Mr. McCann is a former member of the Boards of Directors of the financial services firms of Shearson American Express and Robinson Humphrey. Mr. McCann resides in Rumson, New Jersey. Mr. McCann became a member of the Board of Directors of Monmouth Community Bank on July 1, 1998 and has served as a member of the Board of Directors of Bancorp since its inception.

      Mark G. Solow is a co-founder of GarMark Advisors, L.L.C., a firm which manages a $410 million fund for mezzanine investments in connection with leveraged buyouts, corporate recapitalizations and growth financings. Prior to the formation of GarMark Advisors, L.L.C., Mr. Solow was a Senior Executive Vice President at Chemical Bank and a member of its Management Committee. At Chemical Bank, Mr. Solow was in charge of global investment banking and corporate and multinational banking in North America, Western Europe and Asia-Pacific. In addition, he was Senior Credit Officer for the United States, Canada, Western Europe and Asia. Mr. Solow received his B.S. and M.B.A. degrees from Bowling Green University. Mr. Solow resides in Red Bank, New Jersey. Mr. Solow has served as a member of the Boards of Directors of Monmouth Community Bank and Bancorp since their inception.

      James S. Vaccaro has served as Chairman of the Board of Monmouth Community Bank and Bancorp since their inception, Chief Executive Officer of Monmouth Community Bank since April 3, 2000 and Chief Executive Officer of Bancorp since its inception. Mr. Vaccaro served as a Director of ASA, Inc., a health care consulting firm located in Somerset, New Jersey, from June 1999 to March 2000, and served as a Senior Vice President of The Concord Group, a health care consulting firm, from January 1997 to the acquisition of The Concord Group by ASA, Inc. in June 1999. Prior to his involvement with The Concord Group, Mr. Vaccaro was Executive Vice President and Chief Operating Officer of FOHP, Inc., a health maintenance organization based in Neptune, New Jersey. Prior to serving as an officer of FOHP, Inc., Mr. Vaccaro had significant experience in the banking industry. He was a member of the Board of Directors, Executive Vice President and Chief Financial Officer of The Central Jersey Bank & Trust Co., and, prior to his affiliation with The Central Jersey Bank & Trust Co., was a Manager of the Asset Services Division of Citibank, N.A. Mr. Vaccaro serves as Vice Chair of the Board of Trustees of Monmouth Medical Center, is a member of the Board of Trustees of Monmouth Medical Center Foundation; is Vice Chairman of the Business Council of Monmouth University; is a member of the Board of Directors of the New Jersey Repertory Company; is a member of the Advisory Council of Interfaith Neighbors and is a member of Monmouth Council of Boy Scouts Endowment Advisory Board. Mr. Vaccaro received his B.A. degree from Ursinus College and an advanced degree from Harvard Graduate School of Business. Mr. Vaccaro resides in West Allenhurst, New Jersey.

      Robert S. Vuono is the Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary of Allaire. Mr. Vuono has been the Chief Financial Officer and Secretary of Allaire since its inception and was appointed Senior Executive Vice President and Chief Operating Officer in June, 2004. Prior to his employment with Allaire, Mr. Vuono had been the Executive Vice President of Colonial State Bank, in Freehold, New Jersey (February, 1989 to May, 1996), and Vice President of Central Jersey Bank & Trust Co., in Freehold Township, New Jersey (January, 1974 to January, 1989). Mr. Vuono resides in Wall Township, New Jersey. He has served as a member of the Board of Directors of Allaire since August, 2002. At Allaire, Mr. Vuono also serves on the Asset/Liability, Investment, Loan, Executive, Nominating, Merger/Acquisition and Ethics Committees.

      Increase of Size of Bank Boards; Composition of Bank Boards. Upon the consummation of the combination, the boards of directors of Monmouth Community Bank and Allaire shall be comprised of the combined boards of Monmouth Community Bank and Allaire as they exist immediately prior to the combination. It is the intention of Bancorp and Allaire


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

that, once the bank subsidiaries have merged, subject to regulatory approval, into a national association, to be named "Central Jersey Bank, National Association," the board of directors of the surviving bank will be reduced to eighteen directors by December 31, 2005, and, assuming no change in the composition of the board of directors prior to such reduction, the board of directors of "Central Jersey Bank, National Association" immediately after such reduction will have an equal number of representatives from the pre-combination Allaire and the pre-combination Monmouth Community Bank.


      Executive Officers of Central Jersey Bancorp and Subsidiary Banks. In connection with the combination, Mr. George Callas will become Chairman of the boards of directors of Central Jersey Bancorp, Monmouth Community Bank and Allaire; Mr. Carl Chirico will become Vice-Chairman of the boards of directors of Central Jersey Bancorp, Monmouth Community Bank and Allaire; and Mr. James S. Vaccaro will become President and Chief Executive Officer of Central Jersey Bancorp, Monmouth Community Bank and Allaire. Each of these individuals will serve in such capacity for at least two years following the effective date of the combination, assuming (a) that the individuals are able to serve in their respective capacities, and (b) with respect to the Chairman and Vice-Chairman of the board of directors of Central Jersey Bancorp, that such individuals are nominated and then elected by the shareholders of Central Jersey Bancorp to serve on the board of directors of Central Jersey Bancorp for such period.

      In addition, the name, age and position of each person who will serve as an executive officer of Central Jersey Bancorp after the combination are set forth below and brief summaries of their business experience and certain other information with respect to each of them is set forth in the information which follows the table:


                  Executive Officers of Central Jersey Bancorp
                  --------------------------------------------

             Name                    Age                    Position
             ----                    ---                    --------

       George W. Callas              72            Chairman of the Board

       Carl F. Chirico               63            Vice Chairman of the Board


       James S. Vaccaro              48            President and Chief Executive
                                                   Officer


       Robert S. Vuono               54            Senior Executive Vice
                                                   President, Chief Operating
                                                   Officer and Secretary

       Richard O. Lindsey            64            Executive Vice President and
                                                   Senior Lending Officer

       Anthony Giordano, III         39            Executive Vice President,
                                                   Chief Financial Officer and
                                                   Treasurer

      There are no family relationships among the individuals selected to be executive officers of Central Jersey Bancorp following the combination. None of the individuals selected to be executive officers of Central Jersey Bancorp are directors of any company with a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended,


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

or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

      For the biographical information for George W. Callas, Carl F. Chirico, James S. Vaccaro and Robert S. Vuono, see "Increase in Size of Bancorp Board; Composition of Central Jersey Bancorp Board" on page 74.

      Richard O. Lindsey has been employed in the banking industry for over 35 years, has been President of Monmouth Community Bank since April 1, 1997, President of Bancorp since its inception and a member of the boards of directors of Monmouth Community Bank and Bancorp since their inception. Mr. Lindsey also served as Chief Executive Officer of Monmouth Community Bank from April 1, 1997 to March 31, 2000. His last twelve years of banking service have been predominately in Monmouth County. From March, 1995 to March, 1997, he was Vice President and Senior Lending Officer for West Caldwell based First DeWitt Bank. From an office in Ocean Township, he was responsible for supervising all lending by First DeWitt, in addition to managing his own loan portfolio and providing commercial lending support to the bank's branches in Ocean and Monmouth Counties. From January, 1991 to February, 1995, Mr. Lindsey was employed by The Central Jersey Bank & Trust Co. as Executive Vice President and Senior Lending Officer with oversight responsibilities for commercial loans, commercial mortgages, residential mortgages, problem assets, and credit administration. From April, 1988 to December, 1990, he served as President and Chief Executive Officer of Covenant Bank for Savings, a savings bank located in Haddonfield, New Jersey. Prior to his position with Covenant Bank for Savings, Mr. Lindsey served in various positions at other New Jersey and Philadelphia banks, which gave him a broad base of experience in managing commercial and consumer lending functions, including asset based lending. Mr. Lindsey is active in community affairs and in connection therewith is currently serving on the Board of the United Methodist Homes of New Jersey; as Chairman of the New Beginnings Learning Center; as a trustee of the Methodist Hospital Foundation; as a member of the Methodist Hospital Division Committee of Thomas Jefferson University Hospitals, Inc.; and as a member of the Advisory Board of the Haddonfield Symphony Society. He is a past member of the Monmouth University Real Estate Institute and is the former Chairman of the Commercial Lending Committee of the New Jersey Bankers Association. Mr. Lindsey is a graduate of Gettysburg College from which he received a B.A. degree in economics. He resides in Barrington, New Jersey.

      Anthony Giordano, III joined Monmouth Community Bank in May 1998 as a Senior Vice President and the Chief Financial Officer and Treasurer. He was elected as Secretary of Bancorp and the Bank in March 2003 and promoted to Executive Vice President in December 2003. Mr. Giordano has 16 years of financial analysis and accounting experience in the banking industry. Prior to joining Monmouth Community Bank, Mr. Giordano was employed by PNC Bank (formerly Midlantic Bank), where he served as Real Estate Banking Officer from 1996 to 1998 and Senior Accountant/Financial Analyst from 1994 to 1996. From 1988 to 1994, Mr. Giordano served in various positions at Shadow Lawn Savings Bank, including Budget and Financial Planning Manager and Financial Analyst. Mr. Giordano received a Masters of Business Administration from Monmouth University in 1992 and a Bachelor of Science degree in finance from Kean University in 1987. Mr. Giordano graduated from the Real Estate Institute at Monmouth University in 2000. Mr. Giordano has served on the Long Branch City Council since 1994.

      Appointments to Executive Committee. The executive committee of the board of directors of Central Jersey Bancorp will have an equal number of representatives from pre-combination Allaire and pre-combination Bancorp at least through December 31, 2005.

      Appointments to Other Committees. Each committee of Central Jersey Bancorp and its bank subsidiaries will have an equal number of representatives from pre-combination Allaire and pre-combination Bancorp at least through December 31, 2005.

      Through December 31, 2005, the chairperson of the personnel committee, compensation committee, advertisement committee, investment committee, nominating committee and asset-liability committee of any of Central Jersey Bancorp and its bank subsidiaries will be a representative of pre-combination Allaire, and the chairperson of the executive committee, expansion committee, ethics committee, loan committee and audit committee of any of Central Jersey Bancorp and its bank subsidiaries will be a representative of pre-combination Bancorp.

      Management of Nonbank Subsidiaries. The members of the executive committee of Bancorp shall serve as the members of the boards of directors of MCB Investment Company and Allaire Investment Corporation, Inc., the investment subsidiaries of Bancorp and Allaire, respectively. The officers of Monmouth Community Bank and Allaire initially shall serve as the officers of MCB Investment Company and Allaire Investment Corporation, Inc.

Conduct of Business Pending the Combination


      The agreement and plan of acquisition requires that each of Bancorp and Allaire and their respective subsidiaries shall (a) conduct their business in the ordinary course and maintain their respective properties and assets in satisfactory condition and repair, ordinary wear and tear excepted, (b) use reasonable best efforts to keep their respective businesses, customer bases, and employment relationships intact, and (c) refrain from taking actions that would prevent them from fulfilling their respective representations and warranties or satisfying any conditions necessary for the consummation of the combination. The agreement and plan of acquisition also provides that the data processing service providers to Bancorp and Allaire will cooperate and assist each other in connection with an electronic and systematic conversion of all applicable data to a mutually agreed-upon electronic data processing system.


      In addition, Bancorp and Allaire have agreed that, except as expressly contemplated or permitted by the agreement and plan of acquisition, without the prior written consent of the other, neither will:

            o amend, repeal or otherwise modify any provision of its certificate of incorporation, bylaws or other formation documents, except as otherwise contemplated by the agreement and plan of acquisition;

            o knowingly take any action or knowingly fail to take any action reasonably likely to prevent the combination from qualifying as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

            o take any action that would materially impede or delay the ability of either party to obtain any regulatory approvals or consents necessary to effect the combination;

            o agree to take, make any commitments to take, or adopt any resolutions of its board of directors in support of, any prohibited actions pending the consummation of the combination;

            o disclose the confidential information of the other party without authorization unless otherwise required by law, or use such information for any competitive or other commercial purposes; or

            o make payments to any director, officer or employee in accordance with any agreement, contract, plan or arrangement except as agreed to by the other party or as otherwise permitted by the agreement and plan of acquisition.

      In addition to these covenants, the agreement and plan of acquisition contains various other customary covenants, including, among other things, reporting to the other party any material events or changes, furnishing access to information, employees and facilities, and each party's efforts to cause its representations and warranties to be true and correct on the closing date.

Bancorp Stock Split


      Bancorp effected a 6 for 5 stock split for shareholders of record on July 15, 2004, for purposes of having a one-for-one exchange ratio in the combination. Immediately after the stock split, Bancorp had 1,860,725 outstanding shares of Bancorp common stock.


Representations and Warranties

      The agreement and plan of acquisition contains a number of representations and warranties by Bancorp and Allaire regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the combination that are customary for a transaction of this nature. They include, among other things, representations as to:

      o the organization, existence, corporate power and authority and capitalization of each party;

      o the absence of conflicts with and violations of law and various documents, contracts and agreements;

      o the absence of any event or circumstance which is reasonably likely to be materially adverse to a party;

      o the absence of any materially adverse litigation or adverse regulatory action;

      o the accuracy of reports and financial statements filed with applicable regulatory authorities;

      o required consents and filings with governmental entities and other approvals required for the combination;

      o     the existence, performance and legal effect of certain contracts;

      o     compliance with applicable laws;

      o     loan and investment portfolio matters;

      o     the filing of tax returns, payment of taxes and other tax matters;

      o     labor and employee benefit matters;

      o     title to property and real estate matters; and

      o     compliance with applicable environmental laws.

      The representations, warranties, covenants and agreements of the parties, other than the covenants in specified sections which relate to continuing matters, terminate upon the closing of the combination.

Conditions to the Combination

      The respective obligations of Bancorp and Allaire to complete the combination are subject to various conditions prior to the combination. These conditions include the following:

            o the New Jersey Department of Banking and Insurance, the Federal Reserve Bank of New York and the Federal Deposit Insurance Corporation approval or non-objection of the combination and the expiration of all statutory waiting periods, and obtaining all other regulatory consents to consummate the combination;

            o approval of the agreement and plan of acquisition by the required affirmative vote of the issued and outstanding shares of Bancorp common stock and the issued and outstanding shares of Allaire common stock;

            o the dissent from the combination of no more than 2% of the issued and outstanding shares of Allaire common stock and Bancorp common stock, respectively;

            o listing with the NASDAQ SmallCap Market of the Bancorp common stock to be issued to Allaire stockholders;

            o amendment of Bancorp's certificate of incorporation to change Bancorp's name to "Central Jersey Bancorp," and, subject to all applicable rules and regulations, the filing by Monmouth Community Bank of the documentation necessary to change its name to "Central Jersey Bank, National Association;"


            o the registration statement of which this document forms a part is declared effective by the Securities and Exchange Commission and no stop order is issued suspending the effectiveness of such registration statement;


            o completion of the Bancorp stock split described above in "Bancorp Stock Split;"

            o the absence of any litigation, statute, law, regulation, order or decree which would enjoin or prohibit the combination, and the absence of any regulatory action which imposes material adverse conditions to the effectiveness of the combination;

            o     obtaining any necessary third-party consents;

            o the receipt of legal opinions delivered by counsel to Bancorp and to Allaire;

            o the receipt of a legal opinion satisfactory to Allaire that the exchange of shares of Bancorp common stock for shares of Allaire common stock as a result of the combination qualifies as a tax free exchange; and

            o the accuracy of the representations and warranties of the parties, and the performance by the parties and their respective directors and officers, as applicable, of all agreements and covenants, set forth in the agreement and plan of acquisition.

      The parties may waive certain conditions to their obligations unless they are legally prohibited from doing so. Approvals of the Allaire stockholders, the Bancorp shareholders and applicable regulators may not be legally waived.

Regulatory Approvals Required for the Combination


      Bancorp and Allaire have agreed to use reasonable best efforts to take all actions and comply with all requirements legally necessary to consummate the combination. This includes the approval of the New Jersey Department of Banking and Insurance, a review by the Federal Deposit Insurance Corporation and the non-objection of the Federal Reserve Bank of New York. Bancorp and Allaire have filed the application materials and notices necessary to satisfy regulatory requirements. The combination cannot be completed without such review, approval and non-objection. We cannot assure you that we will obtain the required regulatory approval and non-objection, when they will be received or whether there will be conditions in the approval or any litigation challenging the approval or non-objection. Further, as a national association, Monmouth Community Bank is regulated and supervised by the Office of the Comptroller of the Currency. It is the intent of Bancorp and Allaire that as soon as is reasonably practicable following the combination, Monmouth Community Bank and Allaire will merge to form a combined banking subsidiary under the name "Central Jersey Bank, National Association." The combined bank will be regulated and supervised by the Office of the Comptroller of the Currency.


      We are not aware of any material governmental approvals or actions that are required prior to the combination other than those described in this document. We presently contemplate that we will seek any additional governmental approvals or actions that may be required in addition to those requests for approval currently pending; however, we cannot assure you that we will obtain any such additional approvals or actions.

      Federal Reserve Bank of New York. The combination is subject to the non-objection of the Federal Reserve Bank of New York, as the primary regulator Bancorp. We have submitted the requisite notice filing and have published notice of the filing, but the time period during which the Federal Reserve Bank may respond has not yet expired. The Federal Reserve Bank of New York will make a determination on the notice filing based on the effect that the combination will have on the local banking marketplace, on the financial soundness of Bancorp, on its managerial resources, and based on the impact that the combination will have on the convenience and needs of the communities to be served by the combined entities. In addition, under federal law, a period of thirty days must expire following approval by the Federal Reserve Bank of New York, within which period the Department of Justice may file objections to the combination under the federal antitrust laws. This waiting period may be reduced to fifteen days if the Department of Justice has not provided any adverse comments relating to the competitive factors of the transaction.

      Federal Deposit Insurance Corporation. The combination is subject to the review of the Federal Deposit Insurance Corporation. The Federal Deposit Insurance Corporation has completed its review of the combination and has no comment with respect to same.

      New Jersey Department of Banking and Insurance. The combination is subject to the prior approval of the New Jersey Department of Banking and Insurance under certain provisions off the New Jersey Banking Act of 1948, as amended. Under that statute, the New Jersey Department of Banking and Insurance has up to sixty days to review a completed application, and may extend that time period if it requires additional information or determines that a public hearing is warranted. We filed an application with the New Jersey Department of Banking and Insurance in October, 2004 for approval of the combination but we have not received approval. In determining whether to approve such application, the New Jersey Department of Banking and Insurance may consider, among other factors, whether the combination will compromise the safety and soundness of Allaire, impair competition among area banks, and will further the convenience and needs of the affected communities.

      Regulatory Action Required for Merger of Banks Following the Combination. In addition to the regulatory actions described above that are necessary for the consummation of the combination, additional regulatory action will be required following the closing in order to merge Allaire with Monmouth Community Bank, and to change the name of the resulting entity to "Central Jersey Bank, National Association." Regulatory action by the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and the New Jersey

Department of Banking and Insurance will be required for these actions. We can not assure you the outcome of any future regulatory action.


No Solicitation

      Until the combination is completed or the agreement and plan of acquisition is terminated, each of Bancorp and Allaire have agreed that neither of them, nor any of their respective directors, officers, employees or representatives, shall directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries, proposals or offers that constitute or could lead to any business combination or acquisition proposal of Bancorp or Allaire, as the case may be, by any other party. Neither Bancorp nor Allaire shall furnish any non-public information or negotiate or enter into any agreement or contract with respect to any takeover proposal, unless furnishing such information or engaging in such negotiations is necessary to comply with the fiduciary duties or legal obligations of the board of directors of Bancorp or Allaire, as the case may be. Each party has agreed to promptly notify the other party in the event that it receives any inquiry or proposal relating to any such transaction.

Termination; Amendment; Waiver


      The agreement and plan of acquisition may be terminated and the combination may be abandoned at any time, whether before or after stockholder or shareholder approval of the matters presented in connection with the combination, as follows:


            o     by the mutual written agreement of Bancorp and Allaire;

            o by either Bancorp or Allaire if the closing of the combination has not occurred on or before December 31, 2004, and such failure to close is not due to the terminating party's breach of any of the representations, warranties, covenants or other agreements contained in the agreement and plan of acquisition;


            o by a non-breaching party in the event of an inaccuracy of any representation or warranty or a material breach of any covenant or agreement contained in the agreement and plan of acquisition if such inaccuracy or breach has not been cured within thirty days after notice from the terminating party;


            o by either party if any required regulatory approvals for consummation of the combination are not obtained;

            o by either party if the stockholders or shareholders of either party fail to approve the agreement and plan of acquisition and the combination;


            o by either party, if the other party fails to hold its stockholder or shareholder meeting to vote on the agreement and plan of acquisition within sixty days of the registration statement, of which this document forms a part, being declared effective by the Securities and Exchange Commission, except if such delay is caused by a regulatory authority, or if the other party's board of directors either fails to recommend, fails to continue to recommend, or changes or withdraws its recommendation that its stockholders or shareholders vote in favor of the agreement and plan of acquisition; or

            o by either party, if its board of directors is advised by counsel that accepting an alternative proposal for a merger, consolidation, or acquisition is required in order for the board of directors to comply with its fiduciary duties under applicable law.

      If the combination is not consummated for reasons other than the final reason set forth above, the agreement and plan of acquisition shall terminate and have no effect except for the provisions that are intended to survive such termination. If the agreement and plan of acquisition is terminated by either party due to the last reason set forth above, then the terminating party shall pay to the other party a cash payment of $1,500,000, which constitutes an agreed-upon termination fee plus reimbursement to the other party for the expenses incurred in connection with the preparation of the agreement and plan of acquisition.

      In addition, if Allaire does not receive a legal opinion satisfactory to Allaire that the exchange of shares of Bancorp common stock for shares of Allaire common stock as a result of the combination qualifies as a tax free exchange, Allaire will not have to consummate the combination and, as a result thereof, the agreement and plan of acquisition would subsequently terminate.


      The agreement and plan of acquisition may be amended by written agreement of each party, to the extent permitted by law. Prior to the consummation of the combination, either party shall have the right to waive the other party's default of any term of the agreement and plan of acquisition or waive or extend the time for the compliance or fulfillment by the other of any obligations or conditions under the combination, unless the waiver is related to a condition or obligation required by applicable law.


Name of Organization After the Combination

      Contemporaneous with the closing of the combination, Bancorp will amend its certificate of incorporation to change its name to "Central Jersey Bancorp." It is the intent of Bancorp and Allaire that as soon as is reasonably practicable following the combination, Allaire and Monmouth Community Bank will merge to form a combined national banking subsidiary under the name "Central Jersey Bank, National Association."

Effects of the Combination


      Under the terms of the agreement and plan of acquisition, the certificate of incorporation and by-laws of Bancorp, as amended for the purpose of changing the name of Bancorp to "Central Jersey Bancorp" and to reflect the other terms and conditions of the combination, shall be the certificate of incorporation and by-laws of Bancorp at and after the combination. A copy of the form of the amended and restated certificate of incorporation of Central Jersey Bancorp has been included with this document as Appendix F and a copy of the form of the amended and restated by-laws of Central Jersey Bancorp has been included with this document as Appendix G.

      The certificate of incorporation and bylaws of Allaire shall be amended, if necessary, to give effect to the terms and conditions of the agreement and plan of acquisition and the combination. In addition, as a result of the combination, Allaire will become a wholly-owned banking subsidiary of Bancorp. Bancorp does not currently anticipate closing any branches of Allaire or Monmouth Community Bank. The net result of the combination will be a greater number of branches, a stronger presence in existing markets, and the addition of new market areas for Bancorp. Bancorp will also recognize cost savings through consolidation of back office functions.


Effective Date of the Combination

      Bancorp and Allaire expect that the closing of the combination will occur by year end 2004, or as soon as possible after the receipt of all regulatory, stockholder and shareholder approvals and all regulatory waiting periods expire. If the combination is not consummated by December 31, 2004, the agreement and plan of acquisition may be terminated by either party, unless the failure to consummate the combination is due to the terminating party's breach of any of the representations, warranties, covenants or other agreements contained in the agreement and plan of acquisition. See "Conditions to the Combination" on page 84.

Public Trading Markets


      Bancorp common stock is currently traded on the NASDAQ SmallCap Market under the symbol "MCBK." As of October 28, 2004, 1,860,725 shares of Bancorp common stock were outstanding and held by approximately 401 shareholders of record. Allaire common stock is currently traded on the OTC Bulletin Board under the symbol "ALCY." As of October 28, 2004 1,988,356 shares of Allaire common stock were outstanding and held by approximately 449 stockholders of record. Upon completion of the combination, Allaire common stock will cease to trade. The shares of Central Jersey Bancorp common stock issued pursuant to the agreement and plan of acquisition will be traded on the NASDAQ SmallCap Market, subject to regulatory approval.


      The shares of Central Jersey Bancorp common stock to be issued in connection with the combination will be freely transferable under the Securities Act of 1933, as amended, except for shares issued to any shareholder who may be deemed to be an affiliate of Allaire or Bancorp, as discussed in "Resale of Bancorp Common Stock" on page 92.

Fees and Expenses

      Expenses incurred by Allaire and Bancorp in connection with the agreement and plan of acquisition and the transactions contemplated therein, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party, shall be shared equally by Allaire and Bancorp, except for the termination fee and related expenses upon one party's termination of the agreement and plan of acquisition to pursue another transaction. See "Termination; Amendment; Waiver" on page 87.

Material Federal Income Tax Consequences of the Combination


      The following is a discussion of the material United States federal income tax consequences of the combination to holders of Allaire common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended, the regulations of the United States Treasury Department, Internal Revenue Service rulings, and judicial and administrative rulings and decisions in effect on the date of this document. These authorities may change at any time, possibly retroactively, and any change could affect the continuing validity of this discussion. This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction, and, accordingly, is not a comprehensive description of all of the tax consequences that may be relevant to any given holder of Allaire common stock or any holder of Bancorp common stock who dissents from the combination.


      This discussion assumes that Allaire stockholders hold their shares of Allaire common stock, and dissenting Bancorp shareholders hold their shares of Bancorp common stock, as capital assets and does not address the tax consequences that may be relevant to a particular Allaire stockholder or dissenting Bancorp shareholder receiving special treatment under some United States federal income tax laws. Allaire stockholders or dissenting Bancorp shareholders receiving this special treatment include, but are not limited to, banks, foreign investors, financial institutions, tax-exempt organizations, insurance companies, mutual funds, traders in securities that elect mark-to-market, dealers in securities or foreign currencies, persons who received their Allaire common stock or Bancorp common stock through the exercise of employee stock options or otherwise as compensation, persons who have a functional currency other than the U.S. dollar, and persons who hold shares of Allaire common stock or Bancorp common stock as part of a hedge, straddle or conversion transaction.


      Neither Bancorp nor Allaire has requested, nor do they intend to request, an advance ruling from the Internal Revenue Service as to the tax consequences of the combination. In connection with the filing of the registration statement of which this document forms a part, Bancorp and Allaire have received an opinion of corporate counsel to Bancorp, rendered on the basis of facts, representations of facts, covenants and assumptions set forth or referred to in such opinion, which such counsel has assumed to be consistent with those existing immediately prior to the combination. The opinion of Bancorp's corporate counsel states that the combination will be treated for United States federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. If the combination is treated in this manner:


      o no gain or loss will be recognized by Bancorp or Allaire as a result of the combination;

      o no gain or loss will be recognized by a stockholder of Allaire who exchanges all of his, her or its shares of Allaire common stock solely for shares of Bancorp common stock;

      o the aggregate tax basis of the shares of the Bancorp common stock received by holders of Allaire common stock who exchange all of their Allaire common stock for shares of Bancorp common stock in the combination will be the same as the aggregate tax basis of the shares of Allaire common stock surrendered in exchange therefor;


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

      o the holding period of the shares of Bancorp common stock received by an Allaire stockholder generally will include the holding period of the shares of Allaire common stock surrendered in exchange therefor;


      o each dissenting Allaire stockholder receiving cash in exchange for his, her or its Allaire common stock will be treated as if he, she or it received such cash in redemption of his, her or its Allaire common stock, subject to the provisions of Section 302(b) of the Internal Revenue Code of 1986, as amended; the amount of such Allaire stockholder's recognized gain or loss will be the difference, if any, between (a) the amount of cash so received and
            (b) such stockholder's tax basis in the Allaire common stock exchanged; and such gain or loss would be capital gain or loss if the Allaire common stock was held as a capital asset, and would be long term if the holding period was more than one year; and

      o each dissenting Bancorp shareholder receiving cash in exchange for his, her or its Bancorp common stock will be treated as if he, she or it received such cash in redemption of his, her or its Bancorp common stock, subject to the provisions of Section 302(b) of the Internal Revenue Code of 1986, as amended; the amount of such Bancorp shareholder's recognized gain or loss will be the difference, if any, between (a) the amount of cash so received and
            (b) such shareholder's tax basis in the Bancorp common stock exchanged; and such gain or loss would be capital gain or loss if the Bancorp common stock was held as a capital asset, and would be long term if the holding period was more than one year.


      Opinions of counsel are not binding on the Internal Revenue Service or the courts. Accordingly, there can be no assurance that the Internal Revenue Service will not challenge the conclusions reflected in the opinion of Bancorp's corporate counsel as to the matters discussed herein or that a court will not sustain such a challenge. A successful challenge by the Internal Revenue Service to the tax-free status of the combination would result in an Allaire stockholder recognizing gain or loss with respect to each share of Allaire common stock surrendered equal to the difference between his, her or its tax basis in such share and the fair market value, as of the effective time of the combination, of the Bancorp common stock received in exchange therefor (such gain or loss would be capital gain or loss if the Allaire common stock was held as a capital asset, and would be long term if the holding period was more than one year). In such event, an Allaire stockholder's aggregate tax basis in the Bancorp common stock received in the exchange would equal the fair market value of such shares, and the holding period for such shares would not include the period during which he, she or it held Allaire common stock.

      Tax matters are very complicated, and the tax consequences of the combination to each Allaire stockholder and any dissenting Bancorp shareholder will depend on the facts of that stockholder's or shareholder's situation. Allaire stockholders and dissenting Bancorp shareholders are encouraged to consult their own tax advisors regarding the specific tax consequences of the combination, including the applicability and effect of any federal, state, local and foreign income and other tax laws.

Resale of Bancorp Common Stock

      The shares of Bancorp common stock that Allaire stockholders will receive in the combination have been registered under the Securities Act of 1933, as amended. They may be freely traded, without restriction, by persons who are not deemed to be "affiliates" of Allaire or Bancorp under the Securities Act of 1933, as amended. An affiliate generally includes any person who is an executive officer, director or 10% stockholder/shareholder of Allaire or Bancorp at the time the combination was submitted for a vote of the shareholders of Bancorp or the stockholders of Allaire. Affiliates may only sell their shares of Bancorp common stock if such shares are registered subsequent to the combination or in accordance with Rule 145 of the Securities Act of 1933, as amended. Affiliates of both parties have previously been notified of their status. The agreement and plan of acquisition requires Allaire to obtain a letter agreement from each person who is an affiliate of Allaire restricting the transferability of any shares of Bancorp common stock received in the combination.


      This document does not cover resales of Bancorp common stock received by any person who may be deemed to be an affiliate of Bancorp or Allaire.


Accounting Treatment

      In accordance with accounting principles generally accepted in the United States of America, the combination will be accounted for using the purchase method. As a result, the recorded assets and liabilities of Bancorp will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and that the assets and liabilities from the combination with Allaire will be adjusted to fair value at the date of completion of the combination. In addition, all identified intangibles, which presently consists of a core deposit intangibles, will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of the number of shares of Bancorp common stock to be issued to former Allaire stockholders at fair value and amounts paid for combination and closing costs, exceeds the fair value of the net assets including identifiable intangibles of Allaire at the combination date, that amount will be reported as goodwill. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," goodwill will not be amortized but will be evaluated for impairment at least annually. Identified intangibles will be amortized over their estimated lives. Further, the purchase accounting method results in the operating results of Allaire being included in the consolidated income of Bancorp beginning from the date of consummation of the combination.

Dissenters' Rights of Bancorp Shareholders and Allaire Stockholders

      Bancorp Shareholders.

      The following summary of Sections 14A:11-1 through 14A:11-11 of the New Jersey Business Corporation Act does not purport to be complete and is qualified in its entirety by reference to Appendix D hereto, which contains the complete text of those sections:

      General. Bancorp is a New Jersey corporation subject to the New Jersey Business Corporation Act. Section 14A:10-12 of the New Jersey Business Corporation Act provides that holders of Bancorp common stock have the right to dissent from the combination and receive the fair value of their shares of Bancorp common stock as determined in accordance with the provisions of Sections 14A:11-1 through 14A11-11 of the New Jersey Business Corporation Act. Each Bancorp shareholder has the right to dissent from the combination because the number of shares of Bancorp common stock outstanding immediately after the combination, plus the number of shares of Bancorp common stock issuable on conversion of other securities, will exceed by more than 40% the total number of shares of Bancorp common stock outstanding immediately before the transaction.

      A Bancorp shareholder may dissent from the combination and demand the fair value of his, her or its shares of Bancorp common stock, provided that the Bancorp shareholder sends written notice to Bancorp of his, her or its dissent and demand for payment of the fair value of his, her or its shares, and does not vote for the approval and adoption of the combination proposal. If the combination is not consummated for any reason, the demand by a Bancorp shareholder for the fair value of his, her or its shares of Bancorp common stock will terminate and be of no effect.

      Notice of Dissent. A Bancorp shareholder wishing to exercise his, her or its right to dissent from the combination must file with the Secretary of Monmouth Community Bancorp, 627 Second Avenue, P.O. Box 630, Long Branch, New Jersey 07740, a written notice of dissent stating that such shareholder intends to demand payment for his, her or its shares of Bancorp common stock if the combination is completed. This objection to the combination must be received by the Secretary before the vote on the combination proposed is taken at the Bancorp special meeting. Voting against the combination proposal, by proxy or otherwise, is not sufficient to enable a Bancorp shareholder to perfect the rights of a dissenting shareholder. However, any shareholder who files the required notice of dissent and votes in favor of the combination proposal, whether in person or by proxy (including those shareholders who return the enclosed proxy card executed but without a designation as to the vote on the combination proposal) will be deemed to have waived the right to qualify as a dissenter.


      Written Demand. Within ten days after the effective date of the combination, Central Jersey Bancorp, as the surviving corporation, will give written notice of the effective date of the consummation of the combination by certified mail to each shareholder who filed written notice of dissent and who did not vote in favor of the combination. A dissenting shareholder who filed a timely written objection and did not vote in favor of the combination, must within twenty days of the mailing of such notice, make written demand on Bancorp for payment of the fair value of his, her or its shares.

      Delivery of Shares for Notation. Within twenty days of demanding payment for his, her or its shares, a dissenting shareholder must submit the certificate(s) representing his, her or its shares of Bancorp common stock to Bancorp for notation thereon that a demand for payment has been made, after which the certificate(s) will be returned to the shareholder. If those shares are transferred, each new certificate issued for such shares shall bear similar notation, and the transferee shall acquire the rights the dissenting shareholder had. If the shareholder does not submit the stock certificate(s) for notation, Bancorp may elect to terminate the shareholder's status as a dissenting shareholder.


      Unless a Bancorp shareholder files a written notice of dissent prior to the vote on the combination and also makes demand for the payment of the fair value of such shares within the applicable time period, the shareholder will be conclusively presumed to have consented to the combination and will be bound by the terms of the combination. Purchasers of shares of Bancorp common stock as to which dissenters' rights have been exercised are bound by that exercise and acquire no rights in Bancorp other than the rights of a dissenting shareholder.


      Termination of Demand. Once made, a demand for payment cannot be withdrawn except with the consent of Bancorp. A dissenting shareholder's right to payment of fair value shall terminate (a) if the combination is abandoned, (b) if the approval of the combination is rescinded, (c) if a court of competent jurisdiction determines that the shareholder is not entitled to payment, (d) the fair value of the shares is not agreed upon by Bancorp and the dissenting shareholder and an action for the determination of such fair value is not commenced by the dissenting shareholder within a specified time period, (e) the demand is withdrawn with the consent of Bancorp, (f) a court permanently enjoins the combination from being completed. Upon withdrawal or upon termination of the right to be paid fair value, such person's status as a Bancorp shareholder will be restored retroactively, or (g) the dissenting shareholder fails to present his, her or its certificates for notation, unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct.

      Statement of Financial Condition. Not later than ten days after the expiration of the period within which shareholders must make written demand for payment, Bancorp will deliver to dissenting shareholders a statement of financial condition, a statement of shareholders' equity, and a statement of income as of and for the latest available date, but dated not more than twelve months prior to such delivery. Bancorp may include with such statements an offer for payment of a specified price deemed fair value by Bancorp (the offer).

      Demand that Bancorp Institute Lawsuit. If the fair value of the shares can be agreed upon between Bancorp and a dissenting shareholder within thirty days after the offer by Bancorp is made (the negotiation period), Bancorp shall pay the agreed value to that shareholder upon surrender of the certificate(s) representing Bancorp common stock held by that shareholder. If the shareholder and Bancorp cannot agree to a fair value during the negotiation period, the shareholder may make written demand upon Bancorp not later than thirty days after the expiration of the negotiation period for commencement of a judicial determination of fair value, and Bancorp would have to commence such determination proceeding within thirty days of such demand. If Bancorp fails to commence the judicial proceeding within that time, any dissenting shareholder may commence such judicial proceeding in the name of Bancorp not later than sixty days after such failure.


      Under New Jersey law, the costs and expenses of a judicial proceeding shall be determined by the court and shall be apportioned and assessed upon the parties as the court may find equitable.

      NO NOTIFICATION OF THE BEGINNING OR END OF ANY STATUTORY PERIOD WILL BE GIVEN BY BANCORP TO ANY DISSENTING SHAREHOLDER EXCEPT AS REQUIRED BY LAW. BANCORP SHAREHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE COMBINATION ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL.

      Allaire Stockholders.

      The following is a summary of the steps which must be taken by an Allaire stockholder to exercise the right to dissent from the combination and is qualified in its entirety by reference to the sections of The New Jersey Banking Act of 1948, as amended, set forth in Appendix E.


      General. Under The New Jersey Banking Act of 1948, as amended, Allaire stockholders may dissent from the combination and be paid the fair value of their shares provided that they comply with the applicable provisions of The New Jersey Banking Act of 1948, as amended. Allaire stockholders may only dissent as to their entire amount of shares. Stockholders contemplating the exercise of their right to dissent should review the procedures set forth in Sections 360 through 369 of The New Jersey Banking Act of 1948, as amended, which are attached to this document as Appendix E.

      Notice of Dissent. To be eligible to exercise his, her or its right of dissent, an Allaire stockholder must file with the Secretary of Allaire a written notice of dissent, stating that he, she or it intends to demand payment for his, her or its shares of Allaire common stock if the combination is consummated. The notice of dissent must be filed before the vote of the Allaire stockholders on the combination proposal. A vote against the combination proposal by a stockholder does not constitute the valid exercise of the right to dissent from the combination by such stockholder. A stockholder who votes in favor of the combination proposal waives his, her or its right to dissent. The notice of dissent should be delivered to: Allaire Community Bank, 2200 Highway 35, Post Office Box 440, Sea Girt, New Jersey 08750 Attention: Secretary.

      Written Demand. If the combination proposal is approved by the necessary vote of Allaire stockholders, Allaire, within ten days of the approval, will notify by certified mail stockholders who have filed a notice of dissent that the combination proposal was approved. Within twenty days after Allaire's notice is mailed, a stockholder who wishes to dissent must file with Allaire a written demand for the payment of the fair value of his, her or its shares of Allaire common stock. Such written demand should be delivered to the address set forth above. Once the demand notice has been sent by an Allaire stockholder, such person ceases to be a stockholder of Allaire and forfeits all rights as such except to obtain the fair value of his, her or its shares of Allaire common stock.

      Delivery of Shares for Notation. Within twenty days after making the written demand for payment, a dissenting Allaire stockholder must submit his, her or its certificate(s) evidencing Allaire common stock to the Secretary of Allaire. Allaire will make a notation thereon that the stockholder has made a demand to be paid the fair value of his, her or its shares of Allaire common stock and thereafter the certificate(s) will merely represent the rights of a dissenting stockholder, and will not represent shares of Allaire common stock or Bancorp common stock.

      Demand that Allaire Institute Lawsuit. Within ten days of the later of (a) the expiration of the period within which Allaire stockholders may make a written demand or (b) the effective date of the combination, Allaire will mail to each dissenting stockholder the latest available 12-month profit-and-loss statement and a balance sheet as of the close of the 12-month period. The close of the profit-and-loss statement and the balance sheet will be as of a date within 12 months prior to the mailing. Allaire may, but is not required to, accompany these financial statements with a written offer to pay a specified price. Each dissenting stockholder will have a 30-day period following Allaire's mailing of the financial statements to agree upon a price with Allaire. If the dissenting stockholder and Allaire are unable to agree upon a price within the 30-day period, the dissenting stockholder must serve a written demand on Allaire to commence an action in the New Jersey Superior Court for the determination of the fair value of his, her or its shares of Allaire common stock. The dissenting stockholder's demand to commence an action must be served not later than thirty days after the expiration of the 30-day period dissenting stockholders have in which to agree upon a price with Allaire.

      Commencement of Lawsuit by Dissenting Stockholder. Allaire has thirty days after receipt of a dissenting stockholder's demand for Allaire to commence a proceeding in the New Jersey Superior Court to commence such proceeding. If Allaire fails to institute the proceeding, the dissenting stockholder may institute the proceeding in the name of Allaire during the 60-day period after expiration of Allaire's 30-day period.


      Determination and Payment of Fair Value. In the New Jersey Superior Court proceeding, the court has jurisdiction over all dissenting stockholders who have not agreed upon a price with Allaire and may proceed in a summary fashion to determine the fair value of their shares of Allaire common stock. The court's judgment must include interest from the date of the Allaire special meeting approving the combination proposal to the date of payment unless the court finds that the refusal of any dissenting stockholder to accept Allaire's offered price was arbitrary, vexatious or otherwise not in good faith. The costs of the action (excluding the fees and expenses of each party's attorneys and experts) and of any court-appointed appraiser will be apportioned equitably by the court. The court may in its discretion award a dissenting stockholder reasonable fees and expenses of his, her or its counsel and of any experts employed by the dissenting stockholder if the court finds that the price offered by Allaire was not offered in good faith or if no such offer was made.

      NO NOTIFICATION OF THE BEGINNING OR END OF ANY STATUTORY PERIOD WILL BE GIVEN BY ALLAIRE TO ANY DISSENTING STOCKHOLDER EXCEPT AS REQUIRED BY LAW. STOCKHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE COMBINATION ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL.

Allaire Stock Trading and Dividend Information

      The common stock of Allaire currently is quoted on the NASDAQ OTC Bulletin Board under the symbol "ALCY."

      The following table sets forth, for the periods indicated, the high and low last sale information for Allaire's common stock, as reported on the NASDAQ OTC Bulletin Board. Please note that the information set forth below reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. All amounts set forth in this table have been adjusted to give affect to the 3 for 2 stock split effected February 11, 2003 and the 5% stock distributions effected on April 24, 2002 and June 7, 2004.

     Year Ending December 31, 2004                         High          Low
                                                       -----------   -----------
     First Quarter....................................  $  19.76      $  16.67
     Second Quarter...................................     18.10         15.95
     Third Quarter....................................     24.50         20.01
     Fourth Quarter (through October 28, 2004)........     24.99         24.99

     Year Ended December 31, 2003                          High          Low
                                                       -----------   -----------
     First Quarter....................................  $  26.67      $  17.11
     Second Quarter...................................     21.90         16.67
     Third Quarter....................................     17.38         15.71
     Fourth Quarter...................................     19.76         14.29


     Year Ended December 31, 2002                          High          Low
                                                       -----------   -----------

     First Quarter....................................  $   8.92      $   7.89
     Second Quarter...................................     10.48          8.77
     Third Quarter....................................     12.83         10.16
     Fourth Quarter...................................     16.35         12.22

      The NASDAQ OTC Bulletin Board is generally considered to be a less active and efficient market than the NASDAQ National Market System or SmallCap Market or any national exchange and will not provide investors with the liquidity the NASDAQ National Market System or SmallCap Market or a national exchange would offer. Janney Montgomery Scott LLC and Munroe Securities are market makers for Allaire's common stock.


      As of October 28, 2004, the approximate number of registered holders of Allaire common stock was 449.


      The holders of Allaire's common stock are entitled to receive dividends if declared by the board of directors of Allaire out of funds legally available for such purpose. The ability of Allaire to pay cash dividends is strictly limited by applicable state and federal law. Since its formation, Allaire has not paid any cash dividends to its stockholders. The future dividend policy of Allaire is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, financial conditions, cash needs, general business conditions and applicable dividend limitations.

Bancorp Stock Trading and Dividend Information

      The common stock of Bancorp currently trades on the NASDAQ SmallCap Market under the ticker symbol "MCBK."

      The following table sets forth, for the periods indicated, the high and low last sale information for Bancorp's common stock, as reported on the NASDAQ SmallCap Market for the period commencing May 12, 2003 through June 30, 2004 and the NASDAQ OTC Bulletin Board for the period commencing January 1, 2002 through May 11, 2003. Please note that the information set forth below reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions and has been adjusted to reflect the 5% stock distributions effected on December 31, 2003 and 2002, respectively. All amounts set forth in this table have also been adjusted to give effect to the 6 for 5 stock split effected as of July 15, 2004.


                                                       -----------   -----------
     Year Ending December 31, 2004                        High           Low
                                                       -----------   -----------
     First Quarter..................................   $  24.79       $  21.67
     Second Quarter.................................      24.77          20.00
     Third Quarter..................................      25.00          19.79
     Fourth Quarter (through October 28, 2004)......      24.25          23.99


     Year Ended December 31, 2003                        High            Low
                                                       -----------   -----------
     First Quarter..................................   $  12.50       $  11.75
     Second Quarter.................................      16.23          11.98
     Third Quarter..................................      16.98          15.08
     Fourth Quarter.................................      21.87          14.48

     Year Ended December 31, 2002                        High            Low
                                                       -----------   -----------
     First Quarter..................................   $  12.47       $  10.58
     Second Quarter.................................      12.09           9.52
     Third Quarter..................................      11.53           9.33
     Fourth Quarter.................................      12.47          10.66

---------------


      As of October 28, 2004, the following were market makers for Bancorp's common stock: Ryan, Beck & Co., LLC; Hill Thompson; Magid, L.P.; Sandler, O' Neill & Partners, L.P.; Knight Securities, L.P.; Schwab Capital Markets, L.P.; and The Brut ECN, LLC.

      As of October 28, 2004, the approximate number of registered holders of Bancorp's common stock was 401.


      Bancorp has not paid any cash dividends on its common stock and does not intend to declare or pay cash dividends in the foreseeable future. Bancorp's dividend policy is subject to certain regulatory considerations and the discretion of its board of directors and depends upon a number of factors, including operating results, financial condition and general business conditions. Holders of Bancorp common stock are entitled to receive dividends as, if and when declared by Bancorp's board of directors out of funds legally available therefor, subject to the restrictions set forth under the Federal Bank Holding Company Act. Bancorp may pay cash dividends without regulatory approval if net income available to shareholders fully funds the proposed dividends, and the expected rate of earnings retention is consistent with capital needs, asset quality and overall financial condition.

Comparison of Bancorp Shareholders' and Allaire Stockholders' Rights


      General. The rights of the holders of Bancorp common stock differ in certain respects from the rights of the holders of Allaire common stock. The following discussion describes certain rights of the holders of Allaire common stock and Bancorp common stock and notes the material differences which arise primarily because the New Jersey Business Corporation Act, which governs Bancorp, provides security holders with different rights than the rights provided for under The New Jersey Banking Act of 1948, as amended, which governs Allaire. The rights of security holders may also be affected because Bancorp is subject to supervision and regulation by governmental agencies which are different than those supervising and regulating Allaire. While the following discussion summarizes certain provisions of Bancorp's certificate of incorporation and by-laws, as are proposed to be amended and restated in connection with the combination, any statements concerning the certificate of incorporation and by-laws are qualified in their entirety by reference to those documents, which are attached to this document as Appendices F and G.

      Capital Structure. Allaire's certificate of incorporation currently provides for 7,500,000 shares of authorized capital stock, all of which have been designated as common stock, par value $3.33333 per share. Bancorp's certificate of incorporation provides for 100,000,000 shares of authorized capital stock, all of which have been designated as common stock, par value $.01 per share. Upon consummation of the combination, Bancorp will have approximately 3,849,081 shares of Bancorp common stock outstanding (fewer shares to the extent any Allaire stockholder or Bancorp shareholder exercises his, her or its right to dissent from the combination).


      Liquidation Rights. The liquidation rights of the holders of Allaire common stock and Bancorp common stock are substantially similar. In the event of liquidation, dissolution or winding up of either Allaire or Bancorp, holders of either common stock are entitled to receive, on a pro rata per share basis, any assets distributable to stockholders or shareholders, after the payment of debts and liabilities and after the distribution to holders of any outstanding shares hereafter issued which have prior rights upon liquidation.

      Dividend Rights. The holders of Allaire's common stock are entitled to receive dividends if declared by the board of directors of Allaire out of funds legally available for such purpose. The ability of Allaire to pay cash dividends is strictly limited by applicable state and federal law. Since its formation, Allaire has not paid any cash dividends to its stockholders.

      Bancorp has not paid any cash dividends on its common stock and does not intend to declare or pay cash dividends in the foreseeable future. Bancorp's dividend policy is subject to certain regulatory considerations and the discretion of its board of directors and depends upon a number of factors, including operating results, financial condition and general business conditions. Holders of Bancorp common stock are entitled to receive dividends as, if and when declared by Bancorp's board of directors out of funds legally available therefor, subject to the restrictions set forth under the Federal Bank Holding Company Act. Bancorp may pay cash dividends without regulatory approval if net income available to shareholders fully funds the proposed dividends, and the expected rate of earnings retention is consistent with capital needs, asset quality and overall financial condition.

      Voting Rights. Under The New Jersey Banking Act of 1948, as amended, and Allaire's certificate of incorporation and bylaws, each share of Allaire's common stock is entitled to one vote per share. Under the New Jersey Business Corporation Act and Bancorp's certificate of incorporation and by-laws, each share of Bancorp common stock is also entitled to one vote per share. Cumulative voting is not permitted with respect to either Allaire or Bancorp.


      While generally the voting rights of the shareholders in Bancorp are the same as they are for the stockholders of Allaire, there are several material differences. Among other things, The New Jersey Banking Act of 1948, as amended, requires the affirmative vote of two-thirds of the outstanding shares of Allaire common stock to approve a merger or consolidation or a stock option plan. Under the New Jersey Business Corporation Act, the affirmative vote of a majority of the votes cast is required to approve any merger, consolidation or disposition of substantially all of Bancorp's assets or a stock option plan.


      Dissenters' Rights. Under The New Jersey Banking Act of 1948, as amended, stockholders of Allaire have the right to dissent upon a merger or certain other business combinations. See "Dissenters' Rights of Bancorp Shareholders and Allaire Stockholders - Allaire Stockholders" on page 95.


      Under the New Jersey Business Corporation Act, dissenting shareholders of Bancorp will have dissenters' rights (subject to the broad exception set forth in the next sentence) upon certain mergers other business combinations. Unlike under The New Jersey Banking Act of 1948, as amended, however, dissenters' rights for shareholders of Bancorp are not available in any such transaction if shares of Bancorp are listed for trading on a national securities exchange or held of record by more than one thousand holders. In addition, dissenters' rights are not available to shareholders of an acquired corporation if, as a result of the transaction, shares of the acquired corporation are exchanged for any of the following: (a) cash; (b) any securities listed on national securities exchange or held of record by more than one thousand holders; or (c) any combination of the above. The New Jersey Business Corporation Act also provides that a corporation may grant dissenters' rights in other types of transactions regardless of the consideration received by providing for such rights in its certificate of incorporation. Bancorp's certificate of incorporation does not provide dissenters' rights beyond those called for under the New Jersey Business Corporation Act.

      Annual Meetings. Allaire's bylaws provide that the annual meeting of stockholders will be held on the fourth Wednesday of April of each year and that notice of such meeting will be given to the stockholders entitled to notice thereof not less than ten and no more than thirty days prior to the date fixed for the annual meeting. In addition, to comply with applicable state banking regulations, notice of the annual meeting must be published once in a newspaper published in the county in which Allaire maintains its principal office, or published in a newspaper that is published in an adjoining county but which has general circulation in the municipality in which Allaire maintains its principal office, not less than ten days prior to the date fixed for such meeting. Bancorp's bylaws, as proposed to be amended in connection with the combination, provide that the annual meeting of shareholders of Bancorp is to be held in the month of April, May or June, on such date and at such time as is determined by the board of directors of Bancorp. In addition, notice of any annual meeting must be provided to the shareholders of Bancorp by mailing not less than ten nor more than sixty days prior to the date fixed for such meeting. Bancorp is not required to publish notice in any newspaper or other periodical of any annual meeting.

      Special Meetings. Allaire's bylaws provide that the holders of ten percent or more of the outstanding shares of Allaire entitled to vote at a meeting may call a special meeting of stockholders. Bancorp's by-laws, as proposed to be amended in connection with the combination, provide that only the Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President or a majority of the members of its board of directors, may call a special meeting of Bancorp's shareholders.

      Directors. Under The New Jersey Banking Act of 1948, as amended, Allaire is authorized to have a minimum of five directors and a maximum of twenty-five
(25) directors. Within the limits prescribed by The New Jersey Banking Act of 1948, as amended, Allaire's certificate of incorporation and bylaws authorize the board of directors to fix the exact number of directors. Allaire currently has nine directors.

      Under the New Jersey Business Corporation Act and Bancorp's by-laws, Bancorp is to have a minimum of three directors and a maximum of twenty-five directors, with the number of directors at any given time to be fixed by Bancorp's board of directors.


      Indemnification. The bylaws of Allaire do not contain any indemnification provisions. However, the by-laws of Bancorp provide that Bancorp will indemnify a corporate agent against his or her expenses and liabilities actually and reasonably incurred in connection with the defense of any proceeding involving the corporate agent by reason of his or her being or having been such a corporate agent. Bancorp will also indemnify a corporate agent against his or her liabilities and expenses incurred by him or her in connection with the defense by or in the right of Bancorp to procure a judgment in its favor which involves the corporate agent by reason of his or her being or having been such corporate agent. For such indemnification to apply, the corporate agent must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Bancorp. Indemnification, however, will not be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged liable to Bancorp unless and only to the extent that the court in which such proceeding was brought shall determine that despite the adjudication of liability such corporate agent is fairly and reasonably entitled to indemnity for such expenses or liabilities.

      Limitation of Liability. The certificate of incorporation of Bancorp contains provisions which may limit the liability of any director or officer of Bancorp to Bancorp or its shareholders to the fullest extent permitted by the laws of the State of New Jersey for breach of any duty owed to Bancorp or its shareholders.

      The certificate of incorporation of Allaire contains provisions which are substantially similar to those included in Bancorp's certificate of incorporation with respect to limiting the liability of an officer or director of Allaire to Allaire and its stockholders.

      Shareholders Protection Act. A provision of New Jersey law applicable to Bancorp, the New Jersey Shareholders Protection Act, prohibits certain transactions involving an "interested shareholder" and a company. An "interested shareholder" is generally defined as one who is the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding stock of the corporation. The New Jersey Shareholders Protection Act prohibits certain business combinations between an interested shareholder and a New Jersey corporation subject to the New Jersey Shareholders Protection Act for a period of five years after the date the interested shareholder acquired his or her stock, unless the transaction was approved by the corporation's board of directors prior to the time the interested shareholder acquired its shares. After the five year period expires, the prohibition on business combinations with an interested shareholder continues unless certain conditions are met. The conditions include (a) the approval of the business combination by the board of directors of the target corporation; (b) the approval of the business combination by a vote of two-thirds of the voting stock not owned by the interested shareholder; and (c) the receipt by the shareholders of the corporation of a price determined in accordance with a fair price formula set forth in the statute.


      The New Jersey Shareholders Protection Act is not applicable to Allaire. Although a party seeking control of Allaire is required to file applications with the Federal Deposit Insurance Corporation pursuant to the Bank Merger Act and with the commissioner of the New Jersey Department of Banking pursuant to The New Jersey Banking Act of 1948, as amended, neither the Bank Merger Act nor The New Jersey Banking Act of 1948, as amended, have prohibitions and standards similar to those contained in the New Jersey Shareholders Protection Act.

Description of Capital Stock of Bancorp

      The authorized capital stock of Bancorp consists of 100,000,000 shares of common stock, par value $.01 per share, of which 1,860,725 shares are currently issued and outstanding. Each share of Bancorp common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.

      Liquidation Rights. In the event of liquidation, dissolution or winding up of Bancorp, holders of Bancorp common stock are entitled to receive, on a pro rata basis, any assets distributable to shareholders, after the payment of debts and liabilities and after the distribution to holders of any outstanding shares hereafter issued which have priority rights upon liquidation.

      Dividend Rights. The holders of Bancorp common stock are entitled to dividends when, as and if declared by Bancorp's board of directors, subject to the restrictions imposed by the Bank Holding Company Act. The Bank Holding Company Act restricts dividend payments except if net income available to shareholders fully funds the proposed dividends, and the expected rate of earnings retention is consistent with capital needs, asset quality and overall financial condition.

      Voting Rights. Under the New Jersey Business Corporation Act and Bancorp's certificate of incorporation and by-laws, each share of Bancorp common stock is entitled to one vote per share. Holders of Bancorp common stock do not have cumulative voting rights.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                         OR PLAN OF OPERATION OF BANCORP


      The following discussion and analysis is intended to provide information about Bancorp's financial condition as of June 30, 2004 and results of operations for the six months ended June 30, 2004 and 2003 and the years ended December 31, 2003 and 2002. The following information should be read in conjunction with Bancorp's unaudited financial statements for the six months ended June 30, 2004 and the audited financial statements for the years ended December 31, 2003 and 2002, including the related notes thereto, which begin on page F-1 of this document.


Critical Accounting Policies

      Disclosures contained in this "Management's Discussion and Analysis or Plan of Operation of Bancorp," as well as disclosures with respect to Bancorp's financial condition and results of operations for the six months ended June 30, 2004 and 2003 found elsewhere in this joint proxy statement/prospectus, are based upon Bancorp's unaudited consolidated financial statements for the six months ended June 30, 2004 and 2003, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of those unaudited consolidated financial statements requires Bancorp to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.

      Note (1) to Bancorp's unaudited consolidated financial statements for the six months ended June 30, 2004 and June 30, 2003 and Note (1) to Bancorp's audited consolidated financial statements for the years ended December 31, 2003 and 2002, contained elsewhere in this joint proxy statement/prospectus, include summaries of our significant accounting policies. Bancorp believes its policy, with respect to the methodology for the determination of the allowance for loan losses, involves a high degree of complexity and requires management to make difficult and subjective judgments which often requires assumptions or estimates about uncertain matters. Changes in these judgments, assumptions or estimates could cause reported results to differ materially. This critical policy and its application is periodically reviewed by Bancorp's audit committee and board of directors.


      The allowance for loan losses is based upon management's evaluation of the adequacy of the allowance, including an assessment of: (a) known and inherent risks in the portfolio, (b) the size and composition of the portfolio, (c) actual loan loss experience, (d) the level of delinquencies, (e) the individual loans for which full collectibility may not be assured, (f) the existence and estimated net realizable value of any underlying collateral and guarantees securing the loans, and (g) the current economic and market conditions. Although Bancorp management uses the best information available, the level of the allowance for loan losses remains an estimate that is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review Bancorp's allowance for loan losses. Such agencies may require Bancorp to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of Bancorp's loans are secured by real estate in the State of New Jersey. Accordingly, the collectibility of a substantial portion of the carrying value of Bancorp's loan portfolio is susceptible to changes in local market conditions and may be adversely affected should real estate values decline or the Central New Jersey area experience an adverse economic climate. Future adjustments to the allowance for loan losses may be necessary due to economic, operating, regulatory and other conditions beyond Bancorp's control.

      The number of shares outstanding and earnings per share amounts set forth in this section for all periods presented have been adjusted to reflect the six-for-five stock split for Bancorp shareholders of record on July 15, 2004.

Overview

      For the six months ended June 30, 2004, Bancorp's net income from operations was $610 thousand, as compared to net income from operations of $216 thousand for the six months ended June 30, 2003. Basic earnings per share were $0.33 for the six months ended June 30, 2004, as compared to $0.12 for the same period in 2003. Diluted earnings per share were $0.31 for the six months ended June 30, 2004, as compared to $0.11 for the same period in 2003.

      Net income from operations for the year ended December 31, 2003 was $482 thousand, or $.26 per basic share and $.25 per diluted share, compared to a net profit of $784 thousand, or $.54 per basic share and $.53 per diluted share, for the year ended December 31, 2002. Per share earnings have been adjusted in both periods to reflect the 5% stock distributions to the shareholders of Bancorp paid on December 31, 2003 and 2002, respectively, and the 6 for 5 stock split for shareholders of record on July 15, 2004.

      Total assets at June 30, 2004 were $255.4 million, an increase of $32.8 million, or 14.7%, over the December 31, 2003 total of $222.6 million. Total assets at December 31, 2003 were $222.6 million, an increase of 24% over the year-end 2002 figure of $179.5 million.

      Deposits at June 30, 2004 totaled $221.5 million, an increase of $14.3 million, or 6.9%, over the December 31, 2003 total of $207.2 million. Deposits of $207.2 million at December 31, 2003 exceeded the December 31, 2002 total of $164.0 million by $43.2 million.

      At June 30, 2004, Monmouth Community Bank had $14 million in overnight borrowings as compared to no borrowings at December 31, 2003. The increase in borrowings was necessary in order to fund the increased demand for loans that occurred during the second quarter of 2004. All $14 million of these borrowings were repaid during July, 2004.

      Loans, net of the allowance for loan losses, closed the six months ended June 30, 2004 at $133.0 million, an increase of $17.2 million, or 14.9%, over the $115.8 million balance at December 31, 2003. The allowance for loan losses, which began the year at $1.38 million, or 1.18% of total loans, was $1.51 million at June 30, 2004, with the allowance for loan losses ratio at 1.13%. There were no loans charged-off during the six months ended June 30, 2004. During the year ended December 31, 2003, Monmouth Community Bank experienced one non-accrual loan totaling $40 thousand and no charge-offs as compared to one non-accrual loan totaling $43 thousand and a $1 thousand charge-off, which was subsequently recovered, for the year ended December 31, 2002.

                                           (Annualized)
                                         Six Months ended        Year ended
                                             June 30,           December 31,
                                        ------------------  --------------------
Performance Ratios:                            2004          2003          2002
                                               ----          ----          ----
Return on average assets                       0.53%         0.24%         0.51%
Return on average shareholders' equity         8.02%         3.23%         7.64%
Equity to assets                               5.66%         6.69%         8.32%
Dividend payout                                  --%           --%           --%

      Investments totaled $95.8 million at June 30, 2004, an increase of $12.4 million, or 14.9%, from the December 31, 2003 total of $83.3 million. Of the $25.8 million in investment purchases occurring during the first six months of 2004, $20.8 million were classified available for sale in order to maintain desired levels of liquidity and flexibility. This strategy resulted in an available for sale portfolio balance of $77.8 million at June 30, 2004, an increase of $9.6 million, or 14.1%, from the December 31, 2003 total of $68.2 million. The held to maturity portfolio of $17.9 million at June 30, 2004, reflected an increase of $2.8 million, or 18.5%, from the December 31, 2003 total of $15.1 million. The increase resulted from the purchase of one mortgage-backed security totaling $5.0 million.

      Bancorp issued $5.1 million of subordinated debentures during March 2004. See discussion under "Guaranteed Preferred Beneficial Interest in Bancorp's Subordinated Debt" on page 130. Bancorp is using the proceeds it received from the subordinated debentures to support the general balance sheet growth of Monmouth Community Bank and to help ensure that Monmouth Community Bank maintains the required regulatory capital ratios.

Results of Operations

      Bancorp's principal source of revenue is derived from Monmouth Community Bank's net interest income, which is the difference between interest income on earning assets and interest expense on deposits and borrowed funds. Interest-earning assets consist principally of loans, securities and federal funds sold, while the sources used to fund such assets consist primarily of deposits. Bancorp's net income is also affected by Monmouth Community Bank's provision for loan losses, other income and other expenses. Other income consists primarily of service charges and fees. Other expenses consist primarily of salaries and employee benefits, occupancy costs and other operating related expenses.

      For the Six Months Ended June 30, 2004 and 2003

Interest Income and Expense

      Interest income for the six months ended June 30, 2004 was $5.4 million, as compared to $4.5 million for the six months ended June 30, 2003. The $971 thousand, or 21.7%, increase in interest income was due primarily to general balance sheet growth. The yield on interest-earning assets declined to 4.91% for the six months ended June 30, 2004, as compared to 4.97% for the same prior year period as a result of the general interest rate environment. Average interest-earning assets, which were 95% of average total assets, were $220.2 million for the six months ended June 30, 2004, and were comprised primarily of $122.6 million in loans, $16.0 million in securities held to maturity, $77.1 million in securities available for sale, $3.9 million in federal funds sold and $535 thousand in other interest bearing deposits.

      Interest expense for the six months ended June 30, 2004 was $1.3 million, as compared to $1.4 million for the six months ended June 30, 2003. The slight decrease was due to interest expense on deposits which decreased to $1.2 million for the six months ended June 30, 2004 as compared to $1.4 million for the same prior year period due primarily to a decrease in the cost of interest-bearing liabilities to 1.39% for the six months ended June 30, 2004, as compared to 1.87% in the same prior year period. This decrease mitigated an increase in average interest-bearing deposits which were $184.4 million for the six months ended June 30, 2004, as compared $149.9 million for the same period in the prior year. Average interest-bearing liabilities for the six months ended June 30, 2004 were comprised of $56.5 million in interest-bearing demand, $42.0 million in money market accounts, $20.0 million in savings accounts and $65.8 million in term accounts. Interest expense associated with borrowings and subordinated debentures totaled $11 thousand and $61 thousand, respectively, for the six months ended June 30, 2004, as compared to no interest expense for those items in the same prior year period.

      The following table presents a summary of the principal components of interest income and income expense for the six months ended June 30, 2004:

             (dollars in thousands)                      Six months ended June 30, 2004
             ----------------------                      ------------------------------

                                                       Average                   Average
                                                       Balance     Interest     Yield/Cost
                                                       -------     --------     ----------
      Interest earning assets:
      Federal funds sold                             $   3,974    $      15         0.76%
      Loans receivable, gross                          122,591        3,836         6.20%
      Deposits with banks                                  535           16         5.99%
      Securities                                        93,143        1,581         3.39%
                                                     ---------    ---------       ------
          Total interest earning assets                220,243        5,448         4.91%
      Cash and due from banks                            8,925
      Allowance for loan losses                         (1,430)
      Other assets                                       3,734
                                                     ---------
      Total Assets                                   $ 231,472
                                                     =========

      Interest bearing liabilities:
      Interest bearing demand                        $  56,511    $     306         1.09%
      Money market                                      42,037          247         1.18%
      Savings                                           19,998           53         0.53%
      Time                                              65,848          632         1.93%
                                                     ---------    ---------       ------
          Total interest-bearing deposits              184,434        1,238         1.35%
      Other borrowed funds                               1,793           11         1.24%
      Long-term debt                                     2,842           61         4.31%
                                                     ---------    ---------       ------
          Total interest-bearing liabilities           189,069        1,310         1.39%
                                                     ---------    ---------       ------
      Non-interest bearing demand                       26,626
      Other liabilities                                    571
      Shareholders' equity                              15,206
                                                     ---------
      Total liabilities and shareholders' equity     $ 231,472
                                                     =========

      Net interest income                                         $   4,138
                                                                  =========

      Net interest rate spread(1)                                                   3.52%

      Net interest margin(2)                                                        3.72%

----------

(1) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

Rate Volume Analysis


      The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected Monmouth Community Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (a) changes attributable to changes in volume (changes in volume multiplied by prior rate); (b) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (c) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate (in thousands).


                                               Six months ended June 30, 2004
                                                        Compared to
                                               Six months ended June 30, 2003
                                             -----------------------------------
                                              Increase (Decrease)
                                               Due to Change in:        Total
                                             --------------------      Increase
                                              Volume       Rate       (Decrease)
    Interest Income:
      Loans                                  $ 1,417      $  (654)     $   763
      Securities                                 394         (133)         261
      Other interest-bearing deposits             (4)          --           (4)
      Federal funds sold                         (37)         (12)         (49)
                                             ---------------------------------
       Total interest-earning assets           1,770         (799)         971

    Interest Expense:
      Checking deposits                          133         (116)          17
      Savings deposits                            23          (32)          (9)
      Money market deposits                       18         (164)        (146)
      Time deposits                              436         (451)         (15)
                                             ---------------------------------
       Total interest-bearing deposits           610         (763)        (153)
      Borrowings                                  72           --           72
                                             ---------------------------------
       Total interest-bearing liabilities        682         (763)          81
                                             ---------------------------------
    Net interest income                      $ 1,088      $   (36)     $ 1,052
                                             =======      =======      =======

Provision for Loan Losses

      For the six months ended June 30, 2004, Bancorp's provision for loan losses was $128 thousand, as compared to $23 thousand for the same prior year period. The increase in the provision for loan losses for the six months ended June 30, 2004 was commensurate with the growth in the loan portfolio as compared to the same period in 2003. There were no significant changes in loan portfolio composition, asset quality, or credit delinquencies that impacted the allowance for loan losses during the six months ended June 30, 2004, as compared to the same period in 2003.

Non-Interest Income

      Non-interest income was $412 thousand for the six months ended June 30, 2004, as compared to $390 thousand for the same period in 2003. Service charges on deposit accounts totaled $394 thousand for the six months ended June 30, 2004, as compared to $310 thousand for the same period in 2003. These service charge revenues are consistent with the growth of the deposit base and number of deposit accounts. Other service charges, commissions and fees totaled $18 thousand for the six months ended June 30, 2004 as compared to $30 thousand for the same period in 2003. There were no gains from the sale of available for sale securities for the six months ended June 30, 2004, as compared to the gain from the sale of available for sale securities of $50 thousand for the same period in 2003.

Non-Interest Expense

      Non-interest expense was $3.4 million for the six months ended June 30, 2004, as compared to $3.1 million for the same period in 2003. The period increase was consistent with the general growth of Bancorp. Non-interest expense generally includes costs associated with employee salaries and benefits, occupancy expenses, data processing fees, professional fees and other operating expenses. Full-time equivalent employees totaled 74.5 at June 30, 2004 as compared to 70 at June 30, 2003. The table below presents non-interest expense, by major category, for the six months ended June 30, 2004 and 2003, respectively.

                                                   Six months ended
          Non-Interest expense                         June 30,
                                                  ------------------
                                                   2004        2003
                                                   ----        ----
          Salaries and employee benefits          $1,746      $1,569
          Net occupancy expenses                     400         401
          Data processing fees                       270         242
          Outside service fees                       251         240
          Advertising and marketing expenses         116          64
          Printing, stationery, and supplies          89          98
          Audit and tax fees                          58          42
          Legal fees and expenses                     42          42
          Other operating expenses                   459         395
                                                  ------      ------
                Total                             $3,431      $3,093
                                                  ======      ======

      For the Years Ended December 31, 2003 and 2002

Net Interest Income

      Net interest income of Monmouth Community Bank was $6.5 million for the year ended December 31, 2003, as compared to $5.5 million for the year ended December 31, 2002. Net interest income for the year ended December 31, 2003 was comprised primarily of $140 thousand in interest on federal funds sold and due from banks, $6.4 million in interest on loans and $2.5 million in interest on securities, less interest expense on deposits of $2.6 million, whereas net interest income for the year ended December 31, 2002 was comprised primarily of $254 thousand in interest on federal funds sold and due from banks, $5.6 million in interest on loans and $2.5 million in interest on securities, less interest expense on deposits of $2.8 million.

      Interest-earning assets averaged $191.5 million for the year ended December 31, 2003, a 33% increase over interest-earning assets of $144.3 million for the year ended December 31, 2002. Interest-earning assets for such periods were funded primarily by deposit inflows. Deposits for the year ended December 31, 2003 averaged $185.8 million, of which $160.3 million, or 86%, were interest-bearing. This number represents a 31% increase over average total deposits of $141.8 million for the year ended December 31, 2002, of which $120.1 million, or 85%, were interest-bearing.

      Net interest margin, which represents net-interest income as a percentage of average interest-earning assets, was 3.39% for the year ended December 31, 2003, as compared to 3.80% for the year ended December 31, 2002. The net interest margin compression experienced in 2003 and 2002 was primarily attributable to the general interest rate-declines that occurred during such years. During 2003 and 2002, interest rates, as measured by the prime rate of interest, decreased from 4.75% at the beginning of 2002 to 4.00% by December 31, 2003. As Monmouth Community Bank generates the majority of its interest income on loans and investments, the prevailing interest rate environment resulted in significantly lower rates available on interest earning assets.

      The following table presents a summary of the principal components of interest income and interest expense for the years ended December 31, 2003, 2002 and 2001:

  (dollars in thousands)        Year ended December 31, 2003        Year ended December 31, 2002      Year ended December 31, 2001
                                ----------------------------        ----------------------------      ----------------------------
                                Average               Average      Average               Average      Average              Average
                                Balance   Interest   Yield/Cost    Balance   Interest   Yield/Cost    Balance   Interest  Yield/Cost
                                -------   --------   ----------    -------   --------   ----------    -------   --------  ----------
Interest earning assets:
Federal funds sold             $ 11,976   $   105       0.88%     $ 15,484   $   222       1.43%      $12,107   $   455      3.77%
Loans receivable, gross          97,016     6,438       6.64%       77,347     5,568       7.20%       52,917     4,310      8.15%
Deposits with banks                 593        35       5.84%          535        32       5.92%          396        23      5.86%
Securities                       81,909     2,533       3.09%       50,914     2,453       4.82%       27,674     1,755      6.34%
                               --------   -------       ----      --------   -------       ----       -------   -------      ----
    Total interest earning
      assets                    191,494     9,111       4.76%      144,280     8,275       5.74%       93,094     6,543      7.03%
Cash and due from banks           7,837                              6,435                              4,113
Allowance for loan losses        (1,256)                            (1,036)                              (713)
Other assets                      3,144                              2,824                              2,206
                               --------                           --------                            -------
Total Assets                   $201,219                           $152,503                            $98,700
                               ========                           ========                            =======

Interest bearing liabilities:
Interest bearing demand        $ 47,581   $   553       1.16%     $ 42,274   $   796       1.88%      $27,295   $   778      2.85%
Money market                     42,921       661       1.54%       27,322       707       2.59%        9,368       339      3.62%
Savings                          18,232       116       0.64%       15,247       209       1.37%       10,605       274      2.58%
Time                             51,542     1,282       2.49%       35,279     1,077       3.05%       26,487     1,312      4.96%
                               --------   -------       ----      --------   -------       ----       -------   -------      ----
    Total interest bearing
      liabilities               160,276     2,612       1.63%      120,122     2,789       2.32%       73,755     2,703      3.67%
Non-interest bearing demand      25,554                             21,727                             15,893
Other liabilities                   488                                386                                361
Shareholders' equity             14,901                             10,268                              8,691
                               --------                           --------                            -------
Total liabilities and
  shareholders' equity         $201,219                           $152,503                            $98,700
                               ========                           ========                            =======

Net interest income                       $ 6,499                            $ 5,486                            $ 3,840
                                          =======                            =======                            =======

Net interest rate spread(1)                             3.13%                              3.42%                             3.36%

Net interest margin(2)                                   3.39%                              3.80%                              4.12%

----------
(1) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

Rate Volume Analysis


      The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected Monmouth Community Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (a) changes attributable to changes in volume (changes in volume multiplied by prior rate); (b) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (c) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate (in thousands).


                                            Year ended December 31, 2003             Year ended December 2002
                                                    Compared to                            Compared to
                                            Year ended December 31, 2002           Year ended December 31, 2001
                                         -----------------------------------    ----------------------------------
                                          Increase (Decrease)                    Increase (Decrease)
                                           Due to Change in:                      Due to Change in:
                                         ---------------------      Total       --------------------      Total
                                                                   Increase                              Increase
                                          Volume        Rate      (Decrease)     Volume       Rate      (Decrease)
                                         --------     --------    ----------    --------    --------    ----------
(in thousands)
Interest Income:
  Loans                                  $  1,378     $   (508)    $    870     $  1,807    $   (549)    $  1,258
  Securities                                1,157       (1,077)          80        1,199        (501)         698
  Other interest-bearing deposits               3           --            3            9          --            9
  Federal funds sold                          (43)         (74)        (117)         102        (335)        (233)
                                         --------     --------     --------     --------    --------     --------
   Total interest-earning assets            2,495       (1,659)         836        3,117      (1,385)       1,732

Interest Expense:
  Interest-bearing checking                    91         (334)        (243)         337        (319)          18
  Savings deposits                             35         (128)         (93)          93        (158)         (65)
  Money market deposits                       308         (354)         (46)         489        (121)         368
  Time deposits                               431         (226)         205          358        (593)        (235)
                                         --------     --------     --------     --------    --------     --------
   Total interest-bearing liabilities         865       (1,042)        (177)       1,277      (1,191)          86
                                         --------     --------     --------     --------    --------     --------
Net interest income                      $  1,630     $   (617)    $  1,013     $  1,840    $   (194)    $  1,646
                                         ========     ========     ========     ========    ========     ========

Provision for Loan Losses

      For the year ended December 31, 2003, Monmouth Community Bank's provision for loan losses was $150 thousand, as compared to $373 thousand for the prior year.

      See "Financial Condition - Allowance for Loan Losses and Related Provision" on page 122 for a further discussion on provision for loan losses.

Non-Interest Income

      Non-interest income was $780 thousand for the year ended December 31, 2003, as compared to $661 thousand for the year ended December 31, 2002, an increase of $119 thousand, or 18%. The increase was due primarily to service charges on bank accounts which were $656 thousand for the year ended December 31, 2003, as compared to $438 thousand for the prior year, an increase of $218 thousand, or 50%. In addition, Monmouth Community Bank generated $35 thousand in fees from GMAC which, as part of a strategic partnership that commenced at the beginning of 2003, provides residential mortgage products and services to customers of Monmouth Community Bank. However, as a direct result of Monmouth Community Bank switching from a residential mortgage provider to one that is a true referral source in 2003, gains from the sale of loans held for sale declined to $13 thousand in 2003 from $64 thousand in 2002. Gains on the sale of available for sale securities were $76 thousand in 2003 as compared to $159 thousand in 2002.

Non-Interest Expense

      Non-interest expense includes, among other costs and expenses, salaries, costs of employee benefits, professional and application fees and occupancy expense. Non-interest expense for the year ended December 31, 2003 was $6.3 million, as compared to non-interest expense of $4.9 million for the year ended December 31, 2002. This increase was due to expenses incurred to support the general growth of Monmouth Community Bank. During 2003, Monmouth Community Bank opened one new branch. The Route 33 Neptune, New Jersey branch was opened in February of 2003.

      For the Years Ended December 31, 2002 and 2001

Net Interest Income

      Net interest income of Monmouth Community Bank was $5.5 million for the year ended December 31, 2002, as compared to $3.8 million for the year ended December 31, 2001. Net interest income for the year ended December 31, 2002 was comprised primarily of $254 thousand in interest on federal funds sold and due from banks, $5.6 million in interest on loans and $2.5 million in interest on securities, less interest expense on deposits of $2.8 million, whereas net interest income for the year ended December 31, 2001 was comprised primarily of $478 thousand in interest on federal funds sold and due from banks, $4.3 million in interest on loans and $1.8 million in interest on securities, less interest expense on deposits of $2.7 million.

      Interest-earning assets averaged $144.3 million for the year ended December 31, 2002, a 55% increase over interest-earning assets of $93.1 million for the year ended December 31, 2001. Interest-earning assets for such periods were funded primarily by deposit inflows. Deposits for the year ended December 31, 2002 averaged $141.8 million, of which $120.1 million, or 85%, were interest-bearing. This number represents a 58% increase over average total deposits of $89.6 million for the year ended December 31, 2001, of which $73.8 million, or 82%, were interest-bearing.

      Net interest margin, which represents net-interest income as a percentage of average interest-earning assets, was 3.80% for the year ended December 31, 2002, as compared to 4.12% for the year ended December 31, 2001. The net interest margin compression experienced in 2002 and 2001 was primarily attributable to the general interest rate-declines that occurred during such years. During 2002, interest rates, as measured by the prime rate of interest, decreased from 4.75% at the beginning of the year to 4.25% by December 31, 2002. As Monmouth Community Bank generates the majority of its interest income on loans and investments, the prevailing interest rate environment resulted in significantly lower rates available on interest earning assets.

Provision for Loan Losses

      For the year ended December 31, 2002, Monmouth Community Bank's provision for loan losses was $373 thousand, as compared to $211 thousand for the prior year.

      See "Financial Condition - Allowance for Loan Losses and Related Provision" on page 122 for a further discussion on provision for loan losses.

Non-Interest Income

      Non-interest income was $661 thousand for the year ended December 31, 2002, as compared to $440 thousand for the year ended December 31, 2001, an increase of $221 thousand, or 50%. The increase was due primarily to gains on the sale of available for sale securities which totaled $159 thousand for 2002 and $0 for 2001, net gains on the sale of residential mortgage loans, servicing released, which was $64 thousand for the year ended December 31, 2002, as compared to $57 thousand for the prior year. Service charges on bank accounts were $438 thousand for the year ended December 31, 2002, as compared to $354 thousand for the prior year.

Non-Interest Expense

      Non-interest expense includes, among other costs and expenses, salaries, costs of employee benefits, professional and application fees and occupancy expense. Non-interest expense for the year ended December 31, 2002 was $4.9 million, as compared to non-interest expense of $3.5 million for the year ended December 31, 2001. This increase was due to expenses incurred to support the general growth of Monmouth Community Bank. During 2002, Monmouth Community Bank opened one new branch. The Ocean Grove, New Jersey branch was opened in September of 2002.

Financial Condition

Securities Portfolio

      At June 30, 2004, Monmouth Community Bank's securities portfolio consisted of obligations of United States Government sponsored agencies and mortgaged-backed securities of United States Government sponsored agencies. Securities held to maturity of $17.9 million at June 30, 2004, represented an increase of $2.8 million over the year ended December 31, 2003 total of $15.1 million. Securities available-for-sale had a market value of $77.8 million at June 30, 2004, representing an increase of $9.6 million over the December 31, 2003 total of $68.2 million. This increase was the result of the general balance sheet growth that occurred during the first six months of 2004 and that most investment purchases made during this period occurred in the available for sale portfolio.

      The following table summarizes the maturity and weighted average yields in each of Monmouth Community Bank's securities portfolios at June 30, 2004:

                                                        Over          Over
Maturities and weighted average yields:     Within     1 to 5        5 to 10     Over 10
(dollars in thousands)                      1 Year      Years         Years       Years         Total
                                           --------    --------     --------     --------     --------
Securities held to maturity
Mortgage-backed securities:
   Amortized cost                          $     --    $    685     $  6,260     $  6,992     $ 13,937
   Weighted average yield                        --        4.66%        4.09%        4.86%        4.50%
Obligations of U.S. Government agencies
   Amortized cost                                --       3,991           --           --        3,991
   Weighted average yield                        --        3.57%          --           --         3.57%
                                           -----------------------------------------------------------
Total securities held to maturity
   Amortized cost                          $     --    $  4,676     $  6,260     $  6,992     $ 17,928
   Weighted average yield                        --        3.73%        4.09%        4.86%        4.29%
                                           ===========================================================

Securities available for sale:
Mortgage-backed securities
   Amortized cost                          $     --    $  6,994     $ 36,066     $     --     $ 43,060
   Weighted average yield                        --        2.33%        3.42%          --         3.24%
Obligations of U.S. Government agencies
   Amortized cost                                --      33,752          973           --       34,725
   Weighted average yield                        --        3.04%        4.28%          --         3.08%
                                           -----------------------------------------------------------
Total securities available for sale
   Amortized cost                          $     --    $ 40,746     $ 37,039     $     --     $ 77,785
   Weighted average yield                        --        2.92%        3.44%          --         3.17%
                                           ===========================================================

      At December 31, 2003, securities held to maturity of $15.1 million represented a decrease of $10.4 million from the year ended December 31, 2002 total of $25.5 million. Securities available-for-sale had a market value of $68.2 million at December 31, 2003, representing an increase of $23.4 million over the December 31, 2002 total of $44.8 million. This increase was the result of the general balance sheet growth that occurred during 2003 and that virtually all investment purchases made during 2003 occurred in the available for sale portfolio.

      The following table summarizes the maturity and weighted average yields in each of Monmouth Community Bank's securities portfolios at December 31, 2003:

                                                         Over        Over
Maturities and weighted average yields:     Within      1 to 5      5 to 10      Over 10
(dollars in thousands)                      1 Year      Years        Years        Years         Total
                                           --------    --------     --------     --------     --------
Securities held to maturity
Mortgage-backed securities:
   Amortized cost                          $     --    $     82     $  6,863     $  3,624     $ 10,569
   Weighted average yield                        --        7.57%        4.04%        4.18%        4.12%
Obligations of U.S. Government agencies
   Amortized cost                                --       4,510           --           --        4,510
   Weighted average yield                        --        3.62%          --           --         3.62%
                                           -----------------------------------------------------------
Total securities held to maturity
   Amortized cost                          $     --    $  4,592     $  6,863     $  3,624     $ 15,079
   Weighted average yield                        --        3.69%        4.04%        4.18%        3.97%
                                           ===========================================================

Securities available for sale:

Mortgage-backed securities
   Amortized cost                          $     --    $  9,248     $ 34,170     $     --     $ 43,418
   Weighted average yield                        --        2.59%        3.28%          --         3.14%
Obligations of U.S. Government agencies
   Amortized cost                                --      21,826        2,952           --       24,778
   Weighted average yield                        --        3.03%        3.50%          --         3.08%
                                           -----------------------------------------------------------
Total securities available for sale
   Amortized cost                          $     --    $ 31,074     $ 37,122     $     --     $ 68,196
   Weighted average yield                        --        2.90%        3.30%          --         3.12%
                                           ===========================================================

Investment Policy

      The board of directors of Bancorp has adopted an investment policy to govern the investment function of Monmouth Community Bank, which includes the purchase of securities for the held-to-maturity and available-for-sale portfolios and the sale of securities from the available-for-sale portfolio.

      The basic objectives of the investment function are:

      o to keep Monmouth Community Bank's funds fully employed at the maximum after-tax return;

      o     to minimize exposure to credit risk; and

      o     to provide liquidity required by current circumstances.

      As used in our investment policy and in other policies of Monmouth Community Bank, the term "liquidity" refers to the expected cash flow from performing assets and secondary to borrowings secured by performing assets. These two sources of liquidity are expected to fund the operations of Monmouth Community Bank. For this reason, unless otherwise indicated, the term "liquidity" in Monmouth Community Bank's policies does not refer to proceeds from the sale of assets, except for the sale of assets available-for-sale.

      Investment management therefore emphasizes:

      o     preservation of principal;

      o     strong cash-flow characteristics;

      o     ready availability of credit information;

      o appropriateness of size both as to Monmouth Community Bank and as to an obligor's outstanding debt;

      o eligibility as collateral for public-agency deposits and customer repurchase-agreement accounts; and

      o     broad marketability, as an indicator of quality.


      The purpose of bonds in the held-to-maturity portfolio is to provide earnings consistent with the safety factors of quality, maturity and risk diversification. This purpose is reflected in the accounting principle that carrying a debt security at amortized cost is appropriate only if the investment committee of Monmouth Community Bank has the intent and ability to hold that security to maturity. Management should be indifferent to price fluctuations unrelated to the continuing ability of a security to contribute to recurring income. For purposes of our investment policy, a security shall be deemed to have matured if it is sold (a) within 3 months of maturity or a call date if exercise of the call is probable, or (b) after collection of at least 85% of the principal outstanding at acquisition.


      Debt securities that are not positively expected to be held to maturity, but rather for indefinite periods of time, and equity securities, shall be booked to the available-for-sale portfolio, which shall be monitored daily and reported at fair value with unrealized holding gains and losses excluded from earnings and reported as a tax-effected net amount in a separate component of shareholders' equity. However, in calculating and reporting regulatory capital, only net unrealized losses on marketable equity securities is deducted from Tier 1 or core capital.

Loan Portfolio

      Monmouth Community Bank's primary policy goal is to establish a sound credit portfolio that contributes, in combination with other earning assets, to a satisfactory return on assets, return on shareholders' equity and capital to asset ratio.

      Monmouth Community Bank conducts both commercial and retail lending activities. The loan approval process at Monmouth Community Bank is driven by the aggregate indebtedness of the borrower and related entities. Executive officers with lending authority and loan officers have various individual and collective loan approval authority up to $250,000. All credit accommodations exceeding $250,000 are referred to Monmouth Community Bank's loan committee for review and approval. The loan committee is comprised of internal officers and outside directors. A loan officer with a loan application for more than $250,000 (or from a borrowing relationship with aggregate debt in excess of $250,000) presents a complete analysis of the proposed credit accommodation to the members of the loan committee for their consideration. The analysis includes, among other things, the following:

            o     a description of the borrower;

            o     the loan purpose and use of proceeds;

            o     the requested loan amount;

            o     the recommended term;

            o     the recommended interest rate;

            o     primary, secondary and tertiary sources of repayment;

            o     proposed risk rating;

            o     full collateral description;

            o     fees (if any);

            o full borrower financial analysis, including comparative balance sheets, income statements and statements of cash flows; and

            o inherent strengths and weaknesses of the requested credit accommodation.

      A similar analysis is prepared for those loan requests aggregating in excess of $100,000 but less than the $250,000 threshold. The senior loan officer and President or Chief Executive Officer of Bancorp review this analysis for approval consideration.

      Monmouth Community Bank utilizes a comprehensive approach to loan underwriting. The primary quantitative determinants in the underwriting process include overall creditworthiness of the borrower, cash flow from operations in relation to debt service requirements and the ability to secure the credit accommodation with collateral of adequate value.


      For commercial loans, the collateral is somewhat dependent on the loan type. Commercial lines of credit, term loans and time notes are typically secured by a general lien on business assets and qualified (typically less than ninety days) accounts receivable (based upon an acceptable advance rate). Commercial mortgage loans are secured by the underlying property with an acceptable equity margin. Personal guarantees from the principals of a business are generally required. In general, Monmouth Community Bank requires that income available to service debt repayment requirements be equal to at least 125% of those requirements.


      Commercial loans are often subject to cyclical economic risks of the underlying business(s) of the borrower. Such risks are generally reduced during the loan approval process. For example, Monmouth Community Bank requires that a loan amount be less than the value of the collateral securing the loan and that the standard cash flow analysis of the commercial borrower shows an ample margin for debt service even with significant business contraction. Commercial mortgage underwriting also requires that available funds for debt service exceed debt service requirements.

      Retail or consumer loan credit accommodations include home equity loans, home equity lines of credit, direct automobile loans and secured and unsecured personal loans. Underwriting criteria for home equity products include an acceptable independent credit score for the borrower(s), a loan to value not to exceed 75% and a debt service to income ratio not to exceed

45%. Such criteria provides Monmouth Community Bank with underwriting comfort without placing the institution in a position of competitive disadvantage.

      There are a number of risks associated with the granting of consumer loans. While income and equity or collateral values are primary determinants of the loan approval process for consumer loans, Monmouth Community Bank also gives much consideration to employment and debt payment history of the borrower(s). As with the commercial underwriting process, consumer loans require both an income cushion and a collateral cushion. Such criteria provide for a margin should a borrower's income diminish or the collateral securing the loan depreciate in value.

      The granting of a loan, by definition, contains inherent risks. Monmouth Community Bank attempts to mitigate risks through sound credit underwriting. Each loan that Monmouth Community Bank approves undergoes credit scrutiny that results in a quantification of risk and then the assignment of a risk rating. Individual risk ratings carry with them a required reserve that is used to fund Monmouth Community Bank's allowance for loan losses. The inherent risk associated with each loan is a function of loan type, collateral, cash flow, credit rating, general economic conditions and interest rates.

      Monmouth Community Bank is limited by regulation as to the total amount which may be committed and loaned to a borrower and its related entities. Monmouth Community Bank's legal lending limit is equal to 15% of its capital funds, including capital stock, surplus, retained earnings and the allowance for loan losses. Monmouth Community Bank may lend an additional 10% of its capital funds to a borrower and its related entities if the additional loan or extension of credit is fully secured by readily marketable collateral having a market value at least equal to the amount borrowed. The additional limitation is separate from, and in addition to, the general limitation of 15%.

      The following table summarizes net loans outstanding by loan category and amount at June 30, 2004 and December 31, 2003, 2002, 2001, 2000 and 1999.

                                      June 30,    December 31,  December 31,  December 31,  December 31,  December 31,
(in thousands)                          2004          2003          2002          2001          2000          1999
----------------------------------------------------------------------------------------------------------------------
Commercial and industrial loans       $ 22,560      $ 20,380      $ 17,060      $ 17,396      $ 11,913      $  8,672

Real estate loans - commercial          90,585        77,799        57,079        32,776        25,355        14,936

Home equity and second mortgages        20,660        17,734        14,816        11,182         9,279         4,668

Consumer loans                             705         1,270         1,601         1,113         1,047           607
----------------------------------------------------------------------------------------------------------------------

   Total                               134,510       117,183        90,556        62,467        47,594        28,883

Less allowance for loan losses           1,506         1,378         1,228           855           650           359
----------------------------------------------------------------------------------------------------------------------

Net loans                             $133,004      $115,805      $ 89,328      $ 61,612      $ 46,944      $ 28,524
======================================================================================================================

Loans held for sale                   $      0      $      0      $    302      $    269      $      0      $      0

      For the six months ended June 30, 2004, net loans increased by $17.2 million to $133.0 million, which represents a 14.9% increase from the $115.8 million at December 31, 2003.

      For the six months ended June 30, 2004, commercial and industrial loans and commercial real estate loans increased by $14.9 million to $113.1 million, which represents a 15.2% increase from the $98.2 million at December 31, 2003.

      For the six months ended June 30, 2004, home equity and second mortgages increased by $2.9 million to $20.6 million, which represents a 16.4% increase from the $17.7 million at December 31, 2003.

      For the year ended December 31, 2003, net loans increased by $26.5 million to $115.8 million, which represents a 30% increase from the $89.3 million at December 31, 2002.

      For the year ended December 31, 2003, commercial and industrial loans and commercial real estate loans increased by $24.1 million to $98.2 million, which represents a 33% increase from the $74.1 million at December 31, 2002.

      During 2003, home equity and second mortgages increased by $2.9 million to $17.7 million at December 31, 2003, which represents a 20% increase from the $14.8 million at December 31, 2002.

      The following table summarizes the maturities of loans by category and whether such loans are at a fixed or floating rate at June 30, 2004.

                                                                             June 30, 2004
                                             ------------------------------------------------------------------------------

Maturity and repricing data for loans:        Within     Over 1 to 3   Over 3 to 5   Over 5 to 10    Over 10
(in thousands)                                1 Year        Years         Years         Years         Years          Total
                                             ------------------------------------------------------------------------------
Loans secured by 1-4 family residential
properties
    Fixed rate                               $    346      $  1,154      $  1,466      $    901      $    293      $  4,160
    Adjustable rate                            25,171            --            --            --            --         5,171

All other loans secured by real estate
    Fixed rate                                  4,287        12,041        30,721        19,047            --        66,096
    Adjustable rate                            15,856            --            --            --            --        15,856

All other loans
    Fixed rate                                  2,429         4,002         4,286         2,850            41        13,608
    Adjustable rate                             9,619            --            --            --            --         9,619
                                             ------------------------------------------------------------------------------
Total                                        $ 57,708      $ 17,197      $ 36,473      $ 22,798      $    334      $134,510
                                             ==============================================================================

      The following table summarizes the maturities of loans by category and whether such loans are at a fixed or floating rate at December 31, 2003.

                                                                           December 31, 2003
                                             ------------------------------------------------------------------------------

Maturity and repricing data for loans:        Within     Over 1 to 3   Over 3 to 5   Over 5 to 10    Over 10
(in thousands)                                1 Year        Years         Years         Years         Years          Total
                                             ------------------------------------------------------------------------------
Loans secured by 1-4 family residential
properties
    Fixed rate                               $    667      $    667      $  2,129      $    795      $    397      $  4,655
    Adjustable rate                            20,954            --            --            --            --        20,954

All other loans secured by real estate
    Fixed rate                                  3,804         8,523        29,959        14,133            --        56,419
    Adjustable rate                            13,505            --            --            --            --        13,505

All other loans
    Fixed rate                                  2,686         4,764         3,055         1,726            26        12,257
    Adjustable rate                             9,393            --            --            --            --         9,393
                                             ------------------------------------------------------------------------------
Total                                        $ 51,009      $ 13,954      $ 35,143      $ 16,654      $    423      $117,183
                                             ==============================================================================

Non-Performing Loans


      A loan is considered to be non-performing if it (a) is on a non-accrual basis, (b) is past due ninety days or more and still accruing interest, or (c) has been renegotiated to provide a reduction or deferral of interest or principal because of a weakening in the financial position of the borrower. A loan which is past due ninety days or more and still accruing interest remains on accrual status only where it is both adequately secured as to principal and is in the process of collection. Monmouth Community Bank had three non-performing loans at June 30, 2004 totaling $310 thousand, one non-performing loan at December 31, 2003 totaling $40 thousand and one at December 31, 2002 totaling $43 thousand.

Potential Problem Loans

      In addition to non-performing loans, Monmouth Community Bank maintains a "watch list" of loans which are subject to heightened scrutiny and more frequent review by management. Loans may be placed on the "watch list" because of documentation deficiencies, or because management has identified "structural weaknesses" which potentially could cause such loans to become non-performing in future periods.

      As of June 30, 2004 and December 31, 2003, there were no loans identified as having structural weaknesses on the "watch list." The total balance of loans on the "watch list" at June 30, 2004 and December 31, 2003 was $4.4 million and $1.9 million, respectively.

Allowance for Loan Losses and Related Provision

      The allowance for loan losses is a valuation reserve available for losses incurred or expected on extension of credit. The determination of the adequacy of the allowance for loan losses is a critical accounting policy of Monmouth Community Bank, due to the inherently subjective nature of the evaluation. Credit losses primarily arise from Monmouth Community Bank's loan portfolio, but also may be derived from other credit-related sources, including commitments to extend credit. Additions are made to the allowance through periodic provisions which are charged to expense. All losses of principal are charged to the allowance when incurred or when a determination is made that a loss is expected. Subsequent recoveries, if any, are credited to the allowance.

      As part of our evaluation of the adequacy of our allowance for loan losses, each quarter Monmouth Community Bank prepares an analysis. This analysis categorizes the entire loan portfolio by certain risk characteristics such as loan type (commercial, commercial real estate, one- to four-family, consumer, etc.) and loan risk rating.

      Loan risk ratings for every loan are determined by individual credit officers who consider various factors including the borrower's current financial condition and payment status, historical loan performance, underlying collateral, as well as internal loan review and regulatory ratings. Any loans with known potential losses are categorized and reserved for separately.

      The loss factors applied to each loan risk rating are inherently subjective in nature, and, in Monmouth Community Bank's circumstances, even more so due to the relatively unseasoned nature of the loan portfolio and the lack of any meaningful charge-off experience. Loss factors are assigned to loan risk rating categories on the basis of our assessment of the potential risk inherent in each loan type. Key factors Monmouth Community Bank considers in determining loss factors for each loan type include the current real estate market conditions, changes in the trend of delinquencies and non-performing loans, the current state of the local and national economy, loan portfolio growth and changes in composition and concentrations within the portfolio. The loss factors are evaluated by management on a quarterly basis and any adjustments are approved by the board of directors of Bancorp. There have been no significant changes in loss factors in the first six months of 2004 as compared to 2003 or 2002.

      Monmouth Community Bank establishes the provision for loan losses after considering the allowance for loan loss worksheet, the amount of the allowance for loan losses in relation to the total loan balance, loan portfolio growth, loan delinquency trends and peer group analysis. Monmouth Community Bank's allowance for loan losses is allocated on an individual loan basis and Monmouth Community Bank does not maintain an unallocated allowance for loan losses. Monmouth Community Bank has applied this process consistently and have made minimal changes in the estimation methods and assumptions that we have used.

      Bancorp's primary lending emphasis is the origination of commercial real estate loans, commercial and industrial loans, and to a lesser extent, home equity and second mortgages. As a result of our strategic plans and lending emphasis, Monmouth Community Bank has a loan concentration in commercial loans at June 30, 2004 and December 31, 2003, the majority of which are secured by real property located in New Jersey.

      Based on the composition of our loan portfolio and the growth in our loan portfolio over the past five years, the management of Monmouth Community Bank believes the primary risks inherent in our portfolio are possible increases in interest rates, a possible decline in the economy, generally, and a possible decline in real estate market values. Any one or a combination of these events may adversely affect our loan portfolio resulting in increased delinquencies and loan losses.

      The provision for loan losses for the six months ended June 30, 2004 was $128 thousand, an increase of $105 thousand, as compared to the same period in 2003. The increase was the result of the $17.2 million in loan growth that occurred during the six months ended June 30, 2004. The provision for loan losses was $150 thousand for 2003, as compared to $373 thousand for 2002. The 2003 provision was required based upon credit characteristics of the net loan growth of 30% for the year ended December 31, 2003. The provision for loan losses of $373 thousand for the year ended December 31, 2002 was in response to net loan growth of 45% during such period. There were no significant changes in loan portfolio composition, asset quality, or credit delinquencies that impacted the allowance for loan losses during the six months ended June 30, 2004, as compared to the same period in 2003, and during the year ended December 31, 2003, as compared to 2002.

      Loan portfolio composition remained consistent at June 30, 2004 as compared to December 31, 2003 with commercial loans comprising 84% of total loans outstanding at the end of both periods. In addition, Monmouth Community Bank had three non-accrual loans at June 30, 2004 totaling $310 thousand as compared to one totaling $40 thousand at December 31, 2003. Gross loans outstanding totaled $134.5 million at June 30, 2004, as compared to $117.2 million at December 31, 2003, an increase of $17.3 million, or 14.8%. The allowance for loan losses increased to $1.51 million, or 1.13%, at June 30, 2004, as compared to $1.38 million, or 1.18%, at December 31, 2003.

      Loan portfolio composition remained consistent in 2003 as compared to 2002 with commercial loans comprising 84% of total loans outstanding at December 31, 2003 as compared to 82% at December 31, 2002. In addition, Monmouth Community Bank had one non-accrual or impaired loan at December 31, 2003 totaling $40 thousand as compared to one totaling $43 thousand at December 31, 2002. Gross loans outstanding totaled $117.2 million at December 31, 2003, as compared to $90.9 million at December 31, 2002, an increase of $26.3 million, or 29%. The allowance for loan losses increased to $1.38 million, or 1.18%, at December 31, 2003, as compared to $1.23 million, or 1.36%, at December 31, 2002.

      The following table summarizes Monmouth Community Bank's allowance for loan losses for the six months ended June 30, 2004 and the years ended December 31, 2003, 2002, 2001, 2000 and 1999.

                                  June 30,    December 31,  December 31,   December 31,   December 31,   December 31,
(in thousands)                      2004          2003          2002           2001           2000          1999
---------------------------------------------------------------------------------------------------------------------
Balance, beginning of year        $ 1,378       $ 1,228       $   855        $   650        $   359       $    85

Provision charged to expense          128           150           373            211            291           334

Charge-offs                             0             0            (1)            (6)             0           (60)

Recoveries                              0             0             1              0              0             0
---------------------------------------------------------------------------------------------------------------------
Balance, end of year              $ 1,506       $ 1,378       $ 1,228        $   855        $   650       $   359

=====================================================================================================================
Ratio of allowance for loan          1.13%         1.18%         1.36%          1.37%          1.37%         1.24%
losses to total loans

Ratio of net charge-offs to
average loans outstanding            0.00%         0.00%         0.00%          0.00%          0.00%         0.16%

      The following table sets forth Monmouth Community Bank's percent of allowance for loan losses to total allowance and the percent of loans to total loans in each of the categories listed at the dates indicated (dollars in thousands):

                              June 30, 2004                     December 31, 2003                    December 31, 2002
                      ------------------------------      ------------------------------      ------------------------------

                                             Percent                             Percent                             Percent
                                  Percent      of                    Percent       of                     Percent      of
                                    of        loans                    of         loans                     of        loans
                                 allowance     to                   allowance      to                    allowance     to
                                  to total    total                  to total     total                   to total    total
                      Amount     allowance    loans       Amount    allowance     loans       Amount     allowance    loans
                      ------------------------------      ------------------------------      ------------------------------
Commercial loans      $1,251       83.1%       84.1%      $1,151       83.5%       83.8%      $1,007       82.0%       81.9%

Consumer loans           255       16.9%       15.9%         227       16.5%       16.2%         221       18.0%       18.1%
                      ------      -----       -----       ------      -----       -----       ------      -----       -----

Total                 $1,506      100.0%      100.0%      $1,378      100.0%      100.0%      $1,228      100.0%      100.0%
                      ======      =====       =====       ======      =====       =====       ======      =====       =====

                            December 31, 2001                   December 31, 2000                    December 31, 1999
                      ------------------------------      ------------------------------      ------------------------------

                                             Percent                             Percent                             Percent
                                  Percent      of                    Percent       of                     Percent      of
                                    of        loans                    of         loans                     of        loans
                                 allowance     to                   allowance      to                    allowance     to
                                  to total    total                  to total     total                   to total    total
                      Amount     allowance    loans       Amount    allowance     loans       Amount     allowance    loans
                      ------------------------------      ------------------------------      ------------------------------
Commercial loans      $  709       82.9%       80.3%      $  523       80.5%       78.3%      $  301       83.8%       81.7%

Consumer loans           146       17.1%       19.7%         127       19.5%       21.7%          58       16.2%       18.3%
                      ------      -----       -----       ------      -----       -----       ------      -----       -----

Total                 $  855      100.0%      100.0%      $  650      100.0%      100.0%      $  359      100.0%      100.0%
                      ======      =====       =====       ======      =====       =====       ======      =====       =====

Deposits

      One of Monmouth Community Bank's primary strategies is the accumulation and retention of core deposits. Core deposits are defined as of all deposits except certificates of deposits with balances in excess of $100 thousand.

      Total deposits were $221.5 million at June 30, 2004, an increase of $14.3 million, or 6.9%, from the year ended December 31, 2003 total of $207.2 million. Core deposits as a percentage of total deposits were 78.6% at June 30, 2004 as compared to 78.4% at December 31, 2003.

      Total deposits were $207.2 million at December 31, 2003, an increase of $43.2 million, or 26%, from the year ended December 31, 2002 total of $164.0 million. Core deposits as a percentage of total deposits were 78% at December 31, 2003 as compared to 84% at December 31, 2002.

      The following table represents categories of Monmouth Community Bank's deposits at June 30, 2004, December 31, 2003 and 2002.

                                                         June 30,    December 31,  December 31,
      (in thousands)                                       2004          2003          2002
                                                         --------    ------------  ------------
      Demand deposits, non-interest bearing              $ 31,191      $ 26,818      $ 22,581

      Savings, N.O.W. and money market accounts           115,989       118,265        98,328

      Certificates of deposit of less than $100,000        26,845        17,449        16,863

      Certificates of deposit of $100,000 or more          47,524        44,702        26,235
                                                         --------      --------      --------

      Total deposits                                     $221,549      $207,234      $164,007
                                                         ========      ========      ========

      The following table represents categories of Monmouth Community Bank's average deposit balances and weighted average interest rates for the six months ended June 30, 2004 and the years ended December 31, 2003 and 2002.

                                                          June 30,                   December 31,                December 31,
(in thousands)                                              2004                         2003                        2002
                                                          --------                   ------------                ------------
                                                                 Weighted                     Weighted                    Weighted
                                                   Average        Average       Average        Average       Average       Average
                                                   Balance         Rate         Balance         Rate         Balance         Rate
                                                   --------      --------       --------      --------       --------      --------
Demand deposits, non-interest bearing              $ 26,626            --%      $ 25,554            --%      $ 21,727            --%

Savings, N.O.W. and money market accounts           118,586          1.02%       108,734          1.22%        84,843          2.02%

Certificates of deposit of less than $100,000        22,882          2.15%        17,306          2.95%        13,572          3.43%

Certificates of deposit of $100,000 or more          42,966          1.80%        34,236          2.22%        21,707          2.82%
                                                   --------      --------       --------      --------       --------      --------

Total deposits                                     $211,060          1.18%      $185,830          1.41%      $141,849          1.97%
                                                   ========      ========       ========      ========       ========      ========

      At June 30, 2004, Monmouth Community Bank had $74.4 million in time deposits maturing as follows (in thousands):

                                                              Over 1
                                    3 months    Over 3 to    year to 3
                                    or less     12 months      years    Over 3 years     Total
                                    -----------------------------------------------------------
Less than $100,000                  $ 4,417      $18,104      $ 3,145      $ 1,179      $26,845

Equal to or more than $100,000       20,791       19,138        1,590        6,005       47,524
                                    -----------------------------------------------------------
Total                               $25,208      $37,242      $ 4,735      $ 7,184      $74,369
                                    ===========================================================

      At December 31, 2003, Monmouth Community Bank had $62.2 million in time deposits maturing as follows (in thousands):

                                                              Over 1
                                    3 months    Over 3 to    year to 3
                                    or less     12 months      years    Over 3 years     Total
                                    -----------------------------------------------------------
Less than $100,000                  $ 5,370      $ 7,666      $ 3,370      $ 1,043      $17,449

Equal to or more than $100,000       17,179       24,089        3,114          320       44,702
                                    -----------------------------------------------------------
Total                               $22,549      $31,755      $ 6,484      $ 1,363      $62,151
                                    ===========================================================

Liquidity and Capital Resources

      Liquidity defines the ability of the Monmouth Community Bank to generate funds to support asset growth, meet deposit withdrawals, maintain reserve requirements and otherwise operate on an ongoing basis. An important component of a bank's asset and liability management structure is the level of liquidity, which are net liquid assets available to meet the needs of its customers and regulatory requirements. Since inception, cash on hand and loan and investment amortizations primarily met the liquidity needs of Monmouth Community Bank. Monmouth Community Bank invests funds not needed for operations (excess liquidity) primarily in daily federal funds sold. With adequate cash flows resulting from deposit growth and the proceeds received by Monmouth Community Bank in connection with Bancorp's issuance of subordinated debentures, during the first six months of 2004 and the year 2003 Monmouth Community Bank maintained levels of short-term assets sufficient to maintain ample liquidity. During the first six months of 2004 and the year 2003, Monmouth Community Bank continued to grow its investment securities available for sale portfolio that serves as a secondary source of liquidity. The market value of that portfolio was $77.8 million at June 30, 2004 and $68.2 million at December 31, 2003.

      It has been Monmouth Community Bank's experience that its deposit base, both core (defined as transaction accounts and term deposits less than $100,000) and non-core (defined as term deposits $100,000 or greater), are primarily relationship driven and not highly sensitive to changes in interest rates. However, adequate sources of reasonably priced on-balance sheet funds such as overnight federal funds sold, due from banks and short-term investments maturing in less than one year must be continually accessible for times of need. This is accomplished primarily by the daily monitoring of certain accounts for sufficient balances to meet future loan commitments as well as measuring Monmouth Community Bank's liquidity position on a monthly basis.

      Supplemental sources of liquidity include lines of credit with correspondent banks, certificates of deposit and wholesale as well as retail repurchase agreements. Correspondent banks are typically referred to as a "bank's bank" by offering essential services such as cash letter processing, investment services, loan participation support, wire transfer operations and other traditional banking services. "Brokered deposits," as defined in Federal Deposit Insurance Corporation Regulation 337.6, means any deposit that is obtained, directly or indirectly, from or through the mediation or assistance of a deposit broker. Brokered deposits may be utilized only if authorized by Bancorp's Board of Directors. Contingent liquidity sources will include off-balance sheet funds such as advances from the Federal Reserve Bank and federal funds purchase lines with upstream correspondents, commonly defined as a banking institution that provides correspondent banking services. An additional source of liquidity is made available by decreasing loan activity and using the cash available as a result of such decreased loan activity to fund short-term investments such as overnight federal funds sold or other approved investments maturing in less than one year. In addition, future expansion of Monmouth Community Bank's retail banking network will create additional sources of liquidity from new deposit customer relationships.

      Monmouth Community Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a material effect on Monmouth Community Bank's financial statements.

Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Monmouth Community Bank must meet specific capital guidelines that involve quantitative measures of Monmouth Community Bank's assets, liabilities and certain off-balances sheet items as calculated under regulatory accounting practices. Monmouth Community Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require Monmouth Community Bank to maintain minimum amounts and ratios (set forth in the table on the next page) of total capital and Tier I Capital to risk weighted assets, and of Tier I Capital to average assets (leverage ratio). Monmouth Community Bank believes that, as of June 30, 2004, it met all capital adequacy requirements to which it is subject.

      As of June 30, 2004, the most recent notification from the Office of the Comptroller of the Currency categorized Monmouth Community Bank as "well capitalized" under the regulatory framework for prompt corrective action. No conditions or events have occurred since that notification that management believes has changed Monmouth Community Bank's category.

      Monmouth Community Bank's actual capital ratios at June 30, 2004 and December 31, 2003 and 2002 are presented in the following table:

                                          Tier I                              Tier I
                                        Capital to                          Capital to                       Total Capital to
                                   Average Assets Ratio                   Risk Weighted                        Risk Weighted
                                     (Leverage Ratio)                       Asset Ratio                         Asset Ratio
                               -----------------------------       -----------------------------       -----------------------------
                               June 30,      December 31,          June 30,      December 31,          June 30,      December 31,
                                 2004       2003       2002          2004       2003       2002          2004       2003       2002
                                 ----       ----       ----          ----       ----       ----          ----       ----       ----
Monmouth Community Bank          8.32%      6.86%      8.12%        12.49%     11.01%     14.19%        13.44%     12.01%     15.37%

"Adequately capitalized"
institution (under
federal regulations)             4.00%      4.00%      4.00%         4.00%      4.00%      4.00%         8.00%      8.00%      8.00%

"Well capitalized"
institution (under
federal regulations)             5.00%      5.00%      5.00%         6.00%      6.00%      6.00%        10.00%     10.00%     10.00%

      Bancorp's actual capital ratios at June 30, 2004 and December 31, 2003 and 2002 are presented in the following table:

                                          Tier I                              Tier I
                                        Capital to                          Capital to                       Total Capital to
                                   Average Assets Ratio                   Risk Weighted                        Risk Weighted
                                     (Leverage Ratio)                       Asset Ratio                         Asset Ratio
                               -----------------------------       -----------------------------       -----------------------------
                               June 30,      December 31,          June 30,      December 31,          June 30,      December 31,
                                 2004       2003       2002          2004       2003       2002          2004       2003       2002
                                 ----       ----       ----          ----       ----       ----          ----       ----       ----
Monmouth Community Bancorp       8.29%      6.86%      8.12%        12.44%     11.01%     14.19%        13.39%     12.01%     15.37%

"Adequately capitalized"
institution (under
federal regulations)             4.00%      4.00%      4.00%         4.00%      4.00%      4.00%         8.00%      8.00%      8.00%

"Well capitalized"
institution (under
federal regulations)             5.00%      5.00%      5.00%         6.00%      6.00%      6.00%        10.00%     10.00%     10.00%

Guaranteed Preferred Beneficial Interest in Bancorp's Subordinated Debt

      In March 2004, MCBK Capital Trust I, a newly formed Delaware statutory business trust and a wholly-owned, unconsolidated subsidiary of Bancorp, issued an aggregate of $5.0 million of trust preferred securities to ALESCO Preferred Funding III, a pooled investment vehicle. Sandler O'Neill acted as placement agent in connection with the offering of the trust preferred securities. The securities issued by MCBK Capital Trust I are fully guaranteed by Bancorp with respect to distributions and amounts payable upon liquidation, redemption or repayment. These securities have a floating interest rate equal to the three-month LIBOR plus 285 basis points, which resets quarterly, with an initial interest rate of 3.96%. The securities mature on April 7, 2034 and may be called at par by Bancorp any time after April 7, 2009. These securities were placed in a private transaction exempted from registration under the Securities Act of 1933, as amended.

      The entire proceeds to MCBK Capital Trust I from the sale of the trust preferred securities were used by MCBK Capital Trust I in order to purchase subordinated debentures from Bancorp. The subordinated debentures bear a variable interest rate equal to LIBOR plus 2.85% (1.60% + 2.85% = 4.45% at July 7, 2004). Although the subordinated debentures are treated as debt of Bancorp, they currently qualify as Tier I Capital investments, subject to the 25% limitation under risk-based capital guidelines of the Federal Reserve System. The portion of the trust preferred securities that exceeds this limitation qualifies as Tier II Capital of Bancorp. At June 30, 2004, the $5.0 million of the trust preferred securities qualified for treatment as Tier I Capital. Bancorp is using the proceeds it received from the subordinated debentures to support the general balance sheet growth of Bancorp and to help ensure that Monmouth Community Bank maintains the required regulatory capital ratios.

      On May 6, 2004, the Federal Reserve issued a proposed rule that would continue to allow trust preferred securities issued by variable interest entities, such as MCBK Capital Trust I, to constitute Tier I Capital for bank holding companies. The proposed rules would impose stricter quantitative and qualitative limits on the Tier I Capital treatment of trust preferred securities. Currently, trust preferred securities and qualifying perpetual preferred stock are limited in the aggregate to no more than 25% of a holding company's core capital elements. The proposed rules would amend the existing limit by providing that restricted core capital elements (including trust preferred securities and qualifying perpetual preferred stock) can be no more than 25% of core capital, net of goodwill. The proposed rules would not have an adverse impact on the treatment of the trust preferred securities issued by MCBK Capital Trust I. However, it is possible that the Federal Reserve rules will not be adopted as proposed and that the Federal Reserve will conclude that trust preferred securities should no longer be treated as Tier I Capital. Assuming Bancorp would not be allowed to include the $5.0 million in trust preferred securities issued by the subsidiary trust in Tier I Capital, Monmouth Community Bank, due to its capital structure, would remain "well capitalized" at June 30, 2004.

Impact of Inflation

      The financial statements and related financial data presented in this report have been prepared in accordance with generally accepted principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operation of Bancorp and Monmouth Community Bank is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. The management of Monmouth Community Bank believes that the continuation of their efforts to manage the rates, liquidity and interest sensitivity of Monmouth Community Bank's assets and liabilities is necessary to generate an acceptable return on assets.

Recent Accounting Pronouncements

      Financial Accounting Standards Board ("FASB") Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"), was issued in January 2003. FIN 46 applies immediately to enterprises that hold a variable interest in variable interest entities created after January 31, 2003. FIN 46 provides guidance on the identification of entities controlled through means other than voting rights. Further, FIN 46 specifies how a business enterprise should evaluate its interest in a variable interest entity to determine whether to consolidate that entity. A variable interest entity must be consolidated by its primary beneficiary if the entity does not effectively disperse risks among the parties involved. The adoption of FIN 46 did not have an impact Bancorp's consolidated financial statements, however, Bancorp will not be permitted to consolidate the subsidiary trust created in the issuance of trust preferred securities. The deconsolidation of a subsidiary trust results in Bancorp reporting on its statements of condition the subordinated debentures that have been issued from Bancorp to the subsidiary trust.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                        RESULTS OF OPERATIONS OF ALLAIRE


      Allaire's management's discussion and analysis of financial condition and results of operations is intended to provide a better understanding of the significant changes and trends relating to the financial condition, results of operations, capital resources, liquidity and interest rate sensitivity of Allaire as of June 30, 2004 and during the six months ended June 30, 2004 and 2003 and as of December 31, 2003 and 2002 and for each of the years in the three year period ended December 31, 2003. The following information should be read in conjunction with the unaudited consolidated financial statements as of June 30, 2004 and 2003 and for the six months ended June 30, 2004 and 2003 and the audited consolidated financial statements as of December 31, 2003 and 2002 and for each of the years in the three year period ended December 31, 2003, including the related notes thereto, which begin on page F-34 of this document.


Critical Accounting Policies and Estimates

      The following discussion is based upon Allaire's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires Allaire to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Note
(1) to Allaire's unaudited consolidated financial statements for the six months ended June 30, 2004 and 2003 and Note (1) to Allaire's 2003 audited consolidated financial statements contain a summary of Allaire's significant accounting policies. Management believes Allaire's policy with respect to the methodology for the determination of the allowance for loan losses involves a higher degree of complexity and requires management to make difficult and subjective judgments which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could materially impact results of operations. This critical policy and its application is periodically reviewed with Allaire's audit committee and board of directors.

      The provision for loan losses is based upon management's evaluation of the adequacy of the allowance for loan losses, including an assessment of known and inherent risks in the portfolio, giving consideration to the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, detailed analysis of individual loans for which full collectibility may not be assured, the existence and estimated net realizable value of any underlying collateral and guarantees securing the loans, and current economic and market conditions. Although management uses the best information available, the level of the allowance for loan losses remains an estimate that is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review Allaire's allowance for loan losses. Such agencies may require Allaire to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of Allaire's loans are secured by real estate in the State of New Jersey, primarily Monmouth and Ocean Counties. Accordingly, the collectibility of a substantial portion of the carrying value of Allaire's loan portfolio is susceptible to changes in local market conditions and may be adversely affected should real estate values decline or the New Jersey and/or Allaire's local market areas experience an adverse economic shock. Future adjustments to the allowance for loan losses may be necessary due to economic, operating, regulatory and other conditions beyond Allaire's control.

All per share amounts and number of shares outstanding set forth herein reflect a 5% stock distribution declared on April 6, 2001, a 5% stock distribution declared on March 15, 2002, a 3 for 2 stock split declared on December 12, 2002 and a 5% stock distribution declared on April 28, 2004.

Overview

      For the six months ended June 30, 2004, net interest income increased $667,000, or 19.4%, to $4.1 million, as compared to $3.4 million for the same period in 2003. Basic earnings per share were $0.43 for the six months ended June 30, 2004, as compared to $0.37 for the same period in 2003. Diluted earnings per share were $0.39 for the six months ended June 30, 2004, as compared to $0.33 for the same period in 2003.

      Net interest income increased $1.6 million, or 27.6%, to $7.3 million for the year ended December 31, 2003 from $5.7 million in 2002. Basic earnings per share were $0.81 for the year ended December 31, 2003, as compared to $0.47 for 2002. Diluted earnings per share were $0.73 for the year ended December 31, 2003, as compared to $0.45 for 2002.

      Net interest income increased $2.0 million, or 55.1%, to $5.7 million for the year ended December 31, 2002 from $3.7 million in 2001. Basic earnings per share were $0.47 for the year ended December 31, 2002, as compared to $0.08 for 2001. Diluted earnings per share were $0.45 for the year ended December 31, 2002, as compared to $0.08 for 2001.

      Total assets increased to $206.0 million at June 30, 2004, reflecting an increase of $23.9 million, or 13.15%, from the December 31, 2003 total at $182.0 million. Total assets increased $28.3 million, or 18.4% to $182.0 million at December 31, 2003 from $153.7 million at December 31, 2002. The change in assets consisted primarily of increases in outstanding loan balances, federal funds sold and securities available for sale.

      Deposits increased $32.7 million from December 31, 2003 to June 30, 2004, an increase of 20.8%. Deposits increased $17.4 million from December 31, 2002 to December 31, 2003, an increase of 12.4%. These increases are primarily attributable to the growth of new branches and continued marketing efforts.

      Allaire's borrowing position declined $8.75 million at June 30, 2004 from $10.3 million at December 31, 2003. The decrease was primarily due to the increase in deposit growth, allowing Allaire to pay down the overnight borrowings with the Federal Home Loan Bank of New York.

      Allaire is currently a member of the Federal Home Loan Bank of New York which is the primary source used for daily and other borrowings. The Federal Home Loan Bank of New York prices its advances daily at favorable rates for all of its members. At June 30, 2004, Allaire had a $1.5 million two year term advance, as compared to no borrowings at June 30, 2003.

      Loans, net of the allowance for loan losses, totaled $116.5 million at June 30, 2004, an increase of $8.3 million, or 7.7%, over the $108.2 million balance at December 31, 2003. The allowance for loan losses, which totaled $1.10 million, or 1% of total loans, at December 31, 2003, was $1.16 million at June 30, 2004, with the allowance for loan losses ratio at 1%. Allaire had no non-accrual loans at June 30, 2004 or December 31, 2003.

                                       Six Months ended                Year ended
                                           June 30,                   December 31,
                                       ----------------      -----------------------------

Performance Ratios:                          2004            2003        2002        2001
                                             ----            ----        ----        ----
Return on average assets                      .91%            .97%        .74%        .18%
Return on average stockholders' equity      12.05%          12.14%       7.82%       1.36%
Equity to assets (average)                   7.52%           8.00%       9.43%      13.50%
Dividend payout                                --%             --%         --%         --%

      Investments totaled $65.0 million at June 30, 2004, an increase of $5.9 million, or 9.96%, from the December 31, 2003 total of $59.2 million. For the six months ended June 30, 2004, maturities, calls and pay downs of investment securities totaled $4.8 million, sales totaled $1.8 million, while purchases totaled $13.9 million. A gain on the sale of securities available for sale of $11,000 was realized for the six months ended June 30, 2004, as compared to a gain of $112,000 on sales of $5.7 million in the same 2003 period. Federal funds sold increased $6.8 million from December 31, 2003, which was primarily funded by the growth in deposits.

Results of Operations

      Allaire's principal source of revenue is net interest income, the difference between interest income on earning assets and interest expense on deposits and borrowings. Interest earning assets consists principally of loans, securities and federal funds sold, while the sources used to fund such assets consist primarily of deposits and borrowed funds. Allaire's net income is also affected by its provision for loan losses, other income and other expenses. Other income consists primarily of service charges, commissions, fees, security gains and income earned on bank-owned life insurance. Other expenses consist primarily of salaries and employee benefits, occupancy costs and other operating related charges.

      For the Six Months Ended June 30, 2004 and 2003

Interest Income and Expense

      Interest income for the six months ended June 30, 2004, increased by $634,000, or 14.52% from the same period in 2003. Interest on loans increased $215,000, or 6.65%, to total $3.4 million for the six months ended June 30, 2004, as compared to $3.2 million for the same period in 2003. The increase was primarily due to loan originations exceeding principal repayments. The average balance of the loan portfolio for the six month period ended June 30, 2004 increased to $112.7 million from $96.5 million for the same period in 2003, while the average yield on the portfolio decreased to 6.1% for the six months ended June 30, 2004, from 6.7% for the same period in 2003.

      Interest income on securities available for sale increased $347,000 for the six months ended June 30, 2004 compared to the same prior year period. Interest income on securities held to maturity increased $92,000 for the six months ended June 30, 2004 compared to the same prior year period. The average balance of the available for sale portfolios totaled $47.6 million, with an annualized yield of 5.20% for the six months ended June 30, 2004, while the average balance of the held to maturity portfolios totaled $12.1 million, with an annualized yield of 4.90% for the six months ended June 30, 2004. The available for sale portfolio's average balance was $32.8 million with an annualized yield of 5.23% for the six months ended June 30, 2003 while the average balance of the held to maturity portfolio balance was $8.1 million with an annualized yield of 5.12% for the six months ended June 30, 2003. The decrease in interest rates significantly affected the yield on the portfolio. Rates on investment securities were negatively affected as higher yielding investments were called in a lower rate environment. Due to market interest rates, new purchases had a lower yield than the securities held in portfolio in 2003. Interest income on Federal Funds Sold decreased $20,000 for the six months ended June 30, 2004 compared to the same prior year period. Growth in interest-earning assets is expected to continue. Yields on the portfolio will continue to be affected by market interest rates.

      Interest expense on deposits decreased $67,000 to $867,000 for the six months ended June 30, 2004 compared to $934,000 for the comparable 2003 period. Management continues to concentrate its efforts on increasing the level of core accounts and decreasing certificate accounts as a percentage of overall deposits. The increase in the average balance of NOW and money market demand accounts, along with the increase in the average balance of non-interest bearing deposits, reflect this strategy. The average balance of these core accounts totaled $114.9 million for the six months ended June 30, 2004, as compared to $97.1 million for the same period in 2003. The average interest cost on deposits for the six months ended June 30, 2004 was .90% as compared to .77% for the same period in 2003. The average total outstanding balances of certificates of deposit increased to $54.4 million for the six months ended June 30, 2004, from $42.7 million for the same period in 2003. Certificates of deposit represented 31.1% of total deposits at June 30, 2004, as compared to 27.6% at June 30, 2003. Due to prevailing interest rates, the average cost of certificates over the six month period ended June 30, 2004, was 1.93%, as compared to 2.6% over the same period in 2003. Management will continue to offer certificate rates that are competitive, but lower than certain area competition. This strategy could cause a limited outflow of funds. For the six months ended June 30, 2004, interest expense on borrowings was $34,000, as compared to no expense for the six months ended June 30, 2003. As previously stated, Allaire can borrow funds from the Federal Home Loan Bank of New York or the Atlantic Central Bankers Bank to fund loan closings or investment purchases.

      The following table presents a summary of the principal components of interest income and interest expense for the six months ended June 30, 2004 (dollars in thousands):

                     (dollars in thousands)             Six months ended June 30, 2004
                     ----------------------          ------------------------------------
                                                                                 Average
                                                     Average                      Yield/
                                                     Balance       Interest        Cost
                                                     --------      --------      --------
      Interest earning assets:
          Federal funds sold                         $  2,523      $     10          0.79%
          Loans receivable, net                       112,122         3,448          6.15
          Investment securities                        59,690         1,543          5.17
                                                     --------      --------      --------

            Total interest earning assets             174,355         5,001          5.74
                                                     --------      --------      --------
      Cash and due from banks                           6,622
      Other assets                                      7,575
                                                     --------
            Total assets                             $188,532
                                                     ========

      Interest bearing liabilities:
         N.O.W. and money market accounts            $ 26,645      $     95          0.71
         Savings deposits                              50,098           250          1.00
         Certificates of deposit                       54,434           522          1.92
         Short term borrowings                          4,481            34          1.52
                                                     --------      --------      --------
            Total interest bearing liabilities        135,658           901          1.33
                                                     --------      --------      --------
         Non-interest bearing deposits                 38,146
         Other liabilities                                542
                                                     --------
            Total liabilities                         174,346
         Stockholders' equity                          14,186
                                                     --------
            Total liabilities and stockholders'
            equity                                   $188,532
                                                     ========

      Net interest income                                          $  4,100
                                                                   ========

      Net interest rate spread (1)                                                   4.41%

      Net interest margin (2)                                                        4.69%

      (1) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

      (2) Net interest margin represents net interest income divided by average interest-earning assets.

Net Interest Income Before Provisions for Loan Losses

      Net interest income before provision for loan losses increased $667,000, or 19.4%, to $4.1 million for the six months ended June 30, 2004, as compared to $3.4 million for the same period in 2003. The increase was due to the changes in interest income and interest expense described above. The net interest margin decreased to 4.7% for the six months ended June 30, 2004, from 4.8% for the same period in 2003. This decrease was also due to the changes in interest income and interest expense described above.

Analysis of Changes in Net Interest Income

      The following table sets forth for the periods indicated a summary of the changes in interest earned and interest paid resulting from changes in volume and changes in rates (in thousands):

                                         Six months ended June 30, 2004
                                                   Compare to
                                         Six months ended June 30, 2003
                                      ------------------------------------
                                                       Increase (Decrease)
                                                       Due to Change in:
                                      Total Increase  Volume         Rate
                                      --------------  ------         ----
Interest income:
   Total loans                            $ 215        $ 510        $(295)
   Securities available for sale            347          388          (41)
   Securities held to maturity               92          101           (9)
   Federal funds sold                       (20)         (13)          (7)
                                          -----        -----        -----

Total interest earnings assets              634          986         (352)
                                          -----        -----        -----

Interest expense:
   N.O.W. and money market accounts         (32)           3          (35)
   Savings deposits                           3           60          (57)
   Time deposits                            (38)         132         (170)
   Short term borrowings                     34           34           --
                                          -----        -----        -----

Total interest bearing liabilities          (33)         229         (262)
                                          -----        -----        -----

Net interest income                       $ 667        $ 757        $ (90)
                                          =====        =====        =====

      The change in interest due to both volume and rate has been allocated proportionally to both, based on their relative absolute values.

Provision for Loan Losses

      The provision for loan losses for the six months ended June 30, 2004, decreased $50,000, or 43.5%, to $65,000, as compared to the same period in 2003. In management's opinion, the allowance for loan losses, totaling $1.16 million at June 30, 2004, is adequate to cover losses inherent in the portfolio. The amount of the provision is based on management's evaluation of risk inherent in the loan portfolio. As of June 30, 2004, Allaire had no non-accrual loans. Management will continue to review the need for additions to its allowance for loan losses based upon its quarterly review of the loan portfolio, the level of delinquencies, and general market and economic conditions.

Non-Interest Income

      For the six months ended June 30, 2004, non-interest income totaled $307,000, a decrease of $59,000, or 16.1% from the same period in 2003. This decrease was primarily due to the decrease of $101,000 in the gain on sale of securities for the six months ended June 30, 2004, partially offset by an increase of $36,000 in cash surrender value of bank owned life insurance for the six months ended June 30, 2004 due to an additional $3.0 million purchased in 2003.

Non-Interest Expense

      Non-interest expense for the six months ended June 30, 2004, increased $424,000, or 16.6%, to $3.0 million, compared to $2.6 million for the same period in 2003. Salary and employee benefits increased $185,000 and occupancy expense increased $20,000 for the six months ended June 30, 2004 as compared to the same period in 2003. These increases were primarily due to the expenses associated with branch expansion and increased personnel to support Allaire's growth. Data processing fees and stationery and supplies increased primarily due the increase in Allaire's asset size and the number of customer transactions. Other expenses increased $152,000 for the six months ended June 30, 2004. This increase was primarily due to the added expenses associated with the combination.

                                                       Six months ended
                                                          June 30,
                                                     -------------------
            Non-interest expense                      2004         2003
                                                     ------       ------

            Salaries and employee benefits           $1,464       $1,279
            Occupancy expenses                          527          507
            Data processing fees                        430          357
            Professional fees                            90           87
            Advertising and marketing expenses           30           35
            Printing, stationery, and supplies          112          116
            Other expenses                              329          177
                                                     ------       ------
                  Total                              $2,982       $2,558
                                                     ======       ======

Income Taxes

      Allaire recorded income tax expense of $505,000 during the six month period ended June 30, 2004, as compared to $405,000 for the same period in 2003. The effective tax rate was 37.1% for the six month period ended June 30, 2004, as compared to 36.0% for the six month period ended June 30, 2003, due to non-deductible expenses associated with the combination, partially offset by higher levels of tax-exempt income from bank owned life insurance.

      For the Years Ended December 31, 2003 and 2002

Net Interest Income

      Net interest income increased $1.6 million or 27.6% to $7.3 million in 2003 from $5.7 million in 2002. The primary reason for the increase was an increase of $34.5 million in average interest-earning assets. Management continued to invest cash inflows into current loan demand thereby reducing Fed Funds Sold Balances, while increasing investment securities to maintain liquidity and fund future loan closings. The loan portfolio was 65.6% of average earning assets in 2003 an increase from 62.8% in 2002, while average securities represented 31.5% of average earning assets in 2003, up from 27.2% in 2002. The increase in loans outstanding was due to an increased emphasis on marketing Allaire's products to new and existing customers and the addition of retail and commercial lending personnel and new branches.

      For 2003, average interest-earning assets increased $34.5 million or 29.4% over 2002 while the average yield on earning assets decreased 28 basis points, netting to an increase in total interest income of $1.7 million or 23.5% from 2002. Interest earning assets were funded primarily by deposit inflows and short-term borrowings. Average yields and costs declined in 2003 as a result of the low interest rate environment.

      Allaire continually monitors the rates paid on all categories of interest-bearing liabilities to reflect existing market conditions. Average interest-bearing deposits increased $30.4 million or 36%, over 2002 while the cost of interest bearing deposits decreased 40 basis points. The decrease in deposit rates was due primarily to the lower cost of funds in all interest bearing deposits due to the decreasing interest rate environment in 2003.

      The net interest margin, which represents net interest income as a percentage of average interest-earning assets, is a key indicator of net interest income performance. The net interest margin decreased during 2003 to 4.81% from 4.87% in 2002. The decrease in the net interest margin in 2003 resulted from a decline in rates earned on interest earning assets partially offset by a decrease in interest bearing deposits rates and higher levels of non-interest bearing deposits.

      The following table presents a summary of the principal components of interest income and interest expense for the years ended December 31, 2003 and 2002 (dollars in thousands):

                                                         2003                                       2002
                                         ------------------------------------       ------------------------------------

                                                                      Average                                    Average
                                          Average                     Yield/        Average                      Yield/
                                          Balance      Interest        Cost         Balance       Interest        Cost
                                         --------      --------      --------       --------      --------      --------
Interest earning assets:
    Federal funds sold                   $  4,436      $     55          1.24%      $ 11,780      $    168          1.43%
    Loans receivable, net                  99,624         6,542          6.56         73,769         5,321          7.21
    Investment securities                  47,190         2,516          5.17         31,921         1,890          5.92
                                         --------      --------      --------       --------      --------      --------

      Total interest earning assets       151,970         9,113          6.00        117,470         7,379          6.28
                                         --------      --------      --------       --------      --------      --------
Cash and due from banks                     4,576                                      5,027
Other assets                                8,486                                      4,068
                                         --------                                   --------
      Total assets                       $165,032                                   $126,565
                                         ========                                   ========

Interest bearing liabilities:
   N.O.W. and money market accounts      $ 27,521      $    232          0.84       $ 23,291      $    290          1.25
   Savings deposits                        43,684           491          1.12         34,438           523          1.52
   Certificates of deposit                 43,936         1,057          2.41         26,966           840          3.12
   Short term borrowings                    1,734            27          1.56             --            --            --
                                         --------      --------      --------       --------      --------      --------
      Total interest bearing
      liabilities                         116,875         1,807          1.55         84,695         1,653          1.95
                                         --------      --------      --------       --------      --------      --------
   Non-interest bearing deposits           34,279                                     29,360
   Other liabilities                          683                                        570
                                         --------                                   --------
      Total liabilities                   151,837                                    114,625
   Stockholders' equity                    13,195                                     11,940
                                         --------                                   --------
      Total liabilities and
      stockholders' equity               $165,032                                   $126,565
                                         ========                                   ========

Net interest income                                    $  7,306                                   $  5,726
                                                       ========                                   ========

Net interest rate spread (1)                                             4.45%                                      4.33%

Net interest margin (2)                                                  4.81%                                      4.82%

(1) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

Analysis of Changes in Net Interest Income

      The following table sets forth for the periods indicated a summary of the changes in interest earned and interest paid resulting from changes in volume and changes in rates (in thousands):

                                                2003 Compared with 2002
                                       -----------------------------------------
                                                           Increase (Decrease)
                                                            Due to Change in:
                                       Total Increase    Volume           Rate
                                       --------------    ------           ----
Interest income:
   Total loans                            $ 1,221        $ 1,732        $  (511)
   Securities available for sale              159            390           (231)
   Securities held to maturity                467            497            (30)
   Federal funds sold                        (113)           (93)           (20)
                                          -------        -------        -------

Total Interest Earnings Assets              1,734          2,526           (792)
                                          -------        -------        -------

Interest expense:
   N.O.W. and money market accounts           (58)            47           (105)
   Savings deposits                           (32)           122           (154)
   Time deposits                              217            440           (223)
   Short term borrowings                       27             27             --
                                          -------        -------        -------

Total interest bearing liabilities            154            636           (482)
                                          -------        -------        -------

Net interest income                       $ 1,580        $ 1,890        $  (310)
                                          =======        =======        =======

      The change in interest due to both volume and rate has been allocated proportionally to both, based on their relative absolute values.

Provision for Loan Losses

      Allaire's provision for loan losses is established periodically at levels determined by management to be necessary to maintain the allowance for loan losses at an adequate level. During 2003, Allaire recorded a provision for loan losses of $185,000, a decrease of $90,000 from the provision recorded in 2002. The decrease in the provision for loan losses is due primarily to a lower level of loan growth in 2003 as compared to 2002.


      The allowance for loan losses was deemed adequate at $1.1 million as of December 31, 2003. At December 31, 2003, Allaire had no non-accrual loans or loans greater than ninety days delinquent and accruing interest. See additional discussion under "Asset Quality" on page 150.


Non-Interest Income

      During 2003, non-interest income increased $263,000, or 62.6%, from $420,000 to $683,000 primarily due to increased charges and fees on deposit accounts related to increases in deposit balances, the gain on sale of securities available for sale and the increase of the cash surrender value of bank owned life insurance.

Non-Interest Expense

      The following table provides a summary of non-interest expense by category for the two years ended December 31, 2003 (in thousands):

                                                             2003          2002
                                                            ------        ------
Non-interest expenses:
Salaries and employee benefits                              $2,652        $2,155
Occupancy expense                                              932           806
Stationery, supplies and printing                              129           122
Data processing                                                763           634
Advertising and marketing                                       60            67
Professional fees                                              241           214
Other expenses                                                 546           377
                                                            ------        ------
Total                                                       $5,323        $4,375
                                                            ======        ======

      Non-interest expenses increased $948,000 from $4.4 million in 2002 to $5.3 million in 2003. The increase was primarily due to increases of $497,000, $129,000 and $126,000 related to salaries and employee benefits, data processing and occupancy expense, respectively, which were due to the increase in headcount, transactions processed and premises during 2003.

Income Taxes

      Allaire recorded income tax expense of $879,000 in 2003 as compared to $562,000 in 2002. The increase in tax expense is due to higher taxable income in 2003. The effective tax rate decreased from 37.6% in 2002 to 35.4% in 2003 due primarily to higher levels of tax exempt income from bank-owned life insurance.

For the Years Ended December 31, 2002 and 2001

Net Interest Income

      Net interest income increased $2.0 million, or 55.1%, to $5.7 million in 2002 from $3.7 million in 2001. The primary reason for the increase was an increase of $42.0 million in average interest-earning assets. Management continued to deploy cash inflows in excess of current loan demand into liquid interest earning assets. The loan portfolio was 62.8% of average earning assets in 2002 down from 67.4% in 2001, while average securities represented 27.2% of average earning assets in 2002, up from 16.2% in 2001. The increase in loans outstanding was due to an increased emphasis on marketing Allaire's products to new and existing customers and the addition of retail and commercial lending personnel and new branches.

      Allaire continually monitors the rates paid on all categories of interest-bearing liabilities to reflect existing market conditions. Average interest-bearing deposits increased $32.6 million or 62.6%, over 2001 while the cost of interest bearing deposits decreased 106 basis points. The decrease in deposit rates was due primarily to the lower cost of funds in all interest bearing deposits due to the decreasing interest rate environment in 2002.

      The net interest margin, which represents net interest income as a percentage of average interest-earning assets, is a key indicator of net interest income performance. The net interest margin decreased slightly during 2002 to 4.87% from 4.89% in 2001.

      The following table presents a summary of the principal components of interest income and interest expense for the years ended December 31, 2002 and 2001 (dollars in thousands):

                                                         2002                                       2001
                                         ------------------------------------       ------------------------------------

                                                                      Average                                    Average
                                          Average                     Yield/        Average                      Yield/
                                          Balance      Interest        Cost         Balance       Interest        Cost
                                         --------      --------      --------       --------      --------      --------

Interest earning assets:
   Federal funds sold                    $ 11,780      $    168          1.43%      $ 12,395      $    519          4.19%
   Loans receivable, net                   73,769         5,321          7.21         50,813         4,000          7.87
   Investment securities                   31,921         1,890          5.92         12,230           744          6.08
                                         --------      --------      --------       --------      --------      --------

      Total interest earning assets       117,470         7,379          6.28         75,438         5,263          6.98
                                         --------      --------      --------       --------      --------      --------
Cash and due from banks                     5,027                                      5,042
Other assets                                4,068                                      3,432
                                         --------                                   --------
      Total assets                       $126,565                                   $ 83,912
                                         ========                                   ========

Interest bearing liabilities:
   N.O.W. and money market accounts      $ 23,291      $    290          1.25       $ 14,884      $    314          2.11
   Savings deposits                        34,438           523          1.52         20,974           410          1.95
   Certificates of deposit                 26,966           840          3.12         16,244           847          5.21
                                         --------      --------      --------       --------      --------      --------
      Total interest bearing
      liabilities                          84,695         1,653          1.95         52,102         1,571          3.01
                                         --------      --------      --------       --------      --------      --------
   Non-interest bearing deposits           29,360                                     20,244
   Other liabilities                          570                                        238
                                         --------                                   --------
      Total liabilities                   114,625                                     72,584
   Stockholders' equity                    11,940                                     11,328
                                         --------                                   --------
      Total liabilities and
      stockholders' equity               $126,565                                   $ 83,912
                                         ========                                   ========

Net interest income                                    $  5,726                                   $  3,692
                                                       ========                                   ========

Net interest rate spread (1)                                             4.33%                                      3.97%

Net interest margin (2)                                                  4.87%                                      4.89%

(1) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

Analysis of Changes in Net Interest Income

      The following table sets forth for the periods indicated a summary of the changes in interest earned and interest paid resulting from changes in volume and changes in rates (in thousands):

                                               2002 Compared with 2001
                                      -----------------------------------------
                                                          Increase (Decrease)
                                                           Due to Change in:
                                      Total Increase     Volume          Rate
                                      --------------     ------          ----
Interest income:
  Total loans                            $ 1,321        $ 1,679        $  (358)
  Securities available for sale            1,146          1,164            (22)
  Federal funds sold                        (351)           (25)          (322)
                                         -------        -------        -------
Total interest earning assets              2,116          2,818           (702)
                                         -------        -------        -------

Interest expense:
  N.O.W. and money market accounts           (24)           135           (158)
  Savings deposits                           113            220           (107)
  Time deposits                               (7)           419           (426)
                                         -------        -------        -------
Total interest bearing liabilities            82            774           (691)
                                         -------        -------        -------

 Net interest income                     $ 2,034        $ 2,044        $   (11)
                                         =======        =======        =======

      The change in interest due to both volume and rate has been allocated proportionally to both, based on their relative absolute values.

Non-Interest Income

      During 2002, non-interest income increased $117,000, or 38.6%, from $303,000 to $420,000 primarily due to increased charges and fees on deposit accounts related to increases in deposit balances.

Non-Interest Expense

      The following table provides a summary of non-interest expense by category for the two years ended December 31, 2002 (in thousands):

                                                            2002           2001
                                                           ------         ------
Non-interest expenses:
Salaries and employee benefits                             $2,155         $1,723
Occupancy expense                                             806            729
Stationery, supplies, printing & postage                      122            123
Data processing                                               634            498
Advertising and marketing                                      67             74
Professional fees                                             214            110
Other expenses                                                377            284
                                                           ------         ------
Total                                                      $4,375         $3,541
                                                           ======         ======

Non-interest expenses increased $834,000 from $3.5 million at December 31, 2001 to $4.4 million at December 31, 2002. The increase was primarily due to increases of $432,000, $136,000, and $77,000, respectively, related to salaries and employee benefits, data processing and occupancy expense, respectively, which were due to the increase in size both in personnel, transactions processed and premises during 2002.

Income Taxes

      Allaire recorded income tax expense of $562,000 in 2002, as compared to $97,000 in 2001. The increase in tax expense is due to higher taxable income in 2002.

Financial Condition

General

      Total assets increased to $206.0 million at June 30, 2004, reflecting an increase of $23.9 million, or 13.15%, from the December 31, 2003 total of $182.0 million. The increase was primarily attributable to an increase in net loans of $8.3 million, or 7.7%, from $108.2 million at December 31, 2003 to $116.5 million at June 30, 2004 and an increase in investment securities of $5.9 million, or 9.96%, from $59.2 million at December 31, 2003 to $65.0 million at June 30, 2004.

      Total assets increased $28.3 million, or 18.4%, to $182.0 million at December 31, 2003 from $153.7 million at December 31, 2002. The increase was primarily attributable to an increase in net loans of $18.0 million or 19.9%, from $90.3 million at December 31, 2002 to $108.2 million at December 31, 2003 and an increase in securities available for sale and securities held to maturity of $14.2 million, or 31.5%, from $45.0 million at December 31, 2002 to $59.2 million at December 31, 2003. In addition, there was a decrease in cash and cash equivalents of $7.2 million, or 49.9%, from $14.5 million at December 31, 2002 to $7.2 million at December 31, 2003.

Liabilities

      Deposits are the primary source of funds used by Allaire in lending and other general business purposes. In addition to deposits, Allaire may derive additional funds from principal repayments on loans, the sale of loans and investment securities and borrowing from other financial institutions. Loan amortization payments have historically been a relatively predictable source of funds. The level of deposit liabilities can vary significantly and is influenced by prevailing interest rates, money market conditions, general economic conditions and competition. Allaire's deposits consist of checking accounts, regular savings accounts, money market accounts and certificates of deposit. Allaire also offers individual retirement accounts. Deposits are obtained from individuals, partnerships, corporations and unincorporated businesses in Allaire's market area. Allaire attempts to control the flow of deposits primarily by pricing its accounts to remain generally competitive with other financial institutions in its market area, although Allaire does not necessarily seek to match the highest rates paid by competing institutions. Deposits increased $32.7 million, or 20.8%, to $190.2 million at June 30, 2004.

The increase is primarily attributable to the growth of new branches and continued marketing efforts.

      Other liabilities decreased $35,000 at June 30, 2004 from $384,000 at December 31, 2003. The decrease was primarily due to a decrease of $102,500 in accrued income taxes which were paid out in the second quarter of 2004 and an increase in accrued expenses of $69,000, due primarily to combination related expenses.

Capital

      Allaire's stockholders' equity increased $6,000 to $13.9 million at June 30, 2004. The primary reason for the increase was Allaire's profit for the six months ended June 30, 2004 of $855,000, offset by an increase in unrealized losses on securities available for sale, net of tax, of $850,000.

      Allaire is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on Allaire's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Allaire must meet specific capital guidelines that involve quantitative measures of Allaire's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Allaire's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require Allaire to maintain minimum amounts and ratios (set forth in the following table) of total capital and Tier 1 Capital to risk weighted assets, and of Tier 1 Capital to average assets (leverage ratio). Management believes that, as of June 30, 2004, Allaire met all capital adequacy requirements to which it is subject.

      As of June 30, 2004, the most recent notification from the Federal Deposit Insurance Corporation categorized Allaire as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as well capitalized, Allaire must maintain minimum total risk-based, Tier 1 risk-based and leverage ratios as set forth in the table set forth in the "Liquidity and Capital Resources" section of this discussion. There are no conditions or events since that notification that management believes have changed Allaire's category.

Securities Portfolio

      The following tables sets forth the carrying value of securities available for sale and held to maturity at June 30, 2004 and December 31, 2003 and 2002 (in thousands):

                                                       June 30,     December 31,  December 31,
                                                         2004          2003          2002
                                                       --------     ------------  ------------
Securities available for sale:
Obligations of U.S. Government sponsored agencies       $52,842       $46,506       $35,828
Corporate securities                                         98           103         1,102
                                                        -------       -------       -------
                                                        $52,940       $46,609       $36,930
                                                        =======       =======       =======

Securities held to maturity:
Obligations of U.S. Government sponsored agencies       $12,100       $12,550       $ 8,056
                                                        =======       =======       =======

      The contractual maturity distribution and weighted average yields (calculated on the basis of the stated yields to maturity, considering applicable premium or discount) of Allaire's securities available for sale and held to maturity portfolio at June 30, 2004 is as follows (in thousands):

Securities Available for Sale:

                                                                        Weighted
                                                         Carrying        Average
                                                           Value         Yield
                                                         --------       --------
Due within one year through five years                    $    --           --%
Due after five years through ten years                     30,687         5.14%
Due after ten years                                        22,253         5.31%
                                                          -------       ------

                                                          $52,940         5.21%
                                                          =======       ======

Securities Held to Maturity:

Due within one year through five years                    $    --           --%
Due after five years through ten years                      8,102         5.02%
Due after ten years                                         3,998         4.61%
                                                          -------

Total                                                     $12,100         4.88%
                                                          =======       ======

      The contractual maturity distribution and weighted average yields (calculated on the basis of the stated yields to maturity, considering applicable premium or discount) of Allaire's securities available for sale and held to maturity portfolio at December 31, 2003 is as follows (in thousands):

Securities Available for Sale:

                                                                        Weighted
                                                         Carrying        Average
                                                           Value         Yield
                                                         --------       --------
Due within one year through five years                    $    --            --%
Due after five years through ten years                     28,253          5.10
Due after ten years                                        18,356          5.02
                                                          -------       -------

                                                          $46,609          5.07%
                                                          =======       =======

Securities Held to Maturity:

Due within one year through five years                    $    --            --%
Due after five years through ten years                      8,552          5.06
Due after ten years                                         3,998          4.61
                                                          -------       -------

Total                                                     $12,550          4.92%
                                                          =======       =======

Loan Portfolio

      The following table summarizes total loans outstanding by loan category and amount at June 30, 2004 and December 31, 2003 and 2002 (in thousands):

                                    June 30,
                                      2004        %        2003        %        2002        %
                                    --------    -----    --------    -----    --------    -----
Real estate loans - residential     $ 16,535     14.1    $ 16,199     14.8    $ 17,079     18.7
Real estate loans - commercial        54,081     46.0      52,805     48.3      39,911     43.8
Home equity and second mortgages      18,051     15.3      16,963     15.5      16,183     17.7
Commercial and industrial loans       11,864     10.1      13,333     12.2      11,872     13.0
Construction loans & land
development                           14,574     12.4       8,724      8.0       5,297      5.8
Consumer                               2,580      2.1       1,301      1.2         834      1.0
                                    --------    -----    --------    -----    --------    -----
                                    $117,685    100.0     109,325    100.0      91,176    100.0
                                                =====                =====                =====
Less allowance for loan losses         1,155                1,090                  906
                                    --------             --------             --------
Total loans                         $116,530             $108,235             $ 90,270
                                    ========             ========             ========

      For the six months ended June 30, 2004, net loans increased by $8.3 million to $116.5 million, which represents a 7.7% increase from the $108.2 million at December 31, 2003.

      For the year ended December 31, 2003, net loans increased by $18.0 million to $108.2 million, which represents a 19.9% increase from the $90.3 million at December 31, 2002.

      For the six months ended June 30, 2004, commercial real estate loans increased by $1.3 million to $54.1 million, which represents a 2.4% increase from the $52.8 million at December

31, 2003. Commercial and industrial loans decreased by $1.5 million to $11.9 million, which represents a 11% decrease from the $13.3 million at December 31, 2003.

      Commercial real estate loans increased $12.9 million, or 32.3% for the year ended December 31, 2003, as compared to the year ended December 31, 2002. Commercial and Industrial loans increased $1.5 million, or 12.3%, for the year ended December 31, 2003, as compared to the year ended December 31, 2002. The increase in these portfolios was due primarily to increased marketing emphasis on these product types.

      For the six months ended June 30, 2004, residential real estate, home equity and second mortgages, and consumer loans totaled $37.2 million, an increase of $2.7 million, or 7.8%, from the $34.5 million at December 31, 2003.

      Residential real estate, home equity and second mortgages, and consumer loans totaled $34.5 million for the year ended December 31, 2003, an increase of $367,000, or 1.1%, over the year ended December 31, 2002. The increase was due to an increase in home equity lines and loans primarily through increased marketing efforts and personnel as well as competitively priced products.

      For the six months ended June 30, 2004, construction loans totaled $14.6 million, an increase of $5.9 million, or 67.1%, from the $8.7 million at December 31, 2003. Construction loans totaled $8.7 million for the year ended December 31, 2003, an increase of $3.4 million over the year ended December 31, 2002.

      The following table shows the maturity of loans (excluding real estate loans - residential, home equity and second mortgages and consumer loans) outstanding as of June 30, 2004, and segregates loans with fixed interest rates from those with floating or variable interest rates due after one year (in thousands):

                                                      After One
                                          Within      But Within       After
                                         One Year     Five Years    Five Years       Total
                                         --------     ----------    ----------       -----
Real estate loans - commercial            $ 4,787       $11,163       $38,131       $54,081
Commercial and industrial loans             3,831         4,266         3,767        11,864
Construction and land development           9,512         3,682         1,380        14,574
                                          -------       -------       -------       -------
                                          $18,130       $19,111       $43,278       $80,519
                                          =======       =======       =======       =======

Amounts of loans due after one year
based upon:
   Fixed interest rates                                 $15,060       $31,850
   Variable interest rates                                4,051        11,428
                                                        -------       -------
                                                        $19,111       $43,278
                                                        =======       =======

      The following table shows the maturity of loans (excluding real estate loans - residential, home equity and second mortgages and consumer loans) outstanding as of December 31, 2003, and segregates loans with fixed interest rates from those with floating or variable interest rates due after one year (in thousands):

                                                      After One
                                          Within      But Within       After
                                         One Year     Five Years    Five Years       Total
                                         --------     ----------    ----------       -----
Real estate loans - commercial            $ 5,246       $11,963       $35,596       $52,805
Commercial and industrial loans             3,427         4,896         5,010        13,333
Construction and land development           8,323            --           401         8,724
                                          -------       -------       -------       -------
                                          $16,996       $16,859       $41,007       $74,862
                                          =======       =======       =======       =======

Amounts of loans due after one year
based upon:
   Fixed interest rates                                 $15,338       $27,323
   Variable interest rates                                1,521        13,684
                                                        -------       -------
                                                        $16,859       $41,007
                                                        =======       =======

Asset Quality

Non-Performing Loans


      Loans are considered to be nonperforming if they are (a) on a non-accrual basis, (b) past due ninety days or more and still accruing interest, or (c) have been renegotiated to provide a reduction or deferral of interest or principal because of a weakening in the financial positions of the borrowers. A loan which is past due ninety days or more and still accruing interest remains on accrual status only where it is both adequately secured as to principal and is in the process of collection. At June 30, 2004 and December 31, 2003 and 2002 there were no non-accrual loans ninety days or more past due and still accruing interest or impaired loans. For the six months ended June 30, 2004, Allaire charged-off $212, as compared to $920 in the same period of 2003. During 2003, Allaire charged-off $920, compared to $2,000 in charge-offs in 2002.


Potential Problem Loans


      In addition to non-performing loans and loans past due ninety days or more and still accruing interest, Allaire maintains a list of loans where management has identified problems which potentially could cause such loans to be placed on non-accrual status in future periods. Loans on this list are subject to heightened scrutiny and more frequent review by management. The balance of potential problem loans at June 30, 2004 and December 31, 2003 totaled approximately $861,000 and $872,000, respectively.

Allowance for Loan Losses

      The following table summarizes Allaire's allowance for loan losses for the six months ended June 30, 2004 and the years ended December 31, 2003 and 2002 (dollars in thousands):

                                                     June 30, 2004      2003            2002
                                                     -------------     -------         -------
Balance, beginning of year                              $ 1,090        $   906         $   633
   Provision charged to expense                              65            185             275
   Charge-offs - commercial and industrial loans             --             (1)             (2)
                                                        -------        -------         -------
   Balance, end of year                                 $ 1,155        $ 1,090         $   906
                                                        =======        =======         =======
   Ratio of net charge-offs during the period to
   average loans outstanding during the period             0.00%          0.00%           0.00%

Ratio of allowance for loan losses to total loans          1.00%          1.00%           0.99%

      The allowance for loan losses is a valuation reserve available for losses incurred or expected on extension of credit. Credit losses primarily arise from Allaire's loan portfolio, but may also be derived from other credit-related sources including commitments to extend credit. Additions are made to the allowance through periodic provisions which are charged to expense. All losses of principal are charged to the allowance when incurred or when a determination is made that a loss is expected. Subsequent recoveries, if any, are credited to the allowance.

Allocation of the Allowance for Loan Losses

      The accompanying table sets forth the allocation of the allowance for loan losses by category of loans and the percentage of loans in each category to total loans at June 30, 2004 and December 31, 2003 and 2002 (in thousands).

                                               June 30, 2004                      2003                          2002
                                         --------------------------    --------------------------    --------------------------

                                         Amount of    % of Loans to    Amount of    % of Loans to    Amount of    % of Loans to
                                         Allowance     Total Loans     Allowance     Total Loans     Allowance     Total Loans
                                         ---------    -------------    ---------    -------------    ---------    -------------
Real estate loans - residential           $  163           14.1         $  161           14.8         $  169           18.7
Real estate loans - commercial               531           46.0            527           48.3            397           43.8
Home equity and second mortgages             177           15.3            169           15.5            160           17.7
Commercial and industrial loans              117           10.1            133           12.2            118           13.0
Construction and land development            143           12.4             87            8.0             53            5.8
Consumer                                      24            2.1             13            1.2              9            1.0
                                          ------         ------         ------         ------         ------         ------

                                          $1,155          100.0         $1,090          100.0         $  906          100.0
                                          ======         ======         ======         ======         ======         ======

Deposits

      One of Allaire's primary strategies is the accumulation and retention of core deposits. Core deposits consist of all deposits, except certificates of deposit in excess of $100,000. Total deposits increased $32.7 million from December 31, 2003 to June 30, 2004, an increase of 20.8%, and increased $17.4 million from December 31, 2002 to December 31, 2003, an increase of 12.4%. Year-end core deposits, defined as total deposits excluding time deposits of $100,000 or more, as a percentage of total deposits were 90.1% and 91.6% at December 31, 2003 and 2002, respectively.

      The following table reflects the average balances and average rates paid on deposits for the six months ended June 30, 2004 and the years ended December 31, 2003 and 2002 (dollars in thousands):

                                     June 30, 2004                 2003                      2002
                                 ---------------------     --------------------      --------------------
                                  Average      Average     Average      Average       Average     Average
                                  Balance       Rate       Balance        Rate        Balance       Rate
                                  -------      -------     -------      -------       -------     -------
      Non-interest bearing
         deposits                $ 38,146         --%      $ 34,279         --%      $ 29,360         --%
                                 --------                  --------                  --------
      N.O.W. and money
         market accounts           26,645        .71         27,521        .84         23,291       1.25
      Savings deposits             50,098       1.00         43,684       1.12         34,438       1.52
      Certificates of
         deposit                   54,434       1.92         43,936       2.41         26,966       3.12
                                 --------                  --------                  --------
      Total interest
         bearing deposits         131,177       1.33        115,141       1.55         84,695       1.95
                                 --------                  --------                  --------
      Total deposits             $169,323       1.03       $149,420       1.19       $114,055       1.45
                                 ========                  ========                  ========

      The following table sets forth a summary of the maturities of certificates of deposit $100,000 and over at June 30, 2004 and December 31, 2003 (in thousands):

                                                June 30, 2004  December 31, 2003
                                                -------------  -----------------

      Three months or less                         $ 5,313          $ 6,141
      Over three through twelve months              11,239            9,281
      Over twelve months through three years           407              180
                                                   -------          -------
                                                   $16,959          $15,602
                                                   =======          =======

Other Borrowings

      Allaire currently is a member of the Federal Home Loan Bank of New York and Atlantic Central Bankers Bank, which are both sources used for short and long term borrowings. The Federal Home Loan Bank of New York and Atlantic Central Bankers Bank both price their advances daily.

      Borrowings are summarized as follows (in thousands):

                                                        Six Months Ended       Year End
                                                          June 30, 2004   December 31, 2003
                                                        ----------------  -----------------
Period end balance                                           $ 1,500           $10,250
Weighted average rate at period end                             2.25%             1.30%
Maximum outstanding
Balance at any month-end during the reported period          $ 6,300           $10,250
Average balance outstanding during the reported period       $ 4,481           $ 1,734
Weighted average rate during the reported period                1.52%             1.56%

Liquidity and Capital Resources

      Liquidity defines the ability of Allaire to generate funds to support asset growth, meet deposit withdrawals, maintain reserve requirements and otherwise operate on an ongoing basis. An important component of a bank's asset and liability management structure is the level of liquidity which is available to meet the needs of its customers and requirements of creditors. During the past two years, the liquidity needs of Allaire were primarily met by cash on hand. Allaire invests funds not needed for operations primarily in daily federal funds sold. With adequate cash inflows resulting from net increases in deposits during 2002, 2003 and the first six months of 2004 Allaire maintained levels of short-term assets which management believed to be adequate.

      Allaire is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on Allaire's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Allaire must meet specific capital guidelines that involve quantitative measures of Allaire's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Allaire's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require Allaire to maintain minimum amounts and ratios (set forth in the following table) of total capital and Tier 1 Capital to risk weighted assets, and of Tier 1 capital to average assets (leverage ratio). Management believes that, as of June 30, 2004 and December 31, 2003, Allaire met all capital adequacy requirements to which it is subject.

      As of December 31, 2003, the most recent notification from the Federal Deposit Insurance Corporation categorized Allaire as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as well as capitalized, Allaire must maintain minimum total risk-based, Tier 1 risk-based and leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed Allaire's category.

      Allaire's actual capital ratios at June 30, 2004 and 2003 are presented in the following table:

                                               Tier 1                       Tier 1
                                     Capital to Average Assets     Capital to Risk Weighted       Total Capital to Risk
                                      Ratio (Leverage Ratio)              Asset Ratio              Weighted Asset Ratio
                                     -------------------------     ------------------------       -----------------------
                                      June 30,       June 30,       June 30,       June 30,       June 30,       June 30,
                                        2004           2003           2004           2003           2004           2003
                                      --------       --------       --------       --------       --------       --------
Allaire                                 7.61%          8.25%         10.68%         11.16%         11.51%         12.03%

"Adequately capitalized"
institution (under federal
regulations)                            4.00           4.00           4.00           4.00           8.00           8.00

"Well capitalized" institution
(under federal regulations)             5.00           5.00           6.00           6.00          10.00          10.00

      Allaire's actual capital ratios at December 31, 2003 and 2002 are presented in the following table:

                                               Tier 1                       Tier 1
                                     Capital to Average Assets     Capital to Risk Weighted       Total Capital to Risk
                                      Ratio (Leverage Ratio)              Asset Ratio              Weighted Asset Ratio
                                    ---------------------------   ---------------------------   ---------------------------
                                    December 31,   December 31,   December 31,   December 31,   December 31,   December 31,
                                        2003           2002           2003           2002           2003           2002
                                    ------------   ------------   ------------   ------------   ------------   ------------
Allaire                                 7.81%          8.39%         11.02%         11.95%         11.88%         12.83%

"Adequately capitalized"
institution (under federal
regulations)                            4.00           4.00           4.00           4.00           8.00           8.00

"Well capitalized" institution
(under federal regulations)             5.00           5.00           6.00           6.00          10.00          10.00

      The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, prohibitions on the payment of dividends and management fees, restrictions on asset growth and executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution. Once an institution becomes "critically undercapitalized" it must generally be placed in receivership or conservatorship within 90 days. To be considered "adequately capitalized," an institution must generally have a Tier 1 Capital to total assets ratio of at least 4% a Tier risk-based capital ratio of at least 4%, and a total risk-based capital ratio of at least 8%. An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio (Tier 1 Capital, net of all intangibles, to tangible capital) of 2% or less.

      Under the risk-based capital guidelines rules, a banking organization's assets and certain off-balance sheet activities are classified into categories, with the least capital required for the category deemed to have the least risk, and the most capital required for the category deemed to have most risk. Under the currently effective regulations, banking organizations are required to maintain total capital of 8.00% of risk-weighted assets, of which half must be "core" or "Tier 1" Capital.

Interest Rate Sensitivity

      Interest rate sensitivity is a measure of the relationship between earning assets and supporting funds, which tend to be sensitive to changes in interest rates during comparable time periods.

      The asset-liability committee of Allaire is charged with managing Allaire's rate sensitivity to attempt to optimize net interest income while maintaining an asset/liability mix which balances liquidity needs and interest rate risk. Interest rate risk arises when an asset matures, or its interest rate changes, during a time period difference from that of the supporting liability and vice versa.

      Historically, the most common method of estimating interest rate risk was to measure the maturity and repricing relationships between interest-earning assets and interest-bearing liabilities at specific points in time, typically one year. Under this method, an asset-sensitive gap means an excess of interest-sensitive assets over interest-sensitive liabilities, whereas a liability-sensitive gap means an excess of interest-sensitive liabilities over interest-sensitive assets.

      The asset-liability committee of Allaire monitors and manages interest rate sensitivity through simulation and market value of equity analyses in order to avoid unacceptable earnings fluctuations due to interest rate changes. Allaire's model using generally accepted accounting principals includes certain management assumptions based upon past experience and the expected behavior of customers during various interest rate scenarios. The assumptions include principal prepayments for various loan and security products and classifying the non-maturity deposit balances by degree of interest rate sensitivity.

      However, assets and liabilities with similar repricing characteristics may not reprice at the same time or to the same degree. As a result, Allaire's model using generally accepted accounting principals does not necessarily predict the impact of changes in general levels of interest rates on net interest income.

      Management believes that the simulation of net interest income in different interest rate environments provides a more meaningful and dynamic measure of interest rate risk. Income simulation analysis captures not only the potential of all assets and liabilities to mature or reprice, but the probability that such would occur. Income simulation also permits management to assess the probable effects on the balance sheet not only of changes in interest rates, but also of proposed strategies for responding to them.

      Allaire's income simulation model analyzes interest rate sensitivity by projecting net interest income over the next 24 months in a flat rate scenario versus net interest income in alternative interest rate scenarios. Management reviewed and refines its interest rate risk management process in response to the changing economic climate. The model incorporates management assumptions regarding the level of interest rate or balance changes on non-maturity deposit products, such as NOW, savings, money market and demand deposits, for a given level of market rate changes. These assumptions incorporate historical analysis and future expected customer behavior patterns. Interest rate caps and floors are included, if applicable. Changes in prepayment behaviors of mortgage based products for both loans and securities in each rate environment are also captured. Additionally, the impact of planned growth and anticipated new business activities are factored into the model.

      Federal agency securities and other borrowings with call options, which Allaire believed would be called, were reported at the earlier of the next call date or contractual maturity date. Non-maturity deposits of savings, money market accounts and interest-bearing transaction accounts were reported with an average duration of 3.4 years. Non-interest bearing deposits were based on the most recent regulatory valuation price tables. Rate shocks, prepayment assumptions and call dates are all instantaneous and held constant.

      Allaire's The asset-liability committee of Allaire policy has established that interest income sensitivity will be considered acceptable if the change in net interest income in the above interest rate scenario is within 10% of net interest income from the flat rate scenario in the first year.

      At June 30, 2004, Allaire's income simulation model indicates an acceptable level of interest rate risk as presented below (dollars in thousands):

                                          Gradual Change in Rate
                             ----------------------------------------------

                               +200 Basis Points         -200 Basis Points
                             --------------------       -------------------
Twelve Month Horizon:

June 30, 2004:
   Net Interest Income       $  323         3.65%       $ -389       -4.40%

      At December 31, 2003 and 2002, Allaire's income simulation model indicates an acceptable level of interest rate risk as presented below (dollars in thousands):

                                          Gradual Change in Rate
                             ----------------------------------------------

                               +200 Basis Points         -200 Basis Points
                             --------------------       -------------------
Twelve Month Horizon:

2003:
   Net Interest Income       $ -129        -1.62%       $  -96       -1.20%

2002:
   Net Interest Income       $   27          0.4%        $ -76       -1.11%


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

Commitments and Contingencies

      In the normal course of operations, Allaire engages in a variety of financial transactions that, in accordance with generally accepted accounting principles, are not recorded in the financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used for general corporate purposes.

      The following table sets forth the contractual obligations of Allaire by expected payment period as of June 30, 2004 and December 31, 2003, respectively.

                                  June 30, 2004
                                  -------------

                              Less Than                              More Than
      Contractual obligation   One Year     1-3 years   3-5 years    Five Years
      ----------------------  ---------     ---------   ---------    ----------

      Long-term debt
         obligations (1)        $1,500           --       $1,500           --

      Operating lease
         obligations(2)         $1,238       $  144       $  471       $  623
                                ------       ------       ------       ------

      Total                     $2,738       $  144       $1,971       $  623

                               December 31, 2003
                               -----------------

      Long-term debt
         obligations (1)        $1,500           --       $1,500           --

      Operating lease
         obligations (2)        $1,584       $  366       $  594       $  624
                                ------       ------       ------       ------

      Total                     $3,084       $  366       $2,094       $  624

      (1) Long-term debt obligations include borrowings from the Federal Home Loan Bank of New York.

      (2) Operating leases represent obligations entered into by Allaire for the use of premises. The leases have escalation terms based upon certain defined indexes.

                      ALLAIRE QUANTITATIVE AND QUALITATIVE
                          DISCLOSURES ABOUT MARKET RISK

      See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Allaire - Interest Rate Sensitivity" on page 155.

                               BUSINESS OF BANCORP


      Bancorp is a single-bank holding company headquartered in Long Branch, New Jersey. Bancorp was incorporated in New Jersey on March 7, 2000, and became an active bank holding company on August 31, 2000 through the acquisition of Monmouth Community Bank, National Association. Monmouth Community Bank provides a full range of banking services to individual and business customers located primarily in coastal Monmouth County, New Jersey. Monmouth Community Bank has six full-service branch facilities located in Long Branch, Spring Lake Heights, Little Silver, Neptune, Neptune City and Ocean Grove, New Jersey. Monmouth Community Bank has entered into a land lease agreement and received the required regulatory approvals to open a seventh branch in the Ursula Plaza Shopping Center, 444 Ocean Boulevard, Long Branch, New Jersey. Monmouth Community Bank anticipates commencing operations at this branch in the autumn of 2004.


      Monmouth Community Bank offers a full range of retail and commercial banking services to its customers, including checking accounts, savings accounts, money market accounts, certificates of deposit, installment loans, real estate mortgage loans, commercial loans, wire transfers, money orders, traveler's checks, safe deposit boxes, night depository, federal payroll tax deposits, bond coupon redemption, bank by mail, direct deposit and automated teller services, telephone and internet banking. Monmouth Community Bank has debit card, merchant card and international services available to its customers through correspondent institutions.

      Monmouth Community Bank is a national association chartered by the Office of the Comptroller of the Currency, and its deposits are insured by the Federal Deposit Insurance Corporation. As a community bank, Monmouth Community Bank's emphasis is on providing a broad range of financial products and services to individual consumers, small businesses and professionals in its market area. When a customer's loan requirements exceed Monmouth Community Bank's lending limit, Monmouth Community Bank seeks to arrange such loans on a participation basis with other financial institutions. In addition, Monmouth Community Bank participates in loans originated by other financial institutions.

      In 2001, Monmouth Community Bank converted from a state-chartered bank to a national association chartered by the Office of the Comptroller of the Currency. The activities permitted by the national association charter and the Office of the Comptroller of the Currency's regulatory parameters and oversight are believed by our board of directors to be more consistent with the strategic initiatives of Monmouth Community Bank.

Business Strategy

      Monmouth Community Bank's strategy is to provide a competitive range of community banking services to its market area, in a professional environment, at fair and reasonable prices, at convenient operating hours, with a commitment to prompt, quality and highly personalized service, which is both efficient and responsive to local needs. Service to customers and a commitment to the community are the basic and distinguishing features Monmouth Community Bank offers. Management believes there is a need for a local bank to provide personalized service that is responsive to local community needs and managed by experienced personnel.


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

Market Area


      At December 31, 2003, Monmouth Community Bank had six full-service branch facilities located in Long Branch, Spring Lake Heights, Neptune City, Little Silver, Ocean Grove and Neptune, New Jersey. It is anticipated that Monmouth Community Bank's seventh branch to be located in Long Branch, New Jersey, will commence operations in the autumn of 2004. Each branch is within Monmouth County, New Jersey, the sixth largest county in the State of New Jersey. 627 Second Avenue, the address of the Long Branch location, is highly visible and situated in the established West End business district of the City of Long Branch. Similarly, the other five locations provide a great deal of exposure and are well-situated to provide convenient services to businesses, professionals and individuals throughout Monmouth Community Bank's market area.


      The current market area of Monmouth Community Bank is comprised of the municipalities of Allenhurst, Deal, Eatontown, Interlaken, Loch Arbour, Long Branch, Monmouth Beach, Ocean Grove, Ocean Township, Oceanport, West Long Branch, Asbury Park, Bradley Beach, Avon-by-the-Sea, Belmar, Spring Lake, Spring Lake Heights, Sea Girt, Manasquan, Wall, Brielle, Neptune, Neptune City, Little Silver, Sea Bright, Fair Haven, Rumson, Red Bank and Shrewsbury Borough and Township, New Jersey.

      Monmouth Community Bank's market area is well-served by an established network of arterial roadways including New Jersey Routes 33, 35, 36 and 71. The Garden State Parkway is located just to the west of Monmouth Community Bank's market area, with direct access to the market area provided by Routes 33 and 36. Direct access from the New Jersey Turnpike to the market area is provided by I-195. Overall, the regional road system is considered to be excellent in terms of long-range access to the market area; and the local road network offers good access and circulation to and about the branch locations.

      Commercial activity within Monmouth Community Bank's market area includes small and medium sized businesses, corporate offices, professional offices, major retail centers, resort and recreational businesses along the nearby oceanfront, as well as numerous industrial establishments specializing in light manufacturing, baking products, rubber and plastic products, surgical and medical devices, electronics and telecommunications. In addition, the market area contains a variety of major employers, including Monmouth Medical Center, Jersey Shore University Medical Center, Monmouth University and Fort Monmouth.

Services Offered

      Monmouth Community Bank is community oriented and offers services and products designed to meet the needs of local individuals, businesses and professionals. Business people and professionals are offered a broad spectrum of deposit and loan products designed to satisfy their occupational and personal financial needs. In addition, Monmouth Community Bank provides a broad array of consumer banking services to the general public residing or working in the market area to which it serves.

Deposits. In order to attract and retain stable deposit relationships with small businesses, Monmouth Community Bank offers competitive small business cash management services. Monmouth Community Bank believes that the expertise and experience of its management coupled with the latest technology enables Monmouth Community Bank to maximize the growth of business related deposits. As for consumers, the primary deposit services of Monmouth Community Bank are comprised of demand deposits, savings deposits (including money markets), time deposits and individual retirement accounts.

Loans. Monmouth Community Bank's loan portfolio consists primarily of variable-rate and short-term fixed rate loans, with a significant concentration in commercial purpose transactions. Monmouth Community Bank believes that the familiarity of its management and the members of its board of directors appointed to Monmouth Community Bank's loan committee with prospective local borrowers enables Monmouth Community Bank to better evaluate the character, integrity and creditworthiness of prospective borrowers.

Residential Mortgage Loans. In order to effectively penetrate the mortgage market, Monmouth Community Bank offers through one or more third parties a range of residential mortgage products at competitive rates. Management believes that Monmouth Community Bank's policy of closing loans in a time frame that meets the needs of its borrowers is important to Monmouth Community Bank's business.

Commercial Mortgage/Construction Loans. Monmouth Community Bank originates various types of loans secured with real estate, including construction loans. Monmouth Community Bank's loan officers work closely with real estate developers, individual builders and attorneys to offer construction loans and services to the residential real estate market as well as to owner-occupied commercial properties and investment properties. Construction lending constitutes a minor portion of the loan portfolio. In some cases, Monmouth Community Bank originates loans larger than its lending or policy limits and participates these loans with other financial institutions.

Consumer Lending. Monmouth Community Bank offers retail customers consumer loan services including secured and unsecured personal loans, home equity loans, lines of credit and auto loans.

Small Business Loans. Monmouth Community Bank targets businesses with annual revenues of less than $25,000,000. Often, these businesses are ignored by the larger lending institutions and have experienced the most negative effects of recent bank consolidations. Monmouth Community Bank offers responsiveness, flexibility and local decision-making for loan applications of small business owners, thereby eliminating the delays generally associated with non-local management. Monmouth Community Bank may participate in the future in Small Business Administration (SBA) programs, and currently participates in programs offered through the New Jersey Economic Development Authority. As an independent community bank, Monmouth Community Bank serves the special needs of professionals in the legal, medical, accounting, insurance and real estate industries. Lines of credit, term loans and time loans are tailored to meet the needs of Monmouth Community Bank's customers in the professional community.

Other Services. To further attract and retain customer relationships, Monmouth Community Bank provides the standard array of financial services expected of a community bank including: the issuance of money orders, treasurer checks, certified checks and gift checks, wire transfers, U.S. Savings Bonds sales and redemptions, debit cards, U.S. Treasury Bills, notes and bonds,

MAC card memberships, federal payroll tax deposits, safe deposit boxes, traveler's checks, a night depository, bond coupon redemptions, bank-by-mail, direct deposit, business sweep accounts, automated teller machines and telephone and internet banking. Effective January 2004, Monmouth Community Bank also offers a variety of personal and business credit cards. These credit cards are underwritten and managed by a third party unaffiliated banking organization. Monmouth Community Bank also maintains coin counting machines, for the convenience of its customers, in each of its branch offices.

Competition

      The banking business in New Jersey is very competitive. Monmouth Community Bank competes for deposits and loans with existing New Jersey and out-of-state financial institutions which have longer operating histories, larger capital reserves and more established customer bases. Monmouth Community Bank's competition includes large financial service companies and other entities, in addition to traditional banking institutions such as savings and loan associations, savings banks, commercial banks, internet banks and credit unions. Such competition includes community banks, with banking philosophies similar to those of Monmouth Community Bank, which are located within or near the market area served by Monmouth Community Bank.

      Monmouth Community Bank's larger competitors have a greater ability than Monmouth Community Bank to finance wide ranging advertising campaigns through their greater capital resources. Marketing efforts to introduce prospective customers to Monmouth Community Bank depend heavily upon referrals from its board of directors, advisory boards, management and shareholders, selective advertising in local media and direct mail solicitations. Monmouth Community Bank competes for business principally on the basis of high quality, personal service to customers, customer access to Monmouth Community Bank decision makers and competitive interest rates and fees.

      In the financial services industry in recent years, intense market demands, technological and regulatory changes and economic pressures have eroded once clearly defined financial service industry classifications. Existing banks have been forced to diversify their services, increase rates paid on deposits, provide competitive pricing on loans and become more cost effective, as a result of competition with one another and with new types of financial service companies, including non-banking competitors. Corresponding changes in the regulatory framework have resulted in increasing homogeneity in the financial services offered by financial institutions. Some of the results of these market dynamics in the financial services industry have been a number of new bank and non-bank competitors, increased merger activity, and increased customer awareness of product and service differences among competitors. These factors may be expected to affect Monmouth Community Bank's business prospects.

Employees

      As of the date of this joint proxy statement/prospectus, James S. Vaccaro (Chairman and Chief Executive Officer), Richard O. Lindsey (President) and Anthony Giordano, III (Executive Vice President, Chief Financial Officer, Treasurer and Secretary) are the executive officers of Bancorp. Mr. Vaccaro, Mr. Lindsey and Mr. Giordano, together with Kevin W. Hunt, Nancy Malinconico and David A. O'Connor, are the executive officers of Monmouth Community

Bank. None of Mr. Vaccaro, Mr. Lindsey, Mr. Giordano or any other executive officer of Monmouth Community Bank have employment agreements. Including the aforementioned executive officers, Monmouth Community Bank had eighty-six employees at October 28, 2004, 73 of whom are full-time.


Bancorp Operations

      Bancorp serves as a holding company for Monmouth Community Bank. Bancorp has no assets or liabilities other than its investment in Monmouth Community Bank. Bancorp does not conduct, nor does management believe that it will conduct, any business. All banking products and services are, and will be, provided by Bancorp's subsidiary, Monmouth Community Bank. In addition, in March 2004, Bancorp formed MCBK Capital Trust I, a Delaware statutory business trust and a wholly-owned, unconsolidated subsidiary of Bancorp. Further, on March 9, 2004, Monmouth Community Bank formed MCB Investment Company, a New Jersey corporation and wholly-owned subsidiary of Monmouth Community Bank. It is the intention of Monmouth Community Bank that MCB Investment Company qualify, and remain qualified, as a New Jersey Investment Company and hold and invest in securities in support of Monmouth Community Bank, which will result in a state tax savings for Monmouth Community Bank.

Impact of Monetary Policies

      The earnings of Monmouth Community Bank will be affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The monetary policies of the Federal Reserve Board have had, and will likely continue to have, an important impact on the operating results of banks through the Federal Reserve Board's power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The Federal Reserve Board has a major effect upon the levels of bank loans, investments and deposits through its open market operations in United States government securities and through its regulation of, among other things, the discount rate on borrowing of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature and impact of future changes in monetary and fiscal policies.

Description of Property

      The main office and the original branch of Monmouth Community Bank is located in the City of Long Branch, New Jersey at 627 Second Avenue. On August 1, 2003, Monmouth Community Bank exercised its option to purchase its main office and branch (land and building) located at 627 Second Avenue, Long Branch, New Jersey, pursuant to the terms of its lease with KFC Associates, dated June 26, 1997. The purchase price paid for the land and building was $550,000. See "Certain Relationships and Related Party Transactions with Respect to Bancorp" on page 176.


      On July 8, 1999, a second branch of Monmouth Community Bank was opened at 700 Allaire Road, Spring Lake Heights, New Jersey. Monmouth Community Bank's Spring Lake Height's building is leased on terms and conditions set forth in a lease dated December 22, 1998. The Spring Lake Heights lease has an initial term of five years which commenced on May 1, 1999, with Monmouth Community Bank having the option to renew the lease for two successive five year terms, provided Monmouth Community Bank is not in default on the lease at the end of any such term. The rent for the first and second years of the lease was $5,600 per month. Thereafter, the monthly payment for each additional year, including the individual years of each renewal term, shall be equal to the greater of (a) 104% of the monthly payment for the preceding year, or (b) $5,600 plus the percentage increase in the Consumer Price Index between May 1 and April 30 of the prior lease year. The current monthly rent is $6,335.

      On July 10, 2001, a third branch of Monmouth Community Bank was opened at Route 35 and 3rd Avenue, Neptune City, New Jersey. Monmouth Community Bank's Neptune City office is leased on terms and conditions set forth in a lease dated September 29, 2000. The Neptune City lease had an initial term of three years which commenced on October 1, 2000. Monmouth Community Bank renewed the Neptune City lease for an additional five years commencing January 1, 2004. Monmouth Community Bank has the option to renew the Neptune City lease for an additional five year term provided that: (a) the lease is in full force and effect; and (b) Monmouth Community Bank is current with all of its rental obligations and is not and has not been in default of any of the provisions or conditions of the Neptune City lease. The current monthly rent is $2,500 which will increase for each additional year of the Neptune City lease up to $3,262 per month in the thirteenth and final year of the Neptune City lease, assuming that Monmouth Community Bank elects to exercise its five year option after the current term expires.

      On December 17, 2001, a fourth branch of Monmouth Community Bank was opened at 700 Branch Avenue, Little Silver, New Jersey. Monmouth Community Bank's Little Silver office is leased on terms and conditions set forth in a lease dated June 22, 2001. The Little Silver lease has an initial term of five years which commenced on September 1, 2001, with Monmouth Community Bank having the option to renew the Little Silver lease for three consecutive five year terms, provided that Monmouth Community Bank is not in default of the Little Silver lease at the end of any such term. The rent for the first and second years of the Little Silver lease was $6,000 per month, with increases for all years thereafter driven by the percentage increase in the Consumer Price Index between September 1 and August 31 of the prior lease year. The current monthly rent is $6,130.

      On October 12, 2002, a fifth branch of Monmouth Community Bank was opened at 61 Main Avenue in Ocean Grove, New Jersey. Monmouth Community Bank's Ocean Grove office is leased on terms and conditions set forth in a lease dated July 1, 2002. The Ocean Grove lease has an initial term of five years which commenced on July 1, 2002, with Monmouth Community Bank having the option to renew the Ocean Grove lease for two consecutive five year terms, provided that Monmouth Community Bank is not in default of the provisions or conditions of the Ocean Grove lease. The basic rent is fixed at the base rate of $36,000 per annum, or $3,000 per month. At the end of the third year of the Ocean Grove lease, the base rate shall be increased to $48,000 per annum, or $4,000 per month. At the end of the fourth year of the Ocean Grove lease the base rent shall be increased to $60,000 per annum, or $5,000 per month. Thereafter, the base rent shall be increased by the percentage increase on the Consumer Price Index between July 1 and June 30 of the prior lease year.


      On February 27, 2003, a sixth branch of Monmouth Community Bank was opened at 3636 Highway 33 in Neptune, New Jersey. Monmouth Community Bank's Neptune office is leased on terms and conditions set forth in a lease dated June 15, 2002. The Neptune lease has an initial term of seven years which commenced on July 15, 2002, with Monmouth Community Bank having the option to renew the Neptune lease for three consecutive five year terms, provided that Monmouth Community Bank is not in default of the provisions or conditions of the Neptune lease. The base rent is fixed at $4,500 per month for year one, $5,000 per month for year two and for each year thereafter the base rent of $5,000 per month shall be increased by the difference in the Consumer Price Index for the month ending May 2004 and the month ending prior to the commencement of the applicable lease year.

      On March 1, 2004, Monmouth Community Bank entered into a ground lease for space located at Ursula Plaza, 444 Ocean Boulevard in the City of Long Branch, New Jersey. The initial term of the ground lease commenced May 1, 2004 and continues for a period of ten years. The ground lease contains the option to extend the initial term for two additional, consecutive periods of five years each. The base rent is fixed at $2,500 per month for year one and increases by the greater of (a) one hundred three percent of the monthly payment for the immediately preceding lease year, or (b) the percentage of increase in the Consumer Price Index between May 2004 and May of the applicable lease year.

      In addition, to alleviate the need for an additional conference room at Monmouth Community Bank's Long Branch location, on April 1, 1999, Monmouth Community Bank entered into a five year lease to rent a 420 square foot conference room located at 6 West End Court, Long Branch, New Jersey. Monmouth Community Bank pays rent in the amount of $10 per square foot annually, or $350 per month. Subsequently, the need for office and storage space resulted in the leasing at 6 West End Court of an office suite of 549 square feet, storage space of 88 square feet and two offices of 210 square feet and 285 square feet, respectively. The additional space at 6 West End Court is subject to the identical terms and conditions as the original space and has been documented by addendum to the original lease. The landlord of the space leased at 6 West End Court is MCB Associates, L.L.C. The following directors of Bancorp have an interest in MCB Associates, L.L.C.: James G. Aaron, Mark R. Aikins, Nicholas A. Alexander, John A. Brockreide, Richard O. Lindsey, John F. McCann, Harold M. Miller, Jr., Carmen M. Penta, Mark G. Solow and James S. Vaccaro. The negotiations with respect to the leased conference room and office and storage space at 6 West End Court were conducted at arms-length and the lease amount being paid by Monmouth Community Bank was determined by an independent appraiser to be at fair market value. This lease terminated on March 31, 2004, and Monmouth Community Bank fully anticipates entering into a new lease with MCB Associates, L.L.C. with terms and conditions to be negotiated. The lease amount to be paid will be at fair market value as determined by an independent appraiser. In the interim, Monmouth Community Bank rents space on a month to month basis on terms consistent with the prior lease.


Legal Proceedings

      There are no material legal, governmental, administrative or other proceedings pending against Bancorp or Monmouth Community Bank, or to which Bancorp or Monmouth Community Bank is a party, and to the knowledge of management no such material proceedings are threatened or contemplated.

                               BUSINESS OF ALLAIRE

      Allaire engages in the business of commercial and retail banking. As a community bank, Allaire offers a wide range of services including demand, savings and time deposits and commercial and consumer/installment loans to individuals, small businesses and not-for-profit organizations principally in Monmouth County and Ocean County, New Jersey. Allaire also offers its customers numerous banking products such as safety deposit boxes, a night depository, wire transfers, money orders, travelers checks, automated teller machines, direct deposit, federal payroll tax deposits, telephone and internet banking as well as merchant card and international services through its correspondent institutions. Allaire conducts its operations through its main office located in Wall Township (Sea Girt Post Office), New Jersey, a branch office in Manasquan, New Jersey, which opened in April, 1998, a branch office in Neptune City, New Jersey, which opened in November, 2000, a branch office in Point Pleasant, New Jersey, which opened in January, 2001, a branch office in Bradley Beach, New Jersey, which opened in August, 2001, a branch office in Belmar, New Jersey, which opened in November 2002, and its newest branch office in the Shop Rite in Wall Township (Manasquan Post Office), New Jersey, which opened in July, 2004. Allaire also is currently seeking municipal approvals for another branch location at the intersection of Route 34 and Hurley Pond Road, Wall, New Jersey. Allaire is a commercial bank organized under the laws of the State of New Jersey, and the Federal Deposit Insurance Corporation insures its deposits up to applicable legal limits.

      Allaire commenced operations in May, 1997. The board of directors and management of Allaire are focused on positioning Allaire to be the dominant bank in the market surrounding its initial primary location. Staff training and superior customer service level guidelines have been established by Allaire, with progress and results continuously monitored by its management. Marketing efforts are focused on product structure and pricing, with delivery coordinated with enhanced components of personal service and responsiveness. Attention to customer service in a growing market is the center point of all activities at a time when competitors are diverted by internal changes generated by the heightened level of merger and acquisition activity being experienced by the larger and older banking organizations.

      The banking industry trends, present in Allaire's immediate market, continue to be characterized by the purchase of long standing local banks by organizations with distant management control. This trend generally includes branch location closures and staffing cutbacks, which have enhanced the market's acceptance of the local focus of Allaire in the Sea Girt and surrounding markets. This led to the opening of its branch locations in Manasquan, New Jersey in April, 1998, Neptune City, New Jersey in November, 2000, Point Pleasant, New Jersey in January, 2001, Bradley Beach, New Jersey in August, 2001, Belmar, New Jersey in November, 2002, and its newest location at Shop Rite in Wall Township, New Jersey, which opened in July, 2004. In addition, Allaire is considering additional new branch locations. However, there can be no assurances that Allaire will be successful in opening future branches.

      Allaire is guided by certain important principles--maintaining a community focus in a growing market, vigorous control of asset quality, capitalizing on current market dynamics, maximizing the utilization of advances in available technology, emphasizing local transaction account and loan generation, building a sales and service culture to fit the growing environment and attracting highly experienced personnel with proven professional capabilities.

Lending

      Allaire engages in a variety of lending activities which are primarily categorized as commercial, residential real estate and consumer/installment lending. Allaire's strategy is to focus its lending activities on small business customers and retain consumers by offering them a wide range of products and personalized service. Commercial and real estate mortgage lending (consisting of commercial real estate, commercial business, construction and other commercial lending) are currently Allaire's main lending focus. Sources to fund Allaire's loans are derived primarily from deposits, although Allaire does occasionally borrow on a short-term basis to fund loan growth or meet deposit outflows. See "Management's Discussion and Analysis of Financial Condition and Results of Operation of Allaire" on page 132.

      Allaire presently generates all of its loans in the State of New Jersey, with a significant portion in Monmouth and Ocean Counties. Loans are generated through Allaire's marketing efforts, its present customers, walk-in customers, referrals, the directors and advisory board of Allaire and Allaire's staff. Allaire has been able to maintain a high overall credit quality through the establishment and adherence to prudent lending policies and practices and sound management. Allaire has established a written loan policy for each of its categories of loans. These loan policies have been adopted by the Allaire board of directors and are reviewed annually. Any loan to directors or their affiliates must be approved by the Allaire board of directors in accordance with Allaire's policy for such loans as well as applicable state and federal law.


      In managing the growth of its loan portfolio, Allaire has focused on: (a) the application of prudent underwriting criteria; (b) the active involvement by senior management and the board of directors in the loan approval process; (c) the active monitoring of loans to ensure that repayments are made in a timely manner and to identify potential problem loans; and (d) the review of select aspects of Allaire's loan portfolio by its independent consultants.


Commercial and Construction Loans

      Allaire's commercial loan portfolio consists primarily of commercial business loans to small and medium sized businesses and individuals for business purposes and commercial real estate loans.

      Commercial business loans are usually made to finance the purchase of inventory and new or used equipment or for short-term working capital. Generally, these loans are secured, but these loans are sometimes granted on an unsecured basis. To further enhance its security position, Allaire generally requires personal guarantees of principal owners. These loans are made on both a line of credit basis and on a fixed-term basis ranging from one to five years in duration.

      Commercial real estate loans are made for the acquisition of new property or the refinancing of existing property. These loans are typically related to commercial businesses and secured by the underlying real estate used in these businesses or real property of the principals. These loans are offered by Allaire generally on a fixed or variable rate basis with a 5 to 20 year maturity, subject to rate re-adjustments every five years, and a 10 to 20 year amortization schedule.

      Construction loans are made by Allaire on a short-term basis for both residential and non-residential properties and are secured by land and property. Construction loans are usually for a term of 6 to 12 months. Funds for construction loans are disbursed as phases of construction are completed.

      Commercial loans that exceed established lending limits are accomplished through participation with other commercial banks.

      Allaire has established written underwriting guidelines for commercial loans. In granting commercial loans, Allaire looks primarily to the borrower's cash flow as the principal source of loan repayment. Collateral and personal guarantees of the principals of the entities to which Allaire lends is consistent with its loan policy.

      Commercial loans are often larger and may involve greater risks than other types of lending. Since payments on such loans are often dependent on the successful operation of the business involved, repayment of such loans may be more sensitive than other types of loans to adverse conditions in the real estate market or the economy. Construction loans involve additional risks because loan funds are advanced based on the security of the project under construction. Allaire also is involved with off-balance sheet financial instruments which include commercial and standby letters of credit meeting the financial needs of their customers. Allaire seeks to minimize these risks through its underwriting and monitoring guidelines. There can be no assurances, however, that Allaire will be successful in its efforts to minimize these risks.

Installment and Consumer Loans

      Allaire offers a full range of consumer/installment loans. Consumer loans consist of automobile loans, residential mortgages, personal loans, home equity lines of credit and loans, and overdraft protection. Allaire offers home equity revolving lines of credit at a floating interest rate tied to the prime rate with a maximum ratio of loan to value of 80%. Lines of credit are available to qualified applicants in amounts up to $250,000 for up to 5 years. Allaire also offers fixed rate home equity loans in amounts up to $250,000 for a term of up to 20 years.

Investment Portfolio

      Allaire's investment portfolio consists primarily of obligations of U.S. Government sponsored agencies, with high grade corporate bonds accounting for less than 5% of the portfolio. Government regulations limit the type and quality of instruments in which Allaire may invest its funds.

      Allaire has established a written investment policy which is reviewed annually. The investment policy identifies investment criteria and states specific objectives in terms of risk, interest rate sensitivity and liquidity. Allaire emphasizes the quality, term and marketability of the securities acquired for its investment portfolio.

      Allaire conducts its asset/liability management through consultation with members of the board of directors, senior management and outside financial advisors. Allaire has an investment committee, which is comprised of Allaire's president, chief financial officer and certain members of the board of directors. This investment committee, in consultation with the board of directors is responsible for the review of interest rate risk and evaluates future liquidity needs over various time periods. In this capacity, the asset liability committee and investment committee are responsible for monitoring Allaire's investment portfolio and ensuring that investments comply with Allaire's investment policy. The investment committee may from time to time consult with investment advisors. Allaire's president and the chief financial officer may purchase or sell securities in accordance with the guidelines of the investment committee. The board of directors reviews Allaire's investment portfolio on a monthly basis.

Deposits and Other Sources of Funds

      Deposits are the primary source of funds used by Allaire in lending and other general business purposes. In addition to deposits, Allaire may derive additional funds from principal repayments on loans, the sale of loans and investment securities and borrowing from other financial institutions. Loan amortization payments have historically been a relatively predictable source of funds. The level of deposit liabilities can vary significantly and is influenced by prevailing interest rates, money market conditions, general economic conditions and competition.

      Allaire's deposits consist of checking accounts, regular savings accounts, money market accounts and certificates of deposit. Allaire also offers Individual Retirement Accounts. Deposits are obtained from individuals, partnerships, corporations and unincorporated businesses in Allaire's market area. Allaire attempts to control the flow of deposits primarily by pricing its accounts to remain generally competitive with other financial institutions in its market area.

Competition

      Allaire experiences substantial competition in attracting and retaining deposits and in making loans. In attracting deposits and borrowers, Allaire competes with commercial banks, savings banks, and savings and loan associations, as well as regional and national insurance companies, regulated small loan companies and local credit unions, regional and national issuers of mutual funds and corporate and government borrowers. The principal market presently served by Allaire has many other financial institutions located in it. In New Jersey generally, and in Allaire's Monmouth County market specifically, large commercial banks, as well as savings banks and savings and loan associations, hold a dominant market share. By virtue of their larger capital, asset size or reserves, many such institutions are empowered to offer a wider range of services than Allaire, including trust services which Allaire does not currently offer.

      In addition to having established deposit bases and loan portfolios, these institutions, particularly the large regional commercial and savings banks, have the ability to finance extensive advertising campaigns and to allocate considerable resources to locations and products perceived as profitable.

      Although Allaire faces competition for deposits from other financial institutions, management believes that Allaire has been able to compete effectively for deposits because of its image as a community-oriented bank, providing a high level of personal service as well as an attractive array of deposit programs. Allaire has emphasized personalized banking services, attentive employees and the advantage of local decision-making in its banking business.

Management believes that this emphasis has been well received by consumers and businesses in Allaire's market area.

      In addition, Allaire is a provider of loans in its market area. Although Allaire faces competition for loans from mortgage banking companies, savings banks, savings and loan associations, other commercial banks, insurance companies and other institutional lenders, Allaire's management believes that Allaire's image in the community as a local community-oriented bank that provides a high level of personal service and direct access to senior management gives it a competitive advantage. Factors that affect competition include the general availability of lendable funds and credit, general and local economic conditions, current interest rate levels and the quality of service

Employees


      As of October 28, 2004, Allaire had 80 full time equivalent employees. The employees are not represented by a collective bargaining agent. Allaire believes its relationship with its employees to be satisfactory.


Properties

      For its principal office, Allaire purchased approximately 4,350 square feet at 2200 Route 35, Sea Girt, New Jersey on September 27, 2001 for the purchase option price of $700,000.

      Allaire leases approximately 3,000 square feet for its branch office in Manasquan, New Jersey. The lease expires on December 31, 2007, and Allaire may renew for two five-year periods. The monthly rent is $4,758, with yearly escalations.

      Allaire also leases approximately 3,000 square feet for its branch office in Neptune City, New Jersey. The lease expires December 31, 2009, and Allaire may renew for two five-year periods. The monthly rent is $6,970 with yearly escalations.

      Allaire also leases approximately 3,500 square feet for its branch office in Point Pleasant, New Jersey. The lease expires on September 30, 2010, and Allaire may renew for one ten-year period. The monthly rent is $7,000 with escalations every five years.

      Allaire also leases approximately 3,500 square feet for its branch office in Bradley Beach, New Jersey. The lease expires on August 15, 2006, and Allaire may renew for three five-year periods. The monthly rent is $6,500 with escalations in year two, year five and every five years thereafter.

      Allaire also leases approximately 3,165 square feet for its branch office in Belmar, New Jersey. The lease expires on May 1, 2005, and Allaire may renew for two five year periods. The monthly rent is $5,275 with escalations in year six and yearly thereafter.

      Allaire also leases approximately 570 square feet at the Shop Rite in Wall Township (Manasquan Post Office), New Jersey. This lease commenced on July 15, 2004. The lease expires July 15, 2014 and has a five year renewal option. The monthly rent is $5,225 and is subject to annual increases.

Legal Proceedings

      Allaire may from time to time be a party in lawsuits in the normal course of its business. However, as of the date of this joint proxy statement/prospectus, Allaire has no lawsuits pending against it.

             EXECUTIVE COMPENSATION OF MANAGEMENT OF CENTRAL JERSEY
                                    BANCORP

Executive Compensation of Current Bancorp Executive Officers who will be Executive Officers of Central Jersey Bancorp

      The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Bancorp and Monmouth Community Bank for the years ended December 31, 2003, 2002 and 2001 of James S. Vaccaro, the current Chairman and Chief Executive Officer of Bancorp, who will serve as the President and Chief Executive Officer of Central Jersey Bancorp, and Richard O. Lindsey, the current President of Bancorp, who will serve as the Executive Vice President and Senior Lending Officer of Central Jersey Bancorp.

                           SUMMARY COMPENSATION TABLE

                                         Annual Compensation                            Long-Term Compensation
                           -----------------------------------------------     ----------------------------------------

                                                                                         Awards               Payouts
                                                                               -------------------------   ------------

                                                                   Other       Restricted     Securities                   All Other
                                                                  Annual          Stock       Underlying                   Compensa-
                                                                 Compensa-       Award(s)       Options    LTIP Payouts       tion
Name and Position          Year     Salary ($)     Bonus ($)     tion ($)          ($)         (#)(1)(2)        ($)          ($)(3)
-----------------          ----     ----------     ---------    ----------     ----------     ----------   ------------    ---------
James S. Vaccaro           2003      $199,192      $ 20,000     $     --         $     --        26,250      $     --      $  6,000
Chairman and               2002       170,000        20,000           --               --         5,250            --         5,700
Chief Executive Officer    2001       160,385        15,000           --               --        23,152            --         5,290

Richard O. Lindsey         2003      $121,325      $  7,500     $ 14,904(4)      $     --         8,925      $     --      $  4,312
President                  2002       114,785         7,500       14,830(4)            --         2,625            --         4,113
                           2001       110,000         7,500       17,494(4)            --         8,681            --         3,525

----------
(1) Represents shares of common stock underlying options granted under the Bancorp Stock Option Plan.

(2) The shares of common stock underlying options have been adjusted, as appropriate, to account for the 5% stock distributions made to the shareholders of Bancorp on December 31, 2003, 2002 and 2001, respectively. The shares have not been adjusted to account for the 6 for 5 stock split effected July 15, 2004.

(3) Represents amounts contributed by Monmouth Community Bank pursuant to its 401(k) plan.

(4) Represents amounts received in transportation allowances and healthcare benefits.

Option Grants by Bancorp in the Last Fiscal Year

      Shown below is information with respect to grants by Bancorp of stock options in the year ended December 31, 2003 to James S. Vaccaro and Richard O. Lindsey which are reflected in the Bancorp Summary Compensation Table under the caption "Executive Compensation of Current Bancorp Executive Officers who will be Executive Officers of Central Jersey Bancorp."

                                               Individual Grants
----------------------------------------------------------------------------------------------------------------

                                                   Percent of Total
                         Number of Securities     Options Granted to
                          Underlying Options      Employees in Fiscal
      Name                  Granted (#)(1)               Year            Exercise Price (2)     Expiration Date
------------------       --------------------     -------------------    ------------------     ----------------
James S. Vaccaro                31,500                   34.97%                $19.84           December 1, 2013

Richard O. Lindsey              10,710                   11.89%                $19.84           December 1, 2013

----------
(1) Represents shares of common stock underlying options granted under the Bancorp Stock Option Plan, as adjusted to account for the 5% stock distribution made to the shareholders of Bancorp on December 31, 2003 and to account for the 6 for 5 stock split effected July 15, 2004.

(2) The exercise price was based on the fair market value of a share of common stock on the date of grant, as adjusted to account for the 5% stock distribution made to the shareholders of Bancorp on December 31, 2003 and to account for the 6 for 5 stock split effected July 15, 2004.

Year End Bancorp Option Values

      The following table provides certain information with respect to options to purchase Bancorp common stock held by James S. Vaccaro and Richard O. Lindsey at December 31, 2003.

                      Number of Shares of Common Stock
                      Underlying Unexercised Options at     Value of Unexercised In-the-Money
                           December 31, 2003 (1)(2)        Options at December 31, 2003 ($)(3)
                      ---------------------------------    -----------------------------------

      Name              Exercisable     Unexercisable         Exercisable     Unexercisable
------------------      -----------     -------------         -----------     -------------
James S. Vaccaro           12,888           41,763              $333,155        $1,079,574

Richard O. Lindsey         17,150           15,233              $443,328        $  393,773

----------
(1) The shares of common stock underlying stock options presented in this table have been adjusted, as appropriate, to account for the 5% stock distributions made to the shareholders of Bancorp on December 31, 2003, 2002, 2001 and 2000, respectively. The shares of common stock underlying stock options have not been adjusted to account for the 6 for 5 stock split effected July 15, 2004.

(2) Includes both non-qualified and incentive stock options available for grant under the Bancorp Stock Option Plan.

(3) Based on a per share market price of $25.85 at December 31, 2003. The values presented in this table have been adjusted as appropriate, to account for the 5% stock distributions made to the shareholders of Bancorp on December 31, 2003, 2002, 2001 and 2000, respectively. The values have not been adjusted to account for the 6 for 5 stock split effected July 15, 2004.

      No options were exercised by James S. Vaccaro or Richard O. Lindsey during the year ended December 31, 2003 or the six months ended June 30, 2004.

Bancorp Directors' Compensation

      Commencing April 1, 2001, Bancorp implemented a policy of compensating directors who are not employees of Bancorp or Monmouth Community Bank for their attendance at meetings of the Bancorp board of directors ($200 per meeting) and committee members for their participation at committee meetings ($100 per meeting). Effective May 1, 2003, the compensation for outside directors (i.e., all directors other than James S. Vaccaro and Richard O. Lindsey) for their attendance at meetings of the Bancorp board was increased to $500 per meeting and the compensation for committee members for their participation at committee meetings was increased to $250 per meeting. On February 28, 2003, each outside director was granted non-qualified stock options under Bancorp's Stock Option Plan. Each outside director was granted non-qualified options to purchase 3,000 shares of Bancorp common stock at a purchase price of $15.50 per share (number of shares and price not adjusted to account for the 5% stock distribution made to the shareholders of Bancorp on December 31, 2003 and the 6 for 5 stock split effected July 15, 2004), which was equal to the last trading price of the Bancorp common stock on the NASDAQ SmallCap Market on the date of grant of the non-qualified options. 25% of the options vested on February 28, 2004 with the remaining options vesting 25% on consecutive anniversary dates of the grant. On February 28, 2004, each outside director was granted non-qualified options to purchase 6,000 shares of Bancorp common stock at a purchase price of $27.50 per share (number of shares and price not adjusted to account for the 6 for 5 stock split effected July 15, 2004), which was equal to the last trading price of the Bancorp common stock on the NASDAQ SmallCap Market on the date of grant of the non-qualified options. The options granted on February 28, 2004 vest 25% on consecutive anniversary dates of the grant. James G. Aaron, Nicholas A. Alexander, John A. Brockriede and Mark G. Solow, outside directors of Bancorp and nominees for director of Central Jersey Bancorp, all participate in Bancorp's board compensation program.

Certain Relationships and Related Party Transactions with Respect to Bancorp

      It is anticipated that certain directors of Bancorp, and the businesses and organizations with which they are associated, may have banking and non-banking transactions with Monmouth Community Bank in the ordinary course of business. Officers and other employees of Monmouth Community Bank also may have banking transactions with Monmouth Community Bank. The terms and conditions of any loan or commitment to loan, and of any other transaction, will be in accordance with applicable laws and on substantially the same terms as those prevailing at the time for comparable transactions with other persons or organizations with similar creditworthiness.


      Monmouth Community Bank's lease agreement, dated June 26, 1997, for its main office and branch located at 627 Second Avenue, Long Branch, New Jersey was with a general partnership, KFC Associates, of which John Brockriede, a director of Bancorp, has a 30% interest. The initial term of the lease, which commenced on July 28, 1998, was for ten years. The negotiations with respect to the Long Branch lease were conducted at arms-length and the board of directors of Bancorp believed that the terms and conditions of the Long Branch lease were comparable to terms that would have been available from an unaffiliated third party to Monmouth Community Bank. On August 1, 2003, Monmouth Community Bank exercised its option to purchase its main office and branch (land and building), pursuant to the terms of its lease with KFC Associates. The purchase price paid for the land and building was $550,000.

      In addition, to alleviate the need for additional conference rooms at Monmouth Community Bank's Long Branch location, on April 1, 1999, Monmouth Community Bank entered into a five year lease to rent a 420 square foot conference room located at 6 West End Court, Long Branch, New Jersey. Monmouth Community Bank pays rent in the amount of $10 per square foot annually, or $350 per month. Subsequently, the need for office and storage space resulted in the leasing at 6 West End Court of an office suite of 549 square feet, storage space of 88 square feet and two offices of 210 square feet and 285 square feet, respectively. The additional space at 6 West End Court is subject to the identical terms and conditions as the original space and has been documented by addendum to the original lease. The landlord of the space leased at 6 West End Court is MCB Associates, L.L.C. The following directors of Bancorp have an interest in MCB Associates, L.L.C.: James G. Aaron, Mark R. Aikins, Nicholas A. Alexander, John A. Brockreide, Richard O. Lindsey, John F. McCann, Harold M. Miller, Jr., Carmen M. Penta, Mark G. Solow and James S. Vaccaro. The negotiations with respect to the leased conference room and office and storage space at 6 West End Court were conducted at arms-length and the lease amount to be paid by Monmouth Community Bank was determined by an independent appraiser to be at fair market value. This lease terminated on March 31, 2004, and Monmouth Community Bank fully anticipates entering into a new lease with MCB Associates, L.L.C. with terms and conditions to be negotiated. The lease amount to be paid will be at fair market value as determined by an independent appraiser. In the interim, Monmouth Community Bank rents space on a month to month basis on terms consistent with the prior lease.


      In 2003, Monmouth Community Bank's lending staff, from time to time, retained the services of the law firm of Ansell, Zaro, Grimm & Aaron, P.C., of which James G. Aaron, a director of Bancorp and Monmouth Community Bank, is a shareholder.

      In 2003 and 2002, Bancorp purchased from Elite Forms, Inc. certain business forms and other related products for an aggregate purchase price of $39,297 and $54,749, respectively. Elite Forms, Inc. is owned by Ken and Barbara LePosa, the father and mother-in-law of Anthony Giordano, III, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Bancorp and Monmouth Community Bank. The purchases were made on an arms-length basis by the purchasing officer of Monmouth Community Bank who is responsible for ensuring that products purchased by Monmouth Community Bank are made on the best available terms and rates.

Executive Compensation of Current Allaire Executive Officers who will be Executive Officers of Central Jersey Bancorp

      The following tables contain information with respect to the Carl F. Chirico, the current President and Chief Executive Officer of Allaire, who will serve as Vice Chairman of Central Jersey Bancorp, and Robert S. Vuono, the current Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary of Allaire, who will serve as the Senior Executive Vice President, Chief Operating Officer and Secretary of Central Jersey Bancorp.

                           SUMMARY COMPENSATION TABLE

                                              Annual Compensation                       Long-Term Compensation
                                    --------------------------------------     ----------------------------------------

                                                                                         Awards               Payouts
                                                                               -------------------------   ------------

                                                                   Other       Restricted     Securities
                                                                  Annual          Stock       Underlying                   All Other
                                                                 Compensa-       Award(s)       Options    LTIP Payouts    Compensa-
Name and Position          Year     Salary ($)     Bonus ($)     tion ($)          ($)          (#)(1)          ($)         tion ($)
-----------------          ----     ----------     ---------    ----------     ----------     ----------   ------------    ---------
Carl F. Chirico,           2003      $178,017      $ 29,855     $  2,100        $     --           752      $     --      $     --
President & CEO            2002       167,400        17,650        8,400              --         1,804            --            --
                           2001       150,500         5,050        7,600              --        18,400            --            --

Robert S. Vuono, Sr        2003      $118,789      $ 25,258     $     --        $     --           751      $     --      $     --
Exec. Vice President,      2002       112,260        11,000           --              --         1,000            --            --
COO, CFO & Secretary       2001       100,855         1,550           --              --        13,400            --            --

----------
(1) The securities underlying options presented in this table have not been adjusted to account for any stock distributions made to the stockholders of Allaire.

                  OPTION GRANTS BY ALLAIRE IN LAST FISCAL YEAR

                                                                Percent of total
                                        Number of Securities     options granted    Exercise or
                                         Underlying Options      to employees in     base price
    Position              Name               Granted (1)           fiscal year         ($/Sh)      Expiration Date
----------------     ---------------    --------------------    ----------------    -----------   -----------------
President & CEO      Carl F. Chirico             752                  25.85%           $18.37     February 26, 2013

Sr. Exec. Vice       Robert S. Vuono             751                  23.82%           $18.37     February 26, 2013
President, COO,
CFO & Secretary

----------
(1) The securities underlying options presented in this table have not been adjusted to account for any stock distributions made to the stockholders of Allaire.

           AGGREGATED ALLAIRE OPTION EXERCISED IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                               Number of           Value of
                                                                               Securities          unexercised
                                                                               underlying          in-the-money
                                                  Shares                       unexercised         options at
                                                  Acquired on     Value        options at fiscal   fiscal
Position                     Name                 Exercise        Realized     year-end (1)(2)     year-end
-------------------------    ----------------     -----------     --------     -----------------   ------------
President & CEO              Carl F.  Chirico         2,200           0              47,956          $612,859

Sr. Exec. Vice President,    Robert S. Vuono              0           0              25,651          $307,883
COO, CFO & Secretary

----------
(1)   Original shares granted.

(2)   All option shares are currently exercisable.

Compensation of Allaire Directors

      Non-employee Directors receive a fee of $16,000 per year, the Vice Chairman of the Board of Directors receives $22,000 per year and the Chairman of the Board of Directors receives $30,000 per year.

      The compensation committee of the board of directors of Allaire reviews and evaluates the Bank's management recommendations for modifications in employee compensation and approves all of the changes in the compensation packages of the senior management of Allaire. This committee is also responsible for adopting any and all compensation policies of Allaire. The compensation committee is composed of M. Claire French, George S. Callas, William H. Jewett and Paul A. Larson, Jr.

      George S. Callas, Carl F. Chirico, M. Claire French, William H. Jewett and Paul A. Larson, Jr. currently serve as directors of Allaire and have been nominated to serve as directors of Central Jersey Bancorp. George S. Callas, currently serves as the Chairman of the Board of Allaire, William H. Jewett currently serves as Vice Chairman of the Board of Allaire, and M. Claire French and Paul A. Larson, Jr. currently serve as non-employee directors of Allaire.

Certain Relationships and Related Party Transactions of Allaire

      The Securities Exchange Act of 1934, as amended, requires the disclosure of any transaction between a director and Allaire that has a value of $60,000 or more, including any loans by Allaire to a director of Allaire. The following directors currently are involved in such transactions:

   Director                Transaction                      Value of Transaction

   George S. Callas        Personal Loan Secured by CD      $60,000

   George S. Callas        Home Equity Loan                 $125,000

   Carl F. Chirico         Residential Mortgage             $184,955

   William H. Jewett       Residential Mortgage             $146,688

   Paul A. Larson, Jr.     Home Equity Loan                 $130,000

                              GOVERNMENT REGULATION

      Each of Bancorp, Monmouth Community Bank and Allaire operate within a system of banking laws and regulations intended to protect bank customers and depositors. These laws and regulations govern the permissible operations and management, activities, reserves, loans and investments of Bancorp, Monmouth Community Bank and Allaire. In addition, Bancorp is subject to general federal laws and regulations and the corporate laws and regulations of the state of its incorporation, New Jersey. Allaire, a New Jersey state chartered bank, is also subject to The New Jersey Banking Act of 1948, as amended. The following descriptions summarize the key banking and other laws and regulations to which Bancorp, Monmouth Community Bank and Allaire are subject. These descriptions are not intended to be complete and are qualified in their entirety by reference to the full text of the statutes and regulations. Future changes in these laws and regulations, or in the interpretation and application thereof by their administering agencies, cannot be predicted, but could have a material effect on the business and results of Bancorp, Monmouth Community Bank and Allaire.

      Bancorp is a bank holding company under the Federal Bank Holding Company Act of 1956, as amended by the 1999 financial modernization legislation known as the Gramm-Leach-Bliley Act, and is subject to the supervision of the Board of Governors of the Federal Reserve System. In general, the Bank Holding Company Act limits the business of bank holding companies to banking, managing or controlling banks, and performing certain servicing activities for subsidiaries and, as a result of the Gramm-Leach-Bliley Act amendments to the Bank Holding Company Act, would permit bank holding companies that are also financial holding companies to engage in any activity, or acquire and retain the shares of any company engaged in any activity, that is either (1) financial in nature or incidental to such financial activity (as determined by the Federal Reserve Board in consultation with the Office of the Comptroller of the Currency) or (2) complementary to a financial activity and does not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally (as determined by the Federal Reserve Board). In order for a bank holding company to engage in the broader range of activities that are permitted by the Bank Holding Company Act for bank holding companies that are also financial holding companies, upon satisfaction of certain regulatory criteria, the bank holding company must file a declaration with the Federal Reserve Board that it elects to be a "financial holding company." Bancorp does not intend to seek a "financial holding company" designation at this time, and does not believe that the current decision not to seek a financial holding company designation will adversely affect its ability to compete in its chosen markets. Bancorp does not believe that seeking such a designation would position it to compete more effectively in the offering of its current products and services.

      Monmouth Community Bank, the banking subsidiary of Bancorp, is a national association, and is subject to the regulation, supervision and examination of the Office of the Comptroller of the Currency. In addition, as a national bank, Monmouth Community Bank was required to become a member bank of the Federal Reserve Bank of New York, and is subject to examination and regulation by the Board of Governors of the Federal Reserve System. Allaire is a commercial bank chartered under the laws of the State of New Jersey. It is subject to regulation, supervision and examination by the New Jersey Department of Banking and Insurance and by the Federal Deposit Insurance Corporation. Each of these agencies regulates aspects of activities conducted by Bancorp, Monmouth Community Bank and Allaire, as discussed below.

Dividend Restrictions

      Bancorp and Monmouth Community Bank are separate legal entities whose finances are in some ways interconnected. Bancorp's principal source of funds to pay cash dividends on its common stock is from cash dividends paid to it by Monmouth Community Bank. As a national bank, Monmouth Community Bank must obtain prior approval from the Office of the Comptroller of the Currency to pay a cash dividend if the total of all cash dividends declared by Monmouth Community Bank in any calendar year would exceed Monmouth Community Bank's net profits for that year, combined with its retained net profits for the preceding two calendar years, less any required transfers to surplus. Additionally, Monmouth Community Bank may not declare dividends in excess of net profits on hand, after deducting the amount by which the principal amount of all loans on which interest is past due for a period of six months or more exceeds the reserve for credit losses.

      The Federal Reserve Board and the Office of the Comptroller of the Currency have issued additional guidelines and policy statements, applicable to Bancorp and Monmouth Community Bank, requiring bank holding companies and national banks to continually evaluate the level of cash dividends in relation to their respective operating income, capital needs, asset quality and overall financial condition, and limiting dividends to payments out of current operating earnings.

      Dividend payments by Allaire to its stockholders are subject to The New Jersey Banking Act of 1948, as amended, and the Federal Deposit Insurance Act, as amended. Under the Banking Act, no dividends may be paid if after such payment Allaire's surplus (generally, additional paid-in capital less the accumulated deficit) would be less than 50% of its capital stock.


      As insured depository institutions, Monmouth Community Bank and Allaire are each subject to the Federal Deposit Insurance Act, as amended, which provides that no dividends may be paid by an insured depository institution if it is in arrears in the payment of any insurance assessment due to the Federal Deposit Insurance Corporation. In addition, under the Federal Deposit Insurance Act, an insured depository institution may not pay any dividend if the institution is undercapitalized or if the payment of the dividend would cause the institution to become undercapitalized, as further discussed below. A payment of dividends that would have the effect of depleting a depository institution's capital base to an inadequate level could constitute an unsafe and unsound practice subject to a cease and desist order.


      Neither Monmouth Community Bank nor Allaire has ever declared any cash dividends and neither entity contemplates the payment of such dividends in 2004.

Transactions with Affiliates


      Banking laws and regulations impose certain restrictions on the ability of bank holding companies to borrow from and engage in other transactions with their subsidiary banks. Generally, these restrictions require that any extensions of credit must be secured by designated amounts of specified collateral and are limited to (a) 10% of the bank's capital stock and surplus per non-bank affiliated borrower, and (b) 20% of the bank's capital stock and surplus aggregated as to all non-bank affiliated borrowers. In addition, certain transactions with affiliates must be on terms and conditions, including credit standards, at least as favorable to the institution as those prevailing for arms-length transactions. As a Federal Reserve member bank, Monmouth Community Bank must comply with regulations which restrict loans made to Bancorp and Monmouth Community Bank's directors and executive officers.


Liability of Commonly Controlled Institutions and "Source of Strength" Doctrine

      The Federal Deposit Insurance Act, as amended, contains a "cross-guarantee" provision that could result in any insured depository institution owned by Bancorp being assessed for losses incurred by the Federal Deposit Insurance Corporation in connection with assistance provided to, or the failure of, any other insured depository institution owned by Bancorp. Also, under the Bank Holding Company Act and Federal Reserve Board policy, bank holding companies are expected to represent a source of financial and managerial strength to their bank subsidiaries, and to commit resources to support bank subsidiaries in circumstances where banks may not be in a financial position to support themselves. Capital loans by a bank holding company to a bank subsidiary are subordinate in right of repayment to deposits and other bank indebtedness. If a bank holding company declares bankruptcy, its bankruptcy trustee must fulfill any commitment made by the bank holding company to sustain the capital of its subsidiary banks.

      In addition, under the National Bank Act, if the capital stock of a national bank is impaired, by losses or otherwise, the Office of the Comptroller of the Currency is authorized to require payment of the deficiency by assessment upon the bank's parent company, and to sell the stock of the bank if such assessment is not satisfied within three months to the extent necessary to eliminate the deficiency.

Deposit Insurance

      The Bank Insurance Fund of the Federal Deposit Insurance Corporation insures substantially all of the deposits of Monmouth Community Bank and Allaire, respectively, subject to limits of $100,000 for each insured depositor. Insurance of deposits by the Federal Deposit Insurance Corporation subjects Monmouth Community Bank and Allaire to comprehensive regulation, supervision and examination by the Federal Deposit Insurance Corporation. Monmouth Community Bank and Allaire are required, among other things, to pay premium charges to the Federal Deposit Insurance Corporation for insurance and maintain a reserve account and liquid assets at levels fixed, from time to time, by the Federal Deposit Insurance Corporation.

      The Federal Deposit Insurance Corporation utilizes a risk-based assessment system (discussed below) which imposes premiums based on a bank's capital level and supervisory rating. Depository institutions that the Federal Deposit Insurance Corporation regards as healthier will pay lower premiums than relatively weaker institutions. The Federal Deposit Insurance Corporation periodically examines insured depository institutions to determine whether premium increases or other measures are appropriate. Under the Federal Deposit Insurance Act, as amended, the Federal Deposit Insurance Corporation may terminate deposit insurance upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition, or has violated any applicable banking law, rule, order or regulatory condition imposed by a bank's federal regulatory agency.

Capital Adequacy

      The Federal Reserve Board, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation have substantially similar risk-based capital and leverage ratio guidelines for banking organizations. These guidelines are intended to ensure that banking organizations have adequate capital given the risk levels of their assets and off-balance sheet financial instruments. Under the risk-based capital and leverage ratio guidelines, assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items. These risk-based capital requirements identify concentration of credit risk, and facilitate management of those risks.

      To derive total risk-weighted assets, bank assets are given risk-weights of 0%, 20%, 50% and 100%. In addition, certain off-balance sheet items are converted to asset equivalent amounts to which an appropriate risk-weight will apply. Most loans are assigned to the 100% risk category, except for performing first mortgage loans fully secured by residential property, which carry a 50% risk-weighting. Most investment securities (including, primarily, general obligation claims of states or other political subdivisions of the United States) are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% risk-weight, and direct obligations of the U.S. Treasury or obligations backed by the full faith and credit of the United States government, which have a 0% risk-weight. In converting off-balance sheet items, direct credit substitutes, including general guarantees and standby letters of credit backing financial obligations, are given a 100% risk-weighting. Transaction-related contingencies such as bid bonds, standby letters of credit backing nonfinancial obligations, and undrawn commitments (including commercial credit lines with an initial maturity or more than one year) have a 50% risk-weighting. Short-term commercial letters of credit have a 20% risk-weighting, and certain short-term unconditionally cancelable commitments have a 0% risk-weighting.

      Under the capital guidelines, a banking organization's total capital is divided into tiers. "Tier I Capital" consists of common shareholders' equity and qualifying preferred stock, less certain goodwill items and other intangible assets. Not more than 25% of qualifying Tier I capital may consist of trust preferred securities. "Tier II Capital" consists of hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, and preferred stock that does not qualify as Tier I Capital, plus a limited amount of loan and lease loss allowances and a limited amount of unrealized holding gains on equity securities. "Tier III Capital" consists of qualifying unsecured subordinated debt. "Total Capital" is the sum of Tier I, Tier II and Tier III Capital. The sum of Tier II and Tier III Capital may not exceed the amount of Tier I Capital.

      Under the Federal Reserve Board's risk-based capital guidelines for bank holding companies, the required minimum ratio of Total Capital (the sum of Tier I, Tier II and Tier III capital) to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is 8%. The required minimum ratio of Tier I Capital to risk-weighted assets is

4%. At June 30, 2004, Bancorp's ratios of Total Capital and Tier 1 Capital to risk-weighted assets were 13.39% and 12.44%, respectively.

      The Federal Reserve Board also requires bank holding companies to comply with minimum leverage ratio guidelines. The leverage ratio is the ratio of a bank holding company's Tier I Capital (excluding intangibles) to its total assets (excluding intangibles). Bank holding companies normally must maintain a minimum leverage ratio of 4%, unless the bank holding company has the highest supervisory rating or has implemented the Federal Reserve Board's risk-adjusted measure for market risk, in which case its minimum leverage ratio must be 3%. Banking organizations undergoing significant growth or undertaking acquisitions must maintain even higher capital positions. At June 30, 2004, Bancorp's leverage ratio was 8.29%. Monmouth Community Bank is subject to similar risk-based and leverage capital guidelines, as adopted by the Office of the Comptroller of the Currency.

      Allaire's primary Federal regulator, the Federal Deposit Insurance Corporation, also has implemented risk-based capital guidelines for insured depository institutions. Like the Federal Reserve Board's requirements, the Federal Deposit Insurance Corporation's required minimum ratio of total capital to risk-weighted assets is 8.0%. At least half of the total capital is required to be Tier I Capital. The required minimum ratio of Tier I Capital to risk-weighted assets is 4%. At June 30, 2004, Allaire's ratios of Total Capital and Tier 1 Capital to risk-weighted assets were 11.51% and 10.68%, respectively.

Prompt Corrective Action

      The Federal Deposit Insurance Act requires federal banking regulators to take prompt corrective action with respect to depository institutions that do not meet minimum capital requirements. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have an adverse material effect on Bancorp's financial condition. Under the Prompt Corrective Action Regulations, Monmouth Community Bank and Allaire must meet specific capital guidelines that involve quantitative measures of their respective assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices.


      The Prompt Corrective Action Regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." The Federal Deposit Insurance Act imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the capital category by which the institution is classified. Institutions categorized as "undercapitalized" or worse may be subject to requirements to file a capital plan with their primary federal regulator, prohibitions on the payment of dividends and management fees, restrictions on asset growth and executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution by the regulatory agencies, including requirements to raise additional capital, sell assets or sell the entire institution. Once an institution becomes "critically undercapitalized," it generally must be placed in receivership or conservatorship within ninety days.

      The Prompt Corrective Action Regulations provide that an institution is "well capitalized" if the institution has a total risk-based capital ratio of 10.0% or greater, a Tier I risk-based capital ratio of 6.0% or greater, and a leverage ratio of 5.0% or greater. The institution also may not be subject to an order, written agreement, capital directive or prompt corrective action directive to meet and maintain a specific level for any capital measure. An institution is "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or greater, a Tier I risk-based capital ratio of 4.0% or greater, and a leverage ratio of 4.0% or greater (or a leverage ratio of 3.0% or greater if the institution is rated composite 1 in its most recent report of examination, subject to appropriate federal banking agency guidelines), and the institution does not meet the definition of a well-capitalized institution. An institution is deemed "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio of less than 4.0%, or a leverage ratio of less than 4.0% (or a leverage ratio of 3.0% or greater if the institution is rated composite 1 in its most recent report of examination, subject to appropriate federal banking agency guidelines), and the institution does not meet the definition of a significantly undercapitalized or critically undercapitalized institution. An institution is "significantly undercapitalized" if the institution has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio of less than 3.0%, or a leverage ratio less than 3.0% and the institution does not meet the definition of a critically undercapitalized institution, and is "critically undercapitalized" if the institution has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

      The appropriate federal banking agency may, under certain circumstances, reclassify a well capitalized insured depository institution as adequately capitalized. The appropriate agency is also permitted to require an adequately capitalized or undercapitalized institution to comply with the supervisory provisions as if the institution were in the next lower category (but not to treat a significantly undercapitalized institution as critically undercapitalized) based on supervisory information other than an institution's capital levels.

      At June 30, 2004, Monmouth Community Bank and Allaire were each "well capitalized" based on the ratios and guidelines noted above. However, the capital categories of these banks are determined solely for the purpose of applying the Prompt Corrective Action Regulations and may not constitute an accurate representation of their overall financial condition or prospects.

Unsafe and Unsound Practices

      Notwithstanding its Prompt Corrective Action category dictated by risk-based capital ratios, the Federal Deposit Insurance Act permits the appropriate bank regulatory agency to reclassify an institution if it determines, after notice and a hearing, that the condition of the institution is unsafe or unsound, or if it deems the institution to be engaging in an unsafe or unsound practice. Also, if a federal regulatory agency with jurisdiction over a depository institution believes that the depository institution will engage, is engaging, or has engaged in an unsafe or unsound practice, the regulator may require that the bank cease and desist from such practice, following notice and a hearing on the matter.

The USA PATRIOT Act

      On October 26, 2001, the President signed into law certain comprehensive anti-terrorism legislation known as the USA PATRIOT Act of 2001. Title III of the USA PATRIOT Act substantially broadened the scope of the U.S. anti-money-laundering laws and regulations by imposing significant new compliance and due diligence obligations, creating new crimes and penalties and expanding the extra-territorial jurisdiction of the United States. The U.S. Treasury Department has issued a number of implementing regulations which apply various requirements of the USA PATRIOT Act to financial institutions such as Monmouth Community Bank and Allaire. Those regulations impose new obligations on financial institutions to maintain appropriate policies, procedures and controls to detect, prevent and report money laundering and terrorist financing.

      Failure of a financial institution to comply with the USA PATRIOT Act's requirements could have serious legal consequences for an institution and adversely affect its reputation. Bancorp has adopted appropriate policies, procedures and controls to address compliance with the requirements of the USA PATRIOT Act under the existing regulations and will continue to revise and update its policies, procedures and controls to reflect changes required by the Act and by the Treasury Department regulations.

Community Reinvestment Act

      The Federal Community Reinvestment Act requires banks to respond to the full range of credit and banking needs within their communities, including the needs of low and moderate-income individuals and areas. A bank's failure to address the credit and banking needs of all socio-economic levels within its markets may result in restrictions on growth and expansion opportunities for the bank, including restrictions on new branch openings, relocation, formation of subsidiaries, mergers and acquisitions. In the latest CRA examination report with respect to Monmouth Community Bank, dated November 10, 2003, Monmouth Community Bank received a rating of satisfactory. In the latest CRA examination report with respect to Allaire Community Bank, dated June 15, 2004, Allaire received a rating of satisfactory.

Consumer Privacy

      In addition to fostering the development of "financial holding companies," the Gramm-Leach-Bliley Act modified laws relating to financial privacy. The new financial privacy provisions generally prohibit financial institutions, including Bancorp, Monmouth Community Bank and Allaire, from disclosing or sharing nonpublic personal financial information to third parties for marketing or other purposes not related to transactions, unless customers have an opportunity to "opt out" of authorizing such disclosure, and have not elected to do so. It has never been the policy of Bancorp to release such information except as may be required by law.

Loans to One Borrower

      Federal banking laws limit the amount a bank may lend to a single borrower to 15% of the bank's capital base, unless the entire amount of the loan is secured by adequate amounts of readily marketable capital. However, no loan to one borrower may exceed 25% of a bank's statutory capital, notwithstanding collateral pledged to secure it.

Depositor Preference Statute

      Under federal law, depositors, certain claims for administrative expenses and employee compensation against an insured depository institution are afforded a priority over other general unsecured claims against the institution, in the event of a "liquidation or other resolution" of the institution by a receiver.

Sarbanes-Oxley Act of 2002

      On July 30, 2002, the President of the United State signed into law the Sarbanes-Oxley Act of 2002. The stated goals of Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies, both domestic and foreign, that file or are required to file periodic reports with the Securities and Exchange Commission or, in Allaire's case, with the Federal Deposit Insurance Corporation, under the Securities Exchange Act of 1934, as amended.

      The Sarbanes-Oxley Act of 2002 includes very specific disclosure requirements and corporate governance rules, requires the Securities and Exchange Commission and self regulatory organizations to adopt extensive additional disclosure, corporate governance and other related rules and mandates further studies of certain issues by the Securities and Exchange Commission and the Comptroller General. The Sarbanes-Oxley Act of 2002 represents significant federal involvement in matters traditionally left to state regulatory systems, such as the regulation of the accounting profession, and to state corporate law, such as the relationship between a board of directors and management and between a board of directors and its committees.

      The Sarbanes-Oxley Act of 2002 addresses, among other matters:

      o     audit committees for all reporting companies;

      o certification of financial statements by the chief executive officer and the chief financial officer;

      o the forfeiture of bonuses or other incentive-based compensation and profits from the sale of an issuer's securities by directors and senior officers under certain circumstances;

      o a prohibition on insider trading during pension plan black out periods;

      o     disclosure of off-balance sheet transactions;

      o expedited filing requirements for certain periodic and current reports;

      o     disclosure of a code of ethics;

      o     "real time" filing of periodic reports;

      o     the formation of a public accounting oversight board;

      o     auditor independence; and

      o various increased criminal penalties for violations of securities laws.

Overall Impact of New Legislation and Regulations

      Various legislative initiatives are from time to time introduced in Congress. It cannot be predicted whether or to what extent the business and condition of Bancorp, Monmouth Community Bank and Allaire will be affected by new legislation or regulations, and legislation or regulations as yet to be proposed or enacted.

                        PRINCIPAL SHAREHOLDERS OF BANCORP

Security Ownership of Management of Bancorp


      The following table sets forth information as of October 28, 2004, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of Bancorp's common stock, which is the only class of Bancorp capital stock with shares issued and outstanding, by (a) each Bancorp director, (b) each Bancorp executive officer whose total annual salary and bonus for the year ended December 31, 2003 exceeded $100,000, and (c) all directors and executive officers of Bancorp and Monmouth Community Bank as a group. As of October 28,2004, Bancorp had 1,860,725 shares of common stock issued and outstanding.


                                                         Beneficial Ownership of Bancorp's
                                                                    Common Stock
                                                         ---------------------------------
                                                                               Percent of
Name of Beneficial Owner - Directors and Officers (1)    No. of Shares (2)       Class
-----------------------------------------------------    -----------------     ----------
James G. Aaron, Esq. (3)(4) .........................          90,924             4.87%

Mark R. Aikins, Esq. (3)(5) .........................          38,724             2.07%

Nicholas A. Alexander, C.P.A. (3)(6) ................          30,930             1.66%

John A. Brockriede (3)(7) ...........................         162,222             8.69%

Kevin W. Hunt (8)(9) ................................          15,552             0.83%

Richard O. Lindsey (3)(10)(11) ......................          37,764             2.00%

John F. McCann (3)(12) ..............................          77,304             4.14%

Harold M. Miller, Jr. (3)(13) .......................          80,046             4.29%

Carmen M. Penta, C.P.A. (3)(14) .....................          34,386             1.84%

Mark G. Solow (3)(15) ...............................          70,686             3.78%

James S. Vaccaro (3)(16)(17) ........................          52,926             2.81%

All Executive Officers and
Directors as a Group (13 persons) (4)(5)(6)(7)(8)
(10)(12)(13)(14)(15)(16)(18)(19) ....................         711,192            35.67%

(1) All directors and officers listed in this table maintain a mailing address at 627 Second Avenue, Long Branch, New Jersey 07740.

(2) In accordance with Rule 13d-3 of the Securities Exchange act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Bancorp's common stock if he or she has voting or investment power with respect to such security. This includes shares (1) subject to options exercisable within sixty days, and (2)(a) owned by a spouse, (b) owned by other immediate family members, or (c) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.


(3)   Such person serves as a director of Bancorp.

(4) Includes 7,092 shares subject to currently exercisable stock options; 11,466 shares held in an Individual Retirement Account with Bear Stearns for the benefit of Mr. Aaron; and 7,920 shares registered in the name of Mr. Aaron as trustee for the Trust Under the Will of Leslie B. Aaron, Mr. Aaron's father. Mr. Aaron disclaims any beneficial ownership to the shares held in the aforementioned trust. Also includes 14,370 shares registered in the name of ERBA Co., Inc., in which Mr. Aaron has an ownership interest and serves as vice president. Mr. Aaron disclaims beneficial ownership of these securities except to the extent of his ownership interest in ERBA Co., Inc. Also includes 19,002 shares registered in the name of the Aaron Family Limited Partnership, of which Mr. Aaron is a partner. Mr. Aaron disclaims beneficial ownership of these securities except to the extent of his partnership interest in the Aaron Family Limited Partnership. Also includes 3,318 shares registered in the name of the David Ritter Trust and 3,318 shares registered in the name of the Randy Ritter Trust, of which Mr. Aaron is a trustee. Mr. Aaron disclaims any beneficial ownership to the shares held in these trusts. Also includes 9,738 shares held in trusts for the benefit of Mr. Aaron's family members of which Mr. Aaron's spouse is trustee; 1,452 shares registered in the name of Mr. Aaron's spouse; and 4,170 shares held in an Individual Retirement Account with Bear Stearns for the benefit of Mr. Aaron's spouse. Mr. Aaron disclaims any beneficial ownership to the shares held in these trusts, the shares held by his spouse and the shares held for the benefit of his spouse.

(5) Includes 7,092 shares subject to currently exercisable stock options; 31,056 shares held in a Simplified Employee Pension/Individual Retirement Account by Merrill Lynch as custodian for the benefit of Mr. Aikins; and 576 shares held by Mr. Aikins for the benefit of his children under the Uniform Transfers to Minors Act, as to which shares he disclaims any beneficial interest.

(6) Includes 7,092 shares subject to currently exercisable stock options; and 2,646 shares held in an Individual Retirement Account with Smith Barney for the benefit of Mr. Alexander. Also includes 624 shares held by Mr. Alexander for the benefit of his grandchildren under the Uniform Transfers to Minors Act. Mr. Alexander disclaims beneficial ownership of the securities held by his grandchildren.

(7) Includes 7,092 shares subject to currently exercisable stock options. Also includes 11,802 shares held in an Individual Retirement Account and 1,518 shares held in a Simplified Employee Pension Plan both by PaineWebber as custodian for the benefit of Mr. Brockriede. Includes 42,672 shares held by CJM Management, L.L.C., of which Mr. Brockriede is an Administrative Member. Mr. Brockriede disclaims beneficial ownership of these securities except to the extent of his ownership interest in CJM Management, L.L.C. Also includes 89,970 shares held jointly with Mr. Brockriede's spouse and 8,700 shares held in trusts for the benefit of Mr. Brockriede's family members of which Mr. Brockriede's spouse is trustee; and 468 shares held in an Individual Retirement Account by PaineWebber for the benefit of Mr. Brockriede's spouse. Mr. Brockriede disclaims beneficial ownership of the shares held in these trusts and the shares held by PaineWebber on behalf of Mr. Brockriede's spouse.

(8) Includes 13,284 shares subject to currently exercisable stock options; and 948 shares held as joint tenants with right of survivorship with Mr. Hunt's father, Bruce S. Hunt.

(9) Mr. Hunt serves as a Executive Vice President and the Senior Lending Officer of Monmouth Community Bank.

(10) Includes 23,184 shares subject to currently exercisable stock options; 4,374 shares held jointly with Donna A. Lindsey, Mr. Lindsey's wife; and 2,916 shares held by Wheat First Butcher Singer as custodian for Richard
      O. Lindsey's Individual Retirement Account.

(11)  Mr. Lindsey serves as the President of Bancorp and Monmouth Community
      Bank.

(12) Includes 7,092 shares subject to currently exercisable stock options; and 6,612 shares held in an Individual Retirement Account with Charles Schwab for the benefit of Mr. McCann. Also includes 7,290 shares held by Mary Ellen McCann, Mr. McCann's wife, as to which shares he disclaims any beneficial interest.

(13) Includes 7,092 shares subject to currently exercisable stock options; and 11,664 shares held equally by Mr. Miller's two sons. Mr. Miller disclaims any beneficial interest to the shares held by his two sons.

(14)  Includes 7,092 shares subject to currently exercisable stock options.

(15) Includes 7,092 shares subject to currently exercisable stock options; and 8,748 shares held jointly with Susan S. Solow, Mr. Solow's wife.

(16) Includes 22,410 shares subject to currently exercisable stock options; 18,616 shares held by Merrill Lynch Pierce Fenner & Smith as custodian for the benefit of James S. Vaccaro Simplified Employee Pension; 873 shares held by Mr. Vaccaro's son; and 1,166 shares held by Mr. Vaccaro as custodian for his daughters under the Uniform Transfers to Minors Act. Mr. Vaccaro disclaims any beneficial interest to the shares held by him as custodian for his children.

(17) Mr. Vaccaro serves as the Chairman of the Board and Chief Executive Officer of Bancorp and Monmouth Community Bank.

(18) Includes 10,782 shares subject to currently exercisable stock options held by Anthony Giordano, III, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Bancorp and Monmouth Community Bank; 936 shares held by Charles Schwab & Co. in an Individual Retirement Account for the benefit of Mr. Giordano; 930 shares held by Charles Schwab & Co. in an Individual Retirement Account for the benefit of Mr. Giordano's spouse, as to which shares he disclaims any beneficial interest, and 252 shares held by Mr. Giordano as custodian for his son under the Uniform Transfers to Minors Act, as to which shares he disclaims any beneficial interest.

(19) Includes 6,828 shares subject to currently exercisable stock options held by David A. O'Connor, a Senior Vice President of Monmouth Community Bank.

5% Shareholders of Bancorp


      The following table sets forth information as of October 28, 2004, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange act of 1934, as amended) of Bancorp's common stock by each person or group of persons known by Bancorp to be the beneficial owner of more than 5% of Bancorp's outstanding common stock.


                                             Beneficial Ownership of Bancorp's
                                                        Common Stock
                                             ----------------------------------
                                                                     Percent of
Name of Beneficial Owner - 5% Shareholders   No. of Shares (1)          Class
------------------------------------------   -----------------       ----------

John A. Brockriede (2)(3) .................       162,222               8.69%

Linda J. Brockriede (3)(4) ................       162,222               8.69%

Solomon Dwek (5)(6) .......................       127,914               6.87%


(1) In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Bancorp common stock if he or she has voting or investment power with respect to such security. This includes shares
      (1) subject to options exercisable within sixty days, and (2)(a) owned by a spouse, (b) owned by other immediate family members, or (c) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.


(2) See footnotes (1), (3) and (7) of the table set forth under the caption "Name of Beneficial Owner - Directors and Officers" on page 187.

(3) John A. Brockriede and Linda J. Brockriede together beneficially own a total of 162,222 shares of Bancorp's common stock which represents 8.69% of Bancorp's outstanding common stock.


(4) Includes (a) 89,970 shares held jointly with Mrs. Brockriede's husband, John A. Brockriede; (b) 8,700 shares held in trusts for the benefit of Mrs. Brockriede's family members of which Mrs. Brockriede is trustee; (c) 468 shares held in an Individual Retirement Account by PaineWebber for the benefit of Mrs. Brockriede; (d) 7,092 shares subject to currently exercisable stock options previously granted to John A. Brockriede; (e) 11,802 shares held in an Individual Retirement Account and 1,518 shares held in a Simplified Employee Pension Plan both by PaineWebber as custodian for the benefit of John A. Brockriede; and (f) 42,672 shares held by CJM Management, L.L.C., of which John A. Brockriede is an Administrative Member. Mrs. Brockriede disclaims beneficial ownership to all of the aforementioned securities with the exception of those held jointly with her husband and the securities held in an Individual Retirement Account for her benefit. Mrs. Brockriede's mailing address is 2 Van Court Avenue, Long Branch, New Jersey 07740.

(5) Mr. Dwek, a former director of Bancorp, maintains a mailing address at 200 Wall Street, P.O. Box 98, West Long Branch, New Jersey 07764.


(6) Includes 13,200 shares held in the name of Isaac Dwek and Pearl Pamela Dwek, as trustees for the Isaac Dwek Irrevocable Trust for the benefit of Isaac Dwek; 12,000 shares held in the name of the Raizel Dwek Irrevocable Trust with Pearl Pamela Dwek and Isaac Dwek as trustees; and 13,200 shares held in the name of Milo Dwek 1998 Irrevocable Trust, Solomon Dwek grantor, Pearl Pamela Dwek & Isaac Dwek trustees. Mr. Dwek disclaims beneficial ownership to the shares held in these trusts. Also includes (a) 396 shares held in an individual retirement account with Solomon Smith Barney for the benefit of Mr. Dwek; (b) 396 shares held in an individual retirement account with Solomon Smith Barney for the benefit of Mr. Dwek's spouse; and (c) 1,122 shares held in other individual retirement accounts for the benefit of Mr. Dwek's family members. Mr. Dwek disclaims any beneficial ownership to the shares held in these individual retirement accounts with the exception of the individual retirement account with Solomon Smith Barney for his benefit.

                        PRINCIPAL STOCKHOLDERS OF ALLAIRE


      The following table sets forth information as of November 4, 2004, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of Allaire's common stock, which is the only class of Allaire capital stock with shares issued and outstanding, by (a) each Allaire director, (b) each Allaire executive officer whose total annual salary and bonus for the year ended December 31, 2003 exceeded $100,000, and (c) all directors and executive officers of Allaire as a group. As of November 4, 2004, Allaire had 1,988,356 shares of common stock issued and outstanding.

                                                         Beneficial Ownership of Bancorp's
                                                                    Common Stock
                                                         ---------------------------------
                                                                               Percent of
Name of Beneficial Owner -- Directors and Officers (1)   No. of Shares (2)       Class
------------------------------------------------------   -----------------     ----------
George S. Callas (3)(4)(5) ..........................          81,941             4.06%

William H. Jewett (3)(6)(7) .........................          46,963             2.33%

Carl F. Chirico (3)(8)(9) ...........................          95,885             4.65%

Benjamin H. Danskin (3)(10) .........................          64,353             3.20%

Thomas S. Birckhead, Jr. (3)(11) ....................          47,389             2.36%

James P. Dugan, Esq. (3)(12) ........................          46,191             2.30%

M. Claire French (3)(13) ............................          32,429             1.61%

Paul A. Larson, Jr. (3)(14) .........................          37,197             1.85%

Robert S. Vuono (3)(15)(16) .........................          49,396             2.43%

Robert K. Wallace (17)(18) ..........................          25,618             1.28%

All Executive Officers and
Directors as a Group (10 persons)
(4)(6)(8)(10)(11)(12)(13)(14)(15)(17) ...............         527,362            22.95%


(1) All directors and officers listed in this table maintain a mailing address at 2200 Highway 35, P.O. Box 440, Sea Girt, New Jersey 08750.


(2) In accordance with Rule 13d-3 of the Securities Exchange act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Allaire's common stock if he or she has voting or investment power with respect to such security. This includes shares (a) subject to options exercisable within sixty days, and (b)(1) owned by a spouse, (2) owned by other immediate family members, or (3) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

(3)   Such person serves as a director of Allaire.

(4) Includes 29,832 shares subject to currently exercisable stock options. Also includes 2,916 shares of common stock owned by Mr. Callas' wife.

(5)   Mr. Callas serves as Chairman of the Board of Directors of Allaire.

(6)   Includes 29,078 shares subject to currently exercisable options.

(7)   Mr. Jewett serves as Vice Chairman of the Board of Directors of Allaire.

(8) Includes 75,267 shares subject to currently exercisable stock options. Also includes 4,310 shares of common stock owned by Mr. Chirico's wife.

(9)   Mr. Chirico serves as President and Chief Executive Officer of Allaire.

(10) Includes 23,550 shares subject to currently exercisable stock options. Also includes 2,299 shares of common stock owned by Mr. Danskin's wife.

(11)  Includes 22,179 shares subject to current exercisable options.

(12)  Includes 22,179 shares subject to current exercisable options.

(13)  Includes 22,179 shares subject to current exercisable options.

(14)  Includes 22,179 shares subject to current exercisable options.

(15)  Includes 43,747 shares subject to current exercisable options.

(16) Serves as Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary of Allaire.

(17)  Includes 19,682 shares subject to current exercisable options.

(18)  Serves as Executive Vice President and Senior Lending Officer of Allaire.

                                  LEGAL MATTERS

      The legality of the Bancorp common stock to be issued in the combination will be passed upon for Bancorp by Giordano, Halleran & Ciesla, P.C., Red Bank, New Jersey.

                                     EXPERTS

      The consolidated financial statements of Bancorp and subsidiary as of December 31, 2003 and 2002, and for the years then ended, have been included herein and in the registration statement of which this joint proxy statement/prospectus forms a part in reliance upon the report of KPMG LLP, independent registered public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of Allaire as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been included herein and in the registration statement of which this joint proxy statement/prospectus forms a part in reliance upon the report of KPMG LLP, independent registered public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      Bancorp has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the offered common stock included in this joint proxy statement/prospectus. Additional information is contained in the registration statement and you should refer to the registration statement and its exhibits and schedules for further information. The registration statement and exhibits and schedules filed as a part thereof, may be inspected, without charge, at the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a worldwide web site on the Internet at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. We have included the web address of the Securities and Exchange Commission as an inactive textual reference only, and information on such web site is not part of this joint proxy statement/prospectus.

      In addition, Allaire files reports, proxy statements and other information with the Federal Deposit Insurance Corporation under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the public reference facilities maintained by the Federal Deposit Insurance Corporation at 550 17th Street, N.W., Accounting and Securities Disclosure Section, Room F6043, Washington D.C. 20429.


                                         INDEX TO FINANCIAL STATEMENTS

                                          MONMOUTH COMMUNITY BANCORP
                                                AND SUBSIDIARY


                                       Consolidated Financial Statements

                                               December 31, 2003

Report of Independent Registered Public Accounting Firm...................................................  F-2
Consolidated Balance Sheets at December 31, 2003 and 2002.................................................  F-3
Consolidated Statements of Income for the years ended December 31, 2003 and 2002..........................  F-4
Consolidated Statements of Changes in Shareholders' Equity for the years ended
   December 31, 2003 and 2002.............................................................................  F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2003 and 2002......................  F-6
Notes to Consolidated Financial Statements................................................................  F-7

                                                 June 30, 2004

Consolidated Balance Sheets at June 30, 2004 (unaudited) and December 31, 2003............................  F-25
Consolidated Statements of Income (unaudited) for the six months ended
   June 30, 2004 and 2003.................................................................................  F-26
Consolidated Statements of Changes in Shareholders' Equity (unaudited) for the six months ended June 30, 2004 and 2003................................................................  F-27
Consolidated Statements of Cash Flows (unaudited) for the six months ended
   June 30, 2004 and 2003.................................................................................  F-28
Notes to Unaudited Consolidated Financial Statements......................................................  F-29

                                            ALLAIRE COMMUNITY BANK

                                       Consolidated Financial Statements

                                               December 31, 2003

Report of Independent Registered Public Accounting Firm...................................................  F-34
Consolidated Balance Sheets at December 31, 2003 and 2002.................................................  F-35
Consolidated Statements of Income for the years ended December 31, 2003, 2002 and 2001....................  F-36
Consolidated Statements of Changes in Stockholders' Equity for the years ended
   December 31, 2003, 2002 and 2001.......................................................................  F-37
Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001................  F-38
Notes to Consolidated Financial Statements................................................................  F-39

                                                 June 30, 2004

Consolidated Balance Sheets at June 30, 2004 (unaudited) and December 31, 2003............................  F-58
Consolidated Statements of Income (unaudited) for the six months ended
   June 30, 2004 and 2003.................................................................................  F-59
Consolidated Statements of Changes in Stockholders' Equity (unaudited) for the six months ended June 30, 2004 and 2003...........................................................................  F-60
Consolidated Statements of Cash Flows (unaudited) for the six months ended
   June 30, 2004 and 2003.................................................................................  F-61
Notes to Unaudited Consolidated Financial Statements......................................................  F-62

            Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Monmouth Community Bancorp:

We have audited the accompanying consolidated balance sheets of Monmouth Community Bancorp and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Monmouth Community Bancorp and subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principals.


                                              /s/ KPMG LLP

Short Hills, New Jersey
February 2, 2004, except as to Note 14,
which is as of July 15, 2004

                    MONMOUTH COMMUNITY BANCORP AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002
                (dollars in thousands, except per share amounts)

ASSETS                                                                      2003             2002
------                                                                   ---------       ---------
Cash and due from banks                                                  $   9,689       $   8,880
Federal funds sold                                                           4,675           7,500
Investment securities available for sale, at market value                   68,196          44,791
Investment securities held to maturity (market value of $15,278 and
     $25,973 at December 31, 2003 and 2002, respectively)                   15,079          25,539
Loans held for sale                                                             --             302
Loans, net                                                                 115,805          89,328
Premises and equipment                                                       2,171           1,638
Other assets                                                                 2,037           1,559
Due from broker                                                              4,961              --
                                                                         ---------       ---------

          Total assets                                                   $ 222,613       $ 179,537
                                                                         =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Deposits:
     Non-interest bearing                                                $  26,818       $  22,581
     Interest bearing                                                      180,416         141,426
                                                                         ---------       ---------
                                                                           207,234         164,007
Accrued expenses and other liabilities                                         480             599
                                                                         ---------       ---------

          Total liabilities                                                207,714         164,606
                                                                         ---------       ---------

Commitments and contingencies (Notes 4 and 8)

Shareholders' equity:
Common stock, par value $0.01 per share. Authorized
     100,000,000 shares and issued and outstanding
     1,860,403 and 1,860,343 shares at December 31, 2003 and
     2002, respectively                                                         19              18
Additional paid-in capital                                                  15,238          14,764
Accumulated other comprehensive (loss) income                                 (358)            149
                                                                         ---------       ---------
          Total shareholders' equity                                        14,899          14,931

                                                                         ---------       ---------
          Total liabilities and shareholders' equity                     $ 222,613       $ 179,537
                                                                         =========       =========

See accompanying notes to consolidated financial statements.

                    MONMOUTH COMMUNITY BANCORP AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                (dollars in thousands, except per share amounts)

                                                                      2003            2002
                                                                   ----------      ----------
Interest and dividend income:
     Interest and fees on loans                                    $    6,438      $    5,568
     Interest on securities available for sale                          1,791             895
     Interest on securities held to maturity                              742           1,558
     Interest on federal funds sold and due from banks                    140             254
                                                                   ----------      ----------
          Total interest income                                         9,111           8,275

Interest expense - interest on deposits                                 2,612           2,789
                                                                   ----------      ----------
          Net interest income                                           6,499           5,486

Provision for loan losses                                                 150             373
                                                                   ----------      ----------
          Net interest income after provision for loan losses           6,349           5,113
                                                                   ----------      ----------

Other income:
     Service charges on deposit accounts                                  656             438
     Gain on the sale of available for sale securities                     76             159
     Gain on the sale of loans held for sale                               13              64
     Other service charges, commissions and fees                           35              --
                                                                   ----------      ----------
          Total other income                                              780             661
                                                                   ----------      ----------

Operating expenses:
     Salaries and employee benefits                                     3,185           2,473
     Occupancy expenses                                                   792             563
     Outside service fees                                                 500             404
     Data processing fees                                                 485             418
     Professional and application fees                                    301             236
     Furniture, fixtures and equipment                                    273             198
     Advertising and public relations                                     182             125
     Stationery, supplies and printing                                    172             173
     Telephone and postage                                                126             113
     Insurance                                                             77              68
     Other expenses                                                       232             149
                                                                   ----------      ----------
          Total other expenses                                          6,325           4,920
                                                                   ----------      ----------

Income before provision for income taxes                                  804             854

Income taxes                                                              322              70
                                                                   ----------      ----------

     Net income                                                    $      482      $      784
                                                                   ==========      ==========

Basic earnings per share                                           $      .26      $      .54
                                                                   ==========      ==========
Diluted earnings per share                                         $      .25      $      .53
                                                                   ==========      ==========
Average basic shares outstanding                                    1,860,588       1,450,236
                                                                   ==========      ==========
Average diluted shares outstanding                                  1,916,981       1,476,445
                                                                   ==========      ==========

See accompanying notes to consolidated financial statements.

                    MONMOUTH COMMUNITY BANCORP AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                             (dollars in thousands)

                                                                              Accumulated
                                                               Additional        other
                                                  Common        paid-in      comprehensive     Accumulated
                                                  stock         capital      income (loss)        deficit        Total
-----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2001                     $     13       $  9,516        $     70        $   (707)      $  8,892
-----------------------------------------------------------------------------------------------------------------------
Comprehensive income:
Net income                                             --             --              --             784            784
Unrealized gain on securities
  available for sale, net of tax of
  $163                                                 --             --             174              --            174
Less reclassification adjustment for
  gains included in income, net of
  tax of $64                                                                         (95)                           (95)
                                                                                                               --------
Total comprehensive income                             --             --              --              --            863
Issuance of 5% stock distribution -
   84,206 shares                                        1             76              --             (77)            --
Fractional shares paid in cash                         --             (2)             --              --             (2)
Issuance of 483,008 shares of
   common stock, net of $188 in
   stock issuance costs                                 4          5,174              --              --          5,178
-----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2002                     $     18       $ 14,764        $    149        $     --       $ 14,931
-----------------------------------------------------------------------------------------------------------------------
Comprehensive income:
Net income                                             --             --              --             482            482
Unrealized loss on securities
  available for sale, net of tax of
  $213                                                 --             --            (461)             --           (461)
Less reclassification adjustment for
  gains included in income, net of
  tax of $30                                           --             --             (46)             --            (46)
                                                                                                               --------
Total comprehensive (loss)                             --             --              --              --            (25)
Issuance of 5% stock distribution -
  88,254 shares                                         1            481              --            (482)            --
Fractional shares paid in cash                         --             (8)             --              --             (8)
Exercise of stock options - 72 shares                  --              1              --              --              1
-----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2003                     $     19       $ 15,238        $   (358)       $     --       $ 14,899
=======================================================================================================================

See accompanying notes to consolidated financial statements.

                    MONMOUTH COMMUNITY BANCORP AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                             (dollars in thousands)

                                                                                          2003             2002
                                                                                       ----------       ----------
Cash flows from operating activities:
     Net income                                                                        $      482       $      784
Adjustments to reconcile net income to net cash provided by operating activities:
     Deferred taxes                                                                           (50)            (121)
     Provision for loan losses                                                                150              373
     Depreciation and amortization                                                            417              268
     Gain on the sale of available for sale securities                                        (76)            (159)
     Increase in due from broker                                                           (4,961)              --
     Gain on the sale of loans held for sale                                                  (13)             (64)
     Origination of loans held for sale                                                    (1,605)          (8,767)
     Proceeds from sale of loans held for sale                                              1,920            8,798
     Net premium amortization on held to maturity securities                                  108              119
     Net premium amortization on available for sale securities                                864              145
      Increase in other assets                                                               (185)            (261)
      (Decrease) increase in accrued expenses and other liabilities                           (19)             259
                                                                                       ----------       ----------
          Net cash used in  operating activities                                           (2,968)           1,374
                                                                                       ----------       ----------

Cash flows from investing activities:
     Purchase of investment securities held to maturity                                    (9,963)         (17,325)
     Purchase of investment securities available for sale                                 (85,995)         (39,212)
     Maturities of and paydowns on investment securities held to maturity                  20,315           18,956
     Maturities of and paydowns on investment securities available for sale                43,082            1,188
     Proceeds from sale of investment securities available for sale                        17,870            6,105
     Net increase in loans                                                                (26,627)         (28,089)
     Purchases of premises and equipment, net                                                (950)            (606)
                                                                                       ----------       ----------
          Net cash used in investment activities                                          (42,268)         (58,983)
                                                                                       ----------       ----------

Cash flows from financing activities:
     Net increase in non-interest bearing deposits                                          4,237            5,366
     Net increase in interest bearing deposits                                             38,990           49,749
     Issuance of common stock, net                                                              1            5,178
     Cash paid for fractional shares                                                           (8)              (2)
                                                                                       ----------       ----------
          Net cash provided by financing activities                                        43,220           60,291
                                                                                       ----------       ----------

          (Decrease) increase in cash and cash equivalents                                 (2,016)           2,682

Cash and cash equivalents at beginning of period                                           16,380           13,698
                                                                                       ----------       ----------
Cash and cash equivalents at end of period                                             $   14,364       $   16,380
                                                                                       ==========       ==========

Cash paid during the period for:
     Interest                                                                          $    2,616       $    2,803
                                                                                       ==========       ==========
     Income taxes                                                                      $      361       $        1
                                                                                       ==========       ==========

See accompanying notes to consolidated financial statements

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

Business

Effective August 31, 2000, Monmouth Community Bancorp ("Bancorp"), a newly formed corporation, acquired all of the shares of Monmouth Community Bank, N.A. (the "Bank"). Bancorp and the Bank are collectively referred to herein as the "Company." Each share of $5 par value common stock of the Bank was exchanged for one share of $0.01 par value common stock of Bancorp. The reorganization was accounted for as if it were a pooling of interests.

The Company provides a full range of banking services to customers located primarily in the greater Monmouth County, New Jersey area. Bancorp and the Bank are subject, as applicable, to Federal statutes applicable to banks and bank holding companies. In 2001, the Bank converted from a state chartered institution to a nationally chartered institution regulated by the Office of Comptroller of the Currency (OCC). The Bank's deposits are insured by the Federal Deposit Insurance Corporation (FDIC). Bancorp is subject to regulation, supervision and examination by the Federal Reserve Bank of New York.

In 2002, in conjunction with a stock offering that commenced on July 23, 2002, 507,158 shares of Bancorp common stock were issued at $10.58 per share (these amounts have been adjusted to give effect to the subsequent December 31, 2003 and 2002 stock distributions). The offering closed on November 29, 2002.

Bancorp effected a 5% stock distribution to the shareholders of record as of December 15, 2003, which resulted in 1,860,403 authorized and outstanding shares of Bancorp common stock as of December 31, 2003. Bancorp effected a 5% stock distribution to the shareholders of record as of December 6, 2002, which resulted in 1,772,312 authorized and outstanding shares of Bancorp common stock as of December 31, 2002.

The number of shares outstanding and earnings per share amounts set forth herein for all periods presented have been adjusted to reflect the six-for-five stock split for shareholders of record on July 15, 2004.

Basis of Financial Statement Presentation

The accompanying consolidated financial statements include the accounts of Bancorp and its wholly-owned subsidiary, the Bank. All significant inter-company accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the current year presentation. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and results of operations for the periods indicated. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

While management uses available information to recognize estimated losses on loans, such estimates may be adjusted to account for changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for loan losses. Such agencies may require the Company to increase such allowance based, in their judgment, on the information available to them at the time of their examination.

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reclassifications

Certain reclassifications have been made to the prior period amounts to conform with the current period presentation.

Investment Securities

Investment securities held to maturity are comprised of debt securities that the Company has the positive intent and ability to hold to maturity. Such securities are stated at cost, adjusted for amortization of premiums and accretion of discounts using a method that approximates a level yield.

Securities to be held for indefinite periods of time and not intended to be held to maturity, including all equity securities, are classified as available for sale. Securities available for sale include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are carried at estimated fair value and unrealized holding gains and losses on such securities are excluded from earnings and reported as a separate component of shareholders' equity. Gains and losses on sales of securities are based on the specific identification method and are accounted for on a trade date basis.

Loans and Loans Held for Sale

Loans are stated at unpaid principal balances, less unearned income and deferred loan fees and costs. Loans held for sale are carried at the lower of aggregate cost or fair value.

Interest on loans is credited to operations based upon the principal amount outstanding.

Loan origination and commitment fees and certain direct loan origination costs are deferred, and the net amount is amortized over the estimated life of the loan on a basis that approximates a level yield.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows, or, as a practical expedient, at the loan's observable market price, or the fair value of the underlying collateral, if the loan is collateral dependent. Conforming residential mortgage loans, home equity and second mortgages, and loans to individuals are excluded from the definition of impaired loans as they are characterized as smaller balance, homogeneous loans and are collectively evaluated.

The accrual of income on loans, including impaired loans, is generally discontinued when a loan becomes more than ninety (90) days delinquent as to principal or interest or when other circumstances indicate that collection is questionable, unless the loan is well secured and in the process of collection. Income on non-accrual loans, including impaired loans, is recognized only in the period in which it is collected, and only if management determines that the loan principal is fully collectible. Loans are returned to an accrual status when a loan is brought current as to principal and interest and reasons indicating doubtful collection no longer exist.

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The allowance for loan losses is based on management's evaluation of the adequacy of the allowance based on known and inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay, estimated value of any underlying collateral, and current economic conditions. Increases in the allowance arise from charges to operations through the provision for loan losses or from the recovery of amounts previously charged off. The allowance is reduced by charge-offs. Management believes that the allowance for loan losses is adequate.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is charged to operations on a straight-line basis over the estimated useful lives of the assets or, in the case of leasehold improvements, the lease period, if shorter. Depreciable lives range from three to ten years for furniture, fixtures and equipment and five to fifteen years for leasehold improvements. Gains or losses on dispositions are reflected in current operations. Maintenance and repairs are charged to expense as incurred.

Income Taxes

Income taxes are accounted for under the asset and liability method. Current income taxes are provided for based upon amounts estimated to be currently payable, for both Federal and state income taxes. Deferred Federal and state tax assets and liabilities are recognized for the expected future tax consequences of existing differences between financial statement and tax bases of existing assets and liabilities. Deferred tax assets are recognized for future deductible temporary differences and tax loss carryforwards if their realization is "more likely than not." The effect of a change in the tax rate on deferred taxes is recognized in the period of the enactment date.

Net Income Per Share

Basic and diluted net income per share for 2003 was calculated by dividing the net income of $482,000 by the weighted average number of shares outstanding of 1,860,588 and 1,916,981, respectively. Stock options to purchase 90,083 shares of Bancorp's common stock at an average exercise price of $19.84 were excluded from the diluted net income per share calculation because they were anti-dilutive. Basic and diluted net income per share for 2002 was calculated by dividing the net income of $784,000 by the weighted average number of shares outstanding of 1,450,236 and 1,476,445, respectively. Stock options to purchase 32,599 shares of Bancorp's common stock at an average exercise price of $11.68 were excluded from the diluted net income per share calculation because they were anti-dilutive.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and Federal funds sold. Federal funds sold are generally sold for one-day periods.

Stock Based Compensation

The Company has elected to account for stock-based compensation under APB Opinion No. 25, "Accounting for Stock Issued to Employees" and to provide pro forma disclosures of net loss and loss per share as if the Company had adopted the fair value based method of accounting in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" as amended by Statement of Financial

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounting Standards No. 148, "Accounting for Stock-Based Compensation," which assumes the fair value based method of accounting had been adopted.

Had compensation cost for the Company's stock options been determined in accordance with SFAS No. 123, the Company's net income and related per share amounts for 2003 and 2002 would have decreased to the following pro forma amounts:

                                                             2003             2002
-------------------------------------------------------------------------------------
Net Income:
     As reported                                         $   482,000      $   784,000
Deduct: Total stock-based employee compensation
        expense determined under the fair value
        based method for all awards, net of related
        tax effects                                          111,000          108,000
                                                         ----------------------------
     Pro forma                                           $   371,000      $   676,000

Net income per share - basic:
     As reported                                         $      0.26      $      0.54
     Pro forma                                           $      0.20      $      0.47

Net income per share - diluted:
     As reported                                         $      0.25      $      0.53
     Pro forma                                           $      0.19      $      0.46

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for 2003 grants: dividend yield of 0%, expected volatility of 28.12%; risk free interest rate of 3.28% and 2.91% for employee and director grants, respectively; and expected lives of four years. The following weighted-average assumptions were used for 2002 grants: dividend yield of 0%, expected volatility of 23.17%; risk free interest rate of 3.05% and 4.30% for employee and director grants, respectively; and expected lives of four years.

(2) Cash and Due from Banks

The Company is required to maintain reserve balances with the Federal Reserve Bank. As of December 31, 2003, the Company had a reserve balance of approximately $3.0 million. The Company was not required to maintain any other reserve balances.

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) Securities

The amortized cost, gross unrealized gains and losses, and estimated market value of investment securities held to maturity and securities available for sale at December 31, 2003 and 2002 are as follows (in thousands):

----------------------------------------------------------------------------------------------------------------------
                                                          2003
----------------------------------------------------------------------------------------------------------------------
                                                                                   Gross        Gross       Estimated
                                                                     Amortized   unrealized   unrealized      market
                                                                        cost       gains        losses         value
----------------------------------------------------------------------------------------------------------------------
Investment securities held to maturity:
U.S. Treasury securities and obligations of U.S.
     Government sponsored agencies                                    $ 4,510      $     8      $     8      $ 4,510
Mortgage-backed securities of U.S. Government
     sponsored agencies                                                10,569          199           --       10,768
----------------------------------------------------------------------------------------------------------------------
Total                                                                 $15,079      $   207      $     8      $15,278
======================================================================================================================
Investment securities available for sale:
U.S. Treasury securities and obligations of U.S.
     Government sponsored agencies                                    $25,064      $     2      $   288      $24,778
Mortgage-backed securities of U.S. Government
     sponsored agencies                                                43,733           48          363       43,418
----------------------------------------------------------------------------------------------------------------------
Total                                                                 $68,797      $    50      $   651      $68,196
======================================================================================================================

----------------------------------------------------------------------------------------------------------------------
                                                          2002
----------------------------------------------------------------------------------------------------------------------
                                                                                   Gross        Gross       Estimated
                                                                     Amortized   unrealized   unrealized      market
                                                                        cost       gains        losses         value
----------------------------------------------------------------------------------------------------------------------
Investment securities held to maturity:
U.S. Treasury securities and obligations of U.S.
     Government sponsored agencies                                    $14,293      $   125      $    --      $14,418
Mortgage-backed securities of U.S. Government
     sponsored agencies                                                11,246          309           --       11,555
----------------------------------------------------------------------------------------------------------------------
Total                                                                 $25,539      $   434      $    --      $25,973
======================================================================================================================
Investment securities available for sale:
U.S. Treasury securities and obligations of U.S.
     Government sponsored agencies                                    $ 2,000      $     2      $    --      $ 2,002
Mortgage-backed securities of U.S. Government
     sponsored agencies                                                42,542          253            6       42,789
----------------------------------------------------------------------------------------------------------------------
Total                                                                 $44,542      $   255      $     6      $44,791
======================================================================================================================

The amortized cost and estimated market value of investment securities held to maturity and debt securities available for sale at December 31, 2003 by contractual maturity are shown below (in thousands). Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During 2003, securities available for sale with a carrying value of $17.9 million were sold realizing gains totaling $76 thousand. During 2002, securities available for sale with a carrying value of $5.9 million were sold realizing gains totaling $159 thousand.

                                                                     Estimated
                                                      Amortized       market
                                                         cost          value
--------------------------------------------------------------------------------
Investment securities held to maturity:
Due after one year through five years                  $   4,592     $    4,595
Due after fifth year through tenth year                    6,863          6,929
Due after tenth year                                       3,624          3,754
--------------------------------------------------------------------------------
Total                                                  $  15,079     $   15,278
================================================================================
Investment securities available for sale:
Due after one year through five years                  $  31,398     $   31,074
Due after fifth year through tenth year                   37,399         37,122
Due after tenth year                                          --             --
--------------------------------------------------------------------------------
Total                                                  $  68,797     $   68,196
================================================================================

At December 31, 2003 and 2002, there were $56,917,000 and $51,760,000, respectively, of investment securities pledged to secure public funds or for any other purposes required by law.

Gross unrealized losses on both securities held to maturity and securities available for sale and their related estimated fair values, aggregated by security category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2003, were as follows:

----------------------------------------------------------------------------------------------------------------------------------
                                              Less than 12 months              12 months or more                  Total
                                          ---------------------------     --------------------------    --------------------------
         Investment securities            Unrealized      Estimated       Unrealized      Estimated     Unrealized     Estimated
           held to maturity                 losses       market value       losses      market value      losses      market value
----------------------------------------------------------------------------------------------------------------------------------
U.S. Government agencies                     $    8       $   1,992         $  --          $  --          $    8       $    1,992
----------------------------------------------------------------------------------------------------------------------------------
Total                                        $    8       $   1,992         $  --          $  --          $    8       $    1,992
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
                                               Less than 12 months            12 months or more                   Total
                                          ---------------------------     --------------------------    --------------------------
         Investment securities            Unrealized      Estimated       Unrealized     Estimated      Unrealized     Estimated
          available for sale                losses       market value      losses       market value      losses      market value
----------------------------------------------------------------------------------------------------------------------------------
U.S. Government agencies                     $  288       $  24,778         $  --          $  --          $  288       $   24,778
Mortgage-backed securities                   $  363       $  33,379            --             --          $  363       $   33,379
----------------------------------------------------------------------------------------------------------------------------------
Total                                        $  651       $  58,157         $  --          $  --          $  651       $   58,157
==================================================================================================================================

U.S. Government agencies - The unrealized losses in U.S. Government agencies were caused by interest rate increases. Since the Company has the ability and intent to hold these securities until a market price recovery or maturity, these securities are not considered other-than-temporarily impaired.

Mortgage-backed securities - The unrealized losses on mortgage-backed securities were caused by interest rate increases. Fannie Mae and Freddie Mac guarantee the contractual cash flows of these securities. Since the decline in estimated market value is attributable to changes in interest rates and not credit quality, and because the Bank has

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the ability and intent to hold these securities until a market price recovery or maturity, these securities are not considered other-than-temporarily impaired.

(4) Loans

Loans at December 31, 2003 and 2002 are summarized as follows (in thousands):

                                                                        2003            2002
-----------------------------------------------------------------------------------------------
Commercial and industrial loans                                      $  20,380       $  17,060
Real estate loans - commercial                                          77,799          57,079
Home equity and second mortgages                                        17,734          14,816
Consumer loans                                                           1,270           1,601
-----------------------------------------------------------------------------------------------
                                                                       117,183          90,556
Less allowance for loan losses                                           1,378           1,228
-----------------------------------------------------------------------------------------------
Net loans                                                            $ 115,805       $  89,328
===============================================================================================
Loans held for sale                                                  $      --       $     302
===============================================================================================

A substantial portion of the Company's loans are secured by real estate and made to borrowers located in New Jersey, primarily in Monmouth County. Accordingly, as with most financial institutions in the Company's market area, the ultimate collectibility of a substantial portion of the Company's loan portfolio is susceptible to changes in market conditions in the market area.

Activity in the allowance for loan losses for the years ended December 31, 2003 and 2002 is summarized as follows (in thousands):

                                                                        2003            2002
-----------------------------------------------------------------------------------------------
Balance, beginning of year                                           $   1,228       $     855
Provision charged to expense                                               150             373
Charge-offs                                                                 --              (1)
Recoveries                                                                  --               1
-----------------------------------------------------------------------------------------------
Balance, end of year                                                 $   1,378       $   1,228
===============================================================================================
Ratio of allowance for loan losses to total loans                         1.18%           1.36%
===============================================================================================
Ratio of net charge-offs to average loans outstanding                     0.00%           0.00%
===============================================================================================

At December 31, 2003 and 2002, the Company had non-accrual loans totaling $40,000 and $43,000, respectively, and no impaired loans.

In the ordinary course of business to meet the financial needs of the Company's customers, the Company is party to financial instruments with off-balance sheet risk. These financial instruments include unused lines of credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the financial statements. The contract or notional amounts of these instruments express the extent of involvement the Company has in each category of financial instruments.

The Company's exposure to credit loss from nonperformance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The contract or notional amount of financial instruments which represent credit risk at December 31, 2003 and 2002 is as follows (in thousands):

                                                              2003         2002
--------------------------------------------------------------------------------
Standby letters of credit                                   $   590      $   570

Outstanding loan and credit line commitments                $16,202      $16,046
--------------------------------------------------------------------------------

Standby letters of credit are conditional commitments issued by the Company which guarantee performance by a customer to a third party. The credit risk and underwriting procedures involved in issuing letters of credit are essentially the same as that involved in extending loan facilities to customers. All of the Bank's outstanding standby letters of credit are performance standby letters within the scope of FASB Interpretation No. 45. These are irrevocable undertakings by the Bank, as guarantor, to make payments in the event a specified third party fails to perform under a non-financial contractual obligation. Most of the Bank's performance standby letters of credit arise in connection with lending relationships and have terms of one year or less. The maximum potential future payments the Bank could be required to make equals the face amount of the letters of credit shown above. The Bank's recognized liability for performance standby letters of credit was insignificant at December 31, 2003.

Outstanding loan commitments represent the unused portion of loan commitments available to individuals and companies as long as there is no violation of any condition established in the contract. Outstanding loan commitments generally have a fixed expiration date of one year or less, except for home equity loan commitments which generally have an expiration date of up to 15 years. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if any, upon extension of credit is based upon management's credit evaluation of the customer. Various types of collateral may be held, including property and marketable securities. The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers.

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) Premises and Equipment

Premises and equipment at December 31, 2003 and 2002 is summarized as follows (in thousands):

                                                                        2003            2002
-----------------------------------------------------------------------------------------------
Land                                                                 $     176       $      --
Buildings and improvements                                                 377              --
Leasehold improvements                                                   1,407           1,225
Equipment                                                                1,320           1,105
-----------------------------------------------------------------------------------------------
                                                                         3,280           2,330
Accumulated depreciation and amortization                               (1,109)           (692)
-----------------------------------------------------------------------------------------------
                                                                     $   2,171       $   1,638
===============================================================================================

Depreciation and amortization expense amounted to $417,000 and $268,000 in 2003 and 2002, respectively.

(6) Deposits

Interest-bearing deposits at December 31, 2003 and 2002 consist of the following (in thousands):

                                                                        2003            2002
-----------------------------------------------------------------------------------------------
Savings and N.O.W. accounts                                          $ 118,265       $  98,328
Certificates of deposit less than $100,000                              17,449          16,863
Certificates of deposit of $100,000 or more                             44,702          26,235
-----------------------------------------------------------------------------------------------
Total                                                                $ 180,416       $ 141,426
===============================================================================================

At December 31, 2003, certificates of deposit mature as follows: 2004- $54,304,000; 2005- $4,399,000; 2006- $2,086,000 and 2007- $1,362,000.

(7) Income Taxes

Components of income tax expense for the years ended December 31, 2003 and 2002 are as follows (in thousands):

                                                                       2003             2002
-----------------------------------------------------------------------------------------------
Current income tax expense:
          Federal                                                    $     278       $     104
          State                                                             94              87
-----------------------------------------------------------------------------------------------
                                                                           372             191
-----------------------------------------------------------------------------------------------

Deferred income tax expense (benefit)
          Federal                                                          (30)            (51)
          State                                                            (20)            (70)
-----------------------------------------------------------------------------------------------
                                                                           (50)           (121)
-----------------------------------------------------------------------------------------------
                                                                     $     322       $      70
===============================================================================================

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation between the reported income taxes and income taxes which would be computed by applying the normal Federal income tax rate of 34% to income before taxes follows (in thousands):

                                                              2003         2002
--------------------------------------------------------------------------------
Federal income tax                                            $ 273       $ 290
State income tax effect, net of Federal tax effect               48          51
Meals and entertainment                                           3           2
Other                                                            (2)          1
--------------------------------------------------------------------------------
                                                                322         344
Change in valuation reserve                                      --        (274)
--------------------------------------------------------------------------------
Provision charged to expense                                  $ 322       $  70
================================================================================

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2003 and 2002 are as follows (in thousands):

                                                               2003        2002
--------------------------------------------------------------------------------
Deferred tax assets:
Allowance for loan losses                                     $ 501       $ 440
Organizational and start-up costs                                 3          20
Allowance for uncollected interest                               16          13
Unrealized loss - securities available for sale                 243          --
Net operating loss carryforwards                                 38          39
--------------------------------------------------------------------------------
Gross deferred tax asset                                        801         512
Less: valuation reserve                                          (1)         (1)
--------------------------------------------------------------------------------
Deferred tax assets, net                                        800         511
--------------------------------------------------------------------------------

Deferred tax liabilities:
Deferred loan costs                                              38          34
Depreciation                                                    116          56
Unrealized gain - securities available for sale                  --          99
Accrual to cash adjustment                                      204         272
--------------------------------------------------------------------------------
Gross deferred tax liabilities                                  358         461
--------------------------------------------------------------------------------
Net deferred tax assets                                       $ 442       $  50
================================================================================

Based upon current facts concerning taxes paid in the carryback period and projections of future taxable income, management has determined that it is more likely than not that the deferred tax asset will be realized. However, there can be no assurances about the level of future earnings.

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8) Commitments and Contingencies

At December 31, 2003, the Company was obligated under non-cancelable lease agreements for six (6) premises. The leases provide for increased rentals based upon increases in real estate taxes and the cost of living index. Minimum rental payments under the terms of these leases are as follows (in thousands):

2004                                $  318
2005                                   334
2006                                   323
2007                                   245
2008                                   222
2009 and thereafter                    251
------------------------------------------
          Total                     $1,693
==========================================

Total rent expense was $316,000 and $282,000 in 2003 and 2002, respectively.

Litigation

The Bank may, in the ordinary course of business, become a party to litigation involving collection matters, contract claims and other legal proceedings relating to the conduct of its business. The Bank may also have various commitments and contingent liabilities which are not reflected in the accompanying consolidated statement of condition. Management is not aware of any present legal proceedings or contingent liabilities and commitments that would have a material impact on the Bank's financial position or results of operations.

Related Party Transactions

The Company leases administrative office space at 6 West End Court, Long Branch, New Jersey. Certain members of the board of directors of the Company hold an ownership interest in the leased property. The negotiations with respect to the leased space were conducted at arms-length and the lease amount to be paid by the Bank was determined by an independent appraiser to be at fair market value. Total lease payments for 2003 and 2002 were $24,000 and $20,000, respectively.

On August 1, 2003, the Bank exercised its option to purchase its main office and branch (land and building) located at 627 Second Avenue, Long Branch, New Jersey, pursuant to the terms of its lease with KFC Associates, dated June 26, 1997. The purchase price was $550,000.

(9) Regulatory Matters

Subject to applicable law, the board of directors of the Bank may provide for the payment of cash dividends. Prior approval of the OCC is required to the extent that the total of all cash dividends to be declared by the Bank in any calendar year exceeds net profits, as defined, for that year combined with its retained net profits from the preceding two calendar years less any transfers to capital surplus.

The Bank and Bancorp are subject to various regulatory capital requirements administered by Federal banking agencies. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank and Bancorp must meet specific capital guidelines that involve quantitative measures of the Bank and Bancorp's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices.

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." An institution categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with its primary Federal regulator, prohibitions on the payment of dividends and management fees, restrictions on asset growth and executive compensation and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution by the applicable regulatory agencies, including requirements to raise additional capital, sell assets or sell the entire institution. Once an institution becomes "critically undercapitalized," it must generally be placed in receivership or conservatorship within ninety (90) days. An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio, as defined, of 2% or less.

To be considered "well capitalized," an institution must generally have a leverage ratio (Tier 1 capital to total assets) of at least 5%, a Tier 1 risk-based capital ratio of at least 6%, and a total risk-based capital ratio of at least 10%. Management believes that, as of December 31, 2003, the Bank and Bancorp meet all capital adequacy requirements of their regulators. Further, the most recent regulatory notification categorized the Bank and Bancorp as well-capitalized under the prompt corrective action regulations.

The following is a summary of the Bank and Bancorp's actual capital amounts and ratios as of December 31, 2003 and 2002, compared to the minimum capital adequacy requirements and the requirements for classification as a "well-capitalized" institution (dollars in thousands):

                                                                              Minimum                     Classification
     December 31, 2003                                                        capital                         as well
      Capital Ratios                          Actual                          adequacy                      capitalized
-----------------------------        ------------------------         -----------------------       ------------------------
                                       Amount          Ratio            Amount         Ratio          Amount          Ratio
                                     ---------        -------         ---------       -------       ---------        --------
Leverage (Tier 1) capital            $  15,107          6.86%         $   8,810         4.00%       $  11,013          5.00%
Risk-based capital:
     Tier 1                             15,107         11.01              5,489         4.00            8,233          6.00
     Total                              16,485         12.01             10,977         8.00           13,722         10.00

                                                                              Minimum                     Classification
     December 31, 2003                                                        capital                         as well
      Capital Ratios                          Actual                          adequacy                      capitalized
-----------------------------        ------------------------         -----------------------       ------------------------
                                       Amount          Ratio            Amount         Ratio          Amount          Ratio
                                     ---------        -------         ---------       -------       ---------        --------
Leverage (Tier 1) capital            $  14,782          8.12%         $   7,282         4.00%       $   9,102          5.00%
Risk-based capital:
     Tier 1                             14,782         14.19              4,167         4.00            6,250          6.00
     Total                              16,010         15.37              8,333         8.00           10,416         10.00

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10) Stock Option Plan

In 2000, the Company established an Employee and Director Stock Option Plan (the "Plan"). The Plan currently provides for the granting of stock options to purchase in aggregate up to 694,574 shares of the Company's common stock, subject to adjustment for certain dilutive events such as stock distributions. As of December 31, 2003 and 2002, 120,321 and 64,954 options, respectively, have been granted to employees and directors which vest over a period of four years.

A summary of the status of the Company's stock options as of and for the years ended December 31, 2003 and 2002 is presented below:

                                                     2003                                 2002
---------------------------------------------------------------------------------------------------------
                                                            Weighted                            Weighted
                                                            average                              average
                                                            exercise                            exercise
                                               Shares        price               Shares           price
---------------------------------------------------------------------------------------------------------
Outstanding at beginning of year               214,237      $  8.78               162,100       $  7.66
Granted                                        120,321        17.95                64,954         11.51
Forfeited                                       (1,137)        9.73              (12,817)          8.33
Exercised                                          (72)        7.37                    --            --
=========================================================================================================
Outstanding at end of year                     333,349        12.09               214,237          8.78
=========================================================================================================
Options exercisable at year end                127,262         8.08                88,982          7.75
Weighted average fair value of options
     granted during the year                                $  4.90                             $  2.83
=========================================================================================================

The following table summarizes information about stock options outstanding at December 31, 2003:

                                   Options Outstanding and Exercisable
                                              December 31, 2003
---------------------------------------------------------------------------------------------------------
                                                                  Weighted                      Weighted
                                                                  average                        average
             Number                                              remaining                      exercise
           outstanding                Exercisable             contractual life                    price
---------------------------------------------------------------------------------------------------------
             41,935                       41,136                   80 Months                    $   7.19
             69,235                       34,617                   92 Months                    $   7.63
             33,339                       33,339                   85 Months                    $   7.92
              4,167                        2,083                   96 Months                    $   8.64
             31,752                        7,938                   98 Months                    $  11.34
             32,599                        8,149                  108 Months                    $  11.68
             30,240                           --                  110 Months                    $  12.30
             90,082                           --                  119 Months                    $  19.84
=========================================================================================================

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(11) Fair Value of Financial Instruments

The following fair value estimates, methods and assumptions were used to measure the fair value of each class of financial instruments for which it is practical to estimate such value:

Cash and Cash Equivalents

As cash and cash equivalents are short-term in nature, the carrying amount was considered to be a reasonable estimate of fair value.

Securities

Securities were valued based upon quoted market prices, if available, to determine fair value. If a quoted market price was not available, fair values were estimated using quoted market prices for similar securities.

Loans and Loans Held for Sale

Fair values were estimated for portfolios of performing loans with similar characteristics. For certain similar types of loans, such as residential mortgages, fair value was estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other performing loan types was estimated by discounting total future cash flows using market discount rates that reflect the credit and interest rate risk inherent in the loan. Fair values of loans held for sale are based upon quoted market prices.

Commitments to Extend Credit

The majority of the Bank's commitments to extend credit carry current market rates if converted to loans. Therefore, the estimated fair value is approximated by the recorded deferred fee amounts. Such amounts are immaterial to the financial statements of the Company and, therefore, are not separately disclosed.

Deposit Liabilities

The fair value of demand, savings, N.O.W. and money market deposits is the amount payable on demand at December 31, 2003. The fair value of certificates of deposit was based on the discounted value of contractual cash flows. The discount rate was estimated utilizing the rates currently offered for deposits of similar remaining maturities.

Limitations

Fair value estimates were made at December 31, 2003 and 2002, based upon pertinent market data and relevant information on each financial instrument. These estimates do not include any premium or discount that could result from an offer to sell the Company's entire holdings of a particular financial instrument or category thereof at one time. Since no market exists for a substantial portion of the Company's financial instruments, fair value estimates were necessarily based on judgments with respect to future loss experience, current economic conditions, risk assessments of various financial instruments involving a myriad of individual borrowers, and other factors. Given the subjective nature of these estimates, the uncertainties surrounding them and other matters of significant judgment that must be applied, these fair value estimations cannot be calculated with precision. Modifications in such assumptions could meaningfully alter these estimates. Since these fair value approximations were made solely

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the balance sheet financial instruments at December 31, 2003 and 2002, no attempt was made to estimate the value of anticipated future business or the value of non-financial statement assets or liabilities. Furthermore, certain tax implications related to the realization of the unrealized gains and losses could have a substantial impact on these fair value estimates and have not been incorporated into the estimates.

The estimated fair values of the Company's financial instruments at December 31, 2003 and 2002 are as follows (in thousands):

                                                               2003                                     2002
                                                               ----                                     ----
                                                      Book                Fair                  Book             Fair
                                                      value               value                 value            value
                                                      -----               -----                 -----            -----
Financial assets:
Cash and cash equivalents                           $ 14,364            $ 14,364              $ 16,380         $ 16,380
Investment securities available for sale              68,196              68,196                44,791           44,791
Investment securities held to maturity                15,079              15,278                25,539           25,973
Loans, net                                           115,805             115,279                89,630           90,448

Financial liabilities:
Deposits                                            $207,234            $206,940              $164,007         $163,927
==========================================================================================================================

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12) Condensed Financial Statements of Monmouth Community Bancorp (Bancorp only)

The following information with respect to Bancorp is as of and for the years ended December 31, 2003 and 2002, and should be read in conjunction with the notes to the consolidated financial statements (in thousands):

           Balance Sheets                                                        2003             2002
           ------------------------------------------------------------------------------------------------
           Assets:
           Investment in subsidiary                                           $  14,899       $  14,931
           ------------------------------------------------------------------------------------------------
                Total assets                                                     14,899          14,931
           ------------------------------------------------------------------------------------------------

           Shareholders' equity:
           Common stock                                                              16              15
           Additional paid-in capital                                            15,241          14,767
           Retained earnings                                                         --              --
           Accumulated other comprehensive income                                  (358)            149
           ------------------------------------------------------------------------------------------------
                Total shareholders' equity                                    $  14,899       $  14,931
           ================================================================================================

           Statements of Income                                                  2003             2002
           ------------------------------------------------------------------------------------------------
           Equity in undistributed earnings of bank                           $     482       $     784
           ------------------------------------------------------------------------------------------------
           Net income                                                         $     482       $     784
           ================================================================================================

           Statements of Cash Flows                                              2003             2002
           ------------------------------------------------------------------------------------------------
           Cash flow from operating activities
           ------------------------------------------------------------------------------------------------
           Net income                                                         $     482       $     784
           Less equity in undistributed earnings of the bank                       (482)           (784)
           ------------------------------------------------------------------------------------------------
           Net cash provided by operating activities                                 --              --
           ------------------------------------------------------------------------------------------------

           ------------------------------------------------------------------------------------------------
           Cash flow from financing activities
           ------------------------------------------------------------------------------------------------
           Proceeds from issuance of common stock, net                                1           5,178
           ------------------------------------------------------------------------------------------------
           Fractional shares paid in cash                                            (8)             (2)
           ------------------------------------------------------------------------------------------------
           Capital contribution (to)/from subsidiary                                  7          (5,176)
           ------------------------------------------------------------------------------------------------
           Cash and cash equivalents at beginning of period                          --              --
           ------------------------------------------------------------------------------------------------
           Cash and cash equivalents at the end of period                     $      --       $      --
           ================================================================================================

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(13) Selected Quarterly Financial Data (Unaudited)

The following tables are a summary of certain quarterly financial data for the years ended December 31, 2003 and 2002.

                                                             2003 Quarter Ended
                                          ----------------------------------------------------------
                                           March 31         June 30      September 30    December 31
                                          ----------      ----------     ------------    -----------
                                                 (dollars in thousands, except per share data)
Interest income                           $    2,224      $    2,253      $    2,041      $    2,593
Interest expense                                 703             688             604             617
                                          ----------      ----------      ----------      ----------

      Net interest income                      1,521           1,565           1,437           1,976
Provision for loan losses                         18               5              16             111
                                          ----------      ----------      ----------      ----------

      Net interest income after
          provision for loan losses            1,503           1,560           1,421           1,865

Non-interest income                              208             182             180             210
Non-interest expense                           1,530           1,563           1,595           1,637
                                          ----------      ----------      ----------      ----------

Income before income taxes                       181             179               6             438
      Income taxes                                72              72               2             176
                                          ----------      ----------      ----------      ----------
Net income                                $      109      $      107      $        4      $      262
                                          ==========      ==========      ==========      ==========

Earnings per share:

Basic                                     $     0.06      $     0.06      $     0.00      $     0.14
                                          ==========      ==========      ==========      ==========
Diluted                                   $     0.06      $     0.06      $     0.00      $     0.14
                                          ==========      ==========      ==========      ==========

Weighted average shares
outstanding:

Basic                                      1,860,514       1,860,514       1,860,516       1,860,588
                                          ==========      ==========      ==========      ==========
Diluted                                    1,895,948       1,908,901       1,918,048       1,927,965
                                          ==========      ==========      ==========      ==========

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                             2002 Quarter Ended
                                         ----------------------------------------------------------
                                          March 31         June 30     September 30     December 31
                                         ----------      ----------    ------------     -----------
                                                (dollars in thousands, except per share data)
Interest income                          $    1,785      $    1,987      $    2,175      $    2,328
Interest expense                                620             628             745             796
                                         ----------      ----------      ----------      ----------

      Net interest income                     1,165           1,359           1,430           1,532
Provision for loan losses                       112             107              56              98
                                         ----------      ----------      ----------      ----------

      Net interest income after
          provision for loan losses           1,053           1,252           1,374           1,434

Non-interest income                             135             107             158             261
Non-interest expense                          1,085           1,188           1,249           1,398
                                         ----------      ----------      ----------      ----------

Income before income taxes                      103             171             283             297
      Income taxes                               --              --               7              63
                                         ----------      ----------      ----------      ----------
Net income                               $      103      $      171      $      276      $      234
                                         ==========      ==========      ==========      ==========

Earnings per share:

Basic                                    $      .08      $      .13      $      .20      $      .14
                                         ==========      ==========      ==========      ==========
Diluted                                  $      .07      $      .12      $      .20      $      .13
                                         ==========      ==========      ==========      ==========

Weighted average shares
outstanding:

Basic                                     1,353,978       1,353,978       1,359,758       1,731,201
                                         ==========      ==========      ==========      ==========
Diluted                                   1,378,528       1,378,688       1,383,840       1,760,492
                                         ==========      ==========      ==========      ==========

(14) Subsequent Events

On June 30, 2004, the Company and Allaire Community Bank ("Allaire") entered into an Agreement and Plan of Acquisition to combine, as equals, in a strategic business combination transaction. The agreement provides for the Company to change its name to Central Jersey Bancorp, effect a six-for-five stock split to shareholders of record as of July 15, 2004, and exchange one share of Central Jersey Bancorp common stock for each outstanding share of Allaire common stock. It is anticipated that subsequent to the consummation of the combination, Allaire and the Bank will combine and thereafter be referred to as Central Jersey Bank, National Association. The proposed combination is subject to certain customary conditions including the Company and Allaire receiving shareholder and regulatory approvals. The combination is anticipated to close by the end of 2004.

The number of shares outstanding and earnings per share amounts set forth herein for all periods presented have been adjusted to reflect the six-for-five stock split for shareholders of record on July 15, 2004.

                    MONMOUTH COMMUNITY BANCORP AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                 JUNE 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003
                (dollars in thousands, except per share amounts)

                                                                June 30,      December 31,
                                                                 2004             2003
                                                               ---------      ------------
ASSETS                                                        (unaudited)
------
Cash and due from banks                                        $  10,264       $   9,689
Federal funds sold                                                11,080           4,675
Investment securities available for sale, at market value         77,785          68,196
Investment securities held to maturity (market value of
     $17,701 and $15,278 at June 30, 2004 and
     December 31, 2003, respectively)                             17,928          15,079
Loans, net                                                       133,004         115,805

Premises and equipment                                             2,021           2,171
Other assets                                                       3,362           2,037
Due from broker                                                       --           4,961
                                                               ---------       ---------

          Total assets                                         $ 255,444       $ 222,613
                                                               =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Deposits:
     Non-interest bearing                                      $  31,191       $  26,818
     Interest bearing                                            190,358         180,416
                                                               ---------       ---------
                                                                 221,549         207,234

Accrued expenses and other liabilities                               294             480
Borrowings                                                        14,000              --
Subordinated debentures                                            5,155              --
                                                               ---------       ---------

          Total liabilities                                      240,998         207,714
                                                               ---------       ---------

Shareholders' equity:
     Common stock, par value $0.01 per share. Authorized
     100,000,000 shares and issued and outstanding
     1,860,599 shares at June 30, 2004 and
     1,860,403 shares at December 31, 2003                            19              19
Additional paid-in capital                                        15,239          15,238
Accumulated other comprehensive loss                              (1,422)           (358)
Retained earnings                                                    610              --
                                                               ---------       ---------
          Total shareholders' equity                              14,446          14,899

                                                               ---------       ---------
          Total liabilities and shareholders' equity           $ 255,444       $ 222,613
                                                               =========       =========

See accompanying notes to consolidated financial statements.

                    MONMOUTH COMMUNITY BANCORP AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                (dollars in thousands, except per share amounts)

                                                                      Six months ended
                                                                           June 30,
                                                                     2004          2003
                                                                   --------      --------
                                                                         (unaudited)
Interest and dividend income:
     Interest and fees on loans                                    $  3,836      $  3,073
     Interest on securities available for sale                        1,238           840
     Interest on securities held to maturity                            343           480
     Interest on federal funds sold and due from banks                   31            84
                                                                   --------      --------
          Total interest income                                       5,448         4,477

Interest expense:
     Interest expense on deposits                                     1,238         1,391
     Interest expense on subordinated debentures                         61            --
     Interest expense on other borrowings                                11            --
                                                                   --------      --------
          Total interest expense                                      1,310         1,391

                                                                   --------      --------
          Net interest income                                         4,138         3,086
                                                                   --------      --------

Provision for loan losses:                                              128            23
                                                                   --------      --------
          Net interest income after provision for loan losses         4,010         3,063
                                                                   --------      --------

Other income:
     Service charges on deposit accounts                                394           310
     Gain on the sale of available for sale securities                   --            50
     Other service charges, commissions and fees                         18            30
                                                                   --------      --------
          Total other income                                            412           390
                                                                   --------      --------

Operating expenses:
     Salaries and employee benefits                                   1,746         1,569
     Net occupancy expenses                                             400           401
     Data processing fees                                               270           242
     Other operating expenses                                         1,015           881
                                                                   --------      --------
          Total other expenses                                        3,431         3,093
                                                                   --------      --------

Income before provision for income taxes                                991           360

Income taxes                                                            381           144
                                                                   --------      --------

     Net income                                                    $    610      $    216
                                                                   ========      ========

Basic earnings per share                                           $    .33      $    .12
                                                                   ========      ========
Diluted earnings per share                                         $    .31      $    .11
                                                                   ========      ========

Average basic shares outstanding                                      1,861         1,860
                                                                   ========      ========
Average diluted shares outstanding                                    1,952         1,903
                                                                   ========      ========

See accompanying notes to consolidated financial statements.

                    MONMOUTH COMMUNITY BANCORP AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                             (dollars in thousands)

                                                                               Accumulated      Retained
                                                                Additional        other         earnings
                                                    Common       paid-in      comprehensive   (accumulated
                                                     stock       capital      income (loss)      deficit)       Total
-----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2002                       $     18      $ 14,764       $    149        $     --      $ 14,931
-----------------------------------------------------------------------------------------------------------------------

Comprehensive income:
Net income                                               --            --             --             216           216
Unrealized loss on securities
   available for sale, net of tax of $16                 --            --            (24)             --           (24)
Less reclassification adjustment for
  gains included in income, net of tax
  of $20                                                 --            --            (30)             --           (30)
                                                                                                              --------
Total comprehensive income                               --            --             --              --           162
-----------------------------------------------------------------------------------------------------------------------
Balance at June 30, 2003                           $     18      $ 14,764       $     95        $    216      $ 15,093
=======================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2003                       $     19      $ 15,238       $   (358)       $     --      $ 14,899
-----------------------------------------------------------------------------------------------------------------------

Comprehensive income:
Net income                                               --            --             --             610           610
Unrealized loss on securities
  available for sale, net of tax of $945                 --            --         (1,064)             --        (1,064)
                                                                                                              --------
Total comprehensive (loss)                               --            --             --              --          (454)
Exercise of stock options - 196 shares                   --             1             --              --             1
-----------------------------------------------------------------------------------------------------------------------
Balance at June 30, 2004                           $     19      $ 15,239       $ (1,422)       $    610      $ 14,446
=======================================================================================================================

See accompanying notes to consolidated financial statements.

                    MONMOUTH COMMUNITY BANCORP AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                             (dollars in thousands)

                                                                                           Six months ended
                                                                                                June 30,
                                                                                         2004              2003
                                                                                      ----------       ----------
                                                                                      (unaudited)      (unaudited)
Cash flows from operating activities:
    Net income                                                                        $      610       $      216
Adjustments to reconcile net income to net cash provided by operating activities
    Deferred taxes                                                                          (190)              --
    Provision for loan losses                                                                128               23
    Depreciation and amortization                                                            213              203
    Gain on the sale of available for sale securities                                         --              (50)
    Decrease in due from broker                                                            4,961               --
    Gain on the sale of loans held for sale                                                   --              (13)
    Origination of loans held for sale                                                        --           (1,605)
    Proceeds from sale of loans held for sale                                                 --            1,920
    Net premium amortization on held to maturity securities                                   18               65
    Net premium amortization on available for sale securities                                210              333

    Increase in other assets                                                              (1,325)            (138)
    Decrease in accrued expenses and other liabilities                                      (186)            (210)
                                                                                      ----------       ----------
         Net cash provided by operating activities                                         4,439              744
                                                                                      ----------       ----------

Cash flows from investing activities:
     Purchase of investment securities held to maturity                                   (4,992)              --
     Purchase of investment securities available for sale                                (20,782)         (53,081)
     Maturities of and paydowns on investment securities held to maturity                  2,125            3,947
     Maturities of and paydowns on investment securities available for sale               10,110           25,844
     Net increase in loans                                                               (17,327)            (790)
     Purchases of premises and equipment, net                                                (63)            (343)
                                                                                      ----------       ----------
           Net cash used in investment activities                                        (30,929)         (24,386)
                                                                                      ----------       ----------

Cash flows from financing activities:
     Net increase in non-interest bearing deposits                                         4,373            5,945
     Net increase in interest bearing deposits                                             9,942           18,428
     Net increase in subordinated debentures                                               5,155               --
     Net increase in borrowings                                                           14,000               --
                                                                                      ----------       ----------
           Net cash provided by financing activities                                      33,470           24,373
                                                                                      ----------       ----------

            Increase in cash and cash equivalents                                          6,980              694

Cash and cash equivalents at beginning of period                                          14,364           16,380
                                                                                      ----------       ----------
Cash and cash equivalents at end of period                                            $   21,344       $   17,074
                                                                                      ==========       ==========

Cash paid during the period for:
     Interest                                                                         $    1,229       $    1,373
                                                                                      ==========       ==========
     Income taxes                                                                     $      753       $      353
                                                                                      ==========       ==========

See accompanying notes to consolidated financial statements.

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Basis of Presentation

The accompanying unaudited consolidated financial statements include the accounts of Monmouth Community Bancorp (the "Company") and its wholly-owned subsidiary, Monmouth Community Bank, N.A. (the "Bank").

The interim consolidated financial statements reflect all normal and recurring adjustments that are, in the opinion of management, considered necessary for a fair presentation of the financial condition and results of operations for the periods presented. The results of operations for the three and six months ended June 30, 2004 are not necessarily indicative of the results of operations that may be expected for all of 2004.

Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission.

The number of shares outstanding and earnings per share amounts set forth herein for all periods presented have been adjusted to reflect the six-for-five stock split for shareholders of record on July 15, 2004.

These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

(2) Earnings per Share

The following table reconciles shares outstanding for basic and diluted earnings per share, adjusted for the six-for-five stock split for shareholders of record on July 15, 2004, for the six months ended June 30, 2004 and 2003 (in thousands):

                                                       Six months ended
                                                            June 30,
                                                       ----------------
                                                        2004       2003
                                                        ----       ----
      Average basic shares outstanding                 1,861      1,860
      Add: Effect of dilutive securities:
           Stock options                                  91         43
                                                       -----      -----
      Average diluted shares outstanding               1,952      1,903
                                                       =====      =====

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock Based Compensation

The Company has elected to account for stock-based compensation under APB Opinion No. 25, Accounting for Stock Issued to Employees, and to provide pro forma disclosures of net income and earnings per share as if the Company had adopted the fair value based method of accounting in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation.

Had compensation cost for the Company's stock options been determined in accordance with SFAS No. 123, the Company's net income and related earnings per share amounts, adjusted for the six-for-five stock split for shareholders of record on July 15, 2004, for the six months ended June 30, 2004 and 2003 would have decreased to the following pro forma amounts:

                                                                         Six months ended
                                                                             June 30,
                                                                   ----------------------------
                                                                       2004             2003
                                                                       ----             ----
Net Income :
   As reported                                                     $   610,000      $   216,000
    Deduct: Total stock-based employee compensation
            expense determined under the fair value-based
            method for all awards, net of related tax effects      $   153,000      $    60,000
                                                                   ----------------------------
   Pro forma                                                       $   457,000      $   156,000
                                                                   ============================

Net income per share - basic:
   As reported                                                     $      0.33      $      0.12
   Pro forma                                                       $      0.25      $      0.08
                                                                   ============================
Net income per share - diluted:
   As reported                                                     $      0.31      $      0.11
   Pro forma                                                       $      0.23      $      0.08
                                                                   ============================

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) Loans Receivable, Net

Loans receivable, net at June 30, 2004 and December 31, 2003 consisted of the following (in thousands):

                                                      June 30,      December 31,
Loan Type                                               2004            2003
----------------------------------------------        --------      ------------

Commercial and industrial loans                       $ 22,560        $ 20,380
Real estate loans - commercial                          90,585          77,799
Home equity and second mortgages                        20,660          17,734
Consumer loans                                             705           1,270
                                                      --------        --------
     Total                                            $134,510        $117,183
Less:
     Allowance for loan losses                           1,506           1,378
                                                      --------        --------
          Net loans                                   $133,004        $115,805
                                                      ========        ========

Non-Performing Loans

Loans are considered to be non-performing if they (i) are on a non-accrual basis, (ii) are past due ninety (90) days or more and still accruing interest, or (iii) have been renegotiated to provide a reduction or deferral of interest because of a weakening in the financial position of the borrowers. A loan which is past due ninety (90) days or more, and still accruing interest, remains on accrual status only where it is both adequately secured as to principal and is in the process of collection. The Bank had non-accrual loans totaling $310,000 at June 30, 2004 and $40,000 at December 31, 2003. The increase is due to two loans to a single borrower. Those loans are well secured by real estate and full payment is expected.

(4)  Deposits

The major types of deposits at June 30, 2004 and December 31, 2003 were as follows (in thousands):

                                                      June 30,      December 31,
Deposit Type                                            2004             2003
----------------------------------------------        --------      ------------

Non-interest bearing                                  $ 31,191        $ 26,818
Checking                                                57,158          55,178
Savings                                                 19,632          20,284
Money market                                            39,199          42,803
Certificates of deposit of less than $100,000           26,845          17,449
Certificates of deposit of $100,000 or more             47,524          44,702
                                                      --------        --------
     Total                                            $221,549        $207,234
                                                      ========        ========

(5) Subordinated Debentures

In March 2004, MCBK Capital Trust I, a newly formed Delaware statutory business trust and a wholly-owned, unconsolidated subsidiary of the Company, issued an aggregate of $5.0 million

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

of trust preferred securities to ALESCO Preferred Funding III, a pooled investment vehicle. Sandler O'Neill & Partners, L.P. acted as placement agent in connection with the offering of the trust preferred securities. The securities issued by MCBK Capital Trust I are fully guaranteed by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment. These securities have a floating interest rate equal to the three-month LIBOR plus 285 basis points, which resets quarterly, with an initial interest rate of 3.96%. The securities mature on April 7, 2034 and may be called at par by the Company any time after April 7, 2009. These securities were placed in a private transaction exempted from registration under the Securities Act of 1933, as amended.

The entire proceeds to MCBK Capital Trust I from the sale of the trust preferred securities were used by MCBK Capital Trust I in order to purchase $5.1 million of floating rate junior subordinated debt securities (the "Subordinated Debentures") from the Company. The Subordinated Debentures bear a variable interest rate equal to LIBOR plus 2.85% (1.60% + 2.85% = 4.45% at July 7, 2004). Although the Subordinated Debentures are treated as debt of the Company, they currently qualify as Tier I Capital investments, subject to the 25% limitation under risk-based capital guidelines of the Federal Reserve. The portion of the trust preferred securities that exceeds this limitation qualifies as Tier II Capital of the Company. At June 30, 2004, the $5.0 million of the trust preferred securities qualified for treatment as Tier I Capital. The Company is using the proceeds it received from the Subordinated Debentures to support the general balance sheet growth of the Bank and to help ensure that the Bank maintains the required regulatory capital ratios.

In July 2003, the Board of Governors of the Federal Reserve System instructed bank holding companies to continue to include the trust preferred securities in their Tier I Capital for regulatory capital purposes until notice is given to the contrary. There can be no assurance that the Federal Reserve will continue to allow institutions to include trust preferred securities in Tier I Capital for regulatory capital purposes. Assuming the Company would not be allowed to include the $5.0 million in trust preferred securities issued by the subsidiary trust in Tier I Capital, the Bank, due to its capital structure, would remain "well capitalized" at June 30, 2004.

Financial Accounting Standards Board ("FASB") Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"), was issued in January 2003. FIN 46 applies to enterprises that hold a variable interest in variable interest entities created after January 31, 2003. Under FIN 46, the Company is not permitted to consolidate MCBK Capital Trust I, the subsidiary trust created in connection with the offering of trust preferred securities. The deconsolidation of a subsidiary trust results in the Company reporting on its statements of condition the Subordinated Debentures that have been issued from the Company to the subsidiary trust.

(6) Short-term Borrowings

At June 30, 2004, the Bank had $14 million in overnight borrowings as compared to no borrowings at December 31, 2003. The increase in borrowings was necessary in order to fund the increased demand for loans that occurred during the second quarter of 2004. All $14 million of these borrowings were repaid during July, 2004.

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(7) Comprehensive Income (Loss)

Comprehensive income (loss) is comprised of net income and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available for sale, net of tax. Total comprehensive income
(loss) for the six months ended June 30, 2004 and 2003 was as follows (in thousands):

                                                           Six months ended
                                                               June 30,
                                                      --------------------------
Comprehensive Income                                    2004              2003
-----------------------------------------------       --------         ---------
Net income                                            $    610         $    216
Unrealized gain (loss) on securities available
for sale, net of tax                                    (1,064)             (21)
Less: Reclassification adjustment for gains
included in net income, net of tax                          --              (33)
                                                      --------------------------
     Total comprehensive (loss) income                $   (454)        $    162
                                                      ==========================

(8) Material Transaction

On June 30, 2004, the Company and Allaire Community Bank ("Allaire") entered into an Agreement and Plan of Acquisition to combine, as equals, in a strategic business combination transaction. The agreement provides for the Company to change its name to Central Jersey Bancorp, effect a six-for-five stock split to shareholders of record as of July 15, 2004, and exchange one share of Central Jersey Bancorp common stock for each outstanding share of Allaire common stock. It is anticipated that subsequent to the consummation of the combination, Allaire and the Bank will combine and thereafter be referred to as Central Jersey Bank, National Association. The proposed combination is subject to certain customary conditions including the Company and Allaire receiving shareholder and regulatory approvals. The combination is anticipated to close by the end of 2004.

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
Allaire Community Bank:

We have audited the accompanying consolidated balance sheets of Allaire Community Bank and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of Allaire's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Allaire Community Bank and subsidiary as of December 31, 2003 and 2002 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with U.S. generally accepted accounting principles.


                                            /s/ KPMG LLP

Short Hills, New Jersey
February 5, 2004, except as to Note 13,
which is as of June 30, 2004

                             ALLAIRE COMMUNITY BANK
                           Consolidated Balance Sheets
                           December 31, 2003 and 2002
                      (in thousands, except share amounts)

                                                                     2003            2002
                                                                  ---------       ---------
Assets
Cash and due from banks                                           $   7,149       $   5,547
Federal funds sold                                                      100           8,920
Securities available for sale, at market value                       46,609          36,930
Securities held to maturity (market value of $12,362 in 2003
    and $8,075 in 2002)                                              12,550           8,056
Loans, net                                                          108,235          90,270
Premises and equipment                                                2,529           2,703
Bank Owned Life Insurance                                             3,105              --
Other assets                                                          1,743           1,307
                                                                  ---------       ---------

     Total assets                                                 $ 182,020       $ 153,733
                                                                  =========       =========

Liabilities and Stockholders' Equity

Deposits:
     Non-interest bearing                                         $  35,094       $  34,602
     Interest bearing                                               122,364         105,427
                                                                  ---------       ---------
                                                                    157,458         140,029

Other borrowings                                                     10,250              --
Accrued expenses and other liabilities                                  384             991
                                                                  ---------       ---------

     Total liabilities                                              168,092         141,020

         Commitments and contingencies (notes 4 and 8)

Stockholders' equity:
     Common stock, par value $3.33 per share
         Authorized 7,500,000 shares in 2003
         and 2002 Issued and outstanding 1,971,361
         1,967,399 shares in 2003 and 2002, respectively              6,258           6,246
     Additional paid-in capital                                       5,157           5,142
     Retained earnings                                                2,535             933
     Accumulated other comprehensive (loss) income                      (22)            392
                                                                  ---------       ---------

     Total stockholders' equity                                      13,928          12,713
                                                                  ---------       ---------

     Total liabilities and stockholders' equity                   $ 182,020       $ 153,733
                                                                  =========       =========

See accompanying notes to consolidated financial statements.

                             ALLAIRE COMMUNITY BANK
                        Consolidated Statements of Income
              For the years ended December 31, 2003, 2002 and 2001
                      (in thousands, except share amounts)

                                                                    2003            2002             2001
                                                                 ----------      ----------      ----------
Interest and dividend income:
     Interest and fees on loans                                  $    6,542      $    5,321      $    4,000
     Interest on securities available for sale                        2,004           1,845             744
     Interest on securities held to maturity                            512              45               0
     Interest on federal funds sold and due from banks                   55             168             519
                                                                 ----------      ----------      ----------

        Total interest income                                         9,113           7,379           5,263

Interest expense:
     Interest on deposits                                             1,780           1,653           1,571
     Interest on other borrowings                                        27              --              --
                                                                 ----------      ----------      ----------

        Total interest expense                                        1,807           1,653           1,571

        Net interest income                                           7,306           5,726           3,692

Provision for loan losses                                               185             275             203
                                                                 ----------      ----------      ----------
        Net interest income after provision for loan losses           7,121           5,451           3,489

Other income:
     Service charges on deposit accounts                                354             332             227
     Gain on sales of securities                                        120               5              --
     Income on Bank Owned Life Insurance                                105              --              --
     Other service charges, commissions and fees                        104              83              76
                                                                 ----------      ----------      ----------

        Total other income                                              683             420             303

Other expenses:
     Salaries and employee benefits                                   2,652           2,155           1,723
     Occupancy expenses                                                 932             806             729
     Stationery, supplies and printing                                  129             122             123
     Data processing                                                    763             634             498
     Advertising and marketing                                           60              67              74
     Professional fees                                                  241             214             110
     Other expenses                                                     546             377             284
                                                                 ----------      ----------      ----------

        Total other expenses                                          5,323           4,375           3,541
                                                                 ----------      ----------      ----------

        Income before income taxes                                    2,481           1,496             251

Income taxes                                                            879             562              97
                                                                 ----------      ----------      ----------

        Net income                                               $    1,602      $      934      $      154
                                                                 ==========      ==========      ==========
Net income per share
     Basic                                                       $     0.81      $     0.47      $     0.08
     Diluted                                                           0.73            0.45            0.08
Weighted average shares outstanding
     Basic                                                        1,968,731       1,968,637       1,967,398
     Diluted                                                      2,187,555       2,083,352       2,012,373

See accompanying notes to consolidated financial statements.

                             ALLAIRE COMMUNITY BANK
           Consolidated Statements of Changes in Stockholders' Equity
              For the years ended December 31, 2003, 2002 and 2001
                    (in thousands, except for share amounts)

                                                                                                   Accumulated
                                                                Additional                            other
                                               Common            paid-in          Retained        comprehensive
                                                Stock            capital          Earnings        (loss) income         Total
                                               -------          ----------        --------        -------------        -------
Balance at December 31, 2000                   $ 5,665             5,542                26               (22)           11,211

   Net income                                                                          154                                 154

Other comprehensive income,
net unrealized holding gains
on securities available for sale,
net of tax of $22                                                                                         33                33
                                                                                                                       -------
5% Stock distribution, 62,457
shares                                             283              (227)              (56)               --                --
                                               -------           -------           -------           -------           -------

Balance at December 31, 2001                   $ 5,948             5,315               124                11            11,398

   Net income                                                                          934                                 934
Other comprehensive income,
net unrealized holding gains
on securities available for sale,
net of tax of $235                                                                                      384                384
                                                                                                                       -------
Less reclassification adjustment
for gains included in net income,
net of tax of $2                                                                                         (3)                (3)

Comprehensive income                                                                                                     1,315

5% Stock distribution, 62,457
shares                                             298              (173)             (125)               --                --
                                               -------           -------           -------           -------           -------

Balance at December 31, 2002                   $ 6,246             5,142               933               392            12,713
   Net income                                                                        1,602                               1,602


Other comprehensive income,
net unrealized holding losses
on securities available for sale,
net of tax of $207                                                                                      (340)             (340)

Less reclassification
adjustment for gains included
in net income,
net of tax of $46                                                                                        (74)              (74)

Comprehensive income                                                                                                     1,188

Stock options exercised                             12                15                --                --                27
                                               -------           -------           -------           -------           -------

Balance at December 31, 2003                   $ 6,258           $ 5,157           $ 2,535           $   (22)          $13,928
                                               =======           =======           =======           =======           =======

See accompanying notes to consolidated financial statements.

                             ALLAIRE COMMUNITY BANK
                      Consolidated Statements of Cash Flows
              For the years ended December 31, 2003, 2002 and 2001
                                 (in thousands)

                                                                          2003            2002             2001
                                                                      ----------       ----------       ----------
Cash flows from operating activities:
Net income                                                            $    1,602       $      934       $      154
Adjustments to reconcile net income to net cash provided by
   operating activities:
Provision for loan losses                                                    185              275              203
Depreciation and amortization                                                305              295              260
Increase other assets                                                       (436)            (890)            (207)
Gain on sale of securities                                                  (120)              (5)              --
(Decrease) increase in accrued expenses and other liabilities               (354)             743               (1)
Increase in cash surrender value of insurance                               (105)              --               --
                                                                      ----------       ----------       ----------

Net cash provided by operating activities                                  1,077            1,352              409
                                                                      ----------       ----------       ----------

Cash flows from investing activities:
Purchase of Bank Owned Life Insurance                                     (3,000)              --               --
Proceeds from maturities/paydowns and sales of securities
   available for sale                                                     25,925           29,325           23,691
Purchase of securities available for sale                                (36,151)         (41,840)         (37,239)
Purchase of securities held to maturity                                   (4,494)          (8,056)              --
Net increase in loans                                                    (18,150)         (26,886)         (21,326)
Purchases of premises and equipment                                         (131)            (243)           1,265)
                                                                      ----------       ----------       ----------

Net cash used in investing activities                                    (36,001)         (47,700)         (36,139)
                                                                      ----------       ----------       ----------

Cash flows from financing activities:
Increase in short term borrowings                                          8,750               --               --
Increase in other borrowings                                               1,500               --               --
Proceeds from exercise of stock options                                       27               --               --

Net increase in non-interest bearing deposits                                492            8,252           11,428

Net increase in interest bearing deposits                                 16,937           42,842           20,288
                                                                      ----------       ----------       ----------

Net cash provided by financing activities                                 27,706           51,094           31,716
                                                                      ----------       ----------       ----------

(Decrease) increase in cash and cash equivalents                          (7,218)           4,746           (4,014)

Cash and cash equivalents at beginning of year                            14,467            9,721           13,735
                                                                      ----------       ----------       ----------

Cash and cash equivalents at end of year                              $    7,249       $   14,467       $    9,721
                                                                      ==========       ==========       ==========

Cash paid during the year for:
   Interest                                                           $    1,815       $    1,704       $    1,569
                                                                      ==========       ==========       ==========
   Income taxes                                                       $    1,360       $       27       $       74
                                                                      ==========       ==========       ==========

See accompanying notes to consolidated financial statements.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

(1) Summary of Significant Accounting Policies

Overview

Allaire Community Bank provides a full range of banking services to customers located primarily in Monmouth and Ocean Counties, New Jersey. Allaire Community Bank is subject to federal and New Jersey statutes applicable to banks chartered under the New Jersey Banking Act of 1948, as amended. Allaire Community Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). Accordingly, Allaire Community Bank is subject to regulation, supervision and examination by the New Jersey State Department of Banking and Insurance and the FDIC.

Basis of Financial Statement Presentation

The accompanying consolidated financial statements include the accounts of Allaire Community Bank and its wholly-owned subsidiary, Allaire Investment Co., Inc. (collectively, "Allaire" or the "Bank"). All significant inter-company transactions have been eliminated in consideration.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and results of operations for the periods indicated. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

While management uses available information to recognize estimated losses on loans, future additions may be necessary based on changes in economic conditions and underlying collateral values, if any. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Allaire's allowances for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Securities Available for Sale and Held to Maturity

Securities classified as held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income, using a method that approximates level yield. The Bank has both the positive intent and ability to hold these securities to maturity. Securities to be held for indefinite periods of time and not intended to be held to maturity, including all equity securities, are classified as available for sale. Securities available for sale include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are carried at estimated fair value and unrealized holding gains and losses on such securities are excluded from earnings and reported as a separate

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

component of stockholders' equity, net of tax. Gains and losses on sales of securities are based on the identifiable cost and are accounted for on a trade date basis.

Loans

Loans are stated at unpaid principal balances, less unearned income and deferred loan fees. Interest on loans is credited to operations based upon the principal amount outstanding. Loan origination and commitment fees and certain direct loan origination costs are deferred, and the net amount is amortized over the estimated life of the loan on a basis that approximates a level yield. Fees relating to standby letters of credit are recognized over the commitment period.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows, or, as a practical expedient, at the loan's observable market price, or the fair value of the underlying collateral, if the loan is collateral dependent. Conforming residential mortgage loans, home equity and second mortgages, and loans to individuals are excluded from the definition of impaired loans as they are characterized as smaller balance, homogeneous loans and are collectively evaluated.

The accrual of income on loans, including impaired loans, is generally discontinued when a loan becomes more than ninety (90) days delinquent as to principal or interest or when other circumstances indicate that collection is questionable, unless the loan is well secured and in the process of collection. Income on nonaccrual loans, including impaired loans, is recognized only in the period in which it is collected and only if management determines that the loan principal is fully collectible. Loans are returned to an accrual status when a loan is brought current as to principal and interest and reasons indicating doubtful collection no longer exist.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level management considers adequate to provide for probable losses inherent in the loan portfolio as of the balance sheet date. The allowance is increased by provisions charged to expense and is reduced by net charge-offs. The level of the allowance is based on management's evaluation of probable losses inherent in the loan portfolio, after consideration of among other things, an individual borrower's current economic condition, underlying collateral values, prevailing economic conditions, and changes in portfolio composition. Management believes that the allowance for loan losses is adequate.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is charged to operations on a straight-line basis over the estimated useful lives of the assets or, in the case of leasehold improvements, the lease period, if shorter. Gains or losses on dispositions are reflected in current operations. Maintenance and repairs are charged to expense as incurred.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

Income Taxes

Income taxes are accounted for under the asset and liability method. Current income taxes are provided for based upon amounts estimated to be currently payable, for both federal and state income taxes. Deferred federal and state tax assets and liabilities are recognized for the expected future tax consequences of existing differences between financial statement and tax bases of existing assets and liabilities. Deferred tax assets are recognized for future deductible temporary differences and tax loss carry forwards if their realization is "more likely than not." The effect of a change in the tax rate on deferred taxes is recognized in the period of the enactment date.

Net Income per Share and Stock Distributions

Net income per share-basic is calculated by dividing net income by the weighted average shares outstanding during the period. Net income per share-diluted is calculated by dividing net income by the weighted average shares outstanding plus the dilutive effect of stock options, utilizing the treasury stock method.

All per share amounts reflect a 5% stock distribution declared on April 6, 2001, a 5% stock distribution declared on March 15, 2002, a three-for-two stock split declared on December 18, 2002 and a 5% stock distribution declared in 2004. See also Note 13 for information regarding the stock distribution declared and paid in 2004. As the Bank did not have sufficient retained earnings to record the stock distribution at the fair value of the stock distributed, the fair value of the stock was charged against retained earnings, to the extent retained earnings were available, the remaining amount was charged against additional paid in capital. The following is a calculation of net income per share for 2003, 2002 and 2001, dollars in thousands:

                                                         2003                2002                 2001
                                                      ----------          ----------           ----------
Net income                                            $    1,602          $      934           $      154

Basic weighted average shares outstanding              1,968,731           1,968,637            1,967,398
Plus: Dilutive stock options                             218,824             114,715               44,975
Diluted weighted average share outstanding             2,187,555           2,083,352            2,012,373

Net income per share
     Basic                                            $     0.81          $     0.47           $     0.08
     Diluted                                          $     0.73          $     0.45           $     0.08

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Federal funds sold are generally sold for one-day periods.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

Stock Based Compensation

At December 31, 2003, the Bank had three stock-based compensation plans, which are described more fully in Note 10. The Bank accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost related to stock options is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Bank had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to our stock option plans.

                                                                        Years Ended December 31,
                                                             ---------------------------------------------
                                                                 2003             2002             2001
                                                             -----------       ----------       ----------
Net income, as reported                                      $ 1,602,000       $  934,000       $  154,000
Deduct: Total Stock-based compensation expense
   determined under fair value based method all
   awards, net of related tax effects                             21,000           97,000          392,000
                                                             -----------       ----------       ----------

Pro forma net income                                         $ 1,581,000       $  837,000       $ (238,000)
                                                             ===========       ==========       ==========
Earnings per share:
   Basic - as reported                                       $      0.81       $     0.47       $     0.08
   Basic - pro forma                                         $      0.80       $     0.43       $    (0.12)
   Diluted - as reported                                     $      0.73       $     0.45       $     0.08
   Diluted - pro forma                                       $      0.72       $     0.40       $    (0.12)

Comprehensive Income

Comprehensive income includes net income and the change in the unrealized gain
(loss) on securities available for sale, net of tax.

(2) Cash and Due from Banks

The Bank is required to maintain average reserve balances with the Federal Reserve Bank. At December 31, 2003 and 2002, the Bank was required to maintain $963,000 and $411,000, respectively, in deposits with the Federal Reserve Bank. The Bank was not required to maintain any other reserve balances.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

(3) Securities Available for Sale

The amortized cost, gross unrealized gains and losses, and estimated market value of securities available for sale at December 31, 2003 and 2002 are as follows (in thousands):

                                                                           2003
                                             -----------------------------------------------------------------
                                                                  Gross            Gross            Estimated
                                              Amortized        Unrealized        Unrealized          Market
                                                Cost              Gains            Losses             Value
                                             ----------        ----------        ----------         ----------
Obligations of U.S. Government
  sponsored agencies                         $   46,544        $      297        $     (335)        $   46,506

Corporate securities                                100                 3                --                103
                                             ----------        ----------        ----------         ----------

Total                                        $   46,644        $      300        $     (335)        $   46,609
                                             ==========        ==========        ==========         ==========

                                                                           2002
                                             -----------------------------------------------------------------
                                                                  Gross            Gross            Estimated
                                              Amortized        Unrealized        Unrealized          Market
                                                Cost              Gains            Losses             Value
                                             ----------        ----------        ----------         ----------
Obligations of U.S. Government
  sponsored agencies                         $   35,240        $      589        $       (1)        $   35,828

Corporate securities                              1,058                49                (5)             1,102
                                             ----------        ----------        ----------         ----------

Total                                        $   36,298        $      638        $       (6)        $   36,930
                                             ==========        ==========        ==========         ==========

In 2003, 2002 and 2001, the Bank received $25.8 million, $29.3 million and $23.7 million in security proceeds resulting in gross realized gains of $120,000, $5,000 and $0, respectively.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

The following table (in thousands) includes the amortized cost of securities held to maturity at December 31, 2003 and 2002. Allaire did not have any securities classified as held to maturity in 2001.

                                                                               2003
                                                 -----------------------------------------------------------------
                                                                      Gross            Gross            Estimated
                                                 Amortized         Unrealized        Unrealized          Market
                                                    Cost              Gains            Losses             Value
                                                 ----------        ----------        ----------        ----------
Obligations of U.S. Government
  sponsored agencies                             $   12,550        $       35        $     (223)       $   12,362
                                                 ==========        ==========        ==========        ==========

                                                                               2002
                                                 -----------------------------------------------------------------
                                                                      Gross            Gross            Estimated
                                                 Amortized         Unrealized        Unrealized          Market
                                                    Cost              Gains            Losses             Value
                                                 ----------        ----------        ----------        ----------
Obligations of U.S. Government
  sponsored agencies                             $    8,056        $       19        $       --        $    8,075
                                                 ==========        ==========        ==========        ==========

The amortized cost and estimated market value of securities available for sale and held to maturity at December 31, 2003, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                        Estimated
Securities Available for Sale                                   Amortized Cost         Market Value
                                                                --------------         ------------
Within one year through five years                               $         --          $         --
After five years through ten years                                     28,191                28,253
After ten years                                                        18,453                18,356
                                                                 ------------          ------------

Total                                                            $     46,644          $     46,609
                                                                 ============          ============

                                                                                         Estimated
Securities Held to Maturity                                     Amortized Cost         Market Value
                                                                --------------         ------------
Within one year through five years                               $         --          $         --
After five years through ten years                                      8,552                 8,562
After ten years                                                         3,998                 3,800
                                                                 ------------          ------------

Total                                                            $     12,550          $     12,362
                                                                 ============          ============

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

Investment securities with a carrying value of $6,518,000 and $1,023,000 at December 31, 2003 and 2002, respectively, were pledged to secure public funds and as required by the Federal Home Loan Bank of New York for short term borrowings.

Gross unrealized losses on securities available for sale and held to maturity and the estimated market value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2003 were as follows:

                                              Less than 12 months      12 months or more              Total
                                            ----------------------   ---------------------    ----------------------
                                             Fair      Unrealized    Unrealized     Fair      Unrealized      Fair
                                             Value       Losses        Losses       Value        Losses       Value
                                            -------    -----------   ----------    -------    ----------     -------
Available for Sale:
U.S. Government sponsored
   agencies                                 $22,142      $   335       $    --     $    --      $   335      $22,142
                                            =======      =======       =======     =======      =======      =======

Held to Maturity:
U.S. Government sponsored
   agencies                                 $ 4,271      $   223       $    --     $    --      $   223      $ 4,271
                                            =======      =======       =======     =======      =======      =======

The unrealized losses on securities were caused by interest rate increases. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the par value of the investment. All principal and interest payments are guaranteed by sponsored agencies of the U.S. Government. Because the Bank has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

(4) Loans

Loans at December 31, 2003 and 2002 are summarized as follows (in thousands):

                                                      2003               2002
                                                   ---------          ---------

Real estate loans - residential                    $  16,199          $  17,079
Real estate loans - commercial                        52,805             39,911
Home equity and second mortgages                      16,963             16,183
Commercial and industrial                             13,333             11,872
Construction and land development                      8,724              5,297
Consumer                                               1,301                834
                                                   ---------          ---------

                                                     109,325             91,176

Allowance for loan losses                             (1,090)              (906)
                                                   ---------          ---------

                                                   $ 108,235          $  90,270
                                                   =========          =========

A substantial portion of the Bank's loans are secured by real estate located in New Jersey, primarily in Monmouth and Ocean Counties. Accordingly, as with most financial institutions in the market area, the ultimate collectibility of a substantial portion of the Bank's loan portfolio is susceptible to changes in market conditions in these areas.

At December 31, 2003 and 2002, the Bank had loans to Officers, Directors and their affiliates of $702,000 and $322,000, respectively. The activity in 2003 consisted of originations of $393,000 and repayments of $13,000.

Activity in the allowance for loan losses for the years ended December 31, 2003, 2002 and 2001 is summarized as follows (in thousands):

                                             2003           2002           2001
                                            ------         ------         ------

Balance at beginning of year                $  906         $  633         $  430
Provision for loan losses                      185            275            203
Charge-offs                                      1              2             --
                                            ------         ------         ------
Balance at end of year                      $1,090         $  906         $  633
                                            ======         ======         ======

At December 31, 2003 and 2002, there were no non-accrual loans or loans considered to be impaired.

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commercial and standby letters of credit and unused lines of credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the financial statements.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

The contract or notional amounts of these instruments express the extent of involvement the Bank has in each category of financial instruments.

The Bank's exposure to credit loss from nonperformance by the other party to the above mentioned financial instruments is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The contract or notional amount of financial instruments whose contract amounts represent credit risk at December 31, 2003 is as follows (in thousands):

      Standby letters of credit                                    $   508
                                                                   =======

      Outstanding loan and credit line commitments                 $35,321
                                                                   =======

Standby letters of credit are conditional commitments issued by the Bank guaranteeing performance by a customer to a third party. Fees charged for standby letters of credit with similar terms are utilized to estimate fair value of such guarantees, which were not significant at December 31, 2003. Outstanding loan commitments represent the unused portion of loan commitments available to individuals and companies as long as there is no violation of any condition established in the contract. Outstanding loan commitments generally have a fixed expiration date of one year or less, except for home equity loan credit line commitments which generally have an expiration date of up to 5 years. The bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based upon management's credit evaluation of the customer. Various types of collateral may be held, including property and marketable securities. The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers.

Real estate loans, primarily one to four family homes with a carrying value of $6,354,418 and $8,329,689 at December 31, 2003 and 2002, respectively, were pledged to secure short term borrowings as required by the Federal Home Loan Bank of New York. The Bank joined the Federal Home Loan Bank of New York during 2002.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

(5) Premises and Equipment

Premises and equipment at December 31, 2003 and 2002 is summarized as follows (in thousands):

                                                         2003            2002
                                                      ---------       ---------

Building                                              $     325       $     325
Land                                                        378             378
Leasehold improvements                                    1,444           1,417
Equipment                                                 1,623           1,519
                                                      ---------       ---------
                                                          3,770           3,639
Accumulated depreciation                                 (1,241)           (936)
                                                      ---------       ---------
                                                      $   2,529       $   2,703
                                                      =========       =========

Depreciation and amortization expense amounted to $305,000, $295,000 and $260,000 in 2003, 2002 and 2001, respectively.

(6) Deposits

Interest-bearing deposits at December 31, 2003 and 2002 consist of the following (in thousands):

                                                         2003            2002
                                                      ---------       ---------

Savings, N.O.W., and money market accounts            $  74,191       $  66,680
Certificates of deposit of less than $100,000            32,571          26,986
Certificates of deposit of $100,000 or more              15,602          11,761
                                                      ---------       ---------
                                                      $ 122,364       $ 105,427
                                                      =========       =========

At December 31, 2003, certificates of deposit of $46,380,000 and $1,793,000 mature in 2004 and 2005 respectively.

(7) Other Borrowings

The Bank currently is a member of the Federal Home Loan Bank of New York and Atlantic Central Bankers Bank, which are both primary sources used for short and long term borrowings. The Federal Home Loan Bank of New York and Atlantic Central Bankers Bank both price their advances daily. At December 31, 2003, the Bank had $1.5 million at a rate of 2.25% for a two year term, and $6.7 million at a rate of 1.04% in overnight borrowings with the Federal Home Loan Bank of New York, and $2.1 million at a rate of 1.47% in overnight borrowings with the Atlantic Central Bankers Bank.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

(8) Income Taxes

Components of income tax expense (benefit) for the years ended December 31, 2003, 2002 and 2001 are as follows (in thousands):

                                                    2003           2002           2001
                                                  --------       --------       --------
Current income tax expense
     Federal                                      $    825       $    534       $     65
     State                                             100             82             21
                                                  --------       --------       --------
                                                  $    925       $    616       $     86
                                                  --------       --------       ========
Deferred income tax expense (benefit)
     Federal                                           (49)           (47)            18
     State                                               3             (7)            (7)
                                                  --------       --------       --------
                                                  $    (46)      $     54             11
                                                  --------       --------       --------

                                                  $    879       $    562       $     97
                                                  ========       ========       ========

The following table presents a reconciliation between the reported income taxes and the income taxes which would be computed by applying the normal federal income tax rate (34%) to income before taxes:

                                                    2003           2002           2001
                                                  --------       --------       --------
Federal income tax                                $    844       $    508       $     85
Add (deduct) effect of:
    State income tax expense, net of federal
    income tax effect                                   66             29              9
Change in valuation reserve                             --             21             --
Tax-exempt income                                       (1)            (1)            --
Bank Owned Life Insurance                              (36)            --             --
Meals & entertainment                                    3              3              2
Other                                                    3              2              1
                                                  --------       --------       --------
                                                  $    879       $    562       $     97
                                                  ========       ========       ========

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

The tax effects of existing temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                             2003         2002
                                                           -------      -------
Deferred tax assets:
Allowance for loan losses                                  $   425      $   354
Organization & start-up costs                                   --            1
New Jersey NOL carry-forwards                                   32           32
Unrealized loss on AFS Securities                               13           --
Organizational and start-up costs                               20            9
                                                           -------      -------
                                                               490          396
Valuation Reserve                                               63           35
                                                           -------      -------
                                                               427          361
                                                           -------      -------
Deferred tax liabilities
Loan origination costs                                          90           76
Depreciation                                                    87           40
Unrealized gains on securities available for sale               --          240
Accrued interest receivable and accrued expenses               195          249
                                                           -------      -------
                                                               372          605
                                                           -------      -------
Net deferred tax (liability) asset                         $    55      $  (244)
                                                           =======      =======

Included in other comprehensive income was $253,000, $233,000 and $240,000 in 2003, 2002 and 2001, respectfully, of deferred income tax expense related to the change in unrealized gains on securities available for sale.

Based upon taxes paid and estimated future taxable income, management believes that it is more likely than not that the net deferred tax asset will be realized. A valuation reserve of $63,000 and $35,000 has been established at December 31, 2003 and 2002 related to certain state tax benefits.

(9) Commitments and Contingencies

At December 31, 2003, the Bank was obligated under five non-cancelable leases for premises. Such leases provide for increased rentals based upon increases in real estate taxes and the cost of living index. Minimum rental payments under the terms of these leases are as follows (in thousands):

                    2004                    $    366
                    2005                         324
                    2006                         270
                    2007                         225
                    2008                         168
                    Thereafter              $    231

Total rent expense was $377,000, $313,000 and $283,000 in 2003, 2002 and 2001,
respectively.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

Litigation

The Bank may, in the ordinary course of business, become a party to litigation involving collection matters, contract claims and other legal proceedings relating to the conduct of its business. The Bank may also have various commitments and contingent liabilities which are not reflected in the accompanying consolidated statement of condition. Management is not aware of any present legal proceedings or contingent liabilities and commitments that would have a material impact on the Bank's financial position or results of operations.

(10) Regulatory Matters

Subject to applicable law, the Board of Directors of the Bank may provide for the payment of dividends. New Jersey law provides that no dividend may be paid unless, after the payment of such dividend, the capital stock of the Bank will not be impaired and either the Bank will have a statutory surplus of not less than 50% of its capital stock or the payment of such dividend will not reduce the statutory surplus of the Bank.

The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators and components, risk weightings and other factors.

The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions on the payment of dividends and management fees, restrictions on asset growth and executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution by the regulatory agencies, including requirements to raise additional capital, sell assets, or sell the entire institution.

Once an institution becomes "critically undercapitalized" it must generally be placed in receivership or conservatorship within ninety (90) days. An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio, as defined, of 2% or less.

To be considered "well capitalized," an institution must generally have a leverage ratio (Tier 1 capital to total assets), as defined, of at least 5%, a Tier 1 risk-based capital ratio, as defined, of at least 6%, and a total risk-based capital ratio, as defined, of at least 10%. Management believes that, as of December 31, 2003, the Bank meets all capital adequacy requirements of the FDIC.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

Further, the most recent FDIC notification categorized the Bank as a well-capitalized institution under the prompt corrective action regulations.

The following is a summary of the Bank's actual capital amounts and ratios as of December 31, 2003 and 2002, compared to the FDIC minimum capital adequacy requirements and the FDIC requirements for classification as a "well-capitalized" institution (dollars in thousands):

                                                                             2003
                                         -----------------------------------------------------------------------------
                                                                        Minimum Capital         Classification as well
                                                 Actual                    Adequacy                  Capitalized
                                         ---------------------       -------------------        ----------------------
                                          Amount        Ratio         Amount       Ratio         Amount         Ratio
                                         --------      -------       --------     -------       --------       -------
Leverage (Tier 1) Capital                 $13,950        7.81%       $ 7,144        4.00%       $ 8,930        5.00%

Risk-based capital:
    Tier 1                                $13,950       11.02%       $ 5,065        4.00%       $ 7,598        6.00%

    Total                                 $15,040       11.88%       $10,130        8.00%       $12,663       10.00%

                                                                             2002
                                         -----------------------------------------------------------------------------
                                                                        Minimum Capital         Classification as well
                                                 Actual                    Adequacy                  Capitalized
                                         ---------------------       -------------------        ----------------------
                                          Amount        Ratio         Amount       Ratio         Amount         Ratio
                                         --------      -------       --------     -------       --------       -------
Leverage (Tier 1) Capital                 $12,338        8.39%       $ 5,882        4.00%       $ 7,352          5.00%

Risk-based capital:
    Tier 1                                $12,338       11.95%       $ 4,130        4.00%       $ 6,195          6.00%

         Total                            $13,244       12.83%       $ 8,260        8.00%       $10,325         10.00%

(11) Stock Option Plans

The Bank has employee and director stock option plans. The plans provide for the granting of stock options, of up to 388,375 shares of common stock of the Bank. The terms of grants are determined by a committee of the board of directors, subject to the provisions of the plans. Options granted under the plan are not exercisable beyond 10 years and may not be granted at a price less than the fair market value of the Bank's stock on the date of grant.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

A summary of the status of the Bank's stock option plans as of and for the year ended December 31, 2003, 2002 and 2001 is presented below:

                                                  2003                          2002                          2001
                                         ----------------------        ----------------------        -----------------------
                                                       Weighted                      Weighted                       Weighted
                                                       Average                        Average                        Average
                                                       Exercise                      Exercise                       Exercise
                                          Shares        Price          Shares          Price         Shares           Price
                                         -------       --------        -------       --------        -------        --------
Outstanding at beginning of year         389,030        $ 7.79         385,386         $ 7.79        191,152         $ 6.52
Granted                                    3,308         17.50           6,954           7.86        201,417           8.95
Forfeited                                     --            --          (3,310)          7.85         (7,183)          6.30
Exercised                                  3,963          6.73              --             --             --             --
Outstanding at end of year               388,375          7.91         389,030           7.79        385,386           7.79
Options exercisable at year end          388,375          7.91         389,030           7.79        341,681           7.66
Weighted average fair value
   of Options granted
   during the year                                      $ 6.22                         $ 2.44                        $ 2.87

The weighted average remaining contractual life of stock options outstanding at December 31, 2003 was 6.9 years.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2003, 2002 and 2001; dividend yield of 0%, expected volatility of 35%; risk free interest rate of 4.40% and 4.84% respectively; and expected lives of five years respectively.

(12) Fair Value of Financial Instruments

The following fair value estimates, methods and assumptions were used to measure the fair value of each class of financial instruments for which it is practical to estimate such value:

Cash and Cash Equivalents

Cash and cash equivalents are short-term in nature, the carrying amount was considered to be a reasonable estimate of fair value.

Securities

Securities were valued based upon quoted market prices, if available, to determine fair value. If a quoted market price was not available, fair values were estimated using quoted market prices for similar securities.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

Loans

Fair values were estimated for portfolios of performing loans with similar characteristics. For certain similar types of loans, such as residential mortgages, fair value was estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other performing loan types was estimated by discounting total future cash flows using market discount rates that reflect the credit and interest rate risk inherent in the loan.

Fair value for significant non-performing loans was based on recent external appraisals of collateral securing such loan. If such appraisals were not available, estimated cash flows were discounted employing a rate incorporating the risk associated with such cash flows.

Commitments to Extend Credit and Standby Letters of Credit

The majority of the Bank's commitments to extend credit and standby letters of credit carry current market rates if converted to loans. Therefore, the estimated fair value is approximated by the recorded deferred fee amounts. Such amounts are immaterial to the consolidated financial statements of the Bank and, therefore, are not separately disclosed.

Deposit Liabilities

The fair value of demand, savings, N.O.W. and money market deposits is the amount payable on demand at December 31, 2003 and 2002. The fair value of certificates of deposit was based on the discounted value of contractual cash flows. The discount rate was estimated utilizing the rates currently offered for deposits of similar remaining maturities.

Other Borrowings

Other borrowings consists of two year term borrowings and overnight borrowings. The fair value of term borrowings is estimated based upon discounted cash flows utilizing current rates charged for borrowings with similar remaining terms. The fair value of overnight borrowings is approximated by the carrying value due to their short-term nature.

Limitations

Fair value estimates were made at December 31, 2003 and 2002, based upon pertinent market data and relevant information on each financial instrument. These estimates do not include any premium or discount that could result from an offer to sell the Bank's entire holdings of a particular financial instrument or category thereof at one time. Since no market exists for a substantial portion of the Bank's financial instruments, fair value estimates were necessarily based on judgments with respect to future loss experience, current economic conditions, risk assessments of various financial instruments involving a myriad of individual borrowers, and other factors. Given the innately subjective nature of these estimates, the uncertainties surrounding them and other matters of significant judgment that must be applied, these fair value estimations cannot be calculated with precision. Modifications in such assumptions could

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

meaningfully alter these estimates. Since these fair value approximations were made solely for the balance sheet financial instruments at December 31, 2003, 2002 and 2001, no attempt was made to estimate the value of anticipated future business or the value of nonfinancial statement assets or liabilities. Furthermore, certain tax implications related to the realization of the unrealized gains and losses could have a substantial impact on these fair value estimates and have not been incorporated into the estimates.

The estimated fair values of the Bank's financial instruments at December 31, 2003 and 2002 are as follows (in thousands):

                                                                  2003                              2002
                                                       ---------------------------       ---------------------------
                                                       Book Value       Fair Value       Book Value       Fair Value
                                                       ----------       ----------       ----------       ----------
      Financial assets:
      Cash and cash equivalents                         $  7,249         $  7,249         $ 14,467         $ 14,467
      Investment securities available for sale            46,609           46,609           36,930           36,930
      Securities held to maturity                         12,550           12,362            8,056            8,075
      Loans, net                                         108,235          107,951           90,270           90,134

      Financial liabilities:
      Deposits                                          $157,458         $157,939         $140,029         $140,240
      Borrowed funds                                      10,250           10,253               --               --

(13) Subsequent Events

The Bank paid a 5% stock distribution on June 7, 2004. All share amounts set forth in these consolidated financial statements and notes thereto have been restated to give effect to the June 7, 2004 stock distribution.

On June 30, 2004, the Bank and Monmouth Community Bancorp ("Bancorp") entered into an agreement and plan of acquisition, pursuant to which the Bank and Bancorp will combine, as equals, in a strategic business combination. The agreement and plan of acquisition provides, among other things, for Bancorp to change its name to Central Jersey Bancorp, effect a six for five stock split to shareholders of record as of July 15, 2004, and exchange one share of Central Jersey Bancorp common stock for each outstanding share of the Bank's common stock. The proposed business combination is subject to certain customary conditions, including, without limitation, the Bank and Bancorp receiving shareholder and regulatory approvals.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

                  Selected Quarterly Financial Data (Unaudited)

The following tables are a summary of certain quarterly financial data for the years ended December 31, 2003 and 2002.

                                                                                 2003 Quarter Ended
                                                           -------------------------------------------------------------------
                                                            March 31           June 30          September 30       December 31
                                                           ----------         ----------        ------------       -----------
Interest income                                            $    2,144         $    2,223         $    2,348         $    2,398
Interest expense                                                  457                477                446                427

    Net interest income                                         1,687              1,746              1,902              1,971

Provision for loan losses                                          68                 48                 23                 46

    Net interest income after provision for loan
     losses                                                     1,619              1,698              1,879              1,925

Non-interest income                                               135                231                161                156
Non-interest expense                                            1,234              1,323              1,375              1,391

Income before income taxes                                        520                606                665                690

Net income                                                        328                393                435                446

Earnings per share:
Basic                                                      $     0.17         $     0.20         $     0.22         $     0.23
Diluted                                                    $     0.15         $     0.18         $     0.20         $     0.20

Weighted average shares outstanding
Basic                                                       1,968,568          1,968,637          1,968,637          1,969,076
Diluted                                                     2,200,637          2,192,718          2,174,955          2,180,983

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

                                                                                         2002 Quarter Ended
                                                                 -----------------------------------------------------------------
                                                                   March 31        June 30        September 30        December 31
                                                                 ----------       ----------      ------------        ------------
Interest income                                                  $    1,582       $    1,754       $    1,952         $    2,091
Interest expense                                                        349              369              448                487

    Net interest income                                               1,233            1,385            1,504              1,604

Provision for loan losses                                                48               55               65                107

    Net interest income after provision for loan
     losses                                                           1,185            1,330            1,439              1,497

Non-interest income                                                      98              101              111                110
Non-interest expense                                                    992            1,074            1,119              1,190

Income before income taxes                                              291              357              431                417

Net income                                                              186              228              264                256

Earnings per share:
Basic                                                            $     0.09       $     0.12       $     0.13         $     0.13
Diluted                                                          $     0.09       $     0.11       $     0.13         $     0.12

Weighted average shares outstanding
Basic                                                             1,967,398        1,967,398        1,967,398          1,967,587
Diluted                                                           2,007,932        2,005,977        2,033,241          2,083,352

                             ALLAIRE COMMUNITY BANK
                           Consolidated Balance Sheets
                       June 30, 2004 and December 31, 2003
                      (in thousands, except share amounts)

                                                                                             June 30,         December 31,
                                                                                               2004               2003
                                                                                           -----------        ------------
Assets
Cash and due from banks                                                                    $     9,605        $     7,149
Federal funds sold                                                                               6,925                100
Securities available for sale, at market value                                                  52,940             46,609
Securities held to maturity (market value of $11,635 and $12,362 at
    June 30, 2004 and December 31, 2003 respectively)                                           12,100             12,550
Loans, net                                                                                     116,530            108,235
Premises and equipment                                                                           2,436              2,529
Bank Owned Life Insurance                                                                        3,174              3,105
Other assets                                                                                     2,251              1,743
                                                                                           -----------        -----------
     Total assets                                                                          $   205,961        $   182,020
                                                                                           -----------        -----------

Liabilities and stockholders' equity

Deposits:
     Non-interest bearing                                                                  $    44,091        $    35,094
     Interest bearing                                                                          146,087            122,364
                                                                                           -----------        -----------
                                                                                               190,178            157,458
Short term borrowings                                                                            1,500             10,250
Accrued expenses and other liabilities                                                             349                384
                                                                                           -----------        -----------
     Total liabilities                                                                     $   192,027        $   168,092
                                                                                           -----------        -----------

Stockholders' equity:
Common stock, par value $3.33 per share
     Authorized 7,500,000 shares: issued and outstanding 1,971,361 shares in
       2004 and 1,967,399 in 2003                                                                6,571              6,258
     Additional paid-in capital                                                                  6,511              5,157
     Retained earnings                                                                           1,724              2,535
     Accumulated other comprehensive loss                                                         (872)               (22)
                                                                                           -----------        -----------
Total stockholders' equity                                                                      13,934             13,928

Commitments and contingencies (note 3)                                                              --                 --
                                                                                           -----------        -----------

Total liabilities and stockholders' equity                                                 $   205,961        $   182,020
                                                                                           ===========        ===========

See accompanying notes to consolidated financial statements.

                             ALLAIRE COMMUNITY BANK
                        Consolidated Statements of Income
                      (in thousands, except share amounts)

                                                                 Six months ended
                                                                     June 30,
                                                            (unaudited)     (unaudited)
                                                               2004             2003
                                                            ----------      ----------
Interest and dividend income:
   Interest and fees on loans                               $    3,448      $    3,233
   Interest on securities available for sale                     1,244             897
   Interest on securities held to maturity                         299             207
   Interest on federal funds sold and due from banks                10              30
                                                            ----------      ----------
      Total interest income                                      5,001           4,367

Interest expense:
   Interest on deposits                                            867             934
   Interest on borrowings                                           34              --
                                                            ----------      ----------
      Total interest expense                                       901             934
                                                            ----------      ----------

      Net interest income                                        4,100           3,433

Provision for loan losses                                           65             115
                                                            ----------      ----------
   Net interest income after provision for loan losses           4,035           3,318
                                                            ----------      ----------

Other income:
   Service charges on deposit accounts                             167             171
   Income on Bank Owned Life Insurance                              69              33
   Other service charges, commissions and fees                      60              50
   Gain on sale of securities available for sale                    11             112
                                                            ----------      ----------
      Total other income                                           307             366

Other expenses:
   Salaries and employee benefits                                1,464           1,279
   Occupancy expenses                                              527             507
   Stationery, supplies, printing and communications               112             116
   Data processing                                                 430             357
   Advertising and marketing                                        30              35
   Professional fees                                                90              87
   Other expenses                                                  329             177
                                                            ----------      ----------
      Total other expenses                                       2,982           2,558
                                                            ----------      ----------

      Income before income taxes                                 1,360           1,126

Income taxes                                                       505             405
                                                            ----------      ----------
      Net income                                            $      855      $      721
                                                            ==========      ==========

Net income per share
   Basic                                                    $     0.43      $     0.37
   Diluted                                                  $     0.39      $     0.33

Weighted average shares outstanding:
   Basic                                                     1,971,361       1,968,603
   Diluted                                                   2,187,041       2,196,732

See accompanying notes to consolidated financial statements.

                             ALLAIRE COMMUNITY BANK
           Consolidated Statements of Changes in Stockholders' Equity
                For the six months ended June 30, 2004 and 2003
                                 (in thousands)

                                                                                                   Accumulated
                                                                   Additional                         Other
                                                     Common         paid-in         Retained      Comprehensive
                                                      Stock         Capital         Earnings      Income (Loss)       Total
                                                    ---------      ----------       --------      -------------     --------
Balance at December 31, 2003                        $   6,258          5,157          2,535              (22)       $ 13,928

   Net income                                                                           855                              855

Other comprehensive income, net unrealized
   holding losses, on securities available for
   sale, net of tax of $506                                                                             (843)           (843)

Less reclassification adjustment for gains
   included in net income, net income, net of
   tax of $4                                                                                              (7)             (7)
                                                                                                                     -------

Comprehensive income                                                                                                       5

5% stock dividend, 93,874 shares                          313          1,354         (1,666)              --               1
                                                    ---------       --------        -------         --------         -------

Balance at June 30, 2004                            $   6,571          6,511          1,724             (872)         13,934
                                                    =========       ========        =======         ========        ========

Balance at December 31, 2002                        $   6,246          5,142            933              392          12,713

   Net income                                                                           721                              721

Other comprehensive income, net unrealized
   holding losses, on securities available for
   sale, net of tax of $0                                                                                 (1)            (31)
                                                                                                                    --------

Less reclassification adjustment for gains
included in net income, net income, net of
tax of $41                                                                                               (71)            (41)

Comprehensive income                                                                                                     649
                                                                                                                     -------

Stock options exercised                                     4              9             --               --              13
                                                    ---------       --------        -------         --------         -------

Balance at June 30, 2003                            $   6,250          5,151          1,654              320          13,375
                                                    =========       ========        =======         ========        ========

See accompanying notes to consolidated financial statements.

                             ALLAIRE COMMUNITY BANK
                      Consolidated Statements of Cash Flows
                 For the six months ended June 30, 2004 and 2003
                                 (in thousands)

                                                                                    (unaudited)     (unaudited)
                                                                                        2004            2003
                                                                                    -----------     -----------
Cash flows from operating activities:
    Net income                                                                        $    855       $    721
Adjustments to reconcile net income to net cash provided by operating activities

    Provision for loan losses                                                               65            115
    Depreciation and amortization                                                          153            189
    Increase in cash surrender value of life insurance                                     (69)           (33)
    Gain on sale of securities available for sale                                          (11)          (112)
    Decrease (increase) in other assets                                                   (508)            60
    Increase (decrease) in accrued expenses and other liabilities                          465           (407)
                                                                                      --------       --------

       Net cash provided by operating activities                                           950            533
                                                                                      --------       --------

Cash flows from investing activities:

    Proceeds from maturities / pay downs of securities available for sale                4,397         12,560
    Proceeds from sale of securities available for sale                                  1,848          5,767
    Proceeds from maturities / pay downs of securities held to maturity                    450             --
    Purchase of securities available for sale                                          (13,914)        (8,386)
    Purchase of Bank Owned Life Insurance                                                   --         (3,000)
    Net increase in loans                                                               (8,360)       (11,044)
    Purchase of premises and equipment                                                     (60)           (53)
                                                                                      --------       --------

       Net cash used in investing activities                                           (15,639)        (4,156)
                                                                                      --------       --------

Cash flows from financing activities:

    Repayments of short term borrowings                                                 (8,750)            --
    Net increase in non-interest bearing deposits                                        8,997           (998)
    Net increase in interest bearing deposits                                           23,723         15,908
                                                                                      --------       --------

       Net cash provided by financing activities                                        23,970         14,910
                                                                                      --------       --------

       Increase in cash and cash equivalents                                             9,281         11,287

Cash and cash equivalents at beginning of year                                           7,249         14,467
                                                                                      --------       --------

Cash and cash equivalents at end of period                                            $ 16,530       $ 25,754
                                                                                      ========       ========

Cash paid during the year for:

Interest                                                                              $    905       $  1,013
Income taxes                                                                          $    607       $    924

See accompanying notes to consolidated financial statements.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                       June 30, 2004 and December 31, 2003

(1) Summary of Significant Accounting Policies

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and in conformity with the instructions to Form 10-Q and Article 10 of Regulation S-X for Allaire Community Bank ("Allaire" or the "Bank"). All significant inter-company balances and transactions have been eliminated in the consolidated financial statements.

In the opinion of management, all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial condition, results of operations, and changes in cash flows have been made at and for the six months ended June 30, 2004 and 2003. The results of operations for the six months ended June 30, 2004, are not necessarily indicative of results that may be expected for the entire year ending December 31, 2004. These interim financial statements should be read in conjunction with the December 31, 2003 annual report.

(2) Earnings Per Share

Basic earnings per share are calculated by dividing net income by the daily average number of common shares outstanding during the period.

Diluted earnings per share is computed similarly to that of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential dilutive common shares were issued utilizing the treasury stock method.

All per share amounts reflect the effect of a 5% stock dividend declared on April 28, 2004 by the Bank. The following is a calculation of net income per share for the six months ended June 30, 2004 and 2003, dollars in thousands:

Calculation of Basic and Diluted Earnings Per Share
---------------------------------------------------
(dollars in thousands, except per share data)

                                                                          Six months ended June 30,
                                                                         ----------      ----------
                                                                           2004             2003
            Net Income                                                   $      855      $      721

            Basic weighted average common shares outstanding              1,971,361       1,968,603
            Plus: dilutive stock options                                    215,680         228,129
            Diluted weighted-average common shares outstanding            2,187,041       2,196,732
            Net income per common share
            Basic                                                        $     0.43      $     0.37
            Diluted                                                      $     0.39      $     0.33

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                       June 30, 2004 and December 31, 2003

(3) Commitments and Contingencies

At June 30, 2004, the Bank had the following commitments: (i) to originate loans of $11.5 million; (ii) unused equity lines of credit of $11.7 million; (iii) unused commercial lines of credit of $7.1 million; (iv) unused personal lines of credit of $57,000; and (vi) letters of credit outstanding totaling $466,000. Further, certificates of deposits, which are scheduled to mature and/or rollover in one year or less, totaled $53.3 million at June 30, 2004.

On June 30, 2004, Allaire and Monmouth Community Bancorp ("Bancorp") announced that they had entered into an Agreement and Plan of Acquisition to combine. The agreement provides for Bancorp to change its name to Central Jersey Bancorp, effect a six-for-five stock split to stockholders of record as of July 15, 2004, and exchange one share of Central Jersey Bancorp for each outstanding share of Allaire common stock. In order to create an ownership structure that gives each company approximate equal ownership of the combined entities, Bancorp will effect a 6-for-5 stock split prior to closing.

It is anticipated that subsequent to the consummation of the transaction, Allaire and Monmouth Community Bank, National Association will combine as Central Jersey Bank, National Association.

This combination will result in fifteen branch locations stretching from Point Pleasant Boro, Ocean County, to Little Silver, Monmouth County.

The proposed combination is subject to certain customary conditions including Allaire and Bancorp receiving stockholder and regulatory approvals.

(4) Allowance For Loan Losses

The following table presents the activity in the allowance for loan losses.

                                              For the six months ended June 30,
                                              ---------------------------------
                                                    2004             2003
                                                (unaudited)    (in thousands)
                                                -----------    --------------

      Balance at beginning of period              $ 1,090          $   906
      Provision charged to operations                  65              115
      Charge offs, net of recoveries                   --               (1)
                                                  -------          -------

      Balance at end of period                    $ 1,155          $ 1,020
                                                  =======          =======

(5) Comprehensive Income

Total comprehensive income, consisting of net income and the net change in unrealized gain (loss) on securities available for sale, was $5,000 and $649,000 for the six months ended June 30, 2004 and 2003, respectively.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                       June 30, 2004 and December 31, 2003

(6) Stock Based Compensation

At June 30, 2004, the Bank had three stock-based compensation plans. The Bank accounts for these plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based compensation cost related to stock options is reflected in net income, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net income and earnings per share if the Bank had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to our stock option plans.

                                                      For the six months ended June 30,
                                                             2004          2003
                                                           --------      --------
      Net income, as reported                              $855,000      $721,000
      Deduct: total stock-based compensation
         expense determined under fair value based
         method, net of related tax effects                      --            --
                                                           --------      --------
      Pro forma net income                                 $855,000      $721,000
      Earnings per share:
      Basic - as reported                                  $   0.43      $   0.37
      Basic - pro forma                                        0.43          0.37
      Diluted - as reported                                    0.39          0.33
      Diluted - pro forma                                      0.39          0.33

                                   APPENDIX A

                        AGREEMENT AND PLAN OF ACQUISITION

                            DATED AS OF JUNE 30, 2004

                        AGREEMENT AND PLAN OF ACQUISITION

                                 By and Between

                           MONMOUTH COMMUNITY BANCORP

                                       and

                             ALLAIRE COMMUNITY BANK

                                   ----------

                                TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         ----
ARTICLE I. THE COMBINATION.................................................................................12

   Section 1.01.  The Combination..........................................................................12
   Section 1.02.  Effective Time...........................................................................14
   Section 1.03.  Exchange of Allaire Capital Stock........................................................14
   Section 1.04.  Bancorp Capital Stock....................................................................15
   Section 1.05.  Allaire Stock Options....................................................................15
   Section 1.06.  Certificate of Incorporation and By-laws of Bancorp......................................16
   Section 1.07.  Certificate of Incorporation and By-laws of Allaire......................................16
   Section 1.08.  Tax Consequences.........................................................................16
   Section 1.09.  Stock Split..............................................................................16
   Section 1.10.  Board Composition and Structure; Officers................................................17

ARTICLE II. EXCHANGE OF SHARES.............................................................................18

   Section 2.01.  Bancorp to Make Shares Available.........................................................18
   Section 2.02.  Exchange of Shares.......................................................................18
   Section 2.03.  Dissenting Allaire Shares................................................................20
   Section 2.04.  Dissenting Bancorp Shares................................................................21

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF ALLAIRE.....................................................21

   Section 3.01.  Corporate Organization...................................................................21
   Section 3.02.  Capitalization...........................................................................22
   Section 3.03.  Authority; No Violation..................................................................23
   Section 3.04.  Consents and Approvals...................................................................24
   Section 3.05.  Reports..................................................................................25
   Section 3.06.  Financial Statements.....................................................................26
   Section 3.07.  Broker's Fees; Financial Advisor's Fees..................................................26
   Section 3.08.  Absence of Certain Changes or Events.....................................................26
   Section 3.09.  Loan Portfolio...........................................................................27
   Section 3.10.  Legal Proceedings; Agreements with Regulatory Agencies...................................27
   Section 3.11.  Taxes and Tax Returns....................................................................28
   Section 3.12.  Employee Benefit Plans...................................................................29
   Section 3.13.  Title and Related Matters................................................................31
   Section 3.14.  Real Estate..............................................................................32
   Section 3.15.  Environmental Matters....................................................................32
   Section 3.16.  Commitments and Contracts................................................................34
   Section 3.17.  Regulatory, Accounting and Tax Matters...................................................35
   Section 3.18.  Registration Obligations.................................................................35
   Section 3.19.  Antitakeover Provisions..................................................................35
   Section 3.20.  Insurance................................................................................35
   Section 3.21.  Labor....................................................................................36
   Section 3.22.  Compliance with Applicable Laws..........................................................36

   Section 3.23.  Transactions with Management.............................................................38
   Section 3.24.  Interest Rate Risk Management Instruments................................................38
   Section 3.25.  Deposits.................................................................................38
   Section 3.26.  Accounting Controls; Disclosure Controls.................................................38
   Section 3.27.  Allaire Information......................................................................39
   Section 3.28.  Deposit Insurance........................................................................39
   Section 3.29.  Intellectual Property....................................................................39
   Section 3.30.  Untrue Statements and Omissions..........................................................39
   Section 3.31.  Reorganization...........................................................................40
   Section 3.32.  Fairness Opinion.........................................................................40

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BANCORP......................................................40

   Section 4.01.  Corporate Organization...................................................................40
   Section 4.02.  Capitalization...........................................................................41
   Section 4.03.  Authority; No Violation..................................................................42
   Section 4.04.  Consents and Approvals...................................................................43
   Section 4.05.  Reports..................................................................................43
   Section 4.06.  Financial Statements.....................................................................44
   Section 4.07.  Broker's Fees; Financial Advisor's Fees..................................................45
   Section 4.08.  Absence of Certain Changes or Events.....................................................45
   Section 4.09.  Loan Portfolio...........................................................................46
   Section 4.10.  Legal Proceedings; Agreements with Regulatory Agencies...................................46
   Section 4.11.  Taxes and Tax Returns....................................................................47
   Section 4.12.  Employee Benefit Plans...................................................................48
   Section 4.13.  Title and Related Matters................................................................50
   Section 4.14.  Real Estate..............................................................................50
   Section 4.15.  Environmental Matters....................................................................51
   Section 4.16.  Commitments and Contracts................................................................52
   Section 4.17.  Regulatory, Accounting and Tax Matters...................................................53
   Section 4.18.  Registration Obligations.................................................................53
   Section 4.19.  Antitakeover Provisions..................................................................53
   Section 4.20.  Insurance................................................................................54
   Section 4.21.  Labor....................................................................................54
   Section 4.22.  Compliance with Applicable Laws..........................................................55
   Section 4.23.  Transactions with Management.............................................................56
   Section 4.24.  Interest Rate Risk Management Instruments................................................56
   Section 4.25.  Deposits.................................................................................56
   Section 4.26.  Accounting Controls; Disclosure Controls.................................................56
   Section 4.27.  Bancorp Information......................................................................57
   Section 4.28.  Deposit Insurance........................................................................57
   Section 4.29.  Intellectual Property....................................................................57
   Section 4.30.  Untrue Statements and Omissions..........................................................57
   Section 4.31.  Reorganization...........................................................................57
   Section 4.32.  Fairness Opinion.........................................................................58

ARTICLE V. COVENANTS AND AGREEMENTS........................................................................58

   Section 5.01.  Conduct of the Business Prior to the Effective Time......................................58
   Section 5.02.  Allaire Forbearances.....................................................................58
   Section 5.03.  Bancorp Forbearances.....................................................................59

ARTICLE VI. ADDITIONAL COVENANTS AND AGREEMENTS............................................................59

   Section 6.01.  Best Efforts; Cooperation................................................................59
   Section 6.02.  Regulatory Matters.......................................................................59
   Section 6.03.  Employment and Employee Benefits Matters.................................................60
   Section 6.04.  Indemnification..........................................................................61
   Section 6.05.  Registration Statement...................................................................62
   Section 6.06.  Section 16 Matters.......................................................................62
   Section 6.07.  Affiliate and Voting Agreements..........................................................62
   Section 6.08.  No Other Bids............................................................................62
   Section 6.09.  Transaction Expenses of Allaire..........................................................63
   Section 6.10.  Press Releases...........................................................................64
   Section 6.11.  Prior Notice and Approval Before Payment to be Made......................................64
   Section 6.12.  NASDAQ SmallCap Market Listing...........................................................65
   Section 6.13.  Current Information on Bancorp...........................................................65
   Section 6.14.  Current Information on Allaire...........................................................65
   Section 6.15.  Access to Information....................................................................66
   Section 6.16.  Access to Properties; Personnel and Records; Systems Integration.........................66
   Section 6.17.  Confidentiality of Information...........................................................68
   Section 6.18.  Notice of Deadlines......................................................................68
   Section 6.19.  Maintenance of Properties; Certain Remediation and Capital
                  Improvements.............................................................................68
   Section 6.20.  Compliance Matters.......................................................................68
   Section 6.21.  Approval of Stockholders and Shareholders................................................69
   Section 6.22.  Registration of Bancorp Common Stock related to Assumed Options..........................69
   Section 6.23.  Notification of Certain Matters..........................................................69

ARTICLE VII. CONDITIONS PRECEDENT..........................................................................70

   Section 7.01.  Conditions to Each Party's Obligation to Effect the Combination..........................70
   Section 7.02.  Conditions to Obligations of Bancorp.....................................................71
   Section 7.03.  Conditions to Obligations of Allaire.....................................................73

ARTICLE VIII. TERMINATION, WAIVER AND AMENDMENT............................................................74

   Section 8.01.  Termination..............................................................................74
   Section 8.02.  Effective of Termination; Termination Fee................................................76
   Section 8.03.  Amendments...............................................................................77
   Section 8.04.  Waivers..................................................................................77
   Section 8.05.  Non-Survival of Representations, Warranties and Covenants................................77

ARTICLE IX. MISCELLANEOUS..................................................................................77

   Section 9.01.  Closing..................................................................................77
   Section 9.02.  Standard.................................................................................78
   Section 9.03.  Entire Agreement.........................................................................78
   Section 9.04.  Notices..................................................................................78
   Section 9.05.  Severability.............................................................................79
   Section 9.06.  Costs and Expenses.......................................................................79
   Section 9.07.  Captions.................................................................................79
   Section 9.08.  Counterparts.............................................................................80
   Section 9.09.  Persons Bound; No Assignment; No Third-Party Beneficiaries...............................80
   Section 9.10.  Governing Law............................................................................80
   Section 9.11.  Recitals, Exhibits and Schedules.........................................................80
   Section 9.12.  Waiver...................................................................................80
   Section 9.13.  Construction of Terms....................................................................81

                             INDEX OF DEFINED TERMS

--------------------------------------------------------------------------------
                          Definition                             Section
                          ----------                             -------
--------------------------------------------------------------------------------
Acquisition Transaction                                            8.01(h)
--------------------------------------------------------------------------------
Affiliate                                                          3.25
--------------------------------------------------------------------------------
Agreement                                                introductory paragraph
--------------------------------------------------------------------------------
Allaire                                                  introductory paragraph
--------------------------------------------------------------------------------
Allaire Certificate(s)                                             1.03(b)
--------------------------------------------------------------------------------
Allaire Common Stock                                               1.03(a)
--------------------------------------------------------------------------------
Allaire Contract                                                   3.16(a)
--------------------------------------------------------------------------------
Allaire Employee Benefit Plan(s)                                   3.12(a)
--------------------------------------------------------------------------------
Allaire Financial Statements                                       3.06(a)
--------------------------------------------------------------------------------
Allaire Loan Property /Properties                                  3.15(a)
--------------------------------------------------------------------------------
Allaire Participation Facility /Facilities                         3.15(a)
--------------------------------------------------------------------------------
Allaire Regulatory Agreement                                       3.10(b)
--------------------------------------------------------------------------------
Allaire Regulatory Reports                                         3.05(b)
--------------------------------------------------------------------------------
Allaire Service Contracts                                          3.16(d)
--------------------------------------------------------------------------------
Allaire Stock Option/Stock Options                                 1.05(a)
--------------------------------------------------------------------------------
Allaire Stock Option Plans                                         1.05(a)
--------------------------------------------------------------------------------
Allaire Subsidiary /Subsidiaries                                   3.01(b)
--------------------------------------------------------------------------------
Assumed Stock Option(s)                                            1.05(a)
--------------------------------------------------------------------------------
Bancorp                                                  introductory paragraph
--------------------------------------------------------------------------------
Bancorp Common Stock                                               1.03(a)
--------------------------------------------------------------------------------
Bancorp Contract                                                   4.16(a)
--------------------------------------------------------------------------------
Bancorp Employee Benefit Plan(s)                                   4.12(a)
--------------------------------------------------------------------------------
Bancorp Financial Statements                                       4.6(a)
--------------------------------------------------------------------------------
Bancorp Loan Property /Properties                                  4.15(a)
--------------------------------------------------------------------------------
Bancorp Participation Facility /Facilities                         4.15(a)
--------------------------------------------------------------------------------
Bancorp Regulatory Agreement                                       4.10(b)
--------------------------------------------------------------------------------
Bancorp Regulatory Reports                                         4.05(b)
--------------------------------------------------------------------------------
Bancorp Service Contacts                                           4.16(d)
--------------------------------------------------------------------------------
Bancorp Stock Option/Stock Options                                 4.02(a)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Definition                             Section
                          ----------                             -------
--------------------------------------------------------------------------------
Bancorp Stock Option Plan(s)                                       4.02(a)
--------------------------------------------------------------------------------
Bancorp Subsidiary /Subsidiaries                                   4.01(c)
--------------------------------------------------------------------------------
Bank Merger                                             fourth recital paragraph
--------------------------------------------------------------------------------
Bank Secrecy Act                                                   3.22(d)
--------------------------------------------------------------------------------
Banking Act                                                        2.03(a)
--------------------------------------------------------------------------------
COBRA                                                              3.12(e)
--------------------------------------------------------------------------------
Closing                                                            9.01
--------------------------------------------------------------------------------
Closing Date                                                       9.01
--------------------------------------------------------------------------------
Code                                                               3.11(c)
--------------------------------------------------------------------------------
Combination                                              first recital paragraph
--------------------------------------------------------------------------------
Combination Consideration                                          1.01(e)
--------------------------------------------------------------------------------
Community Reinvestment Act                                         3.17
--------------------------------------------------------------------------------
Condition                                                          3.08(a)
--------------------------------------------------------------------------------
Consent                                                            1.02
--------------------------------------------------------------------------------
Dissenting Allaire Shares                                          2.03(a)
--------------------------------------------------------------------------------
Dissenting Bancorp Shares                                          2.04(a)
--------------------------------------------------------------------------------
Effective Time                                                     1.02
--------------------------------------------------------------------------------
Environmental Law                                                  3.15(b)
--------------------------------------------------------------------------------
Exchange Act                                                       3.26(b)
--------------------------------------------------------------------------------
Exchange Agent                                                     2.01
--------------------------------------------------------------------------------
Exchange Fund                                                      2.01
--------------------------------------------------------------------------------
Exchange Ratio                                                     1.03(a)
--------------------------------------------------------------------------------
ERISA                                                              3.12(a)
--------------------------------------------------------------------------------
FDIC                                                               1.02
--------------------------------------------------------------------------------
FRB                                                                1.02
--------------------------------------------------------------------------------
Form S-4                                                           3.04
--------------------------------------------------------------------------------
GAAP                                                               3.06(b)
--------------------------------------------------------------------------------
Governmental Entity/Entities                                       3.01(a)
--------------------------------------------------------------------------------
HIPAA                                                              3.12(e)
--------------------------------------------------------------------------------
Hazardous Material(s)                                              3.15(b)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Definition                             Section
                          ----------                             -------
--------------------------------------------------------------------------------
Indemnified Party                                                  6.04(a)
--------------------------------------------------------------------------------
Injunction                                                         7.01(f)
--------------------------------------------------------------------------------
Joint Proxy Statement                                              3.04
--------------------------------------------------------------------------------
Lien/Liens                                                         3.02(b)
--------------------------------------------------------------------------------
Material Adverse Effect                                            3.01(a)
--------------------------------------------------------------------------------
Maximum Amount                                                     6.04(b)
--------------------------------------------------------------------------------
MCBNA                                                   second recital paragraph
--------------------------------------------------------------------------------
NASD                                                               1.02
--------------------------------------------------------------------------------
NJBCA                                                              2.04
--------------------------------------------------------------------------------
OCC                                                                1.02
--------------------------------------------------------------------------------
PBGC                                                               3.12(a)
--------------------------------------------------------------------------------
Party /Parties                                           introductory paragraph
--------------------------------------------------------------------------------
Person                                                             3.11(a)
--------------------------------------------------------------------------------
Regulatory Authority /Authorities                                  1.02
--------------------------------------------------------------------------------
Representative                                                     6.08(a)
--------------------------------------------------------------------------------
Requisite Regulatory Approvals                                     1.02
--------------------------------------------------------------------------------
SEC                                                                1.02
--------------------------------------------------------------------------------
SRO                                                                3.04
--------------------------------------------------------------------------------
Section 16                                                         6.06
--------------------------------------------------------------------------------
Securities Act                                                     1.05(b)
--------------------------------------------------------------------------------
Stock Split                                                        1.09
--------------------------------------------------------------------------------
Subsidiary/Subsidiaries                                            3.01(a)
--------------------------------------------------------------------------------
Tax/Taxes                                                          1.01(e)
--------------------------------------------------------------------------------
Takeover Proposal                                                  6.08(a)
--------------------------------------------------------------------------------
Termination Fee                                                    8.02
--------------------------------------------------------------------------------
USA PATRIOT Act                                                    3.22(d)
--------------------------------------------------------------------------------

                               INDEX OF SCHEDULES

------------------------------------------------------------------------------------------------------------------------------------
The Combination                                                     Representations and Warranties of Bancorp
---------------                                                     -----------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Schedule  1.10(a)      Bancorp Board Composition                    Schedule  4.02(a)      Stock Options
------------------------------------------------------------------------------------------------------------------------------------
Schedule  1.10(b)      Allaire and MCBNA Boards                     Schedule  4.02(b)      Subsidiaries
------------------------------------------------------------------------------------------------------------------------------------
Schedule  1.10(c)      Executive Officers                           Schedule  4.08         Absence of Changes or Events
------------------------------------------------------------------------------------------------------------------------------------
Representations and Warranties of Allaire                           Schedule  4.09         Loan Portfolio
-----------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.02(a)      Stock Options                                Schedule  4.10         Legal Proceedings
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.02(b)      Subsidiaries                                 Schedule 4.11          Tax Information
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.08         Absence of Changes or Events                 Schedule  4.12(a)      Employee Benefit Plans
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.09         Loan Portfolio                               Schedule  4.12(b)      Defined Benefit Plans
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.10         Legal Proceedings                            Schedule  4.12(g)      Payments or Obligations
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.11         Tax Information                              Schedule  4.12(l)      Grantor or "Rabbi" Trusts
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.12(a)      Employee Benefit Plans                       Schedule  4.12(m)      Retirement Benefits
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.12(b)      Defined Benefit Plans                        Schedule  4.13(c)      Buildings and Structures
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.12(h)      Payments or Obligations                      Schedule  4.14(a)      Real Estate
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.12(m)      Grantor or "Rabbi" Trusts                    Schedule  4.14(b)      Leases
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.12(n)      Retirement Benefits                          Schedule  4.16(a)      Material Contracts
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.13(c)      Buildings and Structures                     Schedule  4.16(c)      Certain Other Contracts
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.14(a)      Real Estate                                  Schedule  4.16(d)      Effect on Contracts and Consents
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.14(b)      Leases                                       Schedule  4.18         Registration Obligations
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.16(a)      Material Contracts                           Schedule  4.20         Insurance
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.16(c)      Certain Other Contracts                      Schedule  4.21(b)      Benefit or Compensation Plans
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.16(d)      Effect on Contracts and Consents             Schedule  4.21(d)      Labor Relations
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.18         Registration Obligations                     Schedule  4.22         Compliance with Applicable Laws
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.20         Insurance                                    Schedule  4.23         Transactions with Management
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.21(b)      Benefit or Compensation Plans                Schedule  4.25         Deposits
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.21(d)      Labor Relations                              Additional Covenants and Agreements
                                                                    -----------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.22         Compliance with Applicable Laws              Schedule  6.18(a)      Notice of Deadlines (Allaire)
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.23         Transactions with Management                 Schedule  6.18(b)      Notice of Deadlines (Bancorp)
------------------------------------------------------------------------------------------------------------------------------------
Schedule  3.25         Deposits
------------------------------------------------------------------------------------------------------------------------------------

                                INDEX OF EXHIBITS

--------------------------------------------------------------------------------
Exhibit Number A          Voting Agreements
--------------------------------------------------------------------------------
Exhibit Number B          Affiliate Agreements
--------------------------------------------------------------------------------
Exhibit Number C          Opinion of Giordano, Halleran & Ciesla, P.C.
--------------------------------------------------------------------------------
Exhibit Number D          Opinion of Frieri Conroy & Lombardo, LLC
--------------------------------------------------------------------------------

                        AGREEMENT AND PLAN OF ACQUISITION

                                 By and Between

                           MONMOUTH COMMUNITY BANCORP

                                       and

                             ALLAIRE COMMUNITY BANK

                                   ----------

This AGREEMENT AND PLAN OF ACQUISITION, dated as of the 30th day of June, 2004 (this "Agreement"), is by and between Monmouth Community Bancorp, a bank holding company incorporated and organized under the laws of the State of New Jersey ("Bancorp"), and Allaire Community Bank, a commercial bank organized under the laws of the State of New Jersey ("Allaire"). Bancorp and Allaire are sometimes collectively referred to herein as the "Parties," and individually referred to herein as a "Party."

                              W I T N E S S E T H:

WHEREAS, the Boards of Directors of Bancorp and Allaire have determined that it is in the best interests of their respective entities and shareholders and stockholders, as the case may be, to combine "as equals" by consummating the strategic business combination transaction provided for in this Agreement (the "Combination"), in which Bancorp will, on the terms and subject to the conditions set forth in this Agreement, acquire all of the outstanding capital stock of Allaire;

WHEREAS, the Parties desire and intend that Bancorp will change its name to "Central Jersey Bancorp" contemporaneous with the consummation of the Combination, and that Monmouth Community Bank, National Association, a national association organized under the laws of the United States of America and wholly-owned subsidiary of Bancorp ("MCBNA"), similarly will change its name to "Central Jersey Bank, National Association" shortly after the consummation of the Combination;

WHEREAS, MCBNA shall make the requisite filing(s) to change its name to "Central Jersey Bank, National Association," as soon as practicable after the date of this Agreement;

WHEREAS, subsequent to the consummation of the Combination, Allaire will merge with and into "Central Jersey Bank, National Association," subject to applicable regulatory approval (the "Bank Merger");

WHEREAS, for federal income tax purposes, it is intended that the Combination shall qualify as a "reorganization" under the provisions of Section 368(a) of the Code (as defined herein), and this Agreement is intended to be and is adopted as a "plan of reorganization" for purposes of Sections 354 and 361 of the Code;

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Combination and also to prescribe certain conditions to the Combination; and

WHEREAS, as an inducement and condition to each Party entering into this Agreement, each Party shall use its best efforts to cause each of its directors and executive officers to enter into Voting Agreements with Allaire and Bancorp attached hereto as Exhibit A, pursuant to which such directors and executive officers will agree to vote their Allaire Common Stock and Bancorp Common Stock (as such terms are defined herein), as the case may be, in favor of approval of this Agreement, the Combination and the other transactions contemplated hereby (it being the intention of each Party to have a signed Voting Agreement from each director and executive officer of Bancorp and Allaire at the time this Agreement is entered into by the Parties).

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I.

                                 THE COMBINATION

            Section 1.01. The Combination.
                          ---------------

      (a) Parties to the Combination - Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), Bancorp shall acquire all of the outstanding capital stock of Allaire, a commercial bank organized under the laws of the State of New Jersey. The principal offices of Bancorp, the acquiring corporation, are located at 627 Second Avenue, Long Branch, New Jersey 07740. The principal offices of Allaire, the participating bank, are located at 2200 Highway 35, Sea Girt, New Jersey 08750.

      (b) Board of Directors of Bancorp - The name and address of each of the current members of Bancorp's Board of Directors are set forth below:

          James G. Aaron, Esq.                      John F. McCann
          10 Muncy Drive                            135 Bingham Avenue
          West Long Branch, NJ 07764                Rumson, NJ 07760

          Mark R. Aikins, Esq.                      Harold M. Miller, Jr.
          14 North Ward Avenue                      126 Rick Road
          Rumson, NJ 07760                          Milford, NJ 08848

          Nicholas A. Alexander, C.P.A.             Carmen M. Penta, C.P.A.
          79 West River Road                        8 DeCamp Court
          Rumson, NJ 07760                          West Long Branch, NJ 07764

          John A. Brockriede                        Mark G. Solow
          2 Van Court Avenue                        15 Page Drive
          Long Branch, NJ 07740                     Red Bank, NJ 07701

          Richard O. Lindsey                        James S. Vaccaro
          315 Hutchinson Avenue                     613 N. Edgemere Drive
          Barrington, NJ 08007                      West Allenhurst, NJ 07711

      (c) Board of Directors of Allaire - The name and address of each of the current members of Allaire's Board of Directors are set forth below:

          Thomas S. Birckhead, Jr.                  M. Claire French
          309 Main Street                           3420 Belmar Boulevard
          Manasquan, NJ 08736                       Neptune, NJ 07753

          George S. Callas                          Rev. William H. Jewett
          632 Valley Road                           807 Schoolhouse Road
          Brielle, NJ 08730                         Brielle, NJ 08730

          Carl F. Chirico                           Paul A. Larson, Jr.
          632 Bayview Drive                         3221 Allaire Road
          Toms River, NJ 08753                      Wall, NJ 07719

          Benjamin H. Danskin                       Robert S. Vuono
          114 Magnolia Avenue                       2162 Hidden Brook Drive
          Sea Girt, NJ 08750                        Wall, NJ 07719

          James P. Dugan
          35 Fox Hedge Road
          Saddle River, NJ 07458

      (d) Monmouth Community Bank, N.A. - Monmouth Community Bank, National Association, is currently the only banking subsidiary of Bancorp. Bancorp owns one hundred percent (100%) of the outstanding capital stock of MCBNA. There is currently 100 shares of common stock, par value $5.00 per share, of MCBNA outstanding.

      (e) Change in Structure of Combination - The Parties may at any time change the method of effecting the Combination, if and to the extent requested by either Party and consented to by the other Party (such consent not to be unreasonably withheld); provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of the capital stock of Allaire as provided for in this Agreement (the "Combination Consideration"), (ii) adversely affect the treatment of Allaire's stockholders as a result of receiving the Combination Consideration or the treatment of either Party pursuant to this Agreement relative to any Tax or Taxes (which term shall mean, as used herein, (A) all federal, state and local income taxes, excise taxes and taxes with respect to gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon and (B) any liability for Taxes described in clause (A), or (iii) materially impede or delay the consummation of the transactions contemplated by this Agreement.

            Section 1.02. Effective Time.
                          --------------

The effective time of the Combination shall occur (a) on the fifth (5th ) business day following the latest to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required consent, approval or authorization, waiver, clearance, exemption or similar affirmation (each a "Consent" and collectively, the "Consents") of any applicable regulatory authority having authority over the transactions contemplated under this Agreement, including, without limitation, the Federal Trade Commission, the United States Department of Justice, the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of the Comptroller of the Currency ("OCC"), the New Jersey Department of Banking and Insurance, the National Association of Securities Dealers, Inc. ("NASD"), and the Securities and Exchange Commission ("SEC") (collectively, the "Regulatory Authorities" and each a "Regulatory Authority") (such Consents and the expiration of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), (ii) the date on which the stockholders of Allaire and the shareholders of Bancorp shall approve the transactions contemplated by this Agreement, and (iii) the obtainment of the last Consent of any Person (as hereinafter defined) pursuant to any lease, contract or other arrangement or waiver of such Consent by the Parties hereto, or (b) such other day and at such other time as the Parties may agree (the "Effective Time").

            Section 1.03. Exchange of Allaire Capital Stock.
                          ---------------------------------

At the Effective Time, by virtue of the Combination and without any further action on the part of Bancorp, Allaire or the holders of any shares of the securities described below:

      (a) Each holder of a share of the common stock, par value $3.33333 per share, of Allaire issued and outstanding immediately prior to the Effective Time ("Allaire Common

Stock") shall cease to have any rights as a stockholder of Allaire. Except for Dissenting Allaire Shares (as hereinafter defined) and shares of Allaire Common Stock held in treasury by Allaire, each share of Allaire Common Stock shall be exchanged (the "Exchange Ratio") for the right to receive one (1) share of the common stock, par value $0.01 per share, of Bancorp ("Bancorp Common Stock"). The Exchange Ratio will be one-for-one, and, therefore, no fractional shares will result upon the consummation of the Combination. In order to effectuate a one-for-one Exchange Ratio, Bancorp shall implement the Stock Split described in
Section 1.09.

      (b) All of the shares of Allaire Common Stock exchanged for the right to receive Bancorp Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Allaire Common Stock (each an "Allaire Certificate" and collectively, the "Allaire Certificates") shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Bancorp Common Stock that a holder of Allaire Common Stock is entitled to receive for such shares of Allaire Common Stock as a result of the Combination and (ii) cash in lieu of fractional shares into which the shares of Allaire Common Stock represented by such certificate have been converted pursuant to this 1.03 and Section 2.02(e). Allaire Certificates previously representing shares of Allaire Common Stock shall be exchanged for certificates representing whole shares of Bancorp Common Stock and cash in lieu of fractional shares of Bancorp Common Stock issued in consideration therefor upon the surrender of such Allaire Certificates in accordance with Section 2.02, without any interest thereon.

      (c) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Allaire Common Stock that are held in treasury or owned by Allaire shall be cancelled and shall cease to exist, and no stock of Bancorp or other consideration shall be delivered in exchange therefor.

            Section 1.04. Bancorp Capital Stock.
                          ---------------------

At and after the Effective Time, each share of Bancorp Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Combination. It is hereby understood by the Parties that the Stock Split shall have been effected prior to the Effective Time.

            Section 1.05. Allaire Stock Options.
                          ---------------------

      (a) Effective as of the Effective Time, each outstanding option to purchase shares of Allaire Common Stock (each an "Allaire Stock Option" and collectively, the "Allaire Stock Options") granted by Allaire under the Allaire Stock Option Plans set forth in Schedule 3.02(a) (the "Allaire Stock Option Plans"), each of which is listed and described on Schedule 3.02(a), shall be assumed by Bancorp and shall be converted into an option to purchase a number of shares of Bancorp Common Stock (rounded to the nearest whole share) (collectively, the "Assumed Stock Options" and individually an "Assumed Stock Option") equal to (i) the number of shares of Allaire Common Stock subject to such Allaire Stock Option immediately prior to the Effective Time multiplied by
(ii) the Exchange Ratio, and the per share exercise price for Bancorp Common Stock issuable upon the exercise of such Assumed Stock Option shall be equal to (A) the exercise price per share of Allaire Common Stock at which such Allaire Stock Option was exercisable immediately prior to the Effective Time divided by (B) the Exchange Ratio (rounded to the nearest whole cent); provided, however, that in the case of any Allaire Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as otherwise provided herein, the Assumed Stock Options shall be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the corresponding Allaire Stock Options immediately prior to the Effective Time (but taking into account any changes thereto, including the acceleration thereof, provided for in the Allaire Stock Option Plans or in any award agreement thereunder by reason of this Agreement or the transactions contemplated hereby); provided, however, that thereafter references to Allaire shall be deemed to be references to Bancorp.

      (b) Bancorp has taken all corporate actions necessary to reserve for issuance a sufficient number of shares of Bancorp Common Stock upon the exercise of the Assumed Stock Options. On or as soon as practicable following the Closing Date, Bancorp shall file a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of (or settlement in cash in respect of) the shares of Bancorp Common Stock subject to the Assumed Stock Options, and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such Assumed Stock Options remain outstanding.

            Section 1.06. Certificate of Incorporation and By-laws of Bancorp.
                          ---------------------------------------------------

At the Effective Time, the Certificate of Incorporation and By-laws of Bancorp, amended for the purpose of changing the name of Bancorp to "Central Jersey Bancorp," shall be the Certificate of Incorporation and By-laws of Bancorp until thereafter amended in accordance with applicable law.

            Section 1.07. Certificate of Incorporation and By-laws of Allaire.
                          ---------------------------------------------------

At the Effective Time, the Certificate of Incorporation and By-laws of Allaire shall be amended, if necessary, to give effect to the terms and conditions of this Agreement and the Combination contemplated hereby.

            Section 1.08. Tax Consequences.
                          ----------------

It is intended that the Combination shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

            Section 1.09. Stock Split.
                          -----------

As soon as is practicable after the execution of this Agreement by the Parties, Bancorp shall effect a 6 for 5 stock split (the "Stock Split"). It is estimated that there shall be approximately 1,860,876 shares of Bancorp Common Stock outstanding immediately after the Stock Split is placed into effect.

            Section 1.10. Board Composition and Structure; Officers.
                          -----------------------------------------

As of the Effective Time:

      (a) The Board of Directors of Bancorp shall be comprised of the twelve
(12) directors listed on Schedule 1.10(a).

      (b) The Board of Directors of each of Allaire and MCBNA shall be comprised of the nineteen (19) directors listed on Schedule 1.10(b); provided, however, that it is the intention of the Parties for the size of the Board of Directors of "Central Jersey Bank, National Association" will be reduced to eighteen directors by December 31, 2005 and, assuming no change in the composition of such Board of Directors prior to such reduction, the Board of Directors of "Central Jersey Bank, National Association" immediately after such reduction will have an equal number of representatives from the pre-Combination Allaire and the pre-Combination Bancorp.

      (c) The executive officers of Bancorp, Allaire and MCBNA shall be those persons listed on Schedule 1.10(c).

      (d) Each committee of Bancorp, Allaire and MCBNA shall have an equal number of representatives from Allaire and Bancorp at least through December 31, 2005.

      Through December 31, 2005, the chairperson of the Personnel Committee, Compensation Committee, Advertisement Committee, Investment Committee, Nominating Committee and ALCO Committee of any of Bancorp, Allaire or MCBNA will be a representative of Allaire and the chairperson of the Executive Committee, Expansion Committee, Ethics Committee, Loan Committee and Audit Committee of any of Bancorp, Allaire and MCBNA will be a representative of Bancorp.

      (e) The Executive Committee of Bancorp shall have an equal number of representatives from Allaire and Bancorp at least through December 31, 2005. The members of the Executive Committee of Bancorp shall serve as the members of the Boards of Directors of MCB Investment Company and Allaire Investment Corporation, Inc.. The officers of MCBNA and Allaire initially shall serve as the officers of MCB Investment Company and Allaire Investment Corporation, Inc..

      (f) (i) the Chairman of the Board of Bancorp, Allaire and MCBNA, (ii) the Vice-Chairman of the Board of Bancorp, Allaire and MCBNA, and (iii) the President and Chief Executive Officer of Bancorp, Allaire and MCBNA, each of whom is listed on Schedule 1.10(a)(iii), will serve in such capacity for at least two (2) years following the Closing Date; provided, however, that such person can continue to serve in such capacity and, with respect to the Chairman of the Board of Bancorp and Vice-Chairman of the Board of Bancorp, such persons are nominated and then elected by the shareholders of Bancorp to serve on the Board of Directors of Bancorp for such period. It is hereby understood and agreed to by the Parties that the Parties will take all reasonable and appropriate action to ensure that each of the Chairman of the Board of Bancorp, the Vice-Chairman of the Board of Bancorp and the President and Chief Executive Officer of Bancorp set forth on Schedule 1.10(a)(iii) serves in such capacity for at least two (2) years following the Closing Date.

After the Effective Time, each director and executive officer of Bancorp, Allaire and MCBNA shall hold office in accordance with the respective By-laws of Bancorp, Allaire and MCBNA, as such By-laws may be amended from time to time.

                                   ARTICLE II.

                               EXCHANGE OF SHARES

            Section 2.01. Bancorp to Make Shares Available.

At or prior to the Effective Time, Bancorp shall deposit, or shall cause to be deposited, with a bank or trust company reasonably acceptable to each of Allaire and Bancorp (the "Exchange Agent"), for the benefit of the holders of Allaire Certificates, certificates representing the shares of Bancorp Common Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of Bancorp Common Stock, together with any dividends or distributions with respect thereto, being referred to as the "Exchange Fund"), to be issued pursuant to
Section 1.03 and paid pursuant to Section 2.02 in exchange for outstanding shares of Allaire Common Stock, except for Dissenting Allaire Shares.

            Section 2.02. Exchange of Shares.

      (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of one or more Allaire Certificates a letter of transmittal in customary form as reasonably agreed to by the Parties (which shall specify, among other things, that delivery shall be effected, and risk of loss and title to the Allaire Certificates shall pass, only upon delivery of the Allaire Certificates to the Exchange Agent) and instructions for surrendering the Allaire Certificates in exchange for certificates representing the shares of Bancorp Common Stock and any cash in lieu of fractional shares into which the shares of Allaire Common Stock represented by such Allaire Certificate or Allaire Certificates shall have been exchanged pursuant to this Agreement. Upon proper surrender of a Allaire Certificate or Allaire Certificates to the Exchange Agent for exchange and cancellation, together with such properly completed letter of transmittal, duly executed, the holder of such Allaire Certificate or Allaire Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing the number of whole shares of Bancorp Common Stock to which such holder of Allaire Common Stock shall have become entitled pursuant to the provisions of Article I, (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Allaire Certificate or Allaire Certificates surrendered pursuant to the provisions of this Article II, and
(iii) a check representing the amount of any dividends or distributions then payable pursuant to Sections 2.02(b)(i), and the Allaire Certificate or Allaire Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Allaire Certificates.

      (b) No dividends or other distributions declared with respect to Bancorp Common Stock shall be paid to the holder of any unsurrendered Allaire Certificate until the holder thereof shall surrender such Allaire Certificate in accordance with this Article II. After the surrender of a Allaire Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive (i) the amount of dividends or other distributions payable on Bancorp Common Stock with a record date after the Effective Time theretofore paid, without any interest thereon, with respect to the whole shares of Bancorp Common Stock represented by such Allaire Certificate, and (ii) at the appropriate payment date, the amount of dividends or other distributions payable on Bancorp Common Stock with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender, with respect to shares of Bancorp Common Stock exchanged for the shares of Allaire Common Stock represented by such Allaire Certificate.

      (c) If any certificate representing shares of Bancorp Common Stock is to be issued in a name other than that in which the Allaire Certificate or Allaire Certificates surrendered in exchange therefor is or are registered, it shall be a condition to the issuance thereof that the Allaire Certificate or Allaire Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance of any transfer any Taxes required by reason of the issuance of a certificate representing shares of Bancorp Common Stock in any name other than that of the registered holder of the Allaire Certificate or Allaire Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

      (d) After the Effective Time, the stock transfer books of Allaire shall be closed as to holders of Allaire Common Stock immediately prior to the Effective Time and no transfer of Allaire Common Stock by any such holder shall thereafter be made or recognized other than to settle transfers of Allaire Common Stock that occurred prior to the Effective Time and to effect the transfer of all outstanding shares of Allaire Common Stock, except for Dissenting Allaire Shares, to Bancorp. If, after the Effective Time, Allaire Certificates are properly presented for transfer to the Exchange Agent, the shares of Allaire Common Stock represented by such certificates (other than Allaire Dissenting Shares) shall be cancelled and exchanged for the certificates representing shares of Bancorp Common Stock as provided in this Article II.

      (e) Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of Bancorp Common Stock shall be issued upon the surrender of Allaire Certificates for exchange, no dividend or distribution with respect to Bancorp Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Bancorp. In lieu of the issuance of any such fractional share, each holder of Allaire Common Stock exchanged pursuant to the Combination who would otherwise have been entitled to receive a fraction of a share of Bancorp Common Stock (after taking into account all Allaire Certificates delivered by such holder), shall receive in lieu thereof and amount in cash (rounded to the nearest cent, without interest) equal to such fractional part (rounded to the nearest thousandth) of such Bancorp share, multiplied by the market value of one share of Bancorp Common Stock determined at the Effective Time. The market value of a share of Bancorp Common Stock at the Effective Time shall be the average of the last sale price for the five (5) trading days prior to the Effective Time of such Bancorp Common Stock, as reported by the NASDAQ SmallCap Market, ending on the last business day preceding the Effective Time.

      (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Allaire as of the first anniversary of the Effective Time shall be delivered to Bancorp. Any former stockholders of Allaire who have not theretofore complied with this
Article II shall thereafter look only to Bancorp for delivery of the shares of Bancorp Common Stock, payment of the cash in lieu of any fractional shares and any unpaid dividends and distributions on the Bancorp Common Stock deliverable in respect of each share of Allaire Common Stock that such stockholder formerly held as determined pursuant to this Agreement, in each case, without interest thereon. Notwithstanding the foregoing, none of Bancorp, Allaire, the Exchange Agent or any other Person shall be liable to any former holder of shares of Allaire Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

      (g) In the event that any Allaire Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Allaire Certificate to be lost, stolen or destroyed and, if reasonably required by Bancorp, the posting by such Person of a bond in such amount as Bancorp may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Allaire Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Allaire Certificate the shares of Bancorp Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

            Section 2.03. Dissenting Allaire Shares.
                          -------------------------

      (a) Any holders of Allaire Common Stock who dissent from the Combination shall be entitled to payment for their shares ("Dissenting Allaire Shares") only to the extent permitted by and in accordance with the provisions of The New Jersey Banking Act of 1948, as amended (the "Banking Act"); provided, however, that if, in accordance with the Banking Act, any Dissenting Allaire Shares shall forfeit such right to payment for the Dissenting Allaire Shares, such shares shall thereupon be deemed to have become exchangeable for, as of the Effective Time, the right to receive the Combination Consideration without interest from Bancorp for such shares. Holders of Dissenting Allaire Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Allaire Shares pursuant to the Banking Act.

      (b) Allaire shall give Bancorp prompt notice of any written objections to the Combination and any written demands for the payment of the fair value of any shares of Allaire Common Stock under the Banking Act, withdrawals of such demands, and any other instruments served pursuant to the Banking Act and received by Allaire. Allaire shall not voluntarily make any payment with respect to any demands for payment for Dissenting Allaire Shares and shall not, except with prior written consent of Bancorp, settle or offer to settle any such demands. Notwithstanding the foregoing, Allaire shall make all payments to its stockholders with regard to the exercise of dissenter's rights.

            Section 2.04. Dissenting Bancorp Shares.
                          -------------------------

      (a) Any holders of Bancorp Common Stock who dissent from the Combination shall be entitled to payment for such shares ("Dissenting Bancorp Shares") only to the extent permitted by and in accordance with the provisions of the New Jersey Business Corporation Act ("NJBCA"); provided, however, that if, in accordance with the NJBCA, any holder of Dissenting Bancorp Shares shall forfeit such right to payment of the fair value of such shares, such shares shall continue to remain outstanding after the Effective Time. Holders of Dissenting Bancorp Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Bancorp Shares pursuant to the NJBCA.

      (b) Bancorp shall give Allaire prompt notice of any written objections to the Combination and any written demands for the payment of the fair value of any shares of Bancorp Common Stock under the NJBCA, withdrawals of such demands, and any other instruments served pursuant to the NJBCA and received by Bancorp. Bancorp shall not voluntarily make any payment with respect to any demands for payment for Dissenting Bancorp Shares and shall not, except with prior written consent of Allaire, settle or offer to settle any such demands.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF ALLAIRE

Except as disclosed in a disclosure Schedule of Allaire attached hereto, Allaire hereby represents and warrants to Bancorp as follows as of the date hereof and as of all times up to and including the Effective Time (except as otherwise expressly provided below or where the context otherwise expressly indicates, for the purposes of the representations and warranties made in this Article III and the other provisions of this Agreement, the term "Allaire" shall mean Allaire and each Allaire Subsidiary (as hereinafter defined)):

            Section 3.01. Corporate Organization.
                          ----------------------

      (a) Allaire is a commercial bank duly organized, validly existing and in good standing under the laws of the State of New Jersey. Allaire (i) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted;
(ii) is duly licensed or qualified to do business in all such places where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary; and (iii) has in effect all federal, state and local governmental, regulatory and other authorizations, permits and licenses necessary to own or lease its properties and assets and to carry on its business as now conducted, except in each of clauses (ii) and (iii) as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect (defined below) on Allaire. True, correct and complete copies of the Certificate of Incorporation and the By-laws of Allaire, each as amended to the date hereof, have been delivered to Bancorp.

For purposes of this Agreement, the term "Material Adverse Effect," with respect to any Party, shall mean any event, change or occurrence which, together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operation or financial performance of such Party and its Subsidiaries (as defined below), taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Combination and the other transactions contemplated by this Agreement; provided, however, that with respect to clause (i), "Material Adverse Effect" shall not be deemed to include the effects of (A) changes, after the date hereof, in GAAP (as hereinafter defined) or regulatory accounting requirements applicable to banks and their holding companies generally, (B) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by courts, administrative agencies, commissions or other governmental authorities or instrumentalities (collectively, the "Governmental Entities" and individually a "Governmental Entity"), (C) actions or omissions of a Party taken with the prior written consent of the other or required hereunder, (D) changes, after the date hereof, in general economic or market conditions affecting banks or their holding companies generally, or (E) public disclosure of the transactions contemplated hereby.

For purposes of this Agreement, the term "Subsidiary" of a Party shall mean a bank, corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, in which the Party owns, directly or indirectly, five percent (5%) of more of the outstanding equity or ownership interests thereof or is consolidated with the Party for financial reporting purposes under GAAP (collectively, the "Subsidiaries").

      (b) Each Subsidiary of Allaire (each an "Allaire Subsidiary" and collectively, the "Allaire Subsidiaries") is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Allaire Subsidiary (i) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted; (ii) is duly licensed or qualified to do business in all such places where the nature of the business being conducted by the Allaire Subsidiary or the character or location of the properties and assets owned or leased by the Allaire Subsidiary make such qualification necessary; and (iii) has in effect all federal, state and local governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, except in each of clauses (ii) and (iii) as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire. True, correct and complete copies of the incorporation or organizational documents, by-laws, and operating or partnership agreements, as applicable, of the Allaire Subsidiaries, as amended to the date hereof, have been delivered to Bancorp.

      (c) The minute books of Allaire and each Allaire Subsidiary contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective stockholders and Boards of Directors (including all committees thereof).

            Section 3.02. Capitalization.
                          --------------

      (a) The authorized capital stock of Allaire consists of 7,500,000 shares of common stock, par value $3.33333 per share, of which 1,971,361 shares as of the date hereof are issued and outstanding (none of which is held in the treasury of Allaire). As of the date hereof, none of the Allaire Common Stock was reserved for issuance, except for 388,375 shares of Allaire

Common Stock reserved for issuance upon the exercise of Allaire Stock Options. Except for the Allaire Stock Options, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of Allaire, or any securities or rights convertible into or exchangeable for shares of capital stock of Allaire. All of the issued and outstanding shares of Allaire Common Stock have been duly authorized and validly issued and all such shares are fully paid, nonassessable and free of preemptive rights (except as the same may be afforded by applicable law). As of the date of this Agreement, except pursuant to this Agreement and the Allaire Stock Option Plans, Allaire does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Allaire capital stock or any other securities representing the right to purchase or otherwise receive any shares of Allaire capital stock. Allaire has furnished Bancorp with a list of the aggregate number of Allaire Stock Options outstanding under the Allaire Stock Option Plans (identified on Schedule 3.02(a)) as of March 31, 2004 and the exercise price for such stock options. Since March 31, 2004 through the date hereof, Allaire has not issued or awarded any options or other grants or awards under the Allaire Stock Option Plans.

      (b) Schedule 3.02(b) lists all Allaire Subsidiaries and indicates for each Allaire Subsidiary as of the date of this Agreement its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. Except as set forth on Schedule 3.02(b), all of the issued and outstanding shares of capital stock or other equity ownership interests of the Allaire Subsidiaries are owned by Allaire or another Allaire Subsidiary, free and clear of any liens, pledges, charges and security interests or similar encumbrances (each a "Lien" and collectively, "Liens") and adverse claims thereto, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and restrictions (other than those imposed by applicable federal and state securities laws). Each Allaire Subsidiary does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of the Allaire Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Allaire Subsidiary. There are no agreements or understandings with respect to the voting or disposition of any shares of capital stock or other equity interests of any Allaire Subsidiary. Allaire's ownership interests in the Allaire Subsidiaries are in compliance with all applicable laws, rules and regulations relating to direct investment in equity ownership interests. No Allaire Subsidiary is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder.

            Section 3.03. Authority; No Violation.
                          -----------------------

      (a) Allaire has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the stockholders of Allaire and the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of Allaire has determined that this Agreement and the transactions contemplated hereby are in the best interests of Allaire and its stockholders and has directed that this Agreement and the transactions contemplated by this Agreement be submitted to Allaire's stockholders for adoption at a duly held meeting of such stockholders and, except for the approval of this Agreement and the transactions contemplated by this Agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of Allaire Common Stock entitled to vote at such meeting, no other corporate proceedings on the part of Allaire are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Allaire and (assuming due authorization, execution and delivery by Bancorp and subject to any review and approval of any Regulatory Authority) constitutes a valid and binding obligation of Allaire, enforceable against Allaire in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

      (b) Neither the execution and delivery of this Agreement by Allaire, the consummation by Allaire of the transactions contemplated hereby, nor compliance by Allaire with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-laws of Allaire, or the Certificate of Incorporation, By-laws or any other formation document of any Allaire Subsidiary, (ii) assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Allaire or its properties or assets, (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in creation of any Lien upon any of the respective properties or assets of Allaire under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Allaire is a party or by which it or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults that are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire.

            Section 3.04. Consents and Approvals.
                          ----------------------

      (a) Except for (i) the filings required to be made with the SEC, including, without limitation, a registration statement on Form S-4 (the "Form S-4") and, as part thereof, a proxy statement relating to the meeting(s) of Allaire's stockholders and Bancorp's shareholders to be held in connection with this Agreement and the transactions contemplated herein (the "Joint Proxy Statement") and any similar filings which may be required by the FDIC, (ii) a declaration of effectiveness of the Form S-4 by the SEC, (iii) any Consents, authorizations, approvals, filings or exemptions required under the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder, the rules and regulations of any applicable industry self-regulatory organization ("SRO"), the rules of the NASDAQ SmallCap Market and OTC Bulletin Board, and consumer finance, mortgage banking and other similar laws, (iv) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Bancorp Common Stock pursuant to this Agreement, (v) the approval by the OCC, the FDIC and the New Jersey State Department of Banking and Insurance of this Agreement, (vi) the approval by the Boards of Directors of Bancorp and Allaire and the requisite vote of the stockholders of Allaire and the shareholders of

Bancorp, and (vii) filings, if any, required on behalf of Bancorp with NASDAQ, no corporate action or Consents of, approvals of or filings or registrations with any Regulatory Authority or Governmental Entity is or are necessary in connection with (A) the execution and delivery by Allaire of this Agreement and
(B) the consummation by Allaire of the Combination and the other transactions contemplated by this Agreement.

            Section 3.05. Reports.
                          -------

      (a) Allaire has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2000, with all applicable Regulatory Authorities, and all other reports and statements required to be filed by it since January 1, 2000, and has paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire. Except for normal examinations conducted by a Regulatory Authority in the ordinary course of the business of Allaire, no Regulatory Authority has initiated or has pending any proceeding or, to the knowledge of Allaire, investigation into the business or operations of Allaire since January 1, 2000, except where such proceedings or investigation is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire. There (i) is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any report or statement relating to any examinations or inspections of Allaire, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of Allaire since January 1, 2000, that are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire.

      (b) Allaire has previously delivered to Bancorp copies of the call reports of Allaire as of and for each of the years ended December 31, 2003, December 31, 2002 and December 31, 2001, and call reports for the quarter ended March 31, 2004, and Allaire shall deliver to Bancorp, as soon as practicable following the preparation of additional call reports for each subsequent calendar quarter (or other reporting period) or year, the call reports of Allaire as of and for such subsequent calendar quarter (or other reporting period) or year (such call reports, unless otherwise indicated, being hereinafter referred to collectively as the "Allaire Regulatory Reports"). To the extent not prohibited by law, Allaire has heretofore delivered or made available, or caused to be delivered or made available, to Bancorp all reports and filings made or required to be made by Allaire with the Regulatory Authorities, and will from time to time hereafter furnish to Bancorp, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Allaire Regulatory Reports has been or will be prepared in all material respects in accordance with regulatory accounting principles, as applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein. Each of the Allaire Regulatory Reports fairly presents or will fairly present the financial position of Allaire as of the respective dates thereof and fairly presents or will fairly present the results of operations of Allaire for the respective periods therein set forth.

            Section 3.06. Financial Statements.
                          --------------------

      (a) Allaire has previously delivered to Bancorp copies of the audited consolidated financial statements of Allaire as of and for the years ended December 31, 2003, December 31, 2002 and December 31, 2001, and unaudited consolidated financial statements for the quarter ended March 31, 2004, and Allaire shall deliver to Bancorp, as soon as practicable following the preparation of additional financial statements for each subsequent calendar quarter (or other reporting period) or year of Allaire, the additional consolidated financial statements of Allaire as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Allaire Financial Statements").

      (b) Each of the Allaire Financial Statements (including the related notes) have been or will be prepared in all material respects in accordance with Generally Accepted Accounting Principles of the United States of America ("GAAP"), which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Allaire have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Allaire Financial Statements (including the related notes) fairly presents or will fairly present the financial position of Allaire on a consolidated basis, as of the respective dates thereof and fairly presents or will fairly present the results of operations of Allaire on a consolidated basis for the respective periods therein set forth.

      (c) Except for those liabilities that are reflected or reserved against on the consolidated balanced sheet of Allaire dated March 31, 2004 and for liabilities incurred in the ordinary course of business consistent with past practice since such date, Allaire has not incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that has had or is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire.

            Section 3.07. Broker's Fees; Financial Advisor's Fees.
                          ---------------------------------------

Neither Allaire nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Combination or related transactions contemplated by this Agreement. However, Allaire has retained Janney Montgomery Scott LLC to provide financial advisory services and render a fairness opinion with respect to the Combination and is obligated to pay the fees and expenses for such services.

            Section 3.08. Absence of Certain Changes or Events.
                          ------------------------------------

      (a) Except as set forth in Schedule 3.08, since December 31, 2003, Allaire has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Allaire, except obligations and liabilities (i) which are accrued or reserved against in the Allaire Financial

Statements or the Allaire Regulatory Reports, or reflected in the notes thereto, or (ii) which were incurred after December 31, 2003, in the ordinary course of business consistent with past practices. Since December 31, 2003, Allaire has not incurred or paid any obligation or liability which would be material to the business, assets, operations, financial condition or results of the operations ("Condition") of Allaire, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

      (b) Since December 31, 2003, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of Allaire Common Stock, other than the stock dividend declared on June 11, 2004, or (ii) any change or any event involving a prospective change in the Condition of Allaire, or a combination of any such change(s) and any such event(s) which has had, or is reasonably likely to have, a Material Adverse Effect on Allaire, including, without limitation, any change in the administration or supervisory standing or rating of Allaire with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

      (c) Since December 31, 2003, no event or events have occurred that have had or are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire.

      (d) Since December 31, 2003 through and including the date of this Agreement, Allaire has carried on its business in all material respects in the ordinary course.

            Section 3.09. Loan Portfolio.
                          --------------

Except as set forth in Schedule 3.09, all evidences of indebtedness in original principal amount in excess of $500,000 reflected as assets in the Allaire Financial Statements and the Allaire Regulatory Reports as of March 31, 2004, were as of such date in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity.

            Section 3.10. Legal Proceedings; Agreements with Regulatory
                          ---------------------------------------------
Agencies.
--------

      (a) Except as set forth in Schedule 3.10, Allaire is not a party to any, and there are no pending or, to the knowledge of Allaire, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental or regulatory investigations against Allaire challenging the validity of the transactions contemplated by this Agreement. There is no proceeding, claim, action or governmental or regulatory investigation against Allaire, no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding or, to the knowledge of Allaire, threatened against Allaire which has had, or is reasonably likely to have, a Material Adverse Effect on Allaire. Allaire is not a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of Allaire, and no Regulatory Authority has advised Allaire that such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

      (b) Allaire (i) is not subject to any cease-and-desist or other order or enforcement action issued by, (ii) is not a party to any written agreement, consent agreement or memorandum of understanding with, (iii) is not a party to any commitment letter or similar undertaking with, (iv) is not subject to any order or directive by, (v) has not been ordered to pay any civil money penalty by, (vi) has not been since January 1, 2000, a recipient of any supervisory letter from, or (vii) since January 1, 2000, has not adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity, that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly-situated financial institutions or their subsidiaries (each item in this sentence, whether or not disclosed in Schedule 3.10, an "Allaire Regulatory Agreement"), nor has Allaire been advised since January 1, 2000 by any Regulatory Agency or Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Allaire Regulatory Agreement.

            Section 3.11. Taxes and Tax Returns.
                          ---------------------

      (a) Allaire has previously delivered or made available to Bancorp copies of the federal, state and local income Tax returns of Allaire for the years 2003, 2002 and 2001 and all schedules and exhibits thereto, and such returns have not been examined by the Internal Revenue Service or any other Taxing authority. Except as reflected in Schedule 3.11, Allaire has duly filed in correct form all federal, state and local information returns and Tax returns required to be filed on or prior to the date hereof, and Allaire has duly paid or made adequate provisions for the payment of all Taxes and other governmental charges which are owed by Allaire to, or claimed to be due from it by, any federal, state or local taxing authorities, whether or not reflected in such returns, other than Taxes and other charges which (i) are not yet delinquent or are being contested in good faith, or (ii) have not been finally determined and have adequately been reserved against. The amounts set forth as liabilities for Taxes on the Allaire Financial Statements and the Allaire Regulatory Reports are sufficient, in the aggregate, for the payment of all unpaid federal, state and local Taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with GAAP. Allaire is not responsible for the Taxes of any other individual, sole proprietorship, partnership, joint venture, limited liability entity, trust, unincorporated organization, association, corporation, institution, entity, or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each (each a "Person") under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

      (b) Except as disclosed in Schedule 3.11, Allaire has not executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local Tax due that is currently in effect, and all deferred Taxes of Allaire, have been adequately provided for in the Allaire Financial Statements.

      (c) There are no material disputes pending, or claims asserted, for Taxes or assessments upon Allaire for which Allaire does not have adequate reserves. Allaire is not a party to and is not bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among

Allaire and any of the Allaire Subsidiaries). No disallowance of a deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), for employee remuneration of any amount paid or payable by Allaire under any contract, plan, program or arrangement or understanding would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allaire.

      (d) There has not been an ownership change, as defined in Section 382(g) of the Code, of Allaire that occurred during or after any taxable period in which Allaire incurred an operating loss that carries over to any taxable period ending after the fiscal year of Allaire immediately preceding the date of this Agreement.

      (e) (i) Proper and accurate amounts have been withheld by Allaire from its employees and others for all prior periods in compliance in all material respects with the Tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding; (ii) federal, state and local Tax returns have been filed by Allaire for all periods for which returns were due with respect to withholding, Social Security and unemployment Taxes or charges due to any federal, state or local taxing authority; and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provisions therefor have been included by Allaire in the Allaire Financial Statements.

            Section 3.12. Employee Benefit Plans.
                          ----------------------

      (a) Allaire does not have or maintain any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in Schedule 3.12(a) (collectively the "Allaire Employee Benefit Plans" and individually an "Allaire Employee Benefit Plan"). Allaire has, with respect to each Allaire Employee Benefit Plan, delivered or made available to Bancorp true and complete copies of: (i) all plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all summary plan descriptions and material employee communications; (iii) the Form 5500 filed in each of the most recent actuarial valuation (if any); (iv) the most recent annual and periodic accounting of plan assets; (v) if the Allaire Employee Benefit Plan is intended to qualify under
Section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and (vi) all material communications with any Governmental Entity (including, without limitation, the Department of Labor, Internal Revenue Service and the Pension Benefit Guaranty Corporation ("PBGC")).

      (b) Except as described in Schedule 3.12(b), no Allaire Employee Benefit Plan is a defined benefit plan. None of Allaire nor any pension plan maintained by it has incurred any liability to the PBGC or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all of which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

      (c) Allaire has not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan, as such term is defined in Section 3(37) of ERISA.

      (d) All Allaire Employee Benefit Plans comply with the provisions of ERISA and the Code that are applicable, or intended to be applicable, including, but not limited to, COBRA (as defined below), HIPAA (as defined below) and any applicable similar state law. Allaire has no material liability under any Allaire Employee Benefit Plan that is not reflected in the Allaire Financial Statements or the Allaire Regulatory Reports. Neither Allaire, any Allaire Employee Benefit Plan or any employee, administrator or agent thereof, is or has been in violation of the transaction code set rules under HIPAA ss.ss.1172-1174 or the HIPAA privacy rules under 45 CFR Part 160 and subparts A and E of Part
165. No penalties have been imposed on Allaire, any Allaire Employee Benefit Plan, or any employee, administrator or agent thereof, under HIPAA ss.1176 or ss.1177.

      (e) For purposes of this Agreement, "COBRA" means the provision of Section 4980B of the Code and the regulations thereunder, and Part 6 of the Subtitle B of Title I of ERISA and any regulations thereunder, and "HIPAA" means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996.

      (f) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any Allaire Employee Benefit Plan which would result in the imposition, directly or indirectly, of an excise Tax under Section 4975 of the Code or a civil penalty under Section 502(i) of ERISA; and no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

      (g) No Allaire Employee Benefit Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

      (h) Except as described in Schedule 3.12(h), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment or obligation (including, without limitation, severance, bonus, deferred compensation, retirement, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of Allaire under any Allaire Employee Benefit Plan or otherwise, (ii) increase any benefits or obligations otherwise payable under any Allaire Employee Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefits or obligations.

      (i) No Allaire Employee Benefit Plan is a multiemployer plan as defined in
Section 414(f) of the Code or Section 3(37) or 4001(a)(3) of ERISA. Allaire has never been a party to or participant in a multiemployer plan.

      (j) There are no actions liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Allaire Employee Benefit Plan or against the assets of any Allaire Employee Benefit Plan. No assets of Allaire are subject to any Lien under Section 302(f) of ERISA or
Section 12(n) of the Code.

      (k) Each Allaire Employee Benefit Plan which is intended to qualify under
Section 401(a) or 403(a) of the Code so qualifies and its related trust is exempt from taxation under Section 501(a) of the Code. No event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust.

      (l) No Allaire Employee Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064, or 4066 of ERISA. No Allaire Employee Benefit Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

      (m) Each Allaire Employee Benefit Plan that is an employee pension benefit plan as defined in Section 3(2) of ERISA, and not qualified under Section 401(a) or 403(a) of the Code, is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly-compensation employees, pursuant to Section 201(2), 301(a)(3) and 401(a)(1) of ERISA. Except as disclosed on Schedule 3.12(m), no assets of Allaire are allocated to or held in a grantor trust or "rabbi trust" or similar funding vehicle.

      (n) Except as set forth on Schedule 3.12(n), no Allaire Employee Benefit Plan provides benefits to any current or former employee of Allaire following the retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents). Any such Allaire Employee Benefit Plan may be amended or terminated at any time by unilateral action of Allaire.

      (o) With respect to each Allaire Employee Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves or otherwise properly footnoted in accordance with GAAP on the Allaire Financial Statements.

            Section 3.13. Title and Related Matters.
                          -------------------------

      (a) Allaire has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under its name on the Allaire Financial Statements or the Allaire Regulatory Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 2003), free and clear of all Liens, except for (i) those Liens reflected in the Allaire Financial Statements and the Allaire Regulatory Reports, (ii) statutory Liens for amounts not yet delinquent or which are being contested in good faith, and (iii) Liens that are not in the aggregate material to the Condition of Allaire.

      (b) All agreements pursuant to which Allaire leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which, with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which, individually or in the aggregate, would not have a Material Adverse Effect on Allaire. Allaire shall have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all Liens, claims or encumbrances (other than the rights of the lessor) as of the Effective Time.

      (c) Except as set forth in Schedule 3.13(c), (i) all of the buildings, structures and fixtures owned, leased or subleased by Allaire are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by Allaire are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

            Section 3.14. Real Estate.
                          -----------

      (a) Schedule 3.14(a) identifies each parcel of real estate or interest therein owned, leased or subleased by Allaire or in which Allaire has any ownership or leasehold interest.

      (b) Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease, together with the current name and address of the landlord or sublandlord and the landlord's property manager (if any), under which Allaire is the lessee of any real property and which related in any manner to the operation of the business of Allaire.

      (c) Allaire has not violated, and is not currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Schedule 3.14(a) and Schedule 3.14(b) including, but not limited to, any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter.

      (d) As to each parcel of real property owned or used by Allaire, there are no pending or, to the knowledge of Allaire, threatened condemnation proceedings, litigation proceedings or mechanic's or materialmen's Liens.

            Section 3.15. Environmental Matters.
                          ---------------------

      (a) Each of Allaire, the Allaire Participation Facilities (as defined below), and the Allaire Loan Properties (as defined below) are, and have been, in material compliance, and there are no present circumstances that would prevent or interfere with the continuation of such material compliance, with all applicable federal, state and local laws, including common law, rules, regulations and ordinances, and with all applicable decrees, orders and contractual obligations, relating to pollution or the protection of the environment or the discharge of, or exposure to, Hazardous Materials (as defined below) in the environment or workplace.

As used herein, the term "Allaire Participation Facility" shall mean any facility in which Allaire has engaged in Participation in the Management (as defined in 40 C.F.R. ss.300.1100(c)) of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility (collectively, the "Allaire Participation Facilities").

As used herein, the term "Allaire Loan Property" shall mean any property owned by Allaire or in which Allaire holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property (collectively, the "Allaire Loan Properties").

      (b) There is no litigation pending or, to the knowledge of Allaire, threatened before any Governmental Entity in which Allaire or any Allaire Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor) with respect to any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on or involving a site owned, leased or operated by Allaire or any Allaire Participation Facility.

As used herein, the term "Environmental Law" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component.

As used herein, the term "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., or any similar federal, state or local law. Hazardous Material shall include, but not be limited to, (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws), and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls) (collectively, "Hazardous Materials").

      (c) There is no litigation pending or, to the knowledge of Allaire, threatened before any Governmental Entity in which any Allaire Loan Property (or Allaire in respect of such Allaire Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on or involving an Allaire Loan Property.

      (d) To the knowledge of Allaire, there is no reasonable basis for any litigation of a type described in Section 3.15(b) and Section 3.15(c) of this Agreement.

      (e) During the period of (i) ownership or operation by Allaire of any of its current properties, (ii) Participation by Allaire in the Management of any Allaire Participation Facility, or (iii) holding by Allaire of a security interest in any Allaire Loan Property, there have been no releases of Hazardous Material in, on, under or affecting such properties.

      (f) Prior to the period of (i) ownership or operation by Allaire of any of its current properties, (ii) Participation by Allaire in the Management of any Allaire Participation Facility, or (iii) holding by Allaire of a security interest in any Allaire Loan Property, to the knowledge of Allaire, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Allaire Participation Facility or Allaire Loan Property.

            Section 3.16. Commitments and Contracts.
                          -------------------------

      (a) Except as set forth in Schedule 3.16(a), Allaire is not a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been disclosed to Bancorp, (ii) that would materially restrict the conduct of any material line of business of Allaire upon consummation of the Combination, (iii) with or to a labor union or guild (including any collective bargaining agreement), or (iv) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the execution of this Agreement, the occurrence of any stockholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of or affected by any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.16(a), whether or not set forth in a Schedule attached hereto, is referred to as an "Allaire Contract," and Allaire does not know of, and has received no notice of, any violation of the above by any of the other parties thereto that is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire.

      (b) With such exceptions that are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire, (i) each Allaire Contract is valid and binding on Allaire, and is in full force and effect, (ii) Allaire has in all material respects performed all obligations required to be performed by it to date under each Allaire Contract, and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Allaire, or constitute a force majeure, or provide the basis for any other claim of excusable delay or non-performance under such Allaire Contract.

      (c) Except as set forth in Schedule 3.16(c), Allaire is not a party or subject to any of the following (whether written or oral, express or implied):

            (i) Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such Person's capacity as a consultant (other than those which are terminable at will without any further amount being payable thereunder);

            (ii)  Any labor contract or agreement with any labor union;

            (iii) Any contract or agreement which limits the ability of Allaire to compete in any line of business or which involves any restriction of the geographical area in which Allaire may carry on its business (other than as may be required by law or applicable regulatory authorities);

            (iv) Any lease (other than real estate leases described on Schedule 3.14) or other agreements or contracts with annual payments aggregating $50,000 or more; or

            (v) Any other contract or agreement which would be required to be disclosed in reports filed by Allaire with the New Jersey Department of Banking and Insurance or the FDIC and which has not been so disclosed.

      (d) Except as set forth on Schedule 3.16(d), (i) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in termination of any of the material service contracts (including leases, agreements or licenses) to which Allaire is a party ("Allaire Service Contracts"), or modification or acceleration of any of the terms of such Allaire Service Contracts; and (ii) no Consents are required to be obtained and no notices are required to be given in order for the Allaire Service Contracts to remain effective, without any modification or acceleration of any of the terms thereof, following the consummation of the transactions contemplated by this Agreement.

            Section 3.17. Regulatory, Accounting and Tax Matters.
                          --------------------------------------

Allaire has not taken or agreed to take any action and has no knowledge of any fact nor has it agreed to any circumstance that would (a) materially impede or delay receipt of any Consent of any Regulatory Authorities required to consummate the transactions contemplated by this Agreement, including matters relating to the Community Reinvestment Act, 12 U.S.C.ss. 2901 (the "Community Reinvestment Act") and protests thereunder; or (b) prevent the transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

            Section 3.18. Registration Obligations.
                          ------------------------

Except with respect to obligations set forth on Schedule 3.18, Allaire is not under any obligation, contingent or otherwise, which will survive the Combination to register any of its securities under the Securities Act or any state securities laws.

            Section 3.19. Antitakeover Provisions.
                          -----------------------

Allaire has taken all actions required to exempt Allaire, this Agreement, and the Combination from any provisions of an antitakeover nature contained in its organizational documents and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

            Section 3.20. Insurance.
                          ---------

Allaire is presently insured as set forth on Schedule 3.20, and during each of the past three calendar years has been insured, for such amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of Allaire, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Allaire provide adequate coverage against loss, and the fidelity bonds in effect as to which Allaire is named an insured are sufficient for their purpose.

            Section 3.21. Labor.
                          -----

      (a) No work stoppage involving Allaire is pending as of the date hereof nor, to the knowledge of Allaire, threatened. Allaire is not involved in, or, to the knowledge of Allaire, threatened with or affected by, any proceeding asserting that Allaire has committed an unfair labor practice, or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect on Allaire. No union represents or claims to represent any employees of Allaire, and, to the knowledge of Allaire, no labor union is attempting to organize employees of Allaire.

      (b) Allaire has made available to Bancorp a true and complete list of all employees of Allaire as of the date hereof, together with the employee position, title, salary and date of hire. Schedule 3.21(b) sets forth a true and complete list of each benefit or compensation plan, arrangement or agreement, and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement that is maintained, or contributed to, for the benefit of current or former directors or employees of Allaire or with respect to which Allaire may, directly or indirectly, have any liability, as of the date of this Agreement. Except as set forth on Schedule 3.21(b), the consummation of the transactions contemplated hereby will not cause Allaire to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any person or entity. Except as set forth on Schedule 3.21(b) hereto, no employee of Allaire has any contractual right to continued employment by Allaire.

      (c) Allaire is in compliance with all applicable law and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of Taxes, unemployment compensation, workers compensation, employee privacy and right-to-know and social security contributions.

      (d) Except as set forth on Schedule 3.21(d) hereto, there has not been, there is not presently pending or existing and there is not threatened any proceeding against or affecting Allaire relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body.

            Section 3.22. Compliance with Applicable Laws.
                          -------------------------------

Allaire has conducted its business in accordance with all applicable federal, state and local laws, regulations and orders, and is in material compliance with such laws, regulations and orders. Except as disclosed in Schedule 3.22:

      (a) Allaire is not in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business (other than where such violation will not, alone or in the aggregate, have a Material Adverse Effect on Allaire).

      (b) Allaire has not received a notification or communication from any Governmental Entity or any Regulatory Authority or the staff thereof (i) asserting that Allaire is not in compliance with any laws or orders which such Governmental Entity or Regulatory Authority enforces (other than where such noncompliance will not, alone or in the aggregate, have a Material Adverse Effect on Allaire), (ii) threatening to revoke any permit or license (other than licenses or permits the revocation of which will not, alone or in the aggregate, have a Material Adverse Effect on Allaire), (iii) requiring Allaire to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any material manner, the operations of Allaire, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business.

      (c) Except as is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire, Allaire has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of Allaire, or any director, officer or employee of Allaire, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

      (d) Allaire is not aware of, has not been advised of, or has no reason to believe that any facts or circumstances exist, which would cause Allaire (i) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part
103) (the "Bank Secrecy Act"), the USA PATRIOT Act of 2001, Public Law 107-56 (the "USA PATRIOT Act"), and all regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statue, rule or regulation; or (ii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by Allaire pursuant to 12 C.F.R. Part 570. Furthermore, the Board of Directors of Allaire has adopted and Allaire has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of
Section 352 of the USA PATRIOT Act and the regulations thereunder.

            Section 3.23. Transactions with Management.
                          ----------------------------

Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of Allaire at the time such deposits were entered into, (b) arm's length loans to employees entered into in the ordinary course of business, (c) the agreements listed on Schedule 3.16, (d) obligations under the Allaire Employee Benefit Plans set forth in Schedule 3.12, and (e) the items described on Schedule 3.23 and any loans or deposit agreements entered into in the ordinary course with customers of Allaire, there are no contracts with or commitments to directors, officers or employees involving the expenditure of more than $5,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such Person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

            Section 3.24. Interest Rate Risk Management Instruments.
                          -----------------------------------------

Except as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire, (a) all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Allaire or for the account of a customer of Allaire, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable rules, regulations and policies of any applicable Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Allaire enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect, and (b) to Allaire's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

            Section 3.25. Deposits.
                          --------

None of the deposits of Allaire are "brokered" deposits as such term is defined in the rules and regulations of the FDIC or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, setoff rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of any Affiliate (as defined below) of Allaire, except as set forth in Schedule 3.25.

As used in this Agreement, an "Affiliate" of a Person shall mean (i) any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such Person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of ten percent (10%) or greater equity or voting interest of such Person, or (iii) any other Persons for which a Person described in clause (ii) acts in any such capacity.

            Section 3.26. Accounting Controls; Disclosure Controls.
                          ----------------------------------------

      (a) Allaire has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Allaire;
(ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied with respect to institutions such as Allaire or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of Allaire is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Allaire; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

      (b) To the extent required, Allaire has in place "disclosure controls and procedures" as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to allow Allaire's management to make timely decisions regarding required disclosures and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Allaire required under the Exchange Act.

            Section 3.27. Allaire Information.
                          -------------------

None of the information relating to Allaire to be included in the Form S-4, in the Joint Proxy Statement which is to be mailed to the stockholders of Allaire and the shareholders of Bancorp in connection with the solicitation of their approval of this Agreement, or in any other document filed with any other Regulatory Authority in connection with the transactions contemplated by this Agreement, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading. The portions of the Joint Proxy Statement that relate to Allaire will comply in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder, and the rules, requirements and approvals of the FDIC.

            Section 3.28. Deposit Insurance.
                          -----------------

The deposit accounts of Allaire are insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act; Allaire has paid all regular premiums and special assessments and filed all reports required under the Federal Deposit Insurance Act.

            Section 3.29. Intellectual Property.
                          ---------------------

Allaire owns or possesses valid and binding licenses and other rights to use all patents, copyrights, trade secrets, trade names, servicemarks, trademarks, computer software and other intellectual property used in its business, if any, Allaire has not received any notice of conflict with respect thereto that asserts the right of others.

            Section 3.30. Untrue Statements and Omissions.
                          -------------------------------

No representation or warranty contained in Article III of this Agreement or in the Schedules attached hereto with respect to information concerning Allaire contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            Section 3.31. Reorganization.
                          --------------

As of the date of this Agreement, Allaire is not aware of any fact or circumstance that could reasonably be expected to prevent the Combination from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

            Section 3.32. Fairness Opinion.
                          ----------------

Prior to the execution of this Agreement, Allaire received an opinion from Janney Montgomery Scott LLC to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Combination Consideration is fair to the stockholders of Allaire from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF BANCORP

Except as disclosed in a disclosure Schedule of Bancorp attached hereto, Bancorp hereby represents and warrants to Allaire as follows as of the date hereof and as of all times up to and including the Effective Time (except as otherwise expressly provided below or where the context otherwise expressly indicates, for the purposes of the representations and warranties made in this Article IV and the other provisions of this Agreement, the term "Bancorp" shall mean Bancorp and each Bancorp Subsidiary (as hereinafter defined)):

            Section 4.01. Corporate Organization.
                          ----------------------

      (a) Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Bancorp (i) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted;
(ii) is duly licensed or qualified to do business in all such places where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary; and (iii) has in effect all federal, state and local governmental, regulatory and other authorizations, permits and licenses necessary to own or lease its properties and assets and to carry on its business as now conducted, except in each of clauses (i) through (iii) as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp. True, correct and complete copies of the Certificate of Incorporation and the By-laws of Bancorp, each as amended to the date hereof, have been delivered to Allaire.

      (b) MCBNA is a national association duly organized, validly existing and in good standing under the laws of the United States of America. MCBNA: (i) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted; (ii) is duly licensed or qualified to do business in all such places where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary; and (iii) has in effect all federal, state and local governmental, regulatory and other authorizations, permits and licenses necessary to own or lease its properties and assets and to carry on its business as now conducted, except in each of clauses (i) through (iii) as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on MCBNA. True, correct and complete copies of the Articles of Association and the By-laws of MCBNA, each as amended to the date hereof, have been delivered to Allaire.

      (c) Each other Subsidiary of Bancorp (each a "Bancorp Subsidiary" and together with MCBNA, the "Bancorp Subsidiaries") is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Bancorp Subsidiary: (i) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted; (ii) is duly licensed or qualified to do business in all such places where the nature of the business being conducted by the Bancorp Subsidiary or the character or location of the properties and assets owned or leased by the Bancorp Subsidiary make such qualification necessary; and (iii) has in effect all federal, state and local governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, except in each of clauses (i) through (iii) as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp. True, correct and complete copies of the incorporation or organizational documents, By-laws, and operating or partnership agreements, as applicable, of the Bancorp Subsidiaries, as amended to the date hereof, have been delivered to Allaire.

      (d) The minute books of Bancorp, MCBNA and each other Bancorp Subsidiary contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof).

            Section 4.02. Capitalization.
                          --------------

      (a) The authorized capital stock of Bancorp consists of 100,000,000 shares of common stock, par value $0.01 per share, of which 1,550,730 shares as of the date hereof are issued and outstanding (none of which is held in the treasury of Bancorp). As of the date hereof, none of the Bancorp Common Stock was reserved for issuance, except for 607,610 shares of Bancorp Common Stock reserved for issuance upon the exercise of Bancorp Stock Options (as defined below). Except for the Bancorp Stock Options, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of Bancorp, or any securities or rights convertible into or exchangeable for shares of capital stock of Bancorp. All of the issued and outstanding shares of Bancorp Common Stock have been duly authorized and validly issued and all such shares are fully paid, nonassessable and free of preemptive rights (except as the same may be afforded by applicable law). As of the date of this Agreement, except pursuant to this Agreement and the Bancorp Stock Option Plans (as defined below), Bancorp does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Bancorp capital stock or any other securities representing the right to purchase or otherwise receive any shares of Bancorp capital stock. Bancorp has furnished Allaire with a list of the aggregate number of Bancorp stock options (each a "Bancorp Stock Option" and collectively, the "Bancorp Stock Options") outstanding under the Bancorp Stock Option Plans (identified on Schedule 4.02(a)) (the "Bancorp Stock Option Plans") as of March

31, 2004 and the exercise price for such stock options. Since March 31, 2004 through the date hereof, Bancorp has not issued or awarded any options or other grants or awards under the Bancorp Stock Option Plans.

      (b) Schedule 4.02(b) lists all Bancorp Subsidiaries and indicates for each Bancorp Subsidiary as of the date of this Agreement its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. Except as set forth on Schedule 4.02(b), all of the issued and outstanding shares of capital stock or other equity ownership interests of the Bancorp Subsidiaries are owned by Bancorp or another Bancorp Subsidiary, free and clear of any Liens and adverse claims thereto, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and restrictions (other than those imposed by applicable federal and state securities laws). Each Bancorp Subsidiary does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of the Bancorp Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Bancorp Subsidiary. There are no agreements or understandings with respect to the voting or disposition of any shares of capital stock or other equity interests of any Bancorp Subsidiary. Bancorp's ownership interests in the Bancorp Subsidiaries are in compliance with all applicable laws, rules and regulations relating to direct investment in equity ownership interests. MCBNA is the only Bancorp Subsidiary that is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder.

            Section 4.03. Authority; No Violation.
                          -----------------------

      (a) Bancorp has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of Bancorp and the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Boards of Directors of Bancorp has determined that this Agreement and the transactions contemplated hereby are in the best interests of Bancorp and its shareholders and has directed that this Agreement and the transactions contemplated by this Agreement be submitted to Bancorp's shareholders for adoption at a duly held meeting of such shareholders and, except for the approval of this Agreement and the transactions contemplated by this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Bancorp Common Stock entitled to vote at such meeting, no other corporate proceedings on the part of Bancorp are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Bancorp and (assuming due authorization, execution and delivery by Allaire and subject to any review and approval of any Regulatory Authority) constitutes a valid and binding obligation of Bancorp, enforceable against Bancorp in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

      (b) Neither the execution and delivery of this Agreement by Bancorp, the consummation by Bancorp of the transactions contemplated hereby, nor compliance by Bancorp with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-laws of Bancorp, or the Certificate of Incorporation, By-laws or any other formation document of any Bancorp Subsidiary, (ii) assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Bancorp or its properties or assets, (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in creation of any Lien upon any of the respective properties or assets of Bancorp under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Bancorp is a party or by which it or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults that are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp.

            Section 4.04. Consents and Approvals.
                          ----------------------

Except for (i) the filings required to be made with the SEC, including, without limitation, the Form S-4 and Joint Proxy Statement and any similar filings which may be required by the FDIC, (ii) a declaration of effectiveness of the Form S-4 by the SEC, (iii) any Consents, authorizations, approvals, filings or exemptions required under the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder, the rules and regulations of any applicable industry SRO, the rules of the NASDAQ SmallCap Market and OTC Bulletin Board, and consumer finance, mortgage banking and other similar laws, (iv) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Bancorp Common Stock pursuant to this Agreement, (v) the approval by the OCC, the FDIC and the New Jersey State Department of Banking and Insurance of this Agreement, (vi) the approval by the Boards of Directors of Bancorp and Allaire and the requisite vote of the shareholders of Bancorp and stockholders of Allaire, and (vii) filings, if any, required on behalf of Allaire, no corporate action or Consents of, approvals of or filings or registrations with any Regulatory Authority or Governmental Entity is or are necessary in connection with (A) the execution and delivery by Bancorp of this Agreement and (B) the consummation by Bancorp of the Combination and the other transactions contemplated by this Agreement.

            Section 4.05. Reports.
                          -------

      (a) Bancorp has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2000, with all applicable Regulatory Authorities, and all other reports and statements required to be filed by it since January 1, 2000, and has paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp. Except for normal examinations conducted by a Regulatory Authority in the ordinary course of the business of Bancorp, no

Regulatory Authority has initiated or has pending any proceeding or, to the knowledge of Bancorp, investigation into the business or operations of Bancorp since January 1, 2000, except where such proceedings or investigation is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp. There (i) is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any report or statement relating to any examinations or inspections of Bancorp and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of Bancorp since January 1, 2000, that are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp.

      (b) Bancorp has previously delivered to Allaire copies of the call reports of MCBNA as of and for each of the years ended December 31, 2003, December 31, 2002 and December 31, 2001, and call reports for the quarter ended March 31, 2004, and Bancorp shall deliver to Allaire, as soon as practicable following the preparation of additional call reports for each subsequent calendar quarter (or other reporting period) or year, the call reports of MCBNA as of and for such subsequent calendar quarter (or other reporting period) or year (such call reports, unless otherwise indicated, being hereinafter referred to collectively as the "Bancorp Regulatory Reports"). To the extent not prohibited by law, Bancorp has heretofore delivered or made available, or caused to be delivered or made available, to Allaire all reports and filings made or required to be made by Bancorp with the Regulatory Authorities, and will from time to time hereafter furnish to Allaire, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Bancorp Regulatory Reports has been or will be prepared in all material respects in accordance with regulatory accounting principles, as applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein. Each of the Bancorp Regulatory Reports fairly presents or will fairly present the financial position of Bancorp as of the respective dates thereof and fairly presents or will fairly present the results of operations of Bancorp for the respective periods therein set forth.

            Section 4.06. Financial Statements.
                          --------------------

      (a) Bancorp has previously delivered to Allaire copies of the audited consolidated financial statements of Bancorp as of and for the years ended December 31, 2003, December 31, 2002 and December 31, 2001, and unaudited consolidated financial statements for the quarter ended March 31, 2004, and Bancorp shall deliver to Allaire, as soon as practicable following the preparation of additional financial statements for each subsequent calendar quarter (or other reporting period) or year of Bancorp, the additional consolidated financial statements of Bancorp as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Bancorp Financial Statements").

      (b) Each of the Bancorp Financial Statements (including the related notes) has been or will be prepared in all material respects in accordance with GAAP, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Bancorp have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Bancorp Financial Statements (including the related notes) fairly presents or will fairly present the financial position of Bancorp on a consolidated basis, as of the respective dates thereof and fairly presents or will fairly present the results of operations of Bancorp on a consolidated basis for the respective periods therein set forth.

      (c) Except for those liabilities that are reflected or reserved against on the consolidated balanced sheet of Bancorp dated March 31, 2004 and for liabilities incurred in the ordinary course of business consistent with past practice since such date, Bancorp has not incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that has had or is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp.

            Section 4.07. Broker's Fees; Financial Advisor's Fees.
                          ---------------------------------------

Neither Bancorp nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Combination or related transactions contemplated by this Agreement. However, Bancorp has retained Sandler, O'Neill & Partners, L.L.P. to provide financial advisory services and render a fairness opinion with respect to the Combination and is obligated to pay the fees and expenses for such services.

            Section 4.08. Absence of Certain Changes or Events.
                          ------------------------------------

      (a) Except as set forth in Schedule 4.08, since December 31, 2003, Bancorp has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Bancorp, except obligations and liabilities (i) which are accrued or reserved against in the Bancorp Financial Statements or the Bancorp Regulatory Reports, or reflected in the notes thereto, or (ii) which were incurred after December 31, 2003, in the ordinary course of business consistent with past practices. Since December 31, 2003, Bancorp has not incurred or paid any obligation or liability which would be material to the Condition of Bancorp, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

      (b) Since December 31, 2003, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of Bancorp Common Stock or (ii) any change or any event involving a prospective change in the Condition of Bancorp, or a combination of any such change(s) and any such event(s) which has had, or is reasonably likely to have, a Material Adverse Effect on Bancorp, including, without limitation, any change in the administration or supervisory standing or rating of Bancorp with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

      (c) Since December 31, 2003, no event or events have occurred that have had or are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp.

      (d) Since December 31, 2003 through and including the date of this Agreement, Bancorp has carried on its business in all material respects in the ordinary course.

            Section 4.09. Loan Portfolio.
                          --------------

Except as set forth in Schedule 4.09, all evidences of indebtedness in original principal amount in excess of $500,000 reflected as assets in the Bancorp Financial Statements and the Bancorp Regulatory Reports as of March 31, 2004, were as of such date in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity.

            Section 4.10. Legal Proceedings; Agreements with Regulatory
                          ---------------------------------------------
                          Agencies.
                          --------

      (a) Except as set forth in Schedule 4.10, Bancorp is not a party to any, and there are no pending or, to the knowledge of Bancorp, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental or regulatory investigations against Bancorp challenging the validity of the transactions contemplated by this Agreement. There is no proceeding, claim, action or governmental or regulatory investigation against Bancorp, no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding or, to the knowledge of Bancorp, threatened against Bancorp which has had, or is reasonably likely to have, a Material Adverse Effect on Bancorp. Bancorp is not a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of Bancorp, and no Regulatory Authority has advised Bancorp that such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

      (b) Bancorp (i) is not subject to any cease-and-desist or other order or enforcement action issued by, (ii) is a party to any written agreement, consent agreement or memorandum of understanding with, (iii) is not a party to any commitment letter or similar undertaking with, (iv) is not subject to any order or directive by, (v) has not been ordered to pay any civil money penalty by,
(vi) since January 1, 2000, has not been a recipient of any supervisory letter from, or since January 1, 2000, has not adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly-situated financial institutions or their subsidiaries (each item in this sentence, whether or not disclosed in Schedule 4.10, a "Bancorp Regulatory Agreement"), nor has Bancorp been advised since January 1, 2000 by any Regulatory Agency or Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Bancorp Regulatory Agreement.

            Section 4.11. Taxes and Tax Returns.
                          ---------------------

      (a) Bancorp has previously delivered or made available to Allaire copies of the federal, state and local income Tax returns of Bancorp for the years 2003, 2002 and 2001 and all schedules and exhibits thereto, and such returns have not been examined by the Internal Revenue Service or any other taxing authority. Except as reflected in Schedule 4.11, Bancorp has duly filed in correct form all federal, state and local information returns and Tax returns required to be filed on or prior to the date hereof, and Bancorp has duly paid or made adequate provisions for the payment of all Taxes and other governmental charges which are owed by Bancorp to, or claimed to be due from it by, any federal, state or local taxing authorities, whether or not reflected in such returns, other than Taxes and other charges which (i) are not yet delinquent or are being contested in good faith, or (ii) have not been finally determined and have adequately been reserved against. The amounts set forth as liabilities for Taxes on the Bancorp Financial Statements and the Bancorp Regulatory Reports are sufficient, in the aggregate, for the payment of all unpaid federal, state and local Taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with GAAP. Bancorp is not responsible for the Taxes of any other Person, under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

      (b) Except as disclosed in Schedule 4.11, Bancorp has not executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local Taxes due that is currently in effect, and all deferred Taxes of Bancorp, have been adequately provided for in the Bancorp Financial Statements.

      (c) There are no material disputes pending, or claims asserted, for Taxes or assessments upon Bancorp for which Bancorp does not have adequate reserves. Bancorp is not a party to and is not bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Bancorp and any of the Bancorp Subsidiaries). No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Bancorp under any contract, plan, program or arrangement or understanding would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp.

      (d) There has not been an ownership change, as defined in Section 482(g) of the Code, of Bancorp that occurred during or after any taxable period in which Bancorp incurred an operating loss that carries over to any taxable period ending after the fiscal year of Bancorp immediately preceding the date of this Agreement.

      (e) (i) Proper and accurate amounts have been withheld by Bancorp from its employees and others for all prior periods in compliance in all material respects with the Tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding; (ii) federal, state and local Tax returns have been filed by Bancorp for all periods for which returns were due with respect to withholding, Social Security and unemployment Taxes or charges due to any federal, state or local taxing authority; and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provisions therefor have been included by Bancorp in the Bancorp Financial Statements.

            Section 4.12. Employee Benefit Plans.
                          ----------------------

      (a) Bancorp does not have nor maintains any "employee benefit plan," as defined in Section 3(3) of ERISA, except as described in Schedule 4.12(a) (collectively, the "Bancorp Employee Benefit Plans" and individually, a "Bancorp Employee Benefit Plan"). Bancorp has, with respect to each Bancorp Employee Benefit Plan, delivered or made available to Allaire true and complete copies of: (i) all plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all summary plan descriptions and material employee communications; (iii) the Form 5500 filed in each of the most recent actuarial valuation (if any); (iv) the most recent annual and periodic accounting of plan assets; (v) if the Bancorp Employee Benefit Plan is intended to qualify under Section 401(a) or 404(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and (vi) all material communications with any Governmental Entity (including, without limitation, the Department of Labor, Internal Revenue Service and the PBGC).

      (b) Except as described in Schedule 4.12(b), no Bancorp Employee Benefit Plan is a defined benefit plan. None of Bancorp nor any pension plan maintained by it has incurred any liability to the PBGC or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all of which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

      (c) Bancorp has not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan, as such term is defined in Section 3(37) of ERISA.

      (d) All Bancorp Employee Benefit Plans comply with the applicable provisions of ERISA and the Code that are applicable, or intended to be applicable, including, but not limited to, COBRA, HIPAA and any applicable similar state law. Bancorp has no material liability under any Bancorp Employee Benefit Plan that is not reflected in the Bancorp Financial Statements or the Bancorp Regulatory Reports. Neither Bancorp, any Bancorp Employee Benefit Plan or any employee, administrator or agent thereof, is or has been in violation of the transaction code set rules under HIPAA ss.ss.1172-1174 or the HIPAA privacy rules under 45 CFR Part 160 and subparts A and E of Part 165. No penalties have been imposed on Bancorp, any Bancorp Employee Benefit Plan, or any employee, administrator or agent thereof, under HIPAA ss.1176 or ss.1177.

      (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any Bancorp Employee Benefit Plan which would result in the imposition, directly or indirectly, of an excise Tax under Section 4975 of the Code or a civil penalty under Section 502(i) of ERISA; and no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

      (f) No Bancorp Employee Benefit Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

      (g) Except as described in Schedule 4.12(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment or obligation (including, without limitation, severance, bonus, deferred compensation, retirement, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of Bancorp under any Bancorp Employee Benefit Plan or otherwise, (ii) increase any benefits or obligations otherwise payable under any benefit plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefits or obligations.

      (h) No Bancorp Employee Benefit Plan is a multiemployer plan as defined in
Section 414(f) of the Code or Section 3(37) or 4001(a)(3) of ERISA. Bancorp has never been a party to or participant in a multiemployer plan.

      (i) There are no actions liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Bancorp Employee Benefit Plan or against the assets of any Bancorp Employee Benefit Plan. No assets of Bancorp are subject to any Lien under Section 302(f) of ERISA or
Section 12(n) of the Code.

      (j) Each Bancorp Employee Benefit Plan which is intended to qualify under
Section 401(a) or 403(a) of the Code so qualifies and its related trust is exempt from taxation under Section 501(a) of the Code. No event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust.

      (k) No Bancorp Employee Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064, or 4066 of ERISA. No Bancorp Employee Benefit Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

      (l) Each Bancorp Employee Benefit Plan that is an employee pension benefit plan as defined in Section 3(2) of ERISA, and not qualified under Section 401(a) or 403(a) of the Code, is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensation employees, pursuant to Section 201(2), 301(a)(3) and 401(a)(1) of ERISA. Except as disclosed on Schedule 4.12(l), no assets of Bancorp are allocated to or held in a grantor trust or "rabbi trust" or similar funding vehicle.

      (m) Except as set forth on Schedule 4.12(m), no Bancorp Employee Benefit Plan provides benefits to any current or former employee of Bancorp following the retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents). Any such Bancorp Employee Benefit Plan may be amended or terminated at any time by unilateral action of Bancorp.

      (n) With respect to each Bancorp Employee Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves or otherwise properly footnoted in accordance with GAAP on the Bancorp Financial Statements.

            Section 4.13. Title and Related Matters.
                          -------------------------

      (a) Bancorp has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under its name on the Bancorp Financial Statements or the Bancorp Regulatory Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 2003), free and clear of all Liens, except for (i) those Liens reflected in the Bancorp Financial Statements and the Bancorp Regulatory Reports, (ii) statutory Liens for amounts not yet delinquent or which are being contested in good faith, and (iii) Liens that are not in the aggregate material to the Condition of Bancorp.

      (b) All agreements pursuant to which Bancorp leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which, individually or in the aggregate, would not have a Material Adverse Effect on Bancorp. Bancorp shall have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all Liens, claims or encumbrances (other than the rights of the lessor) as of the Effective Time.

      (c) Except as set forth in Schedule 4.13(c), (i) all of the buildings, structures and fixtures owned, leased or subleased by Bancorp are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by Bancorp are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

            Section 4.14. Real Estate.
                          -----------

      (a) Schedule 4.14(a) identifies each parcel of real estate or interest therein owned, leased or subleased by Bancorp or in which Bancorp has any ownership or leasehold interest.

      (b) Schedule 4.14(b) lists or otherwise describes each and every written or oral lease or sublease, together with the current name and address of the landlord or sublandlord and the landlord's property manager (if any), under which Bancorp is the lessee of any real property and which related in any manner to the operation of the business of Bancorp.

      (c) Bancorp has not violated, and is not currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Schedule 4.14(a) and Schedule 4.14(b) including, but not limited to, any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter.

      (d) As to each parcel of real property owned or used by Bancorp, there are no pending or, to the knowledge of Bancorp, threatened condemnation proceedings, litigation proceedings or mechanic's or materialmen's Liens.

            Section 4.15. Environmental Matters.
                          ---------------------

      (a) Each of Bancorp, the Bancorp Participation Facilities (as defined below), and the Bancorp Loan Properties (as defined below) are, and have been, in material compliance, and there are no present circumstances that would prevent or interfere with the continuation of such material compliance, with all applicable federal, state and local laws, including common law, rules, regulations and ordinances, and with all applicable decrees, orders and contractual obligations, relating to pollution or the protection of the environment or the discharge of, or exposure to, Hazardous Materials in the environment or workplace.

As used herein, the term "Bancorp Participation Facility" shall mean any facility in which Bancorp has engaged in Participation in the Management (as defined in 40 C.F.R. ss.300.1100(c)) of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility (collectively, the "Bancorp Participation Facilities").

As used herein, the term "Bancorp Loan Property" shall mean any property owned by Bancorp or in which Bancorp holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property (collectively, the "Bancorp Loan Properties").

      (b) There is no litigation pending or, to the knowledge of Bancorp, threatened before any Governmental Entity in which Bancorp or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor) with respect to any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on or involving a site owned, leased or operated by Bancorp or any Bancorp Participation Facility.

      (c) There is no litigation pending or, to the knowledge of Bancorp, threatened before any Governmental Entity in which any Bancorp Loan Property (or Bancorp in respect of such Bancorp Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on or involving a Bancorp Loan Property.

      (d) To the knowledge of Bancorp, there is no reasonable basis for any litigation of a type described in Section 4.15(b) and Section 4.15(c) of this Agreement.

      (e) During the period of (i) ownership or operation by Bancorp of any of its current properties, (ii) Participation by Bancorp in the Management of any Bancorp Participation

Facility, or (iii) holding by Bancorp of a security interest in any Bancorp Loan Property, there have been no releases of Hazardous Material in, on under or affecting such properties.

      (f) Prior to the period of (i) ownership or operation by Bancorp of any of its current properties, (ii) Participation by Bancorp in the Management of any Bancorp Participation Facility, or (iii) holding by Bancorp of a security interest in any Bancorp Loan Property, to the knowledge of Bancorp, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Bancorp Participation Facility or Bancorp Loan Property.

            Section 4.16. Commitments and Contracts.
                          -------------------------

      (a) Except as set forth in Schedule 4.16(a), Bancorp is not a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been disclosed to Allaire, (ii) that would materially restrict the conduct of any material line of business of Bancorp upon consummation of the Combination, (iii) with or to a labor union or guild (including any collective bargaining agreement) or (iv) any of the benefits of which will be increased, or the vesting of the benefits of which will be automatically accelerated, by the execution of this Agreement, the occurrence of any shareholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of or affected by any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 4.16(a), whether or not set forth in a Schedule attached hereto, is referred to as a "Bancorp Contract," and Bancorp does not know of, and has received no notice of, any violation of the above by any of the other parties thereto that is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp.

      (b) With such exceptions that are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp, (i) each Bancorp Contract is valid and binding on Bancorp, and is in full force and effect, (ii) Bancorp has in all material respects performed all obligations required to be performed by it to date under each Bancorp Contract, and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Bancorp, or constitute a force majeure, or provide the basis for any other claim of excusable delay or non-performance under such Bancorp Contract.

      (c) Except as set forth in Schedule 4.16(c), Bancorp is not a party or subject to any of the following (whether written or oral, express or implied):

            (i) Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such Person's capacity as a consultant (other than those which are terminable at will without any further amount being payable thereunder);

            (ii)  Any labor contract or agreement with any labor union;

            (iii) Any contract or agreement which limits the ability of Bancorp to compete in any line of business or which involves any restriction of the geographical area in which Bancorp may carry on its business (other than as may be required by law or applicable regulatory authorities);

            (iv) Any lease (other than real estate leases described on Schedule 4.14) or other agreements or contracts with annual payments aggregating $50,000 or more; or

            (v) Any other contract or agreement which would be required to be disclosed in reports filed by Bancorp with the Federal Reserve Bank of New York, the OCC or the FDIC and which has not been so disclosed.

      (d) Except as set forth on Schedule 4.16(d), (i) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in termination of any of the material service contracts (including leases, agreements or licenses) to which Bancorp is a party ("Bancorp Service Contracts"), or modification or acceleration of any of the terms of such Bancorp Service Contracts; and (ii) no Consents are required to be obtained and no notices are required to be given in order for the Bancorp Service Contracts to remain effective, without any modification or acceleration of any of the terms thereof, following the consummation of the transactions contemplated by this Agreement.

            Section 4.17. Regulatory, Accounting and Tax Matters.
                          --------------------------------------

Bancorp has not taken or agreed to take any action and has no knowledge of any fact and has not agreed to any circumstance that would (a) materially impede or delay receipt of any Consent of any Regulatory Authorities required to consummate the transactions contemplated by this Agreement, including matters relating to the Community Reinvestment Act and protests thereunder; or (b) prevent the transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

            Section 4.18. Registration Obligations.
                          ------------------------

Except with respect to obligations set forth herein as to Allaire Stock Options or set forth on Schedule 4.18, Bancorp is not under any obligation, contingent otherwise, which will survive the Combination to register any of its securities under the Securities Act or any state securities laws.

            Section 4.19. Antitakeover Provisions.
                          -----------------------

Bancorp has taken all actions required to exempt Bancorp, this Agreement and the Combination from any provisions of an antitakeover nature contained in their organizational documents and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

            Section 4.20. Insurance.
                          ---------

Bancorp is presently insured as set forth on Schedule 4.20, and during each of the past three calendar years has been insured, for such amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of Bancorp, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Bancorp provide adequate coverage against loss, and the fidelity bonds in effect as to which Bancorp is named an insured are sufficient for their purpose.

            Section 4.21. Labor.
                          -----

      (a) No work stoppage involving Bancorp is pending as of the date hereof nor to the knowledge of Bancorp, threatened. Bancorp is not involved in, or, to the knowledge of Bancorp, threatened with or affected by, any proceeding asserting that Bancorp has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect on Bancorp. No union represents or claims to represent any employees of Bancorp, and, to the knowledge of Bancorp, no labor union is attempting to organize employees of Bancorp.

      (b) Bancorp has made available to Allaire a true and complete list of all employees of Bancorp as of the date hereof, together with the employee position, title, salary and date of hire. Schedule 4.21 sets forth a true and complete list of each benefit or compensation plan, arrangement or agreement, and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement that is maintained, or contributed to, for the benefit of current or former directors or employees of Bancorp or with respect to which Bancorp may, directly or indirectly, have any liability, as of the date of this Agreement. Except as set forth on Schedule 4.21, the consummation of the transactions contemplated hereby will not cause Bancorp to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any person or entity. Except as set forth on Schedule 4.21 hereto, no employee of Bancorp has any contractual right to continued employment by Bancorp.

      (c) Bancorp is in compliance with all applicable law and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, workers compensation, employee privacy and right-to-know and social security contributions.

      (d) Except as set forth on Schedule 4.21 hereto, there has not been, there is not presently pending or existing and there is not threatened any proceeding against or affecting Bancorp relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body.

            Section 4.22. Compliance with Applicable Laws.
                          -------------------------------

Bancorp has conducted its business in accordance with all applicable federal, state and local laws, regulations and orders, and is in material compliance with such laws, regulations and orders. Except as disclosed in Schedule 4.22:

      (a) Bancorp is not in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business (other than where such violation will not, alone or in the aggregate, have a Material Adverse Effect on Bancorp).

      (b) Bancorp has not received a notification or communication from any Governmental Entity or any Regulatory Authority or the staff thereof (i) asserting that Bancorp is not in compliance with any laws or orders which such Governmental Entity or Regulatory Authority enforces (other than where such noncompliance will not, alone or in the aggregate, have a Material Adverse Effect on Bancorp), (ii) threatening to revoke any permit or license (other than licenses or permits the revocation of which will not, alone or in the aggregate, have a Material Adverse Effect on Bancorp), (iii) requiring Bancorp to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any material manner, the operations of Bancorp, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business.

      (c) Except as is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp, Bancorp has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of Bancorp, or any director, officer or employee of Bancorp, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

      (d) Bancorp is not aware of, has not been advised of, or has no reason to believe that any facts or circumstances exist, which would cause Bancorp (i) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the USA PATRIOT Act, and all regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statue, rule or regulation; or (ii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by MCBNA pursuant to 12 C.F.R. Part 570. Furthermore, the Board of Directors of MCBNA has adopted and MCBNA has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the

USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder.

            Section 4.23. Transactions with Management.
                          ----------------------------

Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of MCBNA at the time such deposits were entered into, (b) arm's length loans to employees entered into in the ordinary course of business, (c) the agreements listed on Schedule 4.16, (d) obligations under employee benefit plans of Bancorp set forth in Schedule 4.12, and (e) the items described on Schedule 4.23 and any loans or deposit agreements entered into in the ordinary course with customers of MCBNA, there are no contracts with or commitments to directors, officers or employees involving the expenditure of more than $5,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such Person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

            Section 4.24. Interest Rate Risk Management Instruments.
                          -----------------------------------------

Except as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp, (a) all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Bancorp or for the account of a customer of Bancorp, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable rules, regulations and policies of any applicable Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Bancorp enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect, and (b) to Bancorp's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

            Section 4.25. Deposits.
                          --------

None of the deposits of MCBNA are "brokered" deposits as such term is defined in the regulations of the FDIC or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, setoff rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of any Affiliate of Bancorp's except as set forth in Schedule 4.25.

            Section 4.26. Accounting Controls; Disclosure Controls.
                          ----------------------------------------

      (a) Bancorp has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Bancorp;
(ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied with respect to institutions such as Bancorp or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of Bancorp permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Bancorp; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

      (b) To the extent required, Bancorp has in place "disclosure controls and procedures" as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act to allow Bancorp's management to make timely decisions regarding required disclosures and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Bancorp required under the Exchange Act.

            Section 4.27. Bancorp Information.
                          -------------------

None of the information relating to Bancorp to be included in the Form S-4, in the Joint Proxy Statement which is to be mailed to the shareholders of Bancorp and the stockholders of Allaire in connection with the solicitation of their approval of this Agreement, or in any other document filed with any other Regulatory Authority in connection with the transactions contemplated by this Agreement, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading. The portions of the Joint Proxy Statement that relate to Bancorp will comply in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder, and the rules, requirements and approvals of the FDIC.

            Section 4.28. Deposit Insurance.
                          -----------------

The deposit accounts of MCBNA are insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act; MCBNA has paid all regular premiums and special assessments and filed all reports required under the Federal Deposit Insurance Act.

            Section 4.29. Intellectual Property.
                          ---------------------

Bancorp owns or possesses valid and binding licenses and other rights to use all patents, copyrights, trade secrets, trade names, servicemarks, trademarks, computer software and other intellectual property used in its business, if any; Bancorp has not received any notice of conflict with respect thereto that asserts the right of others.

            Section 4.30. Untrue Statements and Omissions.
                          -------------------------------

No representation or warranty contained in Article IV of this Agreement or in the Schedules attached hereto with respect to information concerning Bancorp contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            Section 4.31. Reorganization.
                          --------------

As of the date of this Agreement, Bancorp is not aware of any fact or circumstance that could reasonably be expected to prevent the Combination from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

            Section 4.32. Fairness Opinion.
                          ----------------

Prior to the execution of this Agreement, Bancorp received an opinion from Sandler O'Neill & Partners, L.L.P. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the shareholders of Bancorp from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                                   ARTICLE V.

                            COVENANTS AND AGREEMENTS

            Section 5.01. Conduct of the Business Prior to the Effective Time.
                          ---------------------------------------------------

During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the Schedules attached hereto), each of Allaire and Bancorp shall, and shall cause each of their respective Subsidiaries to, (i) conduct its business in the ordinary course in all material respects consistent with past practice and, where applicable, prudent banking principles, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the service of its key officers and key employees, (iii) except as required by law or regulation, take no action that would adversely affect or materially delay the ability of either Allaire or Bancorp to obtain any Consent from any Regulatory Authority or Governmental Entity required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

            Section 5.02. Allaire Forbearances.
                          --------------------

During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, Allaire shall not, and shall not permit any of the Allaire Subsidiaries to, without the prior written consent of Allaire (which consent shall not be unreasonably withheld), (a) amend, repeal or otherwise modify any provision of its Certificate of Incorporation, By-laws or other formation documents, except as otherwise contemplated hereby; (b) knowingly take any action or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the Combination from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; (c) take any action that would materially impede or delay the ability of the Parties to obtain any necessary approvals of any Regulatory Agency or Governmental Entity required for the transactions contemplated by this Agreement; (d) take any action that is intended or is reasonably likely to result in any of its representations or warranties set forth in Article III of this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Combination set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; (e) take any action that would materially impede or delay the ability of the Parties to obtain any necessary Consents of any Regulatory Agency or Governmental Entity required for the transactions contemplated by this Agreement; or (f) agree to take, make any commitments to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.03.

            Section 5.03. Bancorp Forbearances.
                          --------------------

During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, Bancorp shall not, and shall not permit any of the Bancorp Subsidiaries to, without the prior written consent of Allaire (which consent shall not be unreasonably withheld), (a) amend, repeal or otherwise modify any provision of its Certificate of Incorporation, By-laws or other formation documents, except as otherwise contemplated hereby; (b) knowingly take any action or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the Combination from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; (c) take any action that would materially impede or delay the ability of the Parties to obtain any necessary approvals of any Regulatory Agency or Governmental Entity required for the transactions contemplated by this Agreement; (d) take any action that is intended or is reasonably likely to result in any of its representations or warranties set forth in Article IV of this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Combination set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; (e) take any action that would materially impede or delay the ability of the Parties to obtain any necessary Consents of any Regulatory Agency or Governmental Entity required for the transactions contemplated by this Agreement; or (f) agree to take, make any commitments to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.03.

                                   ARTICLE VI.

                       ADDITIONAL COVENANTS AND AGREEMENTS

            Section 6.01. Best Efforts; Cooperation.
                          -------------------------

Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

            Section 6.02. Regulatory Matters.
                          ------------------

      (a) Bancorp and Allaire shall use their best efforts to cause to be prepared and filed within forty-five (45) days from the date hereof all required applications and filings with the Regulatory Authorities which are necessary for the obtaining of the necessary Consents of the Regulatory Authorities for the consummation of the transactions contemplated herein. Such applications and filings shall be in such form as may be prescribed by the respective Regulatory Authorities and shall contain such information as they may require. The Parties hereto will cooperate with each other and use their best efforts to prepare and execute all documentation, to effect all filings and to obtain all permits, Consents, approvals, rulings and authorizations of the Regulatory Authorities and third parties which are necessary to consummate the transactions contemplated herein. Each of the Parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any Regulatory Authority in connection with the transactions contemplated herein.

      (b) Each Party hereto will furnish the other Party with all information concerning itself, its Subsidiaries, directors, trustees, officers, shareholders or stockholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such Party to any governmental body in connection with the transactions, applications or filings contemplated herein. Upon request, the Parties hereto will promptly furnish each other with copies of written communications received by them or their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity or Regulatory Authority in respect of the transactions contemplated hereby.

      (c) Each of Allaire and Bancorp shall, and shall cause its Subsidiaries to, use their reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such Party or its Subsidiaries with respect to the Combination and, subject to the conditions set forth in Article VII, to consummate the transactions contemplated herein, and (ii) to obtain (and to cooperate with the other Party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity or Regulatory Authority and any other third party that is required to be obtained by Allaire or Bancorp or any of their respective Subsidiaries in connection with the Combination and the other transactions contemplated herein.

      (d) Each of Allaire and Bancorp shall promptly advise the other upon receiving any communication from any Governmental Entity or Regulatory Authority, Consent of which is required for consummation of the transactions contemplated by this Agreement, that causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent may be materially delayed.

            Section 6.03. Employment and Employee Benefits Matters.
                          ----------------------------------------

      (a) The Parties acknowledge that nothing in this Agreement shall be construed as (i) constituting an employment agreement between Bancorp or any of its Affiliates and any officer or employee of Allaire or any of the Allaire Subsidiaries or an obligation on the part of Bancorp or any of its Affiliates to employ any such officers or employees, and (ii) constituting an employment agreement between Allaire or any of its Affiliates and any officer or employee of Bancorp or any of the Bancorp Subsidiaries or an obligation on the part of Allaire or any of its Affiliates to employ any such officers or employees.

      (b) Allaire and Bancorp shall honor and assume the liabilities arising out of Allaire's employees' rights in respect of accrued paid time off and time accrued for illness bank and give each employee credit therefor and recognize the tenure of each employee while an employee of Allaire prior to the Closing Date for purposes of determining benefits available to employees under Allaire's or Bancorp's employee benefit plans subsequent to the Closing Date (which will include a waiver of pre-existing condition exclusions for employees and their dependents and recognition of or credit for all deductibles paid by such employees during the current period while in the employ of Allaire). Without limiting the foregoing, Allaire and Bancorp shall provide credit for eligibility, benefit accrual and vesting for all such employees' periods of service with Allaire for purposes of any of Allaire's or Bancorp's employee benefit plans subsequent to the Closing Date, including all qualified and non-qualified retirement or saving programs, vacation, sick leave, holiday and severance benefits. Nothing contained herein shall be construed to or shall create any right to continued employment on the part of any employee of Allaire or alter the "at will" status of any employee of Allaire. After the Closing, Bancorp intends to form a joint committee with equal representatives of Allaire and Bancorp in order to solicit recommendations to management concerning the types of benefits that may be offered to employees of both companies consistent with the types of benefits offered in the industry or marketplace. Until such time as Allaire and Bancorp implement their joint employee benefit plans, the existing employee benefit plans of each respective Party shall remain in effect.

      (c) Subsequent to the Closing Date, Allaire shall continue to comply with the coverage obligations (within the meaning of code Section 4980B and Part 6 of Subtitle B of Title 1 of ERISA) in respect of any former employee of Allaire who is eligible to receive continuation coverage.

            Section 6.04. Indemnification.
                          ---------------

      (a) For a period of six (6) years after the Effective Time, Bancorp shall indemnify, defend and hold harmless each Person entitled to indemnification from Allaire (each an "Indemnified Party") against all liability arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, transactions contemplated by this Agreement) to the same extent and subject to the conditions set forth in Allaire's Certificate of Incorporation or By-laws, in each case as in effect as of the date hereof.

      (b) Bancorp shall use its best efforts (and Allaire shall cooperate prior to the Effective Time) to maintain in effect for a period of six (6) years after the Effective Time Allaire's existing directors' and officers' liability insurance policy (provided the Bancorp may substitute therefor (i) policies with comparable coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Allaire (given prior to the Effective Time) any other policy with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, however, that Bancorp shall not be obligated to make premium payments for such six (6) year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Allaire's directors and officers, 150% of the annual premium payments on Allaire's current policy, as in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of premium that is necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Bancorp shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

      (c) If Bancorp or any of its successors or assigns shall consolidate with or merge into any other person and shall not be continuing or surviving person of such consolidation or merger, or shall transfer all or substantially all of its assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Bancorp shall assume the obligations set forth in this Section 6.04.

            Section 6.05. Registration Statement.
                          ----------------------

Bancorp shall use its best efforts to cause the Form S-4 to be filed with the SEC within the forty-five (45) days of the date hereof and shall use its best efforts to cause such Form S-4 to be declared effective under the Securities Act, which Form S-4, at the time it becomes effective, and at the Effective Time, shall in all material respects conform to the requirements of the Securities Act and the general rules and regulations of the SEC promulgated thereunder. The Form S-4 shall include the form of Joint Proxy Statement for the meeting(s) of Bancorp's shareholders and Allaire's stockholders to be held for the purpose of having such shareholders and stockholders vote upon the approval of this Agreement. Allaire will furnish to Bancorp the information required to be included in the Form S-4 with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed. Bancorp shall take all actions required to qualify or obtain exemptions from such qualifications for the Bancorp Common Stock to be issued in connection with the transactions contemplated by this Agreement under applicable "Blue Sky" laws, as appropriate. Bancorp and Allaire also shall submit the Joint Proxy Statement and, if required, the Form S-4 to the FDIC for review and approval

            Section 6.06. Section 16 Matters.
                          ------------------

Prior to the Effective Time, the Boards of Directors of Allaire and Bancorp (or appropriate committees thereof) shall adopt (if necessary) a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of Allaire, who is a covered Person of Allaire for purposes of Section 16 under the Exchange Act (together with the rules and regulations promulgated thereunder, "Section 16"), of Allaire Common Stock or Allaire Stock Options pursuant to this Agreement and the Combination shall be an exempt transaction for purposes of Section 16.

            Section 6.07. Affiliate and Voting Agreements.
                          -------------------------------

Allaire shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of Allaire to deliver to Bancorp contemporaneously with the execution of this Agreement,, an Affiliate Agreement in form and substance as set forth at Exhibit B. In addition, each of Allaire and Bancorp shall use its best efforts to cause each of its directors and executive officers to deliver to Bancorp and Allaire contemporaneously with the execution of this Agreement a Voting Agreement in form and substance as set forth at Exhibit A, pursuant to which such director and/or executive officer will agree to vote their shares of Allaire Common Stock or Bancorp Common Stock, as the case may be, in favor of this Agreement and the transactions contemplated hereby. It being understood by the Parties, that in the event any Person required to deliver an Affiliate Agreement or Voting Agreement contemporaneously with the execution hereof does not deliver such agreement, each Party will use its best efforts to cause such Person to do so within ten (10) days of the date of this Agreement.

            Section 6.08. No Other Bids.
                          -------------

      (a) Except with respect to this Agreement and the transactions contemplated hereby, neither Allaire nor Bancorp, nor any investment banker, attorney, accountant or other representative (collectively, "representative") retained by Allaire or Bancorp shall directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any "takeover proposal" (as defined below) by any other party. Except to the extent necessary to comply with the fiduciary duties of Allaire's Board of Directors or Bancorp's Board of Directors, as the case may be, as advised in writing by counsel to such Board of Directors, neither Allaire nor Bancorp or a representative thereof shall furnish any non-public information that it is not legally obligated to furnish or negotiate or enter into any agreement or contract with respect to any takeover proposal, and shall direct and use its reasonable efforts to cause its representatives not to engage in any of the foregoing, but Allaire or Bancorp may communicate information about such a takeover proposal to its stockholders or shareholders, as the case may be, if and to the extent it is required to do so in order to comply with its legal obligations as advised in writing by counsel. Allaire shall promptly notify Bancorp and Bancorp shall promptly notify Allaire, orally and in writing, in the event that it receives any inquiry or proposal relating to any such transaction. Allaire and Bancorp shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations with any other parties conducted heretofore with respect to any of the foregoing. As used in this Section 6.08, "takeover proposal" shall mean (i) any proposal for a merger or other business combination involving Allaire or any Allaire Subsidiary or for the acquisition of a significant equity interest in Allaire or any Allaire Subsidiary or for the acquisition of a significant portion of the assets or liabilities of Allaire or any Allaire Subsidiary, or (ii) any proposal for a merger or other business combination involving Bancorp or any Bancorp Subsidiary or for the acquisition of a significant equity interest in Bancorp or any Bancorp Subsidiary or for the acquisition of a significant portion of the assets or liabilities of Bancorp or any Bancorp Subsidiary.

      (b) Allaire and Bancorp shall ensure that their representatives are aware of the restrictions described in this Section 6.08 as reasonably necessary to avoid violations thereof. It is understood that any violation of the restrictions set forth in this Section 6.08 by any representative of Allaire or Bancorp, at the direction of or with the consent of Allaire or Bancorp, as the case may be, shall be deemed to be a breach of this Section 6.08 by Allaire or Bancorp, as the case may be.

            Section 6.09. Transaction Expenses of Allaire.
                          -------------------------------

      (a) (i) For planning purposes, Allaire will provide Bancorp with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Allaire in connection with this Agreement and the transactions contemplated hereby based on facts and circumstances then currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Allaire shall use its best efforts to maintain expenses within the budget, provided that in the event the actual facts and circumstances differ from the assumptions upon which the budget is based, then the budget shall be adjusted to reasonably correspond to such change.

            (ii) For planning purposes, Bancorp will provide Allaire with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Bancorp in connection with this Agreement and the transactions contemplated hereby based on facts and circumstances then currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Bancorp shall use its best efforts to maintain expenses within the budget, provided that in the event the actual facts and circumstances differ from the assumptions upon which the budget is based, then the budget shall be adjusted to reasonably correspond to such change.

      (b) Bancorp and Allaire shall agree on all arrangements with respect to the printing and mailing of the Joint Proxy Statement. Each Party shall be responsible for their proportionate expenses with respect to the printing of the Joint Proxy Statement.

      (c) (i) Not later then two (2) business days prior to the Closing Date, Allaire shall provide Bancorp with an accounting of all transaction related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred or to be incurred through the Closing Date but as to which invoices have not yet been submitted. Allaire shall detail any variance of such transaction expenses to the budget provided pursuant to Section 6.09(a)(i).

(ii) Not later then two (2) business days prior to the Closing Date, Bancorp shall provide Allaire with an accounting of all transaction related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred or to be incurred through the Closing Date but as to which invoices have not yet been submitted. Bancorp shall detail any variance of such transaction expenses to the budget provided pursuant to Section 6.09(a)(ii).

            Section 6.10. Press Releases.
                          --------------

Bancorp and Allaire agree that they will not issue any press release or other public disclosure related to this Agreement or the transactions contemplated hereby, without first consulting with the other Party as to the timing, form and substance of such disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either Party, following notification to the other Party, from making any disclosure which is required by applicable law or regulation.

            Section 6.11. Prior Notice and Approval Before Payment to be Made.
                          ---------------------------------------------------

      (a) (i) No payments shall be made by Allaire or any Allaire Subsidiary to any director, officer or employee in accordance with any agreement, contract, plan or arrangement (including, but not limited to, any employment agreement, severance arrangement, stock option, deferred compensation plan, vacation or leave plan or other compensation or benefits program), upon the termination of such agreement, contract, plan or arrangement or upon the termination of employment or service of such recipient with Allaire or an Allaire Subsidiary, except to the extent that such intended payments (i) have been set forth in the Schedules hereto, (ii) with prior written notice to Bancorp of such intended payment, (iii) delivery of a written acknowledgement and release executed by the recipient and Allaire or the Allaire Subsidiary satisfactory to Bancorp in form and substance, and (iv) the written consent of Bancorp.

            (ii) No payments shall be made by Bancorp or any Bancorp Subsidiary to any director, officer or employee in accordance with any agreement, contract, plan or arrangement (including, but not limited to, any employment agreement, severance arrangement, stock option, deferred compensation plan, vacation or leave plan or other compensation or benefits program), upon the termination of such agreement, contract, plan or arrangement or upon the termination of employment or service of such recipient with Bancorp or an Bancorp Subsidiary, except to the extent that such intended payments (i) have been set forth in the Schedules hereto, (ii) with prior written notice to Allaire of such intended payment, (iii) delivery of a written acknowledgement and release executed by the recipient and Bancorp or the Bancorp Subsidiary satisfactory to Allaire in form and substance, and (iv) the written consent of Allaire.

      (b) (i) Prior to the Effective Time, Allaire, with the assistance of its tax accountants, shall determine if any payments made or to be made by Allaire or any of the Allaire Subsidiaries shall constitute an "excess parachute payment" in accordance with Section 280G of the Code, shall furnish Bancorp with a schedule of any non-deductible payments in accordance with Section 280G of the Code, and take such steps as are necessary so that the IRS Forms 1099 and W-2 and related forms shall properly report the non-deductible status of any such payments.

            (ii) Prior to the Effective Time, Bancorp, with the assistance of its tax accountants, shall determine if any payments made or to be made by Bancorp or any of the Bancorp Subsidiaries shall constitute an "excess parachute payment" in accordance with Section 280G of the Code, shall furnish Allaire with a schedule of any non-deductible payments in accordance with Section 280G of the Code, and take such steps as are necessary so that the IRS Forms 1099 and W-2 and related forms shall properly report the non-deductible status of any such payments.

            Section 6.12. NASDAQ SmallCap Market Listing.
                          ------------------------------

      Bancorp shall use its reasonable best efforts to cause the Bancorp Common Stock to be issued in the Combination to be approved for listing on the NASDAQ SmallCap Market, subject to official notice of issuance, as of the Effective Time. It being understood by Bancorp that the listing of the Bancorp Common Stock to be issued in the Combination is a condition precedent to Closing.

            Section 6.13. Current Information on Bancorp.
                          ------------------------------

During the period from the date of this Agreement to the Effective Time or the time of termination or abandonment of this Agreement, Bancorp will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Allaire and to report the general status of the ongoing operations of Bancorp. Bancorp will promptly notify Allaire of any material change in the normal course of business or the operations or the properties of Bancorp or any Bancorp Subsidiary, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting Bancorp or a Bancorp Subsidiary, the institution or the threat of material litigation, claims, threats or causes of action involving Bancorp or any Bancorp Subsidiary, and will keep Allaire fully informed of such events.

            Section 6.14. Current Information on Allaire.
                          ------------------------------

During the period from the date of this Agreement to the Effective Time or the time of termination or abandonment of this Agreement, Allaire will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Bancorp and to report the general status of the ongoing operations of Allaire. Allaire will promptly notify

Bancorp of any material change in the normal course of business or the operations or the properties of Allaire or any Allaire Subsidiary, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting Allaire or any Allaire Subsidiary, the institution or the threat of material litigation, claims, threats or causes of action involving Allaire or any Allaire Subsidiary, and will keep Bancorp fully informed of such events.

            Section 6.15. Access to Information.
                          ---------------------

Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Allaire and Bancorp shall, and shall cause each of its Subsidiaries to, afford to the officers, employees accountants, counsel and other representative of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, each Party shall, and shall cause its Subsidiaries to, make available to the other Party
(i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that such Party is not permitted to disclose under applicable law) and
(ii) all other information concerning its business, properties and personnel as the other may reasonably request. Neither Allaire nor Bancorp nor any of their Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such Party or its Subsidiaries or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

            Section 6.16. Access to Properties; Personnel and Records; Systems
                          ----------------------------------------------------
                          Integration.
                          -----------

      (a) (i) For so long as this Agreement shall remain in effect, Allaire and the Allaire Subsidiaries shall permit Bancorp or its agents full access; during normal business hours, to the properties of Allaire and the Allaire Subsidiaries, and shall disclose and make available (together with the right to copy) to Bancorp and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Allaire or the Allaire Subsidiaries, including all books of account (including the general ledger), Tax records, minute books of directors' and stockholders' meetings, organizational documents, By-laws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which Bancorp may have a reasonable interest, and Allaire and the Allaire Subsidiaries shall use their reasonable best efforts to provide Bancorp and its representatives access to the work papers of Allaire's accountants. Allaire and the Allaire Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided, however, that Allaire and the Allaire Subsidiaries shall cooperate with

Bancorp in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to Bancorp shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by Allaire.

            (ii) For so long as this Agreement shall remain in effect, Bancorp and the Bancorp Subsidiaries shall permit Allaire or its agents full access; during normal business hours, to the properties of Bancorp and the Bancorp Subsidiaries, and shall disclose and make available (together with the right to copy) to Allaire and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Bancorp or the Bancorp Subsidiaries, including all books of account (including the general ledger), Tax records, minute books of directors' and shareholders' meetings, organizational documents, By-laws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and shareholder lists, and any other assets, business activities or prospects in which Allaire may have a reasonable interest, and Bancorp and the Bancorp Subsidiaries shall use their reasonable best efforts to provide Allaire and its representatives access to the work papers of Bancorp's accountants. Bancorp and the Bancorp Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided, however, that Bancorp and the Bancorp Subsidiaries shall cooperate with Allaire in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to Allaire shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by Bancorp.

      (b) (i) From and after the date hereof, Allaire shall cause its directors, officers and employees to, and shall make all reasonable efforts to cause Allaire's data processing service providers to, cooperate and assist Bancorp in connection with an electronic and systematic conversion of all applicable data regarding Allaire to an agreed upon system by Allaire and MCBNA of electronic data processing.

            (ii) From and after the date hereof, Bancorp shall cause its directors, officers and employees to, and shall make all reasonable efforts to cause Bancorp's data processing service providers to, cooperate and assist Allaire in connection with an electronic and systematic conversion of all applicable data regarding Bancorp to an agreed upon system by Allaire and MCBNA of electronic data processing.

      (c) No investigation by either of the Parties or their respective representative, under this Section 6.16 or any other provision of this Agreement, shall affect the representations and warranties of the other set forth in this Agreement.

            Section 6.17. Confidentiality of Information.
                          ------------------------------

All information furnished by the Parties hereto pursuant to this Agreement shall be treated as the sole property of the Party providing such information until the consummation of the Combination contemplated hereby and, if such transaction shall not occur, the Party receiving the information shall return to the Party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue indefinitely but shall not apply to (a) any information which (i) the Party receiving the information was already in possession of prior to disclosure thereof by the Party furnishing the information, (ii) was then available to the public, or (iii) became available to the public through no fault of the Party receiving the information; or (b) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided, however, the Party which is the subject of any such legal requirement or order shall use its best efforts to give the other Party at least ten (10) business days' prior notice thereof. Each Party hereto acknowledges and agrees that a breach of any of its obligations under this Section 6.17 would cause the other Party irreparable harm for which there is no adequate remedy at law, and that, accordingly, each Party is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law. Without the consent of the other Party, neither Party shall not use information furnished to such Party other than for the purposes of the transactions contemplated hereby.

            Section 6.18. Notice of Deadlines.
                          -------------------

      (a) Schedule 6.18(a) lists the deadlines for extensions or terminations occurring in 2004 of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which Allaire or any Allaire Subsidiary is a party.

      (b) Schedule 6.18(b) lists the deadlines for extensions or terminations occurring in 2004 of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which Bancorp or any Bancorp Subsidiary is a party.

            Section 6.19. Maintenance of Properties; Certain Remediation and
                          --------------------------------------------------
                          Capital Improvements.
                          --------------------

Allaire and the Allaire Subsidiaries will maintain their respective properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted. Bancorp and the Bancorp Subsidiaries will maintain their respective properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

            Section 6.20. Compliance Matters.
                          ------------------

Prior to the Effective Time of the Combination, each Party shall take, or cause to be taken, all steps reasonably requested by the other Party to cure any deficiencies in regulatory compliance by such Party or any of its Subsidiaries; provided, however, neither Party shall be responsible for discovering or have any obligation to disclose the existence of such defects to the other Party nor shall it have any liability resulting from such deficiencies or attempts to cure them.

            Section 6.21. Approval of Stockholders and Shareholders.
                          -----------------------------------------

Bancorp and Allaire will take all steps necessary under applicable laws to call, give notice of, convene and hold one or more meetings of their respective shareholders and stockholders at such time(s) as may be mutually agreed to by the Parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. The Board of Directors of Allaire will recommend to its stockholders and the Board of Directors of Bancorp will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and Bancorp and Allaire will use their reasonable best efforts to obtain the necessary approvals by their respective shareholders and stockholders of this Agreement and the transactions contemplated hereby.

            Section 6.22. Registration of Bancorp Common Stock related to
                          -----------------------------------------------
                          Assumed Options.
                          ---------------

As soon as practicable after the Effective Time, Bancorp shall register pursuant to a registration statement on Form S-8, the shares of Bancorp Common Stock subject to issuance upon the exercise of Allaire Stock Options exchanged in accordance with Section 1.05.

            Section 6.23. Notification of Certain Matters.
                          -------------------------------

Each Party shall give prompt notice to the other of (a) any event, condition, change, occurrence, act or omission which causes any of its representations hereunder to cease to be true in all material respects (or, with respect to any such representation which is qualified as to materiality, causes such representation to cease to be true in all respects); and (b) any event, condition, change, occurrence, act or omission which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to have, a Material Adverse Effect on such Party. Each of Allaire and Bancorp shall give prompt notice to the other Party of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. No such notification shall affect the representations, warranties, covenants or agreements of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement. A failure to comply with this Section 6.23 shall not constitute the failure of any condition set forth in Article VII to be satisfied unless the underlying Material Adverse Effect of such failure would result in the failure of a condition set forth in Article VII to be satisfied.

                                  ARTICLE VII.

                              CONDITIONS PRECEDENT

            Section 7.01. Conditions to Each Party's Obligation to Effect the
                          ---------------------------------------------------
                          Combination.
                          -----------

The respective obligations of the Parties to effect the Combination shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

      (a)   Shareholder and Stockholder Approval.
            ------------------------------------

This Agreement shall have been approved and adopted by the requisite affirmative vote of the holders of Allaire Common Stock entitled to vote thereon and by the requisite affirmative vote of the holders of Bancorp Common Stock entitled to vote thereon.

      (b)   NASDAQ SmallCap Listing.
            -----------------------

The shares of Bancorp Common Stock to be issued to the holders of Allaire Common Stock upon consummation of the Combination shall have been authorized for listing on the NASDAQ SmallCap Market, subject to official notice of issuance.

      (c)   Regulatory Approvals.
            --------------------

All Requisite Regulatory Approvals and other Consents required to consummate the transactions contemplated by this Agreement, including the Combination, shall have been obtained and shall remain in full force and effect, and all statutory waiting periods in respect thereof shall have expired.

      (d)   Form S-4.
            --------

The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or FDIC. Bancorp shall have received all state securities laws, or "Blue Sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the Bancorp Common Stock pursuant to the terms of this Agreement.

      (e)   Stock Split.
            -----------

The Stock Split contemplated by Section 1.09 shall have been effectuated as provided therein.

      (f)   No Injunctions or Restraints; Illegality.
            ----------------------------------------

No order, injunction or decree issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Combination or any of the other transactions contemplated by this Agreement shall be in effect. No statute rule, regulation, order, Injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal the consummation of the Combination.

      (g)   Name Change of Bancorp to Central Jersey Bancorp.
            ------------------------------------------------

Bancorp's Certificate of Incorporation will be amended to change Bancorp's name to "Central Jersey Bancorp."

      (h)   Application for Name Change of MCBNA to "Central Jersey Bank,
            -------------------------------------------------------------
            National Association."
            --------------------

Subject to the rules and regulations of the OCC and any other applicable Regulatory Authority, MCBNA shall have filed with the OCC and such other applicable Regulatory Authority such documentation a is necessary and required to change its name to "Central Jersey Bank, National Association," or such other name agreed to by the Parties, after the Closing Date but before the Bank Merger. It is understood that such filings will be made as soon as practicable after the execution of this Agreement.

      (i)   The Bank Merger.
            ---------------

Subject to the rules and regulations of the OCC and any other applicable Regulatory Authority, the Parties will take all actions that may be taken before the Closing Date to effectuate the Bank Merger after the Closing Date.

            Section 7.02. Conditions to Obligations of Bancorp.
                          ------------------------------------

The obligation of Bancorp to consummate the Combination is also subject to the satisfaction by Allaire, or waiver by Bancorp, at or prior to the Effective Time, of the following conditions:

      (a)   Representations and Warranties.
            ------------------------------

The representations and warranties of Allaire set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time as though made on and as of the Effective Time, except that representations and warranties are by their express provisions made as of a specified date shall be true and correct as of such date. Bancorp shall have received a certificate signed on behalf of Allaire by the Chief Executive Officer or the Chief Financial Officer of Allaire to the foregoing effect.

      (b)   Performance of Obligations of Allaire.
            -------------------------------------

Allaire shall have performed in all material respects all covenants, obligations and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Bancorp shall have received a certificate signed on behalf of Allaire by the Chief Executive Officer or the Chief Financial Officer of Allaire to such effect.

      (c)   Opinion of Counsel.
            ------------------

Bancorp shall have received an opinion of counsel from Frieri Conroy & Lombardo, LLC, counsel to Allaire, satisfactory to Bancorp and its counsel, dated as of the Effective Time, to the effect set forth in Exhibit C hereof.

      (d)   Consents Under Agreements.
            -------------------------

Allaire shall have obtained the Consent or approval of each Person (other than the Consents of the Regulatory Authorities) whose Consent or approval shall be required under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument relating to Allaire, except those for which failure to obtain such Consents and approvals would not in the opinion of Bancorp, individually or in the aggregate, have a Material Adverse Effect on Allaire or upon the consummation of the transactions contemplated by this Agreement.

      (e)   Material Condition.
            ------------------

There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Combination by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of Bancorp, any material adverse requirement upon Bancorp or any of the Bancorp Subsidiaries, including, without limitation, any requirement that Bancorp sell or dispose of any significant amount of the assets of Bancorp.

      (f)   Certification of Claims.
            -----------------------

Allaire shall have delivered a certificate to Bancorp that Allaire is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of Allaire.

      (g)   Dissenting Shares.
            -----------------

No more than 2% of the issued and outstanding shares of Allaire Common Stock shall be Dissenting Allaire Shares (as defined in Section 2.03) and no more than 2% of the issued and outstanding shares of Bancorp Common Stock shall be Dissenting Bancorp Shares (as defined in Section 2.04).

      (h)   Affiliate Agreements.
            --------------------

The Affiliate Agreement delivered by each director and executive officer of Allaire in connection with the execution of this Agreement, shall remain in full force and effect.

            Section 7.03. Conditions to Obligations of Allaire.
                          ------------------------------------

The obligation of Allaire to consummate the Combination is also subject to the satisfaction by Bancorp, or waiver by Allaire, at or prior to the Effective Time, of the following conditions:

      (a)   Representations and Warranties.
            ------------------------------

The representations and warranties of Bancorp set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time as though made on and as of the Effective Time, except that representations and warranties are by their express provisions made as of a specified date shall be true and correct as of such date. Allaire shall have received a certificate signed on behalf of Bancorp by the Chief Executive Officer or the Chief Financial Officer of Bancorp to the foregoing effect.

      (b)   Performance of Obligations of Bancorp.
            -------------------------------------

Bancorp shall have performed in all material respects all covenants, obligations and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Allaire shall have received a certificate signed on behalf of Bancorp by the Chief Executive Officer or the Chief Financial Officer of Bancorp to such effect.

      (c)   Opinions of Counsel.
            -------------------

Allaire shall have received an opinion of counsel from Giordano, Halleran & Ciesla, P.C., counsel to Bancorp, satisfactory to Allaire and its counsel, dated as of the Effective Time, to the effect set forth in Exhibit D hereof. In addition, Allaire shall have received an opinion of counsel from Giordano, Halleran & Ciesla, P.C., counsel to Bancorp, satisfactory to Allaire and its counsel, that the exchange of the shares of Bancorp Common Stock for the shares of Allaire Common Stock as a result of the Combination shall be a Tax free exchange.

      (d)   Consents Under Agreements.
            -------------------------

Bancorp shall have obtained the Consent or approval of each Person (other than the Consents of the Regulatory Authorities) whose Consent or approval shall be required under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument relating to Bancorp, except those for which failure to obtain such Consents and approvals would not in the opinion of Allaire, individually or in the aggregate, have a Material Adverse Effect on Bancorp or upon the consummation of the transactions contemplated by this Agreement.

      (e)   Material Condition.
            ------------------

There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Combination by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of Allaire, any material adverse requirement upon Allaire or any of the Allaire Subsidiaries, including, without limitation, any requirement that Allaire sell or dispose of any significant amount of the assets of Allaire.

      (f)   Certification of Claims.
            -----------------------

Bancorp shall have delivered a certificate to Allaire that Bancorp is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of Bancorp.

      (g)   Dissenting Shares.
            -----------------

No more than 2% of the issued and outstanding shares of Allaire Common Stock shall be Dissenting Allaire Shares (as defined in Section 2.03) and no more than 2% of the issued and outstanding shares of Bancorp Common Stock shall be Dissenting Bancorp Shares (as defined in Section 2.04).

                                  ARTICLE VIII.

                        TERMINATION, WAIVER AND AMENDMENT

            Section 8.01. Termination.
                          -----------

This Agreement may be terminated and the Combination abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Combination by the stockholders of Allaire or the shareholders of Bancorp:

      (a) by the mutual consent in writing of the Board of Directors of Bancorp and the Board of Directors Allaire, if the Board of Directors of each so determines by a vote of a majority of the members of its respective entire Board of Directors; or

      (b) by the Board of Directors of Bancorp or the Board of Directors Allaire if the Combination shall not have occurred on or prior to December 31, 2004; provided, however, that the failure to consummate the Combination on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the Party electing to terminate pursuant to this Section 8.01(b); or

      (c) by the Board of Directors of Bancorp or the Board of Directors Allaire (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.02 of this Agreement or in breach of any covenant or agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Combination under the applicable standard set forth in Section 9.02 of this Agreement; or

      (d) by the Board of Directors of Bancorp or the Board of Directors of Allaire (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.02 of this Agreement or in breach of any covenant or agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

      (e) by the Board of Directors of Bancorp or the Board of Directors of Allaire in the event (i) any Consent of any Regulatory Authority required for consummation of the Combination and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of Allaire or the shareholders of Bancorp fail to vote their approval of this Agreement and the Combination and the transactions contemplated hereby as required by applicable law at their respective meetings where the transactions were presented to such stockholders or shareholders for approval and voted upon; or

      (f) by the Board of Directors of Bancorp, (i) if Allaire fails to hold its stockholder meeting to vote on the Agreement within sixty (60) days of the Form S-4 being declared effective by the SEC, except in the event such delay is caused by the FDIC or other Regulatory Authority and provided Allaire has been provided adequate notice of such declaration from Bancorp or its counsel, or
(ii) if Allaire's Board of Directors either (A) fails to recommend, or fails to continue its recommendation, that the stockholders of Allaire vote in favor of the adoption of this Agreement, or (B) modifies, withdraws or changes in any manner adverse to Bancorp its recommendation that the stockholders of Allaire vote in favor of the adoption of this Agreement; or

      (g) by the Board of Directors of Allaire, (i) if Bancorp fails to hold its shareholder meeting to vote on the Agreement within sixty (60) days of the Form S-4 being declared effective by the SEC, except in the event such delay is caused by the FDIC or other Regulatory Authority, or (ii) if Bancorp's Board of Directors either (A) fails to recommend, or fails to continue its recommendation, that the shareholders of Bancorp vote in favor of the adoption of this Agreement, or (B) modifies, withdraws or changes in any manner adverse to Allaire its recommendation that the shareholders of Bancorp vote in favor of the adoption of this Agreement; or

      (h) (i) by the Board of Directors of Allaire, in the event the Board of Directors, after receipt of the written legal opinion from counsel detailing that such action of accepting such Acquisition Transaction (as defined below) and terminating this Agreement is required in order for the Board of Directors to comply with its fiduciary duties under applicable laws of the State of New Jersey; or

            (ii) by the Board of Directors of Bancorp, in the event the Board of Directors, after receipt of the written legal opinion from counsel detailing that such action of accepting such Acquisition Transaction and terminating this Agreement is required in order for the Board of Directors to comply with its fiduciary duties under applicable laws of the State of New Jersey.

"Acquisition Transaction" shall, (i) with respect to Allaire, mean any of the following: (a) a merger or consolidation, or any similar transaction (other than the Combination) of any company with either Allaire or an Allaire Subsidiary,
(b) a purchase, lease or other acquisition of all or substantially all the assets of Allaire, (c) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing twenty-five percent (25%) or more of the voting power of Allaire, or (d) a tender or exchange offer to acquire securities representing twenty-five percent (25%) or more of the voting power of Allaire, and (ii) with respect to Bancorp, mean any of the following: (a) a merger or consolidation, or any similar transaction (other than the Combination) of any company with either Bancorp or a Bancorp Subsidiary, (b) a purchase, lease or other acquisition of all or substantially all the assets of Bancorp, (c) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing twenty-five percent (25%) or more of the voting power of Bancorp, or (d) a tender or exchange offer to acquire securities representing twenty-five percent (25%) or more of the voting power of Bancorp.

            Section 8.02. Effective of Termination; Termination Fee.
                          -----------------------------------------

In the event of the termination and abandonment of this Agreement pursuant to
Section 8.01 of this Agreement, this Agreement shall terminate and have no effect, except as otherwise provided herein and except that the provisions of
Section 6.17, Section 9.06 and this Section 8.02 shall survive any such termination and abandonment.

If, after the date of this Agreement, Allaire terminates this Agreement in accordance with Section 8.01(h)(i), then immediately upon any such termination and in addition to any other rights and remedies of Bancorp, Allaire shall pay Bancorp a cash amount of $1,500,000 as an agreed-upon termination fee plus reimbursement to Bancorp for its expenses incurred in negotiation and pursuit of this Agreement and the transactions contemplated hereunder, including, but not limited to, fees and expenses of its attorneys, investment advisors, accountants and related professionals and costs associated with such transaction (collectively, the "Termination Fee").

If, after the date of this Agreement, Bancorp terminates this Agreement in accordance with Section 8.01(h)(ii), then immediately upon any such termination and in addition to any other rights and remedies of Allaire, Bancorp shall pay Allaire the Termination Fee.

Allaire and Bancorp agree that the Termination Fee is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, nonappealable judgment, determine that the amount of any such Termination Fee exceeds the maximum amount permitted by law, then the amount of such Termination Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

            Section 8.03. Amendments.
                          ----------

To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of Bancorp and Allaire.

            Section 8.04. Waivers.
                          -------

Prior to or at the Effective Time of the Combination, Bancorp, on the one hand, and Allaire, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

            Section 8.05. Non-Survival of Representations, Warranties and
                          -----------------------------------------------
                          Covenants.
                          ---------

The representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by Bancorp or Allaire shall not survive the Effective Time, except for those set forth in Sections 1.10, 6.03, 6.04 and 6.17, and any representation, warranty or agreement in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any Person other than Bancorp or Allaire (or directors and officers thereof in their capacities as such) shall survive the Effective Time; provided, however, that no representation or warranty of Bancorp or Allaire contained herein shall be deemed to be terminated or extinguished so as to deprive Bancorp, on the one hand, and Allaire, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any Person, including, without limitation, any shareholder or former shareholder of either Party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that Bancorp or Allaire and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

                                   ARTICLE IX.

                                  MISCELLANEOUS

            Section 9.01. Closing.
                          -------

On the terms and subject to conditions set forth in this Agreement, the closing of the Combination (the "Closing") shall take place at 10:00 a.m. on a date and at a place to be specified by the Parties, which date shall be no later than five (5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing), unless extended by mutual agreement of the Parties (the "Closing Date").

            Section 9.02. Standard.
                          --------

No representation or warranty of Allaire contained in Article III or of Bancorp contained in Article IV shall be deemed untrue or incorrect for any purpose under this Agreement, and no Party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article III, in the case of Allaire, or Article IV, in the case of Bancorp, has had or would be reasonably likely to have a Material Adverse Effect with respect to Allaire or Bancorp, respectively (disregarding for purposes of this Section 9.02 any materiality or Material Adverse Effect qualification contained in any representations or warranties).

            Section 9.03. Entire Agreement.
                          ----------------

This Agreement, the Confidentiality Agreement dated as of May 4, 2004 between the Parties and the documents referred to herein contain the entire agreement among Bancorp and Allaire with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral, except for the terms of the Confidentiality Agreement.

            Section 9.04. Notices.
                          -------

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by commercial overnight courier with written verification of receipt, mailed by first class or registered or certified mail, postage prepaid, or sent by telegram or telex or other facsimile transmission (with confirmation of receipt) addressed as follows:

If to Allaire:

                  Allaire Community Bank
                  2200 Highway 35
                  Sea Girt, New Jersey 08750
                  Fax: (732) 292-1240
                  Attention: George Callas, Chairman
                             Carl F. Chirico, President and CEO

With a copy to:

                  Frieri Conroy & Lombardo, LLC
                  777 Walnut Avenue
                  Cranford, New Jersey 07016
                  Fax: (908) 653-9101
                  Attention: Donna M. Conroy, Esq.

If to Bancorp:

                  Monmouth Community Bancorp
                  627 Second Avenue
                  Long Branch, New Jersey 07740
                  Fax: (732) 571-1037
                  Attention: James S. Vaccaro, Chairman and CEO

With a copy to:

                  Giordano, Halleran & Ciesla, PC
                  125 Half Mile Road
                  P.O. Box 190
                  Middletown, New Jersey 07748
                  Fax: (732) 224-6599
                  Attention: Paul T. Colella, Esq.

All such notices or other communications shall be deemed to have been delivered
(i) upon receipt when delivery is made by hand or by overnight courier, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

            Section 9.05. Severability.
                          ------------

If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Combination may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

            Section 9.06. Costs and Expenses.
                          ------------------

Expenses incurred by Allaire on the one hand and Bancorp on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of stockholder or shareholder approval and all other matters related to the Closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such Party or its Affiliates, shall be shared equally by the Parties in the event of a termination of this Agreement for any reason other than those set forth in Section 8.02.

            Section 9.07. Captions.
                          --------

The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

            Section 9.08. Counterparts.
                          ------------

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all Parties had executed the same document.

            Section 9.09. Persons Bound; No Assignment; No Third-Party
                          --------------------------------------------
                          Beneficiaries.
                          -------------

This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any Party hereto, by operation of law or otherwise, unless the prior written consent of the other Party is first obtained. Except as specifically provided herein, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the Parties hereto any rights or remedies under this Agreement.

            Section 9.10. Governing Law.
                          -------------

This Agreement is made and shall be governed by and construed in accordance with the laws of the State of New Jersey (without respect to its conflicts of laws principles) except to the extent federal law may apply.

            Section 9.11. Recitals, Exhibits and Schedules.
                          --------------------------------

Each of the recitals set forth on the introductory pages of this Agreement and each of the Exhibits and Schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full.

            Section 9.12. Waiver.
                          ------

The waiver by any Party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by either Party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the Party or Parties against whom enforcement of the waiver is sought. This Agreement and any Exhibit, memorandum or Schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each Party hereto.

            Section 9.13. Construction of Terms.
                          ---------------------

Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement shall have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with GAAP, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof," "herein," and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms, "including," "included," "such as," or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

            Section 9.14. Representations and Warranties.
                          ------------------------------

Each Party has the authority to make the representations and warranties made by the Party on behalf of any Subsidiary thereof.

IN WITNESS WHEREOF, Allaire and Bancorp have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


ATTEST:                                 ALLAIRE COMMUNITY BANK

/s/ Robert S. Vuono                 By: /s/ Carl F. Chirico
-----------------------------           ---------------------------------
                                  Name:  Carl F. Chirico
                                    Title: President and Chief Executive Officer


ATTEST:                                 MONMOUTH COMMUNITY BANCORP

/s/ Anthony Giordano, III           By: /s/ James S. Vaccaro
-----------------------------           ---------------------------------
                                  Name:  James S. Vaccaro
                                    Title: Chairman and Chief Executive Officer

                                   APPENDIX B

                                FAIRNESS OPINION

                                       OF

                           JANNEY MONTGOMERY SCOTT LLC

June 30, 2004

The Board of Directors
Allaire Community Bank
2200 Route 35
Sea Girt, NJ 08750

Members of the Board:

Allaire Community Bank ("Allaire") and Monmouth Community Bancorp ("Bancorp") have entered into an Agreement and Plan of Acquisition ("Merger Agreement") providing for the merger of Allaire with and into Monmouth Community Bank which contemporaneously will be changing its name to Central Jersey Bank (the "Merger"). The proposed merger consideration is outlined in the Merger Agreement dated June 30, 2004. You have asked our opinion, as of the date hereof, whether the merger consideration pursuant to the Merger Agreement is fair, from a financial point of view, to the shareholders of Allaire. Pursuant to the Merger Agreement, each share of Allaire will be exchanged for one share of Bancorp common stock ("Common Stock").

Janney Montgomery Scott LLC, as part of its investment banking business, is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions. We have acted as financial advisor to Allaire in connection with the Merger and will receive a fee for our services, a portion if which is contingent upon the consummation of the Merger. Allaire has agreed to indemnify us for certain liabilities arising out of rendering this opinion. In addition, in the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Allaire or Bancorp for our own account or for the accounts of our customers.

In rendering our opinion, we have, among other things:

(a) reviewed the historical financial performances, current financial positions and general prospects of Allaire and Monmouth;

(b) considered the proposed financial terms of the Merger and have examined the projected consequences of the Merger with respect to, among other things, market value, earnings and tangible book value per share of Bancorp Common Stock;

(c) to the extent deemed relevant, analyzed selected public information of certain other banks and bank holding companies and compared Allaire and Bancorp from a financial point of view to these other banks and bank holding companies;

(d) reviewed the historical market price ranges and trading activity performance of the Common Stock of Allaire and Bancorp;

(e) reviewed publicly - available information such as annual reports, quarterly reports and SEC filings;

(f) compared the terms of the Merger with the terms of certain other comparable merger transactions to the extent information concerning such acquisitions was publicly available;

(g) discussed with certain members of senior management of Allaire and Bancorp the strategic aspects of the Merger, including estimated cost savings from the Merger;

(h)   reviewed the Merger Agreement; and

(i)   performed such other analyses and examinations as we deemed necessary.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Allaire or Bancorp or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of Allaire and Bancorp that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken any independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Allaire or Bancorp or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make any independent evaluation of the adequacy of the allowance for loan losses of Allaire or Bancorp or any of their subsidiaries nor have we reviewed any individual credit files and have assumed that their respective allowance for loan losses are adequate to cover such losses. With respect to the financial projections, Allaire's and Bancorp's management have confirmed that they reflect the best currently available estimates and judgments of such management of the future financial performance of Allaire and Bancorp respectively, and we have assumed that such performance will be achieved. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no change in Allaire's or Bancorp's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Allaire and Bancorp will remain as going concerns for all periods relevant to our analysis, that all of the representations and warranties contained in the Merger Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent to the Merger Agreement are not waived.

Our conclusion is rendered on the basis of market, economic and other conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of Allaire and Bancorp as they exist and are known to us on the date hereof. Furthermore, this opinion does not represent our opinion as to what the value of Bancorp necessarily will be when the Bancorp Common Stock is issued to Allaire shareholders upon consummation of the Merger. In addition, we express no recommendation as to how the shareholders of Allaire should vote at the shareholders meeting held in connection with the Merger.

On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof, the Merger Consideration pursuant to the Merger Agreement is fair, from a financial point of view, to the shareholders of Allaire.

Very truly yours,


/s/ Janney Montgomery Scott LLC

JANNEY MONTGOMERY SCOTT LLC

                                   APPENDIX C

                                FAIRNESS OPINION

                                       OF

                        SANDLER O'NEILL & PARTNERS, L.P.

June 30, 2004

Board of Directors
Monmouth Community Bancorp
627 Second Avenue
Long Branch, New Jersey 07740

Ladies and Gentlemen:

      Monmouth Community Bancorp ("Monmouth Community") and Allaire Community Bank ("Allaire"), have entered into an Agreement and Plan of Acquisition, dated as of June 30, 2004 (the "Agreement"), pursuant to which Monmouth Community will acquire all of the outstanding capital stock of Allaire (the "Acquisition"). Under the terms of the Agreement, upon consummation of the Acquisition, each share of Allaire common stock, par value $3.33333 per share, issued and outstanding immediately prior to the Acquisition (the "Allaire Shares"), other than certain shares specified in the Agreement, will be converted into the right to receive 1.00 share (the "Exchange Ratio") of common stock, par value $.01 per share, of Monmouth Community. Prior to consummation of the Acquisition, Monmouth Community will effect a 6:5 stock split. The terms and conditions of the Acquisition are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to Monmouth Community.

      Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of Monmouth Community that we deemed relevant; (iii) certain audited financial statements and other historical financial information of Allaire that we deemed relevant; (iv) internal financial projections for Monmouth Community for the years ending December 31, 2004 through 2007 prepared by and reviewed with management of Monmouth Community; (v) internal financial projections for Allaire for the years ending December 31, 2004 through 2008 prepared by and reviewed with management of Allaire; (vi) the pro forma financial impact of the Merger on Monmouth Community and Allaire, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by the senior management of Monmouth Community and Allaire; (vii) the relative contributions of assets, liabilities, equity and earnings of Monmouth Community and Allaire to the resulting institution and the relative pro forma ownership of the shareholders of Monmouth Community and Allaire in the combined company; (viii) the publicly reported historical price and trading activity for Monmouth Community's and Allaire's common stock,

Board of Directors
Monmouth Community Bancorp
June 30, 2004
Page 2


including a comparison of certain financial and stock market information for Monmouth Community and Allaire with similar publicly available information for certain other companies the securities of which are publicly traded; (ix) the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of Monmouth Community the business, financial condition, results of operations and prospects of Monmouth and held similar discussions with certain members of senior management of Allaire regarding the business, financial condition, results of operations and prospects of Allaire.

      In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Monmouth Community or Allaire or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of Monmouth Community and Allaire that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Monmouth Community or Allaire or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Monmouth Community or Allaire nor have we reviewed any individual credit files relating to Monmouth Community or Allaire. We have assumed, with your consent, that the respective allowances for loan losses for both Monmouth Community and Allaire are adequate to cover such losses and will be adequate on a combined basis for the combined entity. With respect to the internal financial projections for Monmouth Community and Allaire and all projections of transaction costs, purchase accounting adjustments and expected cost savings prepared by and/or reviewed with the managements of Monmouth Community and Allaire and used by Sandler O'Neill in its analyses, the managements of Monmouth Community and Allaire confirmed to us that they reflected the best currently available estimates and judgments of the respective managements of the respective future financial performances of Monmouth Community and Allaire and we assumed that such performances would be achieved. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Monmouth Community's or Allaire's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Monmouth Community and Allaire will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be

Board of Directors
Monmouth Community Bancorp
June 30, 2004
Page 3


performed by such party under such agreements, that the conditions precedent in the Agreement are not waived and that the Merger will qualify as a tax-free reorganization for federal income tax purposes. Finally, with your consent, we have relied upon the advice Monmouth Community has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

      Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Monmouth Community's common stock will be when issued to Allaire's shareholders pursuant to the Agreement or the prices at which Monmouth Community's or Allaire's common stock may trade at any time.

      We have acted as Monmouth Community's financial advisor in connection with the Merger and will receive a fee for our services, a portion of which is contingent upon consummation of the Merger. Monmouth Community has also agreed to indemnify us against certain liabilities arising out of our engagement.

      As you are aware, we have provided certain other investment banking services to Monmouth Community in the past and have received compensation for such services and we may provide, and receive compensation for, such services in the future, including during the period prior to the closing of the Merger.

      In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Monmouth Community and Allaire and their affiliates. We may also actively trade the debt and/or equity securities of Monmouth Community and Allaire and their affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

      Our opinion is directed to the Board of Directors of Monmouth Community in connection with its consideration of the Merger. Our opinion is directed only to the fairness of the Exchange Ratio to Monmouth Community from a financial point of view and does not address the underlying business decision of Monmouth Community to engage in the Merger, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for Monmouth Community or the effect of any other transaction in which Monmouth Community might engage. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent.

Board of Directors
Monmouth Community Bancorp
June 30, 2004
Page 4


      Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair to Monmouth Community from a financial point of view.

                                          Very truly yours,


                                          /s/ Sandler O'Neill & Partners, L.P.

Board of Directors
Monmouth Community Bancorp
June 30, 2004
Page 5

::ODMA\PCDOCS\GHCDOCS\429458\1

                                   APPENDIX D

              SECTIONS 14A:11-1 THROUGH 14A:11-11 OF THE NEW JERSEY
                            BUSINESS CORPORATION ACT

                   "RIGHTS OF DISSENTING BANCORP SHAREHOLDERS"

14A:11-1 RIGHT OF SHAREHOLDERS TO DISSENT.
------------------------------------------

      (1) Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

            (a) Any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides:

                  (i) a shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares (A) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or (B) for which, pursuant to the plan of merger or consolidation, he will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;

                  (ii) a shareholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such shareholders as provided in section 14A:10-5.1 or in subsections 14A:10-3(4), 14A:10-7(2) or 14A:10-7(4); or

                  (iii) a shareholder of a corporation shall not have the right to dissent from a plan of merger, if the merger did not require, for its approval, the vote of the shareholders as provided in subsection (6) of N.J.S. 14AA:10-3; or

            (b) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, other than a transfer pursuant to subsection (4) of N.J.S. 14A:10-11, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent:

                  (i) with respect to share of a class or series which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, is listed on a national securities exchange or is held of record by not less than 1,000 holders; or

                  (ii) from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within one year after the date of such transaction, where such transaction is wholly for
(A) cash; or (B) shares, obligations or other securities which, upon consummation or the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or (C) cash and such securities; or

                  (iii) from a sale pursuant to an order of a court having jurisdiction.

      (2) Any shareholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired to section 14A:10-9.

      (3) A shareholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.

      (4) A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right to dissent shall be governed by the provisions of this Chapter.

14A:11-2 NOTICE OF DISSENT; DEMAND FOR PAYMENT; ENDORSEMENT OF CERTIFICATES.
---------------------------------------------------------------------------

      (1) Whenever a vote is to be taken, either at a meeting of shareholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a shareholder may dissent under section 14A:11-1, any shareholder electing to dissent from such action shall file with the corporation before the taking of the vote of the shareholders on such corporate action, or within the time specified in paragraphs 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of shareholders is to be held, a written notice of such dissent stating that he intends to demand payment for his shares if the action is taken.

      (2) Within 10 days after the date on which such corporate action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each shareholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.

      (3) Within 20 days after the mailing of such notice, any shareholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.

      (4) Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and shareholder approval is not required under subsections 14A:10-5.1(5) and 14A:10-5.1(6), a shareholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such shareholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.

      (5) Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a shareholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.

      (6) Not later than 20 days after demanding payment for his shares pursuant to this section, the shareholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making a demand for payment of the fair value thereof.

      (7) Every notice or other communication required to be given or made by a corporation to any shareholder pursuant to this Chapter shall inform such shareholder of all dates prior to which action must be taken by such shareholder in order to perfect his rights as a dissenting shareholder under this Chapter.

14A: 11-3 "DISSENTING SHAREHOLDER" DEFINED; DATE FOR DETERMINATION OF FAIR
--------------------------------------------------------------------------
VALUE.
-----

      (1) A shareholder who has made demand for the payment of his shares in the manner prescribed by subsections 14A:11-2(3), 14A:11-2(4) or 14A: 11-2(5) is hereafter in this Chapter referred to as a "dissenting shareholder."

      (2) Upon making such demand, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights of a dissenting shareholder under this Chapter.

      (3) "Fair value" as used in this Chapter shall be determined

            (a) As of the day prior to the day of the meeting of shareholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of shareholders was held; or

            (b) In the case of a merger pursuant to section 14A:10-5.1 or subsequent 14A:10-7(4) in which shareholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or

            (c) In the case of an Combination of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the Combination, or, if a shareholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).

      In all cases, "fair value" shall exclude any appreciation or depreciation resulting from the proposed action.

14A:11-4 TERMINATION OF RIGHT OF SHAREHOLDER TO BE PAID THE FAIR VALUE OF HIS
-----------------------------------------------------------------------------
SHARES.
------

      (1) The right of a dissenting shareholder to be paid the fair value of his shares under this Chapter shall cease if:

            (a) he has failed to present his certificates for notation as provided by subsection 14A:11-2(6), unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

            (b) his demand for payment is withdrawn with the written consent of the corporation;

            (c) the fair value of the shares is not agreed upon as provided in this Chapter and no action for the determination of fair value by the Superior Court is commenced within the time provided in this Chapter;

            (d) the Superior Court determines that the shareholder is not entitled to payment for his shares;

            (e) the proposed corporate action is abandoned or rescinded; or

            (f) a court having jurisdiction permanently enjoins or sets aside the corporate action.

      (2) In any case provided for in subsection 14A:11-4(1), the rights of the dissenting shareholder as a shareholder shall be reinstated as of the date of the making of a demand for payment pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the board, the fair value thereof in cash as of the time of such expiration or completion.

14A:11-5 RIGHTS OF DISSENTING SHAREHOLDER.
-----------------------------------------

      (1) A dissenting shareholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the corporation.

      (2) The enforcement by a dissenting shareholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection 14A:11-4(2) and except that this subsection shall not exclude the right of such dissenting shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is ultra vires, unlawful or fraudulent as to such dissenting shareholder.

14A:11-6 DETERMINATION OF FAIR VALUE BY AGREEMENT.
-------------------------------------------------

      (1) Not later than 10 days after the expiration of the period within which shareholders may make written demand to be paid the fair value of their shares, the corporation upon which such demand has been made pursuant to subsections, 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) shall mail to each dissenting shareholder the balance sheet and the surplus statement of the corporation whose shares he holds, as of the latest available date which shall not be earlier than 12 months prior to the making of such offer and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the corporation was not in existence for such 12-month period, for the portion thereof during which it was in existence. The corporation may accompany such mailing with a written offer to pay each dissenting shareholder for his shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or, if divided into series, of the same series.

      (2) If, not later than 30 days after the expiration of the 10-day period limited by sub-section 14A:11-6(1), the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made upon surrender of the certificate or certificates representing such shares.

14A:11-7 PROCEDURE ON FAILURE TO AGREE UPON FAIR VALUE; COMMENCEMENT OF ACTION
------------------------------------------------------------------------------
TO DETERMINE FAIR VALUE.
-----------------------

      (1) If the fair value of the shares is not agreed upon within the 30-day period limited by subsection 14A:11-6(2), the dissenting shareholder may serve upon the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) a written demand that it commence an action in the Superior Court for the determination of the fair value of the shares. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the corporation not later than 30 days after receipt by the corporation of such demand, but nothing herein shall prevent the corporation from commencing such action at any earlier time.

      (2) If a corporation fails to commence the action as provided in subsection 14A:11-7(1), a dissenting shareholder may do so in the name of the corporation, not later than 60 days after the expiration of the time limited by subsection 14A:11-7(1) in which the corporation may commence such an action.

14A:11-8 ACTION TO DETERMINE FAIR VALUE; JURISDICTION OF COURT; APPOINTMENT OF
------------------------------------------------------------------------------
APPRAISER.
---------

In any action to determine the fair value of shares pursuant to this Chapter:

            (a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

            (b) All dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

            (c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

            (d) The court shall render judgment against the corporation and in favor of each shareholder who is a party to the action for the amount of the fair value of his shares.

14A:11-9 JUDGMENT IN ACTION TO DETERMINE FAIR VALUE.
---------------------------------------------------

      (1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the corporation of the certificate or certificates representing such shares.

      (2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the dissenting shareholder's demand for payment under subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) to the day of payment. If the court finds that the refusal of any dissenting shareholder to accept any offer of payment, made by the corporation under section 14A:11-6, was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

14A:11-10 COSTS AND EXPENSES OF ACTION.
--------------------------------------

      The costs and expenses of bringing an action pursuant to section 14A:11-8 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the corporation under section 14A:11-6 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting shareholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder.

14A:11-11 DISPOSITION OF SHARES ACQUIRED BY CORPORATION.
-------------------------------------------------------

      (1) The shares of a dissenting shareholder in a transaction described in subsection 14A:11-1(1) shall become reacquired by the corporation which issued them or by the surviving corporation, as the case may be, upon the payment of the fair value of shares.

      (2) In an Combination of shares pursuant to section 14A:10-9 or section 14A:10-13, the shares of a dissenting shareholder shall become the property of the acquiring corporation upon the payment by the acquiring corporation of the fair value of such shares. Such payment may be made, with the consent of the acquiring corporation, by the corporation which issued the shares, in which case the shares so paid for shall become reacquired by the corporation which issued them and shall be cancelled.

                                   APPENDIX E

                 SECTIONS 17:9A-360 THROUGH 17:9A-369 OF THE NEW
                     JERSEY BANKING ACT OF 1948, AS AMENDED

                   "RIGHTS OF DISSENTING ALLAIRE STOCKHOLDERS"

17:9A-360. Notice of dissent; "dissenting stockholder" defined

      (1) Any stockholder of a participating bank electing to dissent from the plan of acquisition may do so by filing with the participating bank of which he is a stockholder, a written notice of such dissent, stating that he intends to demand payment for his shares if the plan of acquisition becomes effective. Such dissent shall be filed before the taking of the vote of the stockholders on the plan of acquisition pursuant to section 5.

      (2) Within 10 days after the date on which the plan of acquisition is approved by stockholders of a participating bank as provided in section 5 hereof, such bank shall give notice of such approval by certified mail to each stockholder who has filed written notice of dissent pursuant to subsection (1) of this section, except any who voted for or consented in writing to such plan of acquisition.

      (3) Within 20 days after the mailing of such notice, any stockholder to whom the participating bank was required to give such notice, may make written demand on the participating bank for the payment of the fair value of his shares. A stockholder who makes a demand pursuant to this subsection (3) is hereafter in this act referred to as a "dissenting stockholder." Upon making such demand, the dissenting stockholder shall cease to have any rights of a stockholder except the right to be paid the fair value of his shares and any other rights of a dissenting stockholder under this act.

      (4) Not later than 20 days after demanding payment for his shares pursuant to this section, the stockholder shall submit the certificate or certificates representing such shares to the participating bank of which he is a stockholder for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which such notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights other than those which the original dissenting stockholder had after making a demand for payment of the fair value thereof.

      (5) A stockholder may not dissent as to less than all of the shares owned beneficially by him. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner.

17:9A-361. Valuation date of fair value

      For the purposes of this act, fair value of the shares of a participating bank shall be determined as of the day before the day on which the vote of stockholders of such bank was taken as provided in section 5. In determining fair value, there shall be excluded any appreciation or depreciation in value resulting from the consummation of the plan of acquisition.

17:9A-362. Termination of right of stockholder to be paid the fair value of his shares

      (1) The right of a dissenting stockholder to be paid the fair value of his shares shall cease if:

            (a) He has failed to present his certificates for notation as provided by subsection (4) of section 6, unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

            (b) His demand for payment is withdrawn with the written consent of the participating bank;

            (c) The fair value of the shares is not agreed upon as provided in this act, and no action for the determination of fair value by the Superior Court is commenced within the time provided in this act;

            (d) The Superior Court determines that the stockholder is not entitled to payment for his shares;

            (e) The plan of acquisition of shares is abandoned, rescinded, or otherwise terminated in respect to the participating bank of which he is a stockholder; or

            (f) A court having jurisdiction permanently enjoins or sets aside the acquisition of shares.

      (2) In any case provided for in subsection (1) of this section the rights of the dissenting stockholder as a stockholder shall be reinstated as of the date of the making of a demand for payment pursuant to section 6 without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening pre-emptive rights and the right to payment of any intervening dividend or other distribution, or if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the participating bank, the fair value thereof in cash as of the time of such expiration or completion.

17:9A-363. Rights of dissenting stockholder

      (1) A dissenting stockholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the participating bank.

      (2) The enforcement by a dissenting stockholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting stockholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection (2) of section 8 and except that this subsection shall not exclude the right of such dissenting stockholder to bring or maintain an appropriate action to obtain relief on the ground that consummation of the plan of acquisition will be or is ultra vires, unlawful or fraudulent as to such dissenting stockholder.

17:9A-364. Determination of fair value by agreement

      (1) Within 10 days after the expiration of the period within which stockholders may make written demand to be paid the fair value of their shares, or within 10 days after the plan of acquisition becomes effective, whichever is later, the participating bank shall mail to each dissenting stockholder the balance sheet and the surplus statement of the participating bank as of the latest available date, which shall not be earlier than 12 months prior to the making of the offer of payment hereinafter referred to in this subsection, and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the participating bank was not in existence for such 12-month period, for the portion thereof during which it was in existence. The participating bank may accompany such mailing with a written offer to pay each dissenting stockholder for his shares at a specified price deemed by such bank to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting stockholders of the same class, or, if divided into series, of the same series.

      (2) If, not later than 30 days after the expiration of the 10-day period limited by subsection (1) of this section, the fair value of the shares is agreed upon between any dissenting stockholder and the participating bank, payment therefor shall be made upon surrender of the certificate or certificates representing such shares.

17:9A-365. Procedure on failure to agree upon fair value; commencement of action to determine fair value

      (1) If the fair value of the shares in not agreed upon within the 30-day period limited by subsection (2) of section 10, the dissenting stockholder may serve upon the participating bank a written demand that it commence an action in the Superior Court for the determination of such fair value. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the participating bank not later than 30 days after receipt by such bank of such demand, but nothing herein shall prevent such bank from commencing such action at any earlier time.

      (2) If a participating bank fails to commence the action as provided in subsection (1) of this section a dissenting stockholder may do so in the name of such bank, not later than 60 days after the expiration of the time limited by subsection (1) of this section in which such bank may commence such an action.

17:9A-366. Action to determine fair value; jurisdiction of court; appointment of appraiser

      In any action to determine the fair value of shares pursuant to this act:

            (a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

            (b) All dissenting stockholders, wherever residing, except those who have agreed with the participating bank upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

            (c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

            (d) The court shall render judgment against the participating bank and in favor of each stockholder who is a party to the action for the amount of the fair value of his shares.

17:9A-367. Judgment in action to determine fair value

      (1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the participating bank of the certificate or certificates representing such shares.

      (2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the day of the meeting of stockholders of the participating bank at which the plan of acquisition was approved to the day of payment. If the court finds that the refusal of any dissenting stockholder to accept any offer of payment made by the participating bank under section 10 was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

17:9A-368. Costs and expenses of action

      The costs and expenses of bringing an action pursuant to section 11 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the participating bank under section 10 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting stockholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting stockholder.

17:9A-369. Disposition of shares

      Upon payment for shares pursuant to subsection (2) of section 10, or upon payment of a judgment pursuant to subsection (1) of section 13, the participating bank making such payment shall acquire all the right, title and interest in and to such shares, notwithstanding any other provision of law. Shares so acquired by the participating bank shall be disposed of as a stock dividend as provided by section 212 of the Banking Act of 1948, P.L.1948, chapter 67.

                                   APPENDIX F

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             CENTRAL JERSEY BANCORP

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF
                             CENTRAL JERSEY BANCORP

      Central Jersey Bancorp, incorporated under the laws of the State of New Jersey as Monmouth Community Bancorp on March 7, 2000 (the "Corporation"), does hereby restate its Certificate of Incorporation pursuant to Section 14A:9-5 of the New Jersey Business Corporation Act (the "Act"), to embody in one document its original Certificate of Incorporation and the amendments thereto contained herein.

      The Corporation hereby certifies the following, which (i) sets forth in full its Certificate of Incorporation as of this date, and (ii) supercedes and replaces its original Certificate of Incorporation:

                                    ARTICLE I
                               NAME OF CORPORATION

      The name of the Corporation is Central Jersey Bancorp.

                                   ARTICLE II
                             PURPOSE OF CORPORATION

      The purpose for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Act.

                                   ARTICLE III
                                  CAPITAL STOCK

      The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is one hundred million (100,000,000) shares of common stock, par value $.01 per share.

                                   ARTICLE IV
                           REGISTERED OFFICE AND AGENT

      The address of the Corporation's registered office in the State of New Jersey is 627 Second Avenue, Long Branch, New Jersey 07740, and the Corporation's registered agent at such address is James S. Vaccaro.

                                    ARTICLE V
                               BOARD OF DIRECTORS

      The current Board of Directors of the Corporation consists of twelve (12) directors, and the names and addresses of the directors are set forth below:

         James G. Aaron                         William H. Jewett
         10 Muncy Drive                         807 Schoolhouse Road
         West Long Branch, NJ 07764             Brielle, NJ 08730-1731

         Nicholas A. Alexander                  John F. McCann
         79 West River Road                     135 Bingham Avenue
         Rumson, NJ 07760                       Rumson, NJ 07760

         John A. Brockriede                     Paul A. Larson, Jr.
         2 Van Court Avenue                     3221 Allaire Road
         Long Branch, NJ 07740                  Wall, NJ 07719

         George S. Callas                       Mark G. Solow
         632 Valley Road                        15 Page Drive
         Brielle, NJ 08730                      Red Bank, NJ 07701

         Carl F. Chirico                        James S. Vaccaro
         631 Bayview Drive                      613 N. Edgemere Drive
         Toms River, NJ 08752                   West Allenhurst, NJ 07711

         M. Claire French                       Robert S. Vuono
         3420 Belmar Boulevard                  2162 Hidden Brook Drive
         Neptune, NJ 07753                      Wall, NJ 07719

                                   ARTICLE VI
                LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

      To the fullest extent permitted by the laws of the State of New Jersey, as they exist or may hereafter be amended, the directors and officers of the Corporation shall not be personally liable to the Corporation or to any of its shareholders for breach of any duty owed to the Corporation or its shareholders, except that the provisions of this Article VI shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or
(c) resulting in receipt by such person of an improper personal benefit. Any amendment to this Certificate of Incorporation, or change in law, shall not adversely affect any then existing right or protection of a director or officer of the Corporation as provided for herein.

      IN WITNESS WHEREOF, Central Jersey Bancorp has caused this Amended and Restated Certificate of Incorporation to be executed on the __ day of _____________, 2004, by a duly authorized officer.

       ATTEST:                                     CENTRAL JERSEY BANCORP


  By:  ________________________________        By: _____________________________
Name:  Robert S. Vuono                       Name: James S. Vaccaro
Title: Senior Executive Vice President,     Title: President and Chief Executive
       Chief Operating Officer and                 Officer
       Secretary

Filed By:
Paul T. Colella, Esq.
Giordano, Halleran & Ciesla, P.C.
P.O. Box 190
Middletown, New Jersey 07748

                                   APPENDIX G

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                             CENTRAL JERSEY BANCORP

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             CENTRAL JERSEY BANCORP

                                   ARTICLE I

                                     OFFICES

      Section 1. Principal Office. The principal office of Central Jersey Bancorp (the "Corporation") shall be located at 627 Second Avenue, Long Branch, New Jersey 07740, or at such other location as is designated by the Corporation's Board of Directors (the "Board" or "Board of Directors").

      Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of New Jersey, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

      Section 1. Place of Meeting. All meetings of the shareholders for the election of directors and for any other purpose may be held at such time and place, within or without the State of New Jersey, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Annual Meeting. Annual meetings of shareholders shall be held in the month of April, May or June, on such day and at such time as the Board of Directors shall designate, at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

      Section 3. Notice of Annual Meeting. Notice of the annual meeting shall be given by mailing, not more than sixty (60) days nor less than ten (10) days prior thereto, a written notice stating the time and place thereof, directed to each shareholder of record entitled to vote at the meeting at his, her or its address as the same appears upon the records of the Corporation.

      Section 4. List of Shareholders. Prior to each annual or special meeting of the shareholders, the officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the shareholders entitled to vote at said meeting, which shall be arranged in alphabetical order and include the address of and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who may be present.

      Section 5. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the

Corporation, as may be amended from time to time (the "Certificate of Incorporation"), may be called by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer or the President, and shall be called by the Chief Executive Officer, the President or the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

      Section 6. Notice of Special Meeting. Written or telegraphic notice of a special meeting of shareholders, stating the time, place and object thereof, shall be given to each shareholder entitled to vote thereat, not more than sixty
(60) nor less than ten (10) days before the date fixed for the meeting.

      Section 7. Business Transacted at a Special Meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

      Section 8. Quorum. Except as otherwise provided in the Certificate of Incorporation, a majority of the issued and outstanding shares of the Corporation's common stock, par value $.01 per share ("Common Stock"), present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders; provided, that when a specified matter is required to be voted on by a class or series of capital stock, voting as a separate class, the holders of a majority of the issued and outstanding shares of such class or series shall constitute a quorum for the transaction of business with respect to such matter.

      Section 9. Method of Voting. Each holder of Common Stock shall, at every meeting of the shareholders, be entitled to one vote for each share of Common Stock held by such shareholder.

      Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy shall be executed in writing by the shareholder or his, her or its agent, except that a proxy may be given by a shareholder or his, her or its agent by telegram or cable or its equivalent. No proxy shall be valid for more than 11 months, unless a longer time is expressly provided therein. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of a shareholder but such proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

      A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his, her or its place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.

      Section 10. Action by Shareholders Without a Meeting. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the New Jersey Business Corporation Act or the Certificate of Incorporation, the meeting and the vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, and in the case of any action to be taken pursuant to Chapter 10 of Title 14A of the Revised Statutes of the State of New Jersey, the Corporation provides to all other shareholders the advance notification required by Section 14A:5-6(2)(b) of the New Jersey Business Corporation Act.

      Subject to the provisions of Section 14A:5-6(2) of the New Jersey Business Corporation Act, whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the New Jersey Business Corporation Act or the Certificate of Incorporation, other than the election of directors, the meeting and vote of shareholders may be dispensed with and the action may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

      Section 11. Conduct at Meetings. At each meeting of shareholders, the Chairman of the Board of Directors, or in his or her absence any Vice Chairman of the Board, or in his or her absence the Chief Executive Officer of the Corporation, or in his or her absence the President of the Corporation, or in his or her absence any Vice President of the Corporation, or in his or her absence a chairman chosen by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote at the meeting, shall act as chairman. The Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, the chairman shall have the authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry at the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulations with respect to the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The chairman shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. The chairman may rule that a resolution, nomination or motion not be submitted to the shareholders for a vote unless seconded by a shareholder or a proxy for a shareholder. The chairman may require that any person who is neither a bona fide shareholder nor a proxy for a bona fide shareholder leave the meeting, and upon the refusal of a shareholder to comply with a procedural ruling of the chairman which the chairman deems necessary for the proper conduct of the meeting, may require that such shareholder leave the meeting. The chairman may, on his or her own motion, summarily adjourn any meeting for any period he or she deems necessary if he or she rules that orderly procedures cannot be maintained at the meeting. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

      Section 12. Procedure Necessary to Bring Business Before an Annual Meeting. To be properly brought before an annual meeting of shareholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred and twenty (120) days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that if the Corporation did not release a proxy statement in connection with the previous year's annual meeting, then the shareholder must give such notice not later than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

      Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12 of this Article II and any other applicable requirements; provided, however, that nothing in this Section 12 of this Article II shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

      The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12 of this Article II or any other applicable requirements, which determination shall be conclusive, and, as a result, any such business shall not be transacted.

                                   ARTICLE III

                                    DIRECTORS

      Section 1. Number and Election of Directors. The number of directors which shall constitute the whole Board shall be not less than three (3) nor more than fifteen (15) directors. The Board, upon adoption of these By-laws, as amended and restated as of ___________ ___, 2004, shall consist of twelve (12) directors, and thereafter the number of directors which shall constitute the whole Board may be increased or decreased by resolution of the Board of Directors, but shall in no case be less than three (3) directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 9 of this Article III, and each director elected shall hold office until his or her successor is elected and qualifies. Directors need not be shareholders.

      Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held on five (5) days written notice, at such time as shall be from time to time determined by the Board, or, if the Chief Executive Officer is also a member of the Board, the Chief Executive

Officer. Written notice for any such meeting shall state the place, date and hour of the meeting and shall be delivered either personally or by first class mail or overnight courier service.

      Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer or the President and shall be called by the Chief Executive Officer, the President or the Secretary at the request in writing of at least three (3) directors. Written notice of any special meeting shall state the place, date and hour of the meeting and shall be delivered, either personally or by first class mail or overnight courier service, to each director at least two (2) days prior to the date thereof.

      Section 4. Place of Meeting; Waiver of Notice. Meetings of the Board of Directors shall be held at such place as shall be designated in the notice of meeting if notice is required. Notice of any meeting, if required, need not be given to any director who signs a waiver of notice before or after the meeting. The attendance of any director at any meeting without the director protesting prior to the conclusion of such meeting the lack of notice thereof shall constitute a waiver of notice by such director.

      Section 5. Quorum. Except as otherwise provided in the Certificate of Incorporation, a majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

      Section 6. Manner of Acting. Except as otherwise provided in the Certificate of Incorporation or herein, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 7. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or by a committee thereof may be taken without a meeting if, prior to such action, all of the members of the Board or committee consent in writing to a resolution authorizing the action. Such written consents may be executed in counterparts, and shall be filed with the minutes of the Corporation.

      Section 8. Telephonic Attendance at Meeting. Any or all directors may participate in a meeting of the Board of Directors or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

      Section 9. Vacancies. If the office of any director becomes vacant for any reason, such vacancy shall be filled by a majority vote of the directors remaining in office.

      Section 10. Chairman and Vice Chairmen of the Board. A Chairman of the Board and one or more Vice Chairmen of the Board may be elected by the Board of Directors from among its members.

      Section 11. Compensation of Directors. The directors may be paid their expenses, if any, relating to their attendance at meetings of the Board of Directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at meetings of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      Section 12. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the Board, designate one or more committees of the Board of Directors, including an executive committee, each committee to consist of three (3) or more directors of the Corporation. The Board may designate one or more directors as alternative members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the enabling resolution and permitted under Section 14A:6-9 of the New Jersey Business Corporation Act, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report them to the Board of Directors when required.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. Officers. The Corporation's officers shall be a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer and Treasurer, a Secretary and, if desired, one or more Vice Presidents or such other officers or agents as the Board of Directors deems necessary or desirable. The officers shall be elected by the Board of Directors. One person may hold two
(2) or more offices, but the person serving as President may not serve simultaneously as Secretary.

      Section 2. Term; Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. The Board of Directors may remove any officer at any time by the affirmative vote of a majority of the directors at any meeting of the Board at which there is a quorum, without the necessity of specifying any cause therefor and without any prior notice of such action to the person removed.

      Section 3. Vacancies. Any vacancy in the Office of the Chief Executive Officer, the Office of the President or any other office shall be filled by the Board of Directors.

      Section 4. Chief Executive Officer. The Chief Executive Officer shall, in general, subject to the control of the Board of Directors, supervise and control all of the business and affairs of the Corporation. All other officers shall be subject to the authority and supervision of the Chief Executive Officer. The Chief Executive Officer may enter into and execute in the name of the Corporation contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors.

      Section 5. President. The President shall, subject to the control of the Board of Directors and the Chief Executive Officer, supervise and manage the day to day operations of the Corporation. With the exception of the Chief Executive Officer, all other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of president of a corporation.

      Section 6. Chief Operating Officer. The Chief Operating Officer shall perform such duties and possess such powers as shall be assigned him or her by the Board of Directors or the Chief Executive Officer.

      Section 7. Vice Presidents. The Board of Directors may appoint one or more Vice Presidents, each of whom shall perform such duties and possess such powers as shall be assigned him or her by the Board of Directors.

      Section 8. Chief Financial Officer, Treasurer and Assistant Treasurer. The Chief Financial Officer, who shall be the Treasurer, shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep or cause to be kept regular books of account for the Corporation and shall perform such other duties and possess such other powers as are incident to the office of treasurer or as shall be assigned to him or her by the Board of Directors. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer (Treasurer), perform the duties and exercise the powers of the Chief Financial Officer (Treasurer) set forth herein and as the Board of Directors from time to time may prescribe.

      Section 9. Secretary and Assistant Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in these By-laws or by statute, shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board of Directors, shall have charge of the corporate records and seal of the Corporation and shall keep a register of the post-office address of each shareholder which shall be furnished to the Secretary by such shareholder. The Secretary shall perform such other duties and possess such other powers as are incident to the office of the secretary or as are assigned by the Board of Directors. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary set forth herein and as the Board of Directors from time to time may prescribe.

      Section 10. Subordinate officers and Agents. The Board of Directors may elect or appoint such other officers and agents as the Board shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                                    ARTICLE V

                             EXECUTION OF DOCUMENTS

      Section 1. Commercial Paper and Contracts. All checks, notes, drafts and other commercial paper of the Corporation shall be signed by the Chief Executive Officer, the

President or the Chief Financial Officer (Treasurer) of the Corporation or by such other person or persons as the Board of Directors may from time to time designate.

      Section 2. Other Instruments. All contracts, deeds, mortgages and other instruments shall be executed by the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President or any such other person or persons as the Board of Directors may from time to time designate, and, if necessary, by the Secretary or any Assistant Secretary.

                                   ARTICLE VI

                                   FISCAL YEAR

      The fiscal year of the Corporation shall end on December 31st of each year.

                                   ARTICLE VII

                        CERTIFICATES REPRESENTING SHARES

      Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be executed by the Chief Executive Officer, the President or any Vice President and by the Secretary or the Treasurer, unless the Board of Directors shall direct otherwise.

                                  ARTICLE VIII

                                   RECORD DATE

      For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without any meeting or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or in order to make a determination of shareholders for any other purpose, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action or event to which it relates. When a determination of shareholders of record for a shareholders' meeting has been made as provided in this Article VIII, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                   ARTICLE IX

                                    DIVIDENDS

      To the extent permitted by applicable laws and regulations, the Board of Directors may from time to time declare, and the Corporation may pay, dividends or make other distributions on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Certificate of Incorporation and by statute.

                                    ARTICLE X

                                    AMENDMENT

      These By-laws may be altered, amended or repealed, or new by-laws may be adopted by the Board of Directors, at any regular meeting of the Board of Directors or of any special meeting of the Board of Directors. These By-laws, or any new By-laws adopted by the Board, may also be altered, amended, or repealed, or new by-laws may be adopted, by the holders of Common Stock, at any annual or special meeting if notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of such meeting.

                                   ARTICLE XI

                                 INDEMNIFICATION

      Section 1. The Corporation shall indemnify a corporate agent against his or her expenses and liabilities actually and reasonably incurred in connection with the defense of any proceeding involving the corporate agent by reason of his or her being or having been such a corporate agent, other than a proceeding by or in the right of the Corporation, if (a) such corporate agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in subparagraphs (a) and (b) herein.

      Section 2. The Corporation shall indemnify a corporate agent against his or her liabilities and expenses, actually or reasonably incurred by him or her in connection with the defense, in any proceeding, by or in the right of the Corporation to procure a judgment in its favor which involves the corporate agent by reason of his or her being or having been such corporate agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged liable to the Corporation unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses or liabilities as the New Jersey Superior Court or such other court shall deem proper.

      Section 3. The Corporation shall indemnify a corporate agent against expenses (including attorneys fees) to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in Sections 1 and 2 of this Article XI or in defense of any claim, issue or matter therein.

      Section 4. Any indemnification under Section 1 of this Article and, unless ordered by a court, under Section 2 of this Article XI, may be made by the Corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in Section 1 or 2 of this Article XI. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors by a majority vote of the disinterested directors so directs, by independent legal counsel in a written opinion, such counsel to be designated by the Board of Directors; or (c) by the shareholders.

      Section 5. Expenses incurred by a corporate agent in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding, as authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified as provided in this Article XI.

      Section 6. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article XI shall not exclude any other rights to which a corporate agent may be entitled under the Corporation's Certificate of Incorporation, a By-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the Corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the corporate agent of an improper personal benefit.

      Section 7. The Corporation shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this section. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

      Section 8. For purposes of this Article XI the following definitions, as well as all other definitions set forth in N.J.S.A. 14A:3-5 shall apply:

            (a) "corporate agent" shall mean any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent. Furthermore, any corporate agent also serving as a "fiduciary" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974" (ERISA) as amended from time to time, shall serve in such capacity as a corporate agent, if the Corporation shall have requested any such person to serve. Additionally, the Corporation shall be deemed to have requested such person to serve as a fiduciary of an employee benefit plan, only where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan.

            (b) "other enterprise" shall mean any domestic or foreign corporation other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise (including employee benefit plans governed by ERISA), whether or not for profit, served by a corporate agent.

                                  ARTICLE XII

                     LOANS TO AND GUARANTEES OF OBLIGATIONS
                      OF OFFICERS, DIRECTORS AND EMPLOYEES

      To the extent permitted by applicable federal and state laws and regulations, including corporate and securities laws and regulations, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist, any officer or other employee of the Corporation or of any subsidiary, even if said officer or other employee is also a director of the Corporation or of any subsidiary, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation; such loan, guarantee or assistance, if made to an officer or employee who is also a director, must be authorized by a majority of the directors then in office; any such loan, guarantee or other assistance may be made with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of this Corporation, and may be made upon such other terms and conditions as the Board may determine; and the proceeds of any such loan may be applied to the purchase of shares of the Corporation and any shares so purchased shall be deemed to be fully paid and non-assessable.

                                  ARTICLE XIII

                                      SEAL

      The Corporate Seal shall have inscribed thereon the following: "Central Jersey Bancorp, Incorporated 2000, New Jersey." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Amended and Restated as of ______________ __, 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.
         ------------------------------------------

      Section 14A:2-7 of the New Jersey Business Corporation Act permits a corporation organized under the laws of the State of New Jersey to limit in the corporation's certificate of incorporation the personal liability of the corporation's directors and officers to the corporation and its shareholders. Monmouth Community Bancorp (the "Registrant") has limited in its Certificate of Incorporation the personal liability of its directors and officers to the Registrant and its shareholders to the extent permitted by Section 14A:2-7 of the New Jersey Business Corporation Act. The Registrant's Certificate of Incorporation specifically provides that a director or officer of the Registrant shall have no personal liability to the Registrant or its shareholders for damages for a breach of fiduciary duty, provided that liability shall not be eliminated for breaches of the duty of loyalty to the Registrant and its shareholders, for acts or omissions not in good faith or which involve a knowing violation of law, or for any transactions from which the director or officer derived an improper personal benefit.

      See Article VI of the Registrant's Certificate of Incorporation, filed as
Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-87352), effective July 23, 2002, for a complete description of the limitation on the personal liability of the Registrant's directors and officers to the Registrant and its shareholders.

      Section 14A:3-5 of the New Jersey Business Corporation Act permits a corporation organized under the laws of the State of New Jersey to indemnify corporate agents, including directors and officers, against expenses and liabilities incurred in connection with proceedings brought against any such person in his or her capacity as an agent of the corporation. In order to be eligible for indemnification, the corporate agent must have acted in good faith and with the belief that his or her actions were consistent with the best interests of the corporation, and in the case of criminal proceedings, the agent must have acted without reason to believe that his or her actions were unlawful. Prior to any final determination against the corporate agent, the corporation may advance funds to pay for the agent's expenses, provided that the agent agrees to repay the funds if it is ultimately determined that the agent is not entitled to indemnification. The Registrant's By-laws expressly authorize us to provide this indemnification to our directors and officers.

      The Registrant's By-laws also permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the Registrant's request as a director, officer, employee or agent of another entity, against any liability asserted against or incurred by such person, in any such capacity or arising from his or her status as such, whether or not the Registrant would have the power to indemnify the person against such liability under the By-laws. In that connection, the Registrant maintains a liability insurance policy providing coverage for the directors and officers of the Registrant and Monmouth Community Bank in an amount up to an aggregate limit of $10,000,000 for any single occurrence.

See Article XI of the Registrant's By-laws, filed as Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-87352), effective July 23, 2002, for a complete description of the indemnification provided by the Registrant to its directors and officers.

Item 21. Exhibits and Financial Statement Schedules.
         -------------------------------------------

            (a)   Exhibit Index

Exhibit No.                     Description of Exhibit

2.1 Plan of Combination of all of the outstanding stock of Monmouth Community Bank by the Registrant, entered into as of March 16, 2000 by Monmouth Community Bank and the Registrant (Incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-87352), effective July 23, 2002). Agreement and Plan of Acquisition, dated as of June 30, 2004, by and between

2.2 the Registrant and Allaire Community Bank ("Allaire"): Upon the request of the Securities and Exchange Commission, the Registrant agrees to furnish a copy of Exhibit A - Voting Agreement of Allaire Stockholders and Voting Agreement of the Registrant's Shareholders; Exhibit B - Allaire Affiliate Agreement, Exhibit C - Opinion of Giordano, Halleran & Ciesla, P.C., as counsel to the Registrant, and Exhibit D - Opinion of Frieri Conroy & Lombardo, LLC, as counsel to Allaire, and the following Schedules: Schedule 1.10(a) - Composition of the Registrant's Board of Directors; Schedule 1.10(b) -
            Composition of Allaire and Monmouth Community Bank Boards of Directors; Schedule 1.10(c) - Executive Officers of the Registrant, Allaire and Monmouth Community Bank; Schedule 3.02(a) - Stock Options (Allaire); Schedule 3.02(b) - Subsidiaries (Allaire);
            Schedule  3.08 - Absence of Changes  or Events  (Allaire);  Schedule
            3.09 - Loan Portfolio (Allaire); Schedule 3.10 - Legal Proceedings (Allaire); Schedule 3.11 - Tax Information (Allaire); Schedule 3.12(a) - Employee Benefit Plans (Allaire); Schedule 3.12(b) - Defined Benefit Plans (Allaire); Schedule 3.12(h) - Payments or Obligations (Allaire); Schedule 3.12(m) - Grantor or "Rabbi" Trusts (Allaire); Schedule 3.12(n) - Retirement Benefits (Allaire);
            Schedule 3.13(c) - Buildings and Structures (Allaire); Schedule 3.14(a) - Real Estate (Allaire); Schedule 3.14(b) - Leases (Allaire); Schedule 3.16(a) - Material Contracts (Allaire); Schedule 3.16(c) - Certain Other Contracts (Allaire); Schedule 3.16(d) - Effect on Contracts and Consents (Allaire); Schedule 3.18 - Registration Obligations (Allaire); Schedule 3.20 - Insurance (Allaire); Schedule 3.21(b) - Benefit or Compensation Plans (Allaire); Schedule 3.21(d) - Labor Relations (Allaire); Schedule
            3.22 - Compliance with Applicable Laws (Allaire); Schedule 3.23 - Transactions with Management (Allaire); Schedule 3.25 - Deposits (Allaire); Schedule 4.02(a) - Stock Options (Registrant); Schedule 4.02(b) - Subsidiaries (Registrant); Schedule 4.08 - Absence of Changes or Events (Registrant); Schedule 4.09 - Loan Portfolio (Registrant); Schedule 4.10 - Legal Proceedings (Registrant);
            Schedule 4.11 - Tax  Information  (Registrant);

            Schedule 4.12(a) - Employee Benefit Plans (Registrant); Schedule 4.12(b) - Defined Benefit Plans (Registrant); Schedule 4.12(g) - Payments or Obligations (Registrant); Schedule 4.12(l) - Grantor or "Rabbi" Trusts (Registrant); Schedule 4.12(m) - Retirement Benefits (Registrant); Schedule 4.13(c) - Buildings and Structures; (Registrant) Schedule 4.14(a) and 4.14(b) - Real Estate and Leases (Registrant); Schedule 4.16(a) - Material Contracts (Registrant);
            Schedule  4.16(c) - Certain Other Contracts  (Registrant);  Schedule
            4.16(d) - Effect on Contracts  and Consents  (Registrant);  Schedule
            4.18 - Registration Obligations (Registrant); Schedule 4.20 - Insurance (Registrant); Schedule 4.21(b) - Benefit or Compensation Plans (Registrant); Schedule 4.21(d) - Labor Relations (Registrant);
            Schedule  4.22  -  Compliance  with  Applicable  Laws  (Registrant);
            Schedule 4.23 - Transactions with Management (Registrant);  Schedule
            4.25 - Deposits (Registrant); Schedule 6.18(a) - Notice of Deadlines (Allaire); and Schedule 6.18(b) - Notice of Deadlines (Registrant) (Incorporated by reference to Exhibit 2.2 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30,
            2004).

3.1 Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-87352), effective July 23, 2002).

3.2         By-laws of the Registrant  (Incorporated by reference to Exhibit 3.2
            to  the   Registrant's   Registration   Statement   on   Form   SB-2
            (Registration No. 333-87352), effective July 23, 2002).

3.3 Form of Amended and Restated Certificate of Incorporation of Central Jersey Bancorp (Incorporated by reference to Appendix F to this Registration Statement on Form S-4).

3.4 Form of Amended and Restated By-Laws of Central Jersey Bancorp (Incorporated by Reference to Appendix G to this Registration Statement on Form S-4).

4.1 Specimen certificate representing the Registrant's common stock, par value $0.01 per share (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-87352), effective July 23, 2002).


5.1 Opinion of Giordano Halleran & Ciesla, a Professional Corporation, including consent of such counsel, regarding the legality of the securities to be registered (Previously filed with this Registration Statement on Form S-4 on October 1, 2004).

8.1 Opinion of Giordano Halleran & Ciesla, a Professional Corporation, including consent of such counsel, regarding certain tax matters (Previously filed with this Registration Statement on Form S-4 on October 1, 2004).

10.1        Registrant's Stock Option Plan (Incorporated by reference to Exhibit
            10.1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-87352), effective July 23, 2002).

10.2 Lease Agreement between Monmouth Community Bank, as Tenant, and Anthony S. Amoscato and Geraldine R. Amoscato, as Landlord, dated December 22, 1998, for the premises located at 700 Allaire Road, Spring Lake Heights, New Jersey (Incorporated by reference to
            Exhibit 10.3 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-87352), effective July 23, 2002).

10.3 Lease between Monmouth Community Bank, as Tenant, and MCB Associates, L.L.C., as Landlord, dated April 1, 1999, for the premises located at 6 West End Court, Long Branch, New Jersey, as amended by Addenda dated November 1, 1999, February 1, 2000, April 1, 2000, and July 15, 2000 (Incorporated by reference to Exhibit
            10.4 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-87352), effective July 23, 2002).

10.4 Shopping Center Lease, Net Building and Land Lease, between Monmouth Community Bank, as Tenant, and Neptune Realty Associates, as Landlord, dated September 29, 2000, for the premises located at the Neptune City Shopping Center, Neptune City, New Jersey (Incorporated by reference to Amendment No. 1 to Exhibit 10.5 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-87352), effective July 23, 2002).

10.5 Lease Agreement (Business and Commercial) between Monmouth Community Bank, as Tenant, and Frank Santangelo, as Landlord, dated June 22, 2001, for the premises located at 700 Branch Avenue, Little Silver, New Jersey (Incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-87352), effective July 23, 2002).

10.6 Services Agreement between Monmouth Community Bank and Bisys, Inc., dated April 27, 1998, with Additional Services Agreements and Addenda (Incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-87352), effective July 23, 2002).

10.7 QuestPoint Check Services Agreement between Monmouth Community Bank and QuestPoint Check Services, L.P., dated as of August 1, 1998 (Incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-87352), effective July 23, 2002).

10.8 Lease Agreement between Monmouth Community Bank, as Tenant, and The Ocean Grove Camp Meeting Association of United Methodist Church, as Landlord, dated July 1, 2002, for the premises located at 61 Main Avenue, Ocean Grove, New Jersey (Incorporated by reference to
            Exhibit 10.9 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002).

10.9 Net Lease between Monmouth Community Bank, as Tenant, and Medical Realty, Inc., as Landlord, dated June 15, 2002, for the premises located at 3636 Highway 33, Neptune, New Jersey (Incorporated by reference to Exhibit 10.10 to the Registrant's Form 10-KSB for the year ended December 31, 2002).

10.10 Indenture between the Registrant and Wilmington Trust Company, dated March 25, 2004 (Incorporated by reference to Exhibit 10.10 to the Registrant's Form 10-KSB for the year ended December 31, 2003).

10.11 Amended and Restated Declaration of Trust of MCBK Capital Trust I, dated March 25, 2004 (Incorporated by reference to Exhibit 10.11 to the Registrant's Form 10-KSB for the year ended December 31, 2003).

10.12 Guarantee Agreement by the Registrant and Wilmington Trust Company, dated March 25, 2004 (Incorporated by reference to Exhibit 10.12 to the Registrant's Form 10-KSB for the year ended December 31, 2003).


10.13 Ground Lease, dated March 1, 2004, between J.J.U.D. Inc., as Lessor, and Monmouth Community Bank, as Lessee, for the premises located at Ursula Plaza, 444 Ocean Avenue North, Long Branch, New Jersey (Previously filed with this Registration Statement on Form S-4 on October 1, 2004).

21.1        Subsidiaries   of  the  Registrant   (Previously   filed  with  this
            Registration Statement on Form S-4 on October 1, 2004).


23.1 Consent of Giordano Halleran & Ciesla, a Professional Corporation (included in Exhibit 5.1).

23.2 Consent of Giordano Halleran & Ciesla, a Professional Corporation, regarding certain tax matters (included in Exhibit 8.1).

23.3 Consent of KPMG LLP, as to the Registrant's consolidated financial statements for the years ended December 31, 2003 and 2002.

23.4        Consent  of  KPMG  LLP,  as  to  Allaire's   consolidated  financial
            statements for the years ended December 31, 2003, 2002 and 2001.

23.5        Consent of Sandler O'Neill & Partners, L.P. as to Registrant.

23.6        Consent of Janney Montgomery Scott, LLC as to Allaire.

24.1 Powers of Attorney of officers and directors of the Registrant (included in the signature page to this Registration Statement on Form S-4 as filed on October 1, 2004).

99.1 Voting Agreement of Allaire Stockholders, dated June 30, 2004 (Previously filed with this Registration Statement on Form S-4 on October 1, 2004).

99.2 Voting Agreement of the Registrant's Shareholders, dated June 30, 2004 (Previously filed with this Registration Statement on Form S-4 on October 1, 2004).

99.3 Form of Allaire Affiliate Agreement (Previously filed with this Registration Statement on Form S-4 on October 1, 2004).

99.4 Consent of George S. Callas to be named as a director (Previously filed with this Registration Statement on Form S-4 on October 1,
            2004).

99.5 Consent of Carl F. Chirico to be named as a director (Previously filed with this Registration Statement on Form S-4 on October 1,
            2004).

99.6 Consent of Robert S. Vuono to be named as a director (Previously filed with this Registration Statement on Form S-4 on October 1,
            2004).

99.7 Consent of Paul A. Larson, Jr. to be named as a director (Previously filed with this Registration Statement on Form S-4 on October 1,
            2004).

99.8 Consent of William H. Jewett to be named as a director (Previously filed with this Registration Statement on Form S-4 on October 1,
            2004).

99.9 Consent of M. Claire French to be named as a director (Previously filed with this Registration Statement on Form S-4 on October 1,
            2004).


99.10       Form of Proxy to be used by Registrant.

99.11       Form of Proxy to be used by Allaire.

(b)   Financial Statement Schedules

      Not applicable.

Item 22. Undertakings.

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the amount of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, if, in the aggregate, the changes in amount and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (b)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Branch, the State of New Jersey, on November 3, 2004.


                                        MONMOUTH COMMUNITY BANCORP


                                    By: /s/ James S. Vaccaro
                                        ----------------------------------------
                                  Name: James S. Vaccaro
                                 Title: Chairman and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

           Signatures                                Title                           Date
           ----------                                -----                           ----

      /s/ James S. Vaccaro               Chairman of the Board of              November 3, 2004
---------------------------------        Directors and Chief Executive
        James S. Vaccaro                 Officer (Principal Executive
                                         Officer)


    /s/ Anthony Giordano, III            Executive Vice President, Chief       November 3, 2004
---------------------------------        Financial Officer, Treasurer and
      Anthony Giordano, III              Secretary (Principal Financial
                                         and Accounting Officer)


                *                        President and Director                November 3, 2004
---------------------------------
       Richard O. Lindsey


                *                                 Director                     November 3, 2004
---------------------------------
       John A. Brockriede


                *                                 Director                     November 3, 2004
---------------------------------
         James G. Aaron

           Signatures                                Title                           Date
           ----------                                -----                           ----

                *                                 Director                     November 3, 2004
---------------------------------
         Mark R. Aikins


                *                                 Director                     November 3, 2004
---------------------------------
      Nicholas A. Alexander


                *                                 Director                     November 3, 2004
---------------------------------
         John F. McCann


                *                                 Director                     November 3, 2004
---------------------------------
      Harold M. Miller, Jr.


                *                                 Director                     November 3, 2004
---------------------------------
         Carmen M. Penta


                *                                 Director                     November 3, 2004
---------------------------------
          Mark G. Solow


* By:    /s/ James S. Vaccaro
       --------------------------
       James S. Vaccaro
       As Attorney-in-Fact